As filed with the U.S. Securities and Exchange Commission on November 7, 2023

Registration No. 333-[•]

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WF International Limited

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	1711	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification number)

No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road

Chengdu, Sichuan, China, 610041

Tel: +86 (28) 86210882

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications

sent to agent for service, should be sent to:

Richard I. Anslow, Esq. Wei Wang, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas, 11th Floor New York, NY 10105 Tel: (212) 370-1300	Ralph V. De Martino, Esq. Cavas Pavri, Esq. Arentfox Schiff LLP 1717 K Street, N.W. Washington, DC 20006 Tel: (202) 724-6848

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED NOVEMBER 7, 2023

1,600,000 Ordinary Shares

WF International Limited

This is the initial public offering of ordinary shares of WF International Limited, a Cayman Islands holding company with substantially all of its operations in China. Throughout this prospectus, unless the context indicates otherwise, references to “WF” refer to WF International Limited, our holding company and references to “we,” the “Company” or “our company” are to WF and its consolidated subsidiaries.

We are offering 1,600,000 ordinary shares, par value $0.000001 per share. We expect the initial public offering price of the shares to be in the range of $4.00 to $4.75 per share. Prior to this offering, there has been no public market for our ordinary shares. We have applied to have our ordinary shares listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “WXM.” We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq; however, we will not complete this offering unless we are so listed.

Upon completion of this offering, we will be a “controlled company” as defined under the Nasdaq Listing Rules, because our director and Chief Executive Officer, Ms. Ke Chen, beneficially owns an aggregate of 70% of our issued and outstanding ordinary shares, and will beneficially own approximately 54% of the issued and outstanding ordinary shares immediately after the consummation of this offering, assuming the underwriters do not exercise their over-allotment option. For as long as we remain a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from certain Nasdaq corporate governance requirements. For more information, including a more detailed description of risks related to being a “controlled company,” see “Prospectus Summary — Implications of Being a Controlled Company” and “Risk Factors—Risks Related to Our Business and Industry — We will be a ‘controlled company’ as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the ‘controlled company’ exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.”

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Foreign Private Issuer.”

Investing in our ordinary shares involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Our ordinary shares offered in this prospectus are shares of our Cayman Islands holding company, which has no material operations of its own and conducts substantially all of its operations through our operating entities established in the People’s Republic of China ( “China” or the “PRC”). For a description of our corporate structure, see “Corporate Structure” beginning on page 61.

In addition, as we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the PRC government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our ordinary shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, some of which were published with very short advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus  ,  we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Measures”), effective on March 31, 2023, which requires the filing of the overseas offering and listing plan by PRC domestic companies with the CSRC under certain conditions, and the filing with the CSRC by their underwriters associated with such companies’ overseas securities offering and listing. In the opinion of our PRC counsel, Yuan Tai Law Offices, we are subject to the filing requirements of the Trial Measures in connection with this offering. As of the date of this prospectus, we have submitted a filing with the CSRC in connection with this offering but have not completed the filing procedure with the CSRC. We cannot assure you that we will be able to complete our filing procedure with the CSRC on a timely basis, or at all. In addition, there is no assurance that the PRC government will not take additional actions or promulgate new laws, regulations or implement new rules in the future that that require our company, or any of our subsidiaries obtain regulatory approval from Chinese authorities before listing in the U.S. or conduct any future offerings. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to list on a U.S. exchange, offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. See “Risk Factors” beginning on page 18 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our ordinary shares.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list did not include our auditor, ZH CPA, LLC, which is headquartered in Denver, Colorado and can be inspected by the PCAOB. On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. If, however, the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong, it may create uncertainties about the ability of our current auditor to fully cooperate with the PCAOB’s request for audit workpapers. Such lack of inspection could cause trading in our securities to be prohibited under the Holding Foreign Companies Accountable Act (the “HFCA Act”) and ultimately result in a determination by a securities exchange to delist our securities. Such a prohibition would substantially impair your ability to sell or purchase our securities when you wish to do so, and the risk and uncertainty associated with delisting would cause our securities to significantly decline in value or become worthless. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. In the event PCAOB later determines that it is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Doing Business in China — Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022, amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three” on page 33.

Our officers and directors will have significant influence over the Company following the completion of this offering due to their significant shareholding in the Company, in particular Ms. Ke Chen, our director and Chief Executive Officer, who currently beneficially owns an aggregate of 70% of our outstanding ordinary shares and is expected to own approximately 54% of our outstanding ordinary shares upon the completion of this offering, assuming the underwriters do not exercise their over-allotment option. For more information regarding Ms. Chen’s beneficial ownership, see “Principal Shareholders” on page 9 and “Risk Factors — Risks Related to Offering and Ownership of Ordinary Shares — Our director and Chief Executive Officer has substantial influence over our company. Her interests may not be aligned with the interests of our other shareholders, and she could prevent or cause a change of control or other transactions” on page 49.

As a holding company, WF relies on dividends and other distributions on equity paid by our PRC subsidiaries for its cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict its ability to pay dividends to WF. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be.

As of the date of this prospectus, there were no cash flows between our Cayman Islands holding company and our subsidiaries. Based on the advice of our counsel as to Cayman Islands law, Maples and Calder (Hong Kong) LLP, there are no limitations imposed by Cayman Islands law on WF’s ability to transfer cash or pay dividend or other distributions in cash to its shareholders, other than as set out under the section titled “Dividend Policy”. Among WF and its subsidiaries, cash can be transferred from WF and its subsidiary, Shan You International Group Limited, as needed in the form of capital contributions or shareholder loans, as the case may be, to our PRC subsidiaries as we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval/filing requirements in China. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Yuan Tai Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations for ordinary production and business purposes. We have not been notified of any restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries within the PRC. We believe, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. As of the date of this prospectus, no transfers, dividends or other distributions have been made from our subsidiaries to our Cayman Islands holding company or the investors out of the PRC, including U.S. investors, and no transfers, loans, or capital contributions have been made from our Cayman Islands holding company to any of our subsidiaries or the investors out of the PRC, including the U.S. investors. In addition, our primary operating subsidiary, Chengdu Shanyou HVAC Engineering Co., Ltd. (“Shanyou HVAC”), has maintained cash flow management policies which dictate the purpose, amount and procedure of cash transfers. Each transfer of cash into or from Shanyou HVAC is subject to internal approvals from at least two manager-level personnel including submitting supporting documentation (such as payment receipts or invoices), reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles for payment approval, payment execution, record keeping, and auditing are segregated to minimize risk. See “Prospectus Summary— Dividends and Other Distributions.”

	Per Share	Total
Public offering price	$4.375	$7,000,000
Underwriting fee and commissions(1)(2)	$0.306	$490,000
Proceeds to us, before expenses	$4.069	$6,510,000

(1)	Represents underwriting discount and commissions equal to 7.0% per share (or $0.306 per share).

(2)	Does not include a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering, payable to the underwriters, or the reimbursement of certain expenses of the underwriters. In addition, we have agreed to issue upon the closing of this offering, compensation warrants to The Benchmark Company, LLC and Axiom Capital Management, Inc., as representatives of the underwriters, exercisable for a period of five years from the commencement date of sales in this offering entitling the representatives to purchase up to 5% of the number of shares sold in this offering at a per share exercise price equal to 100% of the public offering price. The registration statement of which this prospectus is a part also covers such warrants and the shares issuable upon the exercise thereof. For a description of the other terms of compensation to be received by the underwriters, see “Underwriting.”

We have granted a 30-day option to the representatives of the underwriters to purchase up to an additional 240,000 ordinary shares, solely to cover over-allotments, if any.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the ordinary shares to purchasers against payment therefor on [●], 2023.

THE BENCHMARK COMPANY LLC AXIOM CAPITAL MANAGEMENT, INC.

Joint Book-Running Managers

The date of this prospectus is [●], 2023.

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

For investors outside of the United States of America (the “United States” or the “U.S.”): Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our ordinary shares and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

Unless otherwise indicated, in this prospectus, the following terms shall have the meaning set out below:

“Cayman”	The Cayman Islands
“China” or “PRC”	The People’s Republic of China. The term has a correlative meaning. When used in the case of laws, regulations and rules, “China” or the “PRC” refers to only such laws, regulations and rules of mainland China. When used in the case of government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of “China”, “PRC”, or “Chinese”, it refers to only such government, governmental authorities, regulatory agencies, courts, jurisdictions, tax, entities, enterprises, individuals and residents of mainland China.
“Code”	The United States Internal Revenue Code of 1986, as amended
“Exchange Act”	The Securities Exchange Act of 1934, as amended
“Nasdaq”	Nasdaq Stock Market LLC
“ordinary shares”	Our ordinary shares, par value $0.000001 per share
“PCAOB”	The Public Company Accounting Oversight Board
“RMB” or “Renminbi”	Legal currency of China
“PFIC”	A passive foreign investment company
“SEC”	The United States Securities and Exchange Commission
“Securities Act”	The Securities Act of 1933, as amended
“Shanyou HK”	Shan You International Group Limited, a limited company organized under the laws of Hong Kong and a wholly owned subsidiary of WF.
“Shanyou HVAC”	Chengdu Shanyou HVAC Engineering Co., Ltd., a PRC limited liability company and wholly owned subsidiary of Sichuan Shanyou.
“Sichuan Shanyou” or “WFOE”	Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd, a limited liability company organized under the laws of China, which is wholly owned by Shanyou HK
“US$,” “U.S. dollars,” “$,” and “dollars”	Legal currency of the United States
“WF”	WF International Limited, a Cayman Islands holding company

Our reporting currency is the US$. The functional currency of our entities formed in China is the RMB. The functional currency of our entity incorporated in Hong Kong is the Hong Kong Dollar (“HKD”). This registration statement contains conversion of certain RMB amounts into U.S. dollar amounts at specified rates solely for the convenience of the reader. The conversion of RMB into U.S. dollars in this prospectus is based on the exchange rate set forth in the H.10 statistical release of the Board of Governors of the Federal Reserve System. Unless otherwise noted, with respect to amounts not recorded in our consolidated financial statements included elsewhere in this prospectus, all translations from RMB to U.S. dollars and from U.S. dollars to RMB in this prospectus are made at the rate RMB6.8676 to US$1.00. We make no representation that any RMB or U.S. dollar amounts could have been, or could be, converted into U.S. dollars or RMB, as the case may be, at any particular rate, or at all. The PRC government imposes control over its foreign currency reserves in part through direct regulation of the conversion of RMB into foreign exchange.

Numerical figures included in this registration statement may be subject to rounding adjustments. Accordingly, numerical figures shown as totals in various tables may not be arithmetic aggregations of the figures that precede them.

For the sake of clarity, this prospectus follows the English naming convention of first name followed by last name, regardless of whether an individual’s name is Chinese or English. For example, the name of our Chairwoman will be presented as “Ni Jiang”, even though, in Chinese, Ms. Jiang’s name is presented as “Jiang Ni.”

1

Our fiscal year end is September 30. References to a particular “fiscal year” are to our fiscal year ended September 30 of that calendar year. Our audited consolidated financial statements have been prepared in accordance with the generally accepted accounting principles in the United States (the “U.S. GAAP”). In November 2023, each of our issued and unissued ordinary shares of par value $0.0001 was subdivided into 100 ordinary shares of par value $0.000001 each (the “Share Subdivision”), such that immediately following the Share Subdivision, our authorized share capital became $50,000 divided into 50,000,000,000 ordinary shares of par value $0.000001 each, and we had an aggregate of 10,000,000 ordinary shares with a par value of $0.000001 issued and outstanding. Upon completion of the Share Subdivision, 1,000,000,000 authorized but unissued ordinary shares with a par value of $0.000001 each were re-designated and re-classified as 1,000,000,000 preference shares with a par value of $0.000001 each (the "Re-designation"), such that immediately following the Re-designation, the authorized share capital of the Company became $50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each. Following the Subdivision and Re-designation, the shareholders surrendered a total of 4,500,000 ordinary shares for no consideration (the “Surrender”), with the shareholding ratio among the shareholders remaining unchanged. After the Surrender, and as of the date of this prospectus, we have an aggregate of 5,500,000 ordinary shares with a par value of $0.000001 each issued and outstanding. Unless otherwise provided in this prospectus, all share and per share numbers relating to our ordinary shares prior to the effectiveness of the Share Subdivision and the Surrender have been adjusted to give effect to the Share Subdivision and the Surrender.

Except where indicated or where the context otherwise requires, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

We obtained the industry, market and competitive position data in this prospectus from our own internal estimates, surveys, and research as well as from publicly available information, industry and general publications and research, surveys and studies conducted by third parties. Industry publications, research, surveys, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus, and to risks due to a variety of factors, including those described under “Risk Factors”. These and other factors could cause results to differ materially from those expressed in these forecasts and other forward-looking information.

We have proprietary rights to trademarks used in this prospectus that are important to our business, many of which are registered under applicable intellectual property laws. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus are without the ®, ™ and other similar symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

This prospectus may contain trademarks, service marks and trade names of others. All trademarks, service marks and trade names appearing in this prospectus are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trademarks, service marks or trade names to imply a relationship with, or endorsement or sponsorship of us by, any other person.

2

PROSPECTUS SUMMARY

Investors are cautioned that you are purchasing ordinary shares of our Cayman Islands holding company in this offering instead of purchasing equity interests of our subsidiaries that have business operations in China. This corporate structure involves unique risks.

This summary highlights certain information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before buying shares in this offering. You should read the entire prospectus carefully, including our financial statements and related notes and the risks described under “Risk Factors.” This summary contains forward-looking statements that involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements. See “Cautionary Note Regarding Forward-Looking Statements.”

Overview

WF is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, WF conducts substantially all of its operations through our PRC subsidiaries, primarily Shanyou HVAC, which started its business in Chengdu, China in 2009.

We are principally engaged in the provision of supply, installation, fitting-out and/or maintenance services for HVAC systems and floor heating systems. We have provided the supply, installation and fitting-out services for HVAC systems for large-scaled commercial projects, such as the International Finance Square HVAC projects across China, Chengdu Vanke Charm City, Chengdu Raffles Plaza, Chengdu Yinshi Plaza, Chengdu Metro No. Ten Line, and Panzhihua Jinhai Hotel. We currently focus on serving commercial real estate development clients that offer high-end fully furnished homes.

Since 2017, we have diversified our range of services or products to encompass heating and water purification solutions. Our offerings now include sales, installation, fitting-out, and/or maintenance services of HVAC systems, floor heating systems and water purification systems in the high-end fully furnished residential projects.

Our current primary focus is on collaborating with property development companies that offer high-end fully furnished homes. We provide these clients with comprehensive electromechanical solutions for HVAC systems and floor heating systems. This approach has positioned us as an integrated supplier of both electromechanical products and installation services.

We are driven by an experienced management team. Led by our CEO, Ke Chen, our business operation has formed a strong customer base in Chengdu and has expanded to neighboring cities including Meishan City and Mianyang City in Sichuan province, China. With the expansion of our customer base, the demand for our services has grown in recent years. We generate revenues primarily through contracting services consisting of sales of products and provision of services. During the fiscal years ended September 30, 2022 and 2021, our revenues were approximately $11.3 million and $15.3 million, respectively. We generated net loss of approximately $4,000 for the fiscal year ended September 30, 2022 and net income of approximately $0.3 million for the fiscal year ended September 30, 2021, respectively. During the six months ended March 31, 2023 and 2022, our revenues were approximately $7.5 million and $4.8 million, respectively. We generated net income of approximately $0.8 million for the six months ended March 31, 2023 and net loss of approximately $0.2 million for the six months ended March 31, 2022.

3

Our Revenue Model

We derive our income from three main sources: construction projects (including equipment sales and installation services), sale of products, and installation, maintenance and repair services. Our primary products for sale are central air conditioners to commercial clients.

Our Strengths

We believe that the following strengths contribute to our growth and differentiate us from our competitors:

●	Long-standing relationships with major customers;

●	Stable relationships with our key suppliers and subcontractors;

●	Competitive advantages brought by well-known brands;

●	Premium works and services, and safety and environmental assurance; and

●	Experienced management team.

Our Strategies

We intend to grow our business using the following key strategies:

●	Acquiring reputable brands’ distributor qualifications through the acquisition of companies which possess such qualifications;

●	Establishing comprehensive sales channels and expanding into the retail market;

●	Expanding our product and service offerings through a multi-channel approach;

●	Investing in technologies to improve service quality, enhance customer experience and boost operational efficiency; and

●	Attracting, developing, and retaining top talent to support our growth.

Our Corporate History and Structure

WF is a Cayman Islands holding company incorporated on March 2, 2023. Structured as a holding company with no material operations, WF conducts substantially all of its operations in China through its PRC subsidiary, Shanyou HVAC.

We started our business in the HVAC industry in June 2009 through Shanyou HVAC. With the growth of our business and in order to facilitate international capital investment in us, we started a reorganization as described below involving new offshore and onshore entities in January 2023 and completed it in May 2023.

 On March 22, 2023, Shanyou HK was incorporated as a Hong Kong limited company and a wholly-owned subsidiary of WF. Shanyou HK is a holding company with no business operations. On April 28, 2023, Sichuan Shanyou was incorporated as a limited liability company under the laws of China and a wholly foreign-owned subsidiary of Shanyou HK. Sichuan Shanyou is also a holding company with no business operations.

In May, Sichuan Shanyou acquired the 100% equity interest of Shanyou HVAC from the two shareholders of Shanyou HVAC, Ke Chen and Jinshan Yao.

The diagram below shows our corporate structure as of the date of this prospectus:

4

For more details regarding our history, subsidiaries and corporate structure, see “Corporate History and Structure” on page 61.

Dividends and Other Distributions

WF is a holding company with no material operations of its own and does not generate any revenue. We currently conduct substantially all of our operations through Shanyou HVAC. We are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. See “Risk Factors—Risks Related to Doing Business in China— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 29. Under our current corporate structure, we rely on dividend payments from our PRC subsidiaries to fund any cash and financing requirements we may have, including the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. Our subsidiaries in the PRC generate and retain cash generated from operating activities and re-invest it in our business. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, there were no cash flows between our Cayman Islands holding company and our subsidiaries, or among our PRC subsidiaries.

5

The transfer of funds among PRC companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Second Revision, the “Provisions on Private Lending Cases”), which was implemented on January 1, 2021 in China to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations. As advised by our PRC counsel, Yuan Tai Law Offices, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations for ordinary production and business purposes. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between PRC subsidiaries within PRC. See “Regulation – Regulations Relating to Private Lending.”

Based on the advice of our counsel as to Cayman Islands law, Maples and Calder (Hong Kong) LLP, there are no limitations imposed by Cayman Islands law on WF’s ability to transfer cash or pay dividend or other distributions in cash to its shareholders, other than as set out under the section titled “Dividend Policy”. Among WF and its subsidiaries, cash can be transferred from WF and Shan You International Group Limited as needed in the form of capital contributions or shareholder loans, as the case may be, to the PRC subsidiaries as we are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval requirements in China. We believe, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Any gain realized on the transfer of ordinary shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. See also “Risk Factors – Risks Related to Doing Business in China - Dividends payable to our foreign investors and gains on the sale of our ordinary shares by our foreign investors may be subject to PRC tax” on page 31. Further, to the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies” on page 24. As of the date of this prospectus, no transfers, dividends or other distributions have been made from our subsidiaries to our Cayman Islands holding company or the investors out of the PRC, including U.S. investors, and no transfers, loans, or capital contributions have been made from our Cayman Islands holding company to any of our subsidiaries or the investors out of the PRC, including the U.S. investors.

6

However, there are limitations on our ability to transfer cash between us and our U.S. investors. Dividend distribution to our foreign investors must be reviewed by a bank designated by the State Administration of Foreign Exchange of China (the “SAFE”) that processes outward remittance of profits. The review will include reasonable examination of transaction documents. Upon review and approval by the designated bank, our WFOE in China may remit dividends to Shanyou HK, unless the PRC government temporarily introduces relevant policies that prevent WFOE from remitting dividends to Shanyou HK in a timely manner. Notwithstanding the foregoing, we intend to retain all of our available funds and any future earnings after this offering and cash proceeds from overseas financing activities, including this offering, to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. As of the date of this prospectus, no transfers, dividends or other distributions have been made between our PRC subsidiaries. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us based on current statutory limits to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be.

Our subsidiary, Shanyou HVAC, has maintained cash flow management policies. Each transfer of cash within our subsidiary, Shanyou HVAC, is subject to internal approvals from at least two manager-level personnel, including submitting supporting documentation (such as payment receipts or invoices), reviewing the documentation, and executing the payment. A single employee is not allowed to complete each and every stage of a cash transfer, but rather only specific parts of the whole procedure. Only the finance department is authorized to make cash transfers. Within the finance department, the roles for payment approval, payment execution, record keeping, and auditing are segregated to minimize risk.

Our PRC subsidiaries are permitted to pay dividends only out of their retained earnings. However, each of our PRC subsidiaries is required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. This portion of our PRC subsidiaries’ respective net assets are prohibited from being distributed to their shareholders as dividends. See “Regulation - Regulations on Dividend Distributions”. However, none of our subsidiaries has made any dividends or other distributions to our holding company or any U.S. investors as of the date of this prospectus. See also “Risk Factors – Risks Related to Doing Business in China - We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities” on page 30.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of mainland China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of mainland China, and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations. See “Risk Factors – Risks Related to Doing Business in China - Restrictions on currency exchange may limit our ability to utilize our revenues effectively” on page 32.

Summary of Risks Affecting Our Company

Our business is subject to multiple risks and uncertainties, as more fully described in “Risk Factors” and elsewhere in this prospectus. We urge you to read “Risk Factors” and this prospectus in full. Our principal risks may be summarized as follows:

7

Risks Related to Doing Business in China

We are subject to risks and uncertainties relating to doing business in China in general, including, but are not limited to, the following:

●	The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless. See “Risk Factors — Risks Related to Doing Business in China — The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless.” beginning on page 18;

●	Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Related to Doing Business in China — Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.” beginning on page 19;

●	There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations. See “Risk Factors — Risks Related to Doing Business in China — There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.” beginning on page 20;

●	The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless.” beginning on page 22;

●	The rules and regulations in China can change quickly with very short advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us. See “Risk Factors — The rules and regulations in China can change quickly with very short advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.” beginning on page 22;

8

●	To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies. See “Risk Factors — Risks Related to Doing Business in China — To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.” beginning on page 24;

●	You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws. See “Risk Factors — Risks Related to Doing Business in China — You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.” beginning on page 25;

●	Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our ordinary shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China. See “Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our ordinary shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.” beginning on page 25;

●	PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” beginning on page 29;

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities. See “Risk Factors — Risks Related to Doing Business in China — We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.” beginning on page 30; and

●	Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act which was enacted on December 29, 2022 amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. See “Risk Factors — Risks Related to Doing Business in China — Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act which was enacted on December 29, 2022 amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.” beginning on page 33.

9

Risks Related to Our Business and Industry

Risks and uncertainties related to our business and industry include, but are not limited to, the following:

●	Failure to secure tender contracts could materially adversely affect our operations and financial results. See “Risk Factors — Risks Related to Our Business and Industry — Our business relies on successful tenders and any failure of ours to secure tender contracts could materially adversely affect our operations and financial results.” beginning on page 35;

●	Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability. See “Risk Factors — Risks Related to Our Business and Industry —Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability.” beginning on page 35;

●	Our revenue and profit margin are subject to fluctuations driven by various factors and our past revenue and profit margin may not be indicative of our future financial performance. See “Risk Factors — Risks Related to Our Business and Industry —Our revenue and profit margin are subject to fluctuations driven by various factors, including but not limited to, variation orders, and our past revenue and profit margin may not be indicative of our future financial performance.” beginning on page 38;

●	Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could affect our financial performance and condition. See “Risk Factors — Risks Related to Our Business and Industry — Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could severely adversely restrict their ability to complete existing projects, expand their business, or meet their payment obligations to us, thereby could affect our financial performance and condition.” beginning on page 36;

●	We may not be able to receive the full amount due from customers for our work. See “Risk Factors — Risks Related to Our Business and Industry —We may not be able to receive the full amount due from customers for our work. If the warranty deposit is not paid to us in full as a result of disputes over our work done, our liquidity position may be adversely affected.” beginning on page 39; and

●	Over reliance on our major suppliers and subcontractors may adversely affect our business operation in the event of supply chain disruptions. See “Risk Factors — Risks Related to Our Business and Industry —Over reliance on our major suppliers and subcontractors may adversely affect our business operation in the event of supply chain disruptions.” beginning on page 39.

●	Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability. See “Risk Factors — Risks Related to Our Business and Industry —Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability.” beginning on page 40.

●	We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares. See “Risk Factors — Risks Related to Our Business and Industry —We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares.” beginning on page 43.

10

Risks Related to this Offering and Ownership of our Ordinary Shares

In addition to the risks and uncertainties described above, we are subject to risks relating to ordinary shares and this offering, including, but not limited to, the following:

●	An active trading market for our ordinary shares or our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly. See “Risk Factors — Risks Related to this Offering and Ownership of our Ordinary Shares — An active trading market for our ordinary shares or our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly” beginning on page 45;

●	Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities. See “Risk Factors — Risks Related to this Offering and Ownership of our Ordinary Shares — Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities” beginning on page 45;

●	The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors. See “Risk Factors — Risks Related to this Offering and Ownership of our Ordinary Shares — The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors” beginning on page 46;

●	Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our ordinary shares. See “Risk Factors — Risks Related to this Offering and Ownership of Ordinary Shares — Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our ordinary shares” beginning on page 47; and

●	Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution. See “Risk Factors — Risks Related to this Offering and Ownership of our Ordinary Shares — Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution” beginning on page 48.

Recent Regulatory Developments in China

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China, some of which were published with very short advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement.

Among other things, the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”) and the Anti-Monopoly Law of the People’s Republic of China promulgated by the SCNPC which was recently amended on June 24, 2022 and came into effect on August 1, 2022 (“Anti-Monopoly Law”), established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Such regulation requires, among other things, that the Ministry of Commerce of the People’s Republic of China (the “MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor acquires control of a PRC domestic enterprise or a foreign company with substantial PRC operations, if certain thresholds under the Provisions of the State Council on the Standard for Declaration of Concentration of Business Operators, issued by the State Council in 2008 and last amended in 2018, are triggered. Moreover, the Anti-Monopoly Law requires that transactions which involve the national security, the examination on the national security shall also be conducted according to the relevant provisions of the Measures for the Safety Examination of Foreign Investment. In addition, the PRC Measures for the Security Review of Foreign Investment which became effective in January 2021 require acquisitions by foreign investors of PRC companies engaged in military-related or certain other industries that are crucial to national security be subject to security review before consummation of any such acquisition.

11

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued yet and the interpretation of these opinions remains unclear at this stage. See “Risk Factors – Risks Related to Doing Business in China –Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our ordinary shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China” on page 25.

In addition, on July 10, 2021, the Cyberspace Administration of China (the “CAC”) issued the Measures for Cybersecurity Review (Revision Draft for Comments) for public comments, which propose to authorize the relevant government authorities to conduct cybersecurity review on a range of activities that affect or may affect national security, including listings in foreign countries by companies that possess the personal data of more than one million users. On December 28, 2021, the Measures for Cybersecurity Review (2021 version) which were promulgated and became effective on February 15, 2022, provide that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further list the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the new rules, companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs.

On February 17, 2023, the CSRC released the Trial Measures, effective March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (i) companies incorporated in the PRC (“PRC domestic companies”), directly and (ii) companies incorporated overseas with operations primarily in the PRC and valued on the basis of interests in PRC domestic companies (the “indirect offerings”). An equity or equity linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and (ii) any of the following three circumstances applies: key components of its operations are carried out in the PRC; its principal places of business are located in the PRC; or the majority of the senior management members in charge of operation and management are PRC citizens or residents. The determination will be made on the basis of “substance over form.” The Trial Measures requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC within three business days after the relevant application is submitted overseas regulatory authorities or stock exchanges, and (2) the filing of their underwriters with the CSRC within ten business days after signing its first engagement agreement for such business and the submission of an annual report on its business activities in the previous year associated with the overseas securities offering and listing by PRC domestic companies to the CSRC no later than January 31 of each year.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Overseas Filing, which, among others, clarifies that: (i) on or prior to the effective date of the Trial Measures, the PRC domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and should complete the filing before the completion of their overseas offering and listing; (ii) a six-month transition period will be granted to PRC domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges (such as the completion of registration in the market of the United States), but have not completed the indirect overseas listing; and follow-on offerings of such companies will need to comply with the Trial Measures.

12

Based on the advice of our PRC counsel, Yuan Tai Law Offices, as our PRC subsidiaries accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal years ended September 30, 2022 and 2021, and the key components of our operations are carried out in the PRC, this offering will be considered an indirect offering and we are subject to the filing requirements under the Trial Measures.

The Trial Measures may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. There is no assurance that PRC government will not take additional actions to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, the Ministry of Finance of the PRC, the National Administration of State Secrets Protection and the National Archives Administration of China jointly published the Provisions on Strengthening the Confidentiality and Archives Management Work Relating to the Overseas Securities Offering and Listing by Domestic Enterprises (the “Confidentiality and Archives Administration”), which became effective on March 31, 2023. The Confidentiality and Archives Administration requires that, in the process of overseas issuance and listing of securities by domestic entities (either in direct or indirect means), the domestic entities, and securities companies and securities service institutions (either incorporated domestically or overseas) that provide relevant securities service shall strictly implement the provisions of relevant PRC laws and regulations and the requirements of these provisions, establish and improve rules on confidentiality and archives administration. Where the domestic entities provide with or publicly disclose documents, materials or other items related to the state secrets and government work secrets to the relevant securities companies, securities service institutions, overseas regulatory authorities, or other entities or individuals, the entities shall apply for approval of competent departments with the authority of examination and approval in accordance with law and report the matter to the secrecy administrative departments at the same level for record filing. Where there is unclear or controversial whether or not the concerned materials are related to state secrets, the materials shall be reported to the relevant secrecy administrative departments for determination. Working papers produced in mainland China by securities companies and securities service providers in the process of undertaking businesses related to overseas offering and listing by domestic companies shall be retained in mainland China. Where such documents need to be transferred or transmitted to areas outside of mainland China, relevant approval procedures stipulated by regulations shall be followed. We believe that this offering does not involve the leaking of any state secret or working secret of government agencies, or the harming of national security and public interests. However, we may be required to perform additional procedures in connection with the Confidentiality and Archives Administration. The specific requirements of the relevant procedures are currently unclear and we cannot be certain whether we will be able to complete the relevant procedures.

As further advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus, except for those licenses and permissions held by our PRC subsidiaries set forth in the table below under “ – Regulatory Permissions” and the filing requirements of the CSRC under the Trial Measures, neither WF nor any of its subsidiaries is currently required to obtain regulatory approvals or permissions from the CSRC, the CAC, or any other relevant PRC regulatory authorities for their business operations, our offering (including the sales of securities to foreign investors) and our listing in the U.S. under any existing PRC law, regulations or rules, nor have we received any inquiry, notice, warning, sanctions or regulatory objection to our business operations, our offering and listing in the U.S. from the CSRC, the CAC, or other PRC regulatory authorities. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC, the CAC or other PRC regulatory authorities required for our business operations and overseas listings, including this offering. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. The PRC government may take actions to exert more oversight and control over offerings by China-based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. If it is determined in the future that additional approval or permissions of the CSRC, the CAC or any other regulatory authority is required for the business operations and this offering and we do not receive or maintain the approvals or permissions, or we inadvertently conclude that such approvals or permissions are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approvals or permissions in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, limit our ability to pay dividends outside of China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The CSRC, the CAC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. See “Risk Factors — Risks Related to Doing Business in China — Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our ordinary shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China on page 25 and “Risk Factors — Risks Related to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless.” on page 22.

13

Regulatory Permissions

As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include Business License, Safety Manufacturing License and Construction Industry Enterprises Qualification Certificate. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Company	License/Permission	Issuing Authority	Validity

Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd.	Business License	Chengdu Market Supervision and Administration Bureau	Long term

Chengdu Shanyou HVAC Engineering Co., Ltd.	Business License	Chengdu Wuhou District Administrative Examination and Approval Bureau	Long term

	Safety Manufacturing License	Department of Housing and Urban-Rural Development of Sichuan Province	February 27, 2023 to February 27, 2026

	Construction Industry Enterprises Qualification Certificate	Department of Housing and Urban-Rural Development of Sichuan Province	Expiring on December 19, 2023

As advised by our PRC counsel, Yuan Tai Law Offices, except for the overseas listing filing requirements from the CSRC as required by the Trial Measures, neither we nor any of our PRC subsidiaries is currently required to obtain regulatory approval from Chinese authorities before listing in the U.S. under any existing PRC law, regulations or rules, including from the CSRC, CAC, or any other relevant Chinese regulatory agencies that is required for our operations or this offering (including offering securities to foreign investors). As of the date of this prospectus, we have submitted a filing with the CSRC in connection with this offering but have not completed the filing procedure with the CSRC.

However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities. If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for our operations or this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors – Risks Related to Doing Business in China –Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our ordinary shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China” on page 25. Furthermore, the PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors outside China and cause the value of our securities to significantly decline or become worthless. See “Risk Factors – Risks Related to Doing Business in China – The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless” on page 22.

14

Implications of Being an Emerging Growth Company

We had less than $1.235 billion in revenue during our last fiscal year. As a result, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and may take advantage of reduced public reporting requirements. These provisions include, but are not limited to:

●	being permitted to present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations in our filings with the SEC;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting;

●	reduced disclosure obligations regarding executive compensation in periodic reports, proxy statements and registration statements; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We may take advantage of these provisions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our ordinary shares pursuant to this offering. However, if certain events occur before the end of such five-year period, including if we become a “large accelerated filer,” if our annual gross revenues exceed $1.235 billion or if we issue more than $1.0 billion of non-convertible debt in any three-year period, we will cease to be an emerging growth company before the end of such five-year period.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period and acknowledge such election is irrevocable pursuant to Section 107 of the JOBS Act.

Implications of Being a Foreign Private Issuer

Upon consummation of this offering, we will report under the Exchange Act, as a non-U.S. company with “foreign private issuer” status. Even after we no longer qualify as an emerging growth company, so long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act and the rules thereunder that are applicable to U.S. domestic public companies, including:

●	the rules under the Exchange Act that require U.S. domestic public companies to issue financial statements prepared under U.S. GAAP;

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of any securities registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their share ownership and trading activities and that impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing with the SEC of quarterly reports on Form 10-Q, containing unaudited financial and other specified information, and current reports on Form 8-K, upon the occurrence of specified significant events.

15

We will file with the SEC, within four months after the end of each fiscal year (or such other reports required by the SEC), an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm.

We may take advantage of these exemptions until such time as we are no longer a foreign private issuer. We would cease to be a foreign private issuer at such time as more than 50% of our outstanding voting securities are held by U.S. residents and any of the following three circumstances applies: (i) the majority of our executive officers or directors are U.S. citizens or residents, (ii) more than 50% of our assets are located in the United States or (iii) our business is administered principally in the United States.

Both foreign private issuers and emerging growth companies are also exempt from certain of the more extensive SEC executive compensation disclosure rules. Therefore, if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from such rules and will continue to be permitted to follow our home country practice as to the disclosure of such matters.

Implications of Being a Controlled Company

We expect that our director and Chief Executive Officer, Ms. Ke Chen, will own a majority of our ordinary shares following this offering and we will be a “controlled company” as defined under the Nasdaq Listing Rules. For so long as we are a “controlled company”, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a “controlled company” could cause our ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our ordinary shares. Please see “Risk Factors – Risks Related to Our Business and Industry – We will be a ‘controlled company’ as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the ‘controlled company’ exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.”

16

Corporate Information

Our principal executive offices are located at No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road, Chengdu, Sichuan, China 610041, and our telephone number is +86 (28) 86210882. Our registered office in the Cayman Islands is at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as our directors may at any time decide. Our agent for service of process in the United States is Puglisi & Associates, 850 Library Avenue, Suite 204, Newark, DE 19711.

The Offering

Securities being offered:	1,600,000 ordinary shares on a firm commitment basis (or 1,840,000 ordinary shares if the underwriters exercise their over-allotment option in full).

Initial offering price:	We estimate the initial public offering price for the ordinary shares will be in the range of $4.00 to $4.75 per ordinary share.

Number of ordinary shares outstanding before the offering:	5,500,000 ordinary shares.

Number of ordinary shares outstanding after the offering:	7,340,000 ordinary shares, assuming full exercise of the underwriters’ over-allotment option, and 7,100,000 ordinary shares, assuming no exercise of the underwriters’ over-allotment option.

Use of proceeds:	We intend to use the net proceeds of this offering for (acquisition of companies which possess qualifications as authorized distributors of reputable HVAC brands, business expansion on the value chain and development of diverse value-added services; investment in technology, new hires ; and general corporate purposes and working capital. . For more information on the use of proceeds, see “Use of Proceeds” on page 55.

Lock-up agreements	All of our directors and officers and certain shareholders have agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our ordinary shares or securities convertible into or exercisable or exchangeable for our ordinary shares for a period of six months from the effectiveness of our registration statement on Form F-1. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Indemnification Escrow:	Net proceeds of this offering in the amount of $300,000 shall be used to fund an escrow account for a period of 18 months following the closing date of this offering, among which, $100,000 shall be released to the Company as of the one-year anniversary following the closing date in accordance with the terms of the escrow agreement, with the remainder that are not subject to any indemnification claim to be returned to the Company on the 18th month anniversary of the closing date. The account shall be used in the event that we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters.

Proposed Nasdaq symbol:	We have applied to have our ordinary shares listed on the Nasdaq under the symbol “WXM”.

Transfer agent and registrar	VStock Transfer, LLC

Risk factors:	Investing in our ordinary shares involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 18.

17

RISK FACTORS

Investing in our ordinary shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends, the trading price of our ordinary shares and ability to offer and continue to offer securities to investors. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Doing Business in China

The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any failure of us to fully comply with such new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless.

On February 17, 2023, the CSRC released the Trial Measures, effective March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (i) PRC domestic companies, directly and (ii) indirect offerings. An equity or equity linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and (ii) any of the following three circumstances applies: key components of its operations are carried out in the PRC; its principal places of business are located in the PRC; or the majority of the senior management members in charge of operation and management are PRC citizens or residents. The determination will be made on the basis of “substance over form”. The Trial Measures requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC within three business days after the relevant application is submitted overseas regulatory authorities or stock exchanges, and (2) the filing of their underwriters with the CSRC within ten business days after signing its first engagement agreement for such business and the submission of an annual report on its business activities in the previous year associated with the overseas securities offering and listing by PRC domestic companies to the CSRC no later than January 31 of each year.

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Overseas Filing, which, among others, clarifies that: (i) on or prior to the effective date of the Trial Measures, the PRC domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and should complete the filing before the completion of their overseas offering and listing; (ii) a six-month transition period will be granted to PRC domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges (such as the completion of registration in the market of the United States), but have not completed the indirect overseas listing; and follow-on offerings of such companies will need to comply with the Trial Measures.

Based on the advice of our PRC counsel, Yuan Tai Law Offices, as our PRC subsidiaries accounted for more than 50% of our consolidated revenues, profit, total assets or net assets for the fiscal years ended September 30, 2022 and 2021, and the key components of our operations are carried out in the PRC, this offering will be considered an indirect offering and we are subject to the filing requirements under the Trial Measures.

The Trial Measures may subject us to additional compliance requirement in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Trial Measures on a timely basis, or at all. Failure to receive clearance of the filing requirements under the Trial Measures may materially delay the progress of the offering of our ordinary shares, or even completely hinder our ability to offer or continue to offer our ordinary shares.

18

Changes in the political and economic policies of the PRC government or in relations between China and the United States may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

Substantially all of our operations are conducted in the PRC and substantially all of our revenues are sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC or changes in government relations between China and the United States or other governments. There is significant uncertainty about the future relationship between the United States and China with respect to trade policies, treaties, government regulations and tariffs.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past four decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity.

19

In July 2021, the PRC government provided new guidance on China-based companies raising capital outside of China, including through VIE arrangements. In light of such developments, the SEC has imposed enhanced disclosure requirements on China-based companies seeking to register securities with the SEC. As substantially all of our operations are based in China, any future Chinese, U.S. or other rules and regulations that place restrictions on capital raising or other activities by China based companies could adversely affect our business and results of operations.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Substantially all of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general and forms of foreign investment (including wholly foreign-owned enterprises and joint ventures) in particular. These laws, regulations and legal requirements are relatively new and often change, and their interpretation and enforcement may raise uncertainties that could limit the reliability of the legal protections available to us. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

20

The PRC government exerts substantial influence over the manner in which we conduct our business activities. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our ordinary shares could decline in value or become worthless.

We conduct our business primarily through our PRC subsidiaries. Our operations in China are governed by PRC laws and regulations. The PRC government has significant oversight and discretion over the conduct of our business, and it may influence our operations, which could result in a material adverse change in our operation, and our ordinary shares may decline in value or become worthless. Also, the PRC government has recently indicated an intent to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. In addition, implementation of industry-wide regulations directly targeting our operations could cause the value of our securities to significantly decline. Government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China. Therefore, investors of our company and our business face potential uncertainty from actions taken by the PRC government affecting our business.

The rules and regulations in China can change quickly with very short advance notice and uncertainties in the interpretation and enforcement of PRC laws, rules and regulations could limit the legal protections available to you and us.

Our PRC Subsidiaries are subject to various PRC laws, rules and regulations generally applicable to companies in China. The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly increased the protections afforded to various forms of foreign or private-sector investment in China.

As relevant laws and regulations are relatively new and the PRC legal system continues to rapidly evolve with very short advance notice, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules (some of which are not published in a timely manner or at all) that may have retroactive effect. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business, impede our ability to continue our operations and reduce the value of your investment in WF.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Strictly Cracking Down on Illegal Securities Activities According to Law,” or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems will be taken to deal with the risks and incidents of China-concept overseas listed companies, and cybersecurity and data privacy protection requirements and similar matters.

21

On November 14, 2021, the CAC released the Regulations on Network Data Security (draft for public comments) and will accept public comments until December 13, 2021. The draft Regulations on Network Data Security provide that data processors refer to individuals or organizations that autonomously determine the purpose and the manner of processing data. If a data processor that processes personal data of more than one million users intends to list overseas, it shall apply for a cybersecurity review. In addition, data processors that process important data or are listed overseas shall carry out an annual data security assessment on their own or by engaging a data security services institution, and the data security assessment report for the prior year should be submitted to the local cyberspace affairs administration department before January 31 of each year.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and became effective on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. The Measures for Cybersecurity Review (2021 version), further elaborates the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or exited the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. The CAC has said that under the proposed rules companies holding data on more than 1,000,000 users must now apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also look into the potential national security risks from overseas IPOs. We believe, based upon the opinion of our PRC counsel, none of the Company or any of its PRC subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure because none of the Company or any of its PRC Subsidiaries is engaged in important public communication and information services, energy, transportation, water conservancy, finance, public services, e-government, defense technology and industry, as well as other important network facilities, information systems that may seriously endanger national security, national economy and people’s livelihood. Additionally, none of the Company or any of its PRC Subsidiaries is an “online platform operators” controlling personal information of more than one million users under the Cybersecurity Review Measures because our business operations do not involve collecting personal information. Therefore, we are not subject to the Measures for Cybersecurity Review and are not required to pass the security evaluation organized by the CAC and the compliance with such regulation will not materially impact our business operations. We cannot assure you, however, that regulators in China will not take a contrary view or will not subsequently require us to undergo the cybersecurity review and subject us to fines or penalties for non-compliance.

On February 17, 2023, the CSRC released the Trial Measures, effective March 31, 2023. As advised by our PRC counsel, Yuan Tai Law Offices, the Trial Measures require us to complete the filing with the CSRC for this offering, and the CSRC must have concluded the filing procedure and published the filing results on the CSRC website, prior to the completion of this offering in accordance with the requirements under the Trial Measures. As of the date of this prospectus, we have submitted a filing with the CSRC in connection with this offering but have not completed the filing procedure with the CSRC. We cannot assure you that we will be able to complete our filing procedure with the CSRC on a timely basis, or at all. We may be subject to orders to rectify, warnings and fines if we fail to comply with the requirements under the Trial Measures. There is no assurance that the PRC government will not take additional actions to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

22

To the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

WF is an offshore holding company with no material operations of its own, which conducts substantially all of its operations through its operating subsidiaries established in the PRC. As of the date of this prospectus, substantially all of our cash and assets are located in the PRC. No transfers, dividends or other distributions were made from our subsidiaries to our holding company or investors outside of the PRC during the fiscal years ended September 30, 2022 and 2021. The transfer of funds among PRC companies are subject to the Provisions on Private Lending Cases, which was implemented on January 1, 2021 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit cash transfers among the PRC company’s subsidiaries. As of the date of this prospectus, we have not been notified of any restrictions which could limit our PRC Subsidiaries’ ability to transfer cash to another PRC subsidiary. However, there are limitations on our ability to transfer cash between us and our U.S. investors where dividend distribution to our foreign investors shall be reviewed by a bank designated by SAFE that processes outward remittance of profits, including but not limited to the resolution of the board of directors of such PRC institution on distribution of profits, original tax recordation form, and audited financial statements, relating to the outward remittance, and stamp and endorse the relevant original tax recordation form with the actual remittance amount and remittance date of the profits. Upon review and approval by the designated bank, our WFOE in China may remit dividends to Shanyou HK, unless the PRC government temporarily introduces relevant policies that prevent WFOE from remitting dividends to Shanyou HK in a timely manner.

 Based on the advice of our counsel as to Cayman Islands law, Maples and Calder (Hong Kong) LLP, there are no limitations imposed by Cayman Islands law on WF’s ability to transfer cash or pay dividends or other distributions in cash to shareholders, other than as set out under the section titled “Dividend Policy.” Among WF and its subsidiaries, cash can be transferred from WF and its subsidiary, Shanyou HK as needed in the form of capital contributions or shareholder loans, as the case may be, to the PRC Subsidiaries as we are permitted under the PRC laws and regulations to provide funding to our PRC subsidiaries only through capital contributions or loans, and only if we satisfy the applicable government registration and approval requirements in China. We believe, as of the date of this prospectus, there is no restriction imposed by the Hong Kong government on the transfer of capital within, into and out of Hong Kong (including funds from Hong Kong to the PRC), except transfer of funds involving money laundering and criminal activities. The PRC government imposes controls on the conversion of RMB into foreign currencies and the remittance of currencies out of the PRC. In addition, the PRC Enterprise Income Tax Law and its implementation rules provide that a withholding tax at a rate of 10% will be applicable to dividends payable by PRC companies to non-PRC-resident enterprises unless reduced under treaties or arrangements between the PRC central government and the governments of other countries or regions where the non-PRC resident enterprises are tax resident. Further, to the extent cash or assets in our business are in the PRC or Hong Kong or a PRC or Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC or Hong Kong in the event of any interventions in or the imposition of restrictions and limitations on the ability of our company and our subsidiaries by the PRC government to transfer cash or assets, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

There can be no assurance that the PRC government will not intervene or impose restrictions in future on our ability to transfer or distribute cash within our PRC Subsidiaries or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

23

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

WF is a Cayman holding company limited by shares incorporated under the laws of the Cayman. We conduct substantially all of our operations in China, and substantially all of our assets are located in China. In addition, all our senior executive officers and some of our directors, namely, Ms. Ke Chen, our Chief Executive Officer and director, Ms. Jing Zheng, our Chief Financial Officer, Ms. Ziyi Liu, our Chief Operating Officer and our director nominees, Ms. Siqi Chen and Ms. Xiaoyuan Zhang, reside within mainland China for a significant portion of the time and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman and many other countries and regions. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. See also “—Risks Relating to Our Shares and this Offering—You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law” for risks associated with investing in us as a Cayman holding company.

Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our ordinary shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.

On August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission (the “SASAC”), the State Administration of Taxation (the “SAT”), the State Administration of Industry and Commerce (the “SAIC”), the CSRC, and the SAFE, jointly adopted the M&A Rules, which came into effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules include, among other things, provisions that purport to require that an offshore special purpose vehicle formed for the purpose of an overseas listing of securities in a PRC company obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

While the application of the M&A Rules remains unclear, our PRC counsel, Yuan Tai Law Offices, has advised us that the CSRC approval under the M&A Rules is not required in the context of this offering because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under the prospectus are subject to the M&A Rules; and (ii) we established our PRC subsidiary, Sichuan Shanyou, by means of direct investment rather than by merger with or acquisition of PRC domestic companies and at the time of the acquisition of 5% equity interests of Shanyou HVAC by Sichuan Shanyou, Sichuan Shanyou was ultimately owned by an unrelated foreign individual and the acquisition was not an acquisition of a PRC domestic enterprise by an offshore special purpose vehicle. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC,

24

would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval under the M&A Rules for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules before our listing that would require us to obtain CSRC or other governmental approvals for this offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies. In any such event, these regulatory agencies may impose fines and penalties on our operations in China, limit our operating privileges in China, delay or restrict the repatriation of the proceeds from this offering into the PRC or take other actions that could have a material adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as our ability to complete this offering. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares offered by this prospectus. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that such settlement and delivery may not occur. See “Regulation — Regulations Relating to Overseas Listing and M&A”.

In addition, the security review rules issued by the MOFCOM that took effect in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. Furthermore, according to the security review, foreign investments that would result in acquiring the actual control of assets in certain key sectors, such as critical agricultural products, energy and resources, equipment manufacturing, infrastructure, transport, cultural products and services, information technology, Internet products and services, financial services and technology sectors, are required to obtain approval from designated governmental authorities in advance.

On July 6, 2021, the relevant PRC government authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued yet and the interpretation of these opinions remains unclear at this stage.

On November 14, 2021, CAC issued the Regulations on Network Data Security (draft for public comments) which set forth cyber data security compliance requirements in greater detail.

On December 28, 2021, the Measures for Cybersecurity Review (2021 version) was promulgated and took effect on February 15, 2022, which iterates that any “online platform operators” controlling personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review. As advised by our PRC counsel, Yuan Tai Law Offices, we are not among the “operators of critical information infrastructure” or “online platform operators” as mentioned above. The Company, through Shanyou HK and its subsidiaries, is engaged in the HVAC service, and neither the Company nor its subsidiaries is engaged in data activities as defined under the Personal Information Protection Law, which includes, without limitation, collection, storage, use, processing, transmission, provision, publication and deletion of data. In addition, neither the Company nor its subsidiaries is an operator of any “critical information infrastructure” as defined under the PRC Cybersecurity Law and the Security Protection Measures on Critical Information Infrastructure. However, the Measures for Cybersecurity Review were recently adopted and the Network Internet Data Protection Draft Regulations (draft for comments) are in the process of being formulated and the Opinions remain unclear on how it will be interpreted, amended and implemented by the relevant PRC governmental authorities.

25

If we inadvertently conclude that the Measures for Cybersecurity Review do not apply to us, or applicable laws, regulations, or interpretations change and it is determined in the future that the Measures for Cybersecurity Review become applicable to us, we may be subject to review when conducting data processing activities, and may face challenges in addressing its requirements and make necessary changes to our internal policies and practices. We may incur substantial costs in complying with the Measures for Cybersecurity Review, which could result in material adverse changes in our business operations and financial position. If we are not able to fully comply with the Measures for Cybersecurity Review, our ability to offer or continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

On February 17, 2023, the CSRC released the Trial Measures, effective March 31, 2023. As advised by our PRC counsel, Yuan Tai Law Offices, the Trial Measures require us to complete the filing with the CSRC for this offering, and the CSRC must have concluded the filing procedure and published the filing results on the CSRC website, prior to the completion of this offering in accordance with the requirements under the Trial Measures. As of the date of this prospectus, we have submitted a filing with the CSRC in connection with this offering but have not completed the filing procedure with the CSRC. We cannot assure you that we will be able to complete our filing procedure with the CSRC on a timely basis, or at all. We may be subject to orders to rectify, warnings and fines if we fail to comply with the requirements under the Trial Measures. There is no assurance that the PRC government will not take additional actions, promulgate new laws or regulations or implement new rules to exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless. See “—The CSRC has recently released the Trial Measures for China-based companies seeking to conduct overseas offering and listing in foreign markets. Under the Trial Measures, the PRC government exerts more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers. Any failure of us to fully comply with the new regulatory requirements could significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares to investors and could cause the value of our ordinary shares to significantly decline or such shares to become worthless.” on page 18.

We are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yuan Tai Law Offices, other than those requisite for a domestic company in China to engage in the businesses similar to ours, we are not required to obtain any permission from Chinese authorities including the CSRC, the CAC or any other governmental agency that is required to approve our operations. As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. As advised by our PRC counsel, Yuan Tai Law Offices, except for the overseas listing filing requirements from the CSRC, such as the Trial Measures, neither we nor any of our subsidiaries is currently required to obtain regulatory approval from Chinese authorities before listing in the U.S. under any existing PRC law, regulations or rules, including from the CSRC, CAC, or any other relevant Chinese regulatory agencies that is required to approve our operations in China.

As further advised by our PRC counsel, Yuan Tai Law Offices, as of the date of this prospectus, except for the overseas listing filing requirements from the CSRC as required by the Trial Measures, we are not required to obtain any permission from any PRC governmental authorities for the offering (including offering of securities to foreign investors). However, if we do not receive or maintain the approvals and listing filing requirements, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

The CSRC, CAC or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our ordinary shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, CAC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals or accomplish the required filing or other regulatory procedures for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties or negative publicity regarding such approval requirement could materially and adversely affect our business, prospects, financial condition, reputation, and the trading price of our ordinary shares.

26

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify the State Administration for Market Regulation ( the “SAMR”), in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target, while under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. Due to the level of our revenues, our proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million in the year prior to any proposed acquisition would be subject to SAMR merger control review. As a result, many of the transactions we may undertake could be subject to SAMR merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from SAMR, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. If the practice of SAMR and MOFCOM remains unchanged, our ability to carry out our investment and acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether we will be able to complete large acquisitions in the future in a timely manner or at all.

PRC regulations relating to investments in offshore companies by PRC residents may subject our PRC-resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries or limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits.

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or the SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle”. SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Moreover, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of our shares who we know are PRC residents of their filing obligation, and are aware that all substantial beneficial owners have completed the necessary registration with the local SAFE branch or qualified banks as required by SAFE Circular 37. However, we may not at all times be aware of the identities of all of our beneficial owners who are PRC residents. We do not have control over our beneficial owners and cannot assure you that all of our PRC-resident beneficial owners will comply with SAFE Circular 37 and subsequent implementation rules. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 and subsequent implementation rules, or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 and subsequent implementation rules, may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Furthermore, since SAFE Circular 37 was recently promulgated and it is unclear how this regulation, and any future regulation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant PRC government authorities, we cannot predict how these regulations will affect our business operations or future strategy. Failure to register or comply with relevant requirements may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to our company. These risks may have a material adverse effect on our business, financial condition and results of operations.

27

Any failure to comply with PRC regulations regarding the registration requirements for employee share incentive plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In February 2012, SAFE promulgated the Notices on Issues Concerning the Foreign Exchange Administration for Domestic Individuals Participating in Stock Incentive Plans of Overseas Publicly-Listed Companies, replacing earlier rules promulgated in March 2007. Pursuant to these rules, PRC citizens and non-PRC citizens who reside in China for a continuous period of not less than one year and who participate in any share incentive plan of an overseas publicly listed company, subject to a few exceptions, are required to register with SAFE through a domestic qualified agent, which could be the PRC subsidiary of such overseas listed company, and complete certain other procedures. In addition, an overseas entrusted institution must be retained to handle matters in connection with the exercise or sale of share options and the purchase or sale of shares and interests. In the event we adopt an equity incentive plan, our executive officers and other employees who are PRC citizens or who have resided in the PRC for a continuous period of not less than one year and who are granted options or other awards under the equity incentive plan will be subject to these regulations when our company becomes an overseas listed company upon the completion of this offering. Failure to complete the SAFE registrations may subject them to fines and legal sanctions and may also limit our ability to contribute additional capital to our PRC subsidiaries and limit our PRC subsidiaries’ ability to distribute dividends to us. We also face regulatory uncertainties that could restrict our ability to adopt additional incentive plans for our directors, executive officers and employees under PRC law.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. We may make loans to PRC subsidiaries subject to the approval from or filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our subsidiaries in China.

Any loans to our WOFE in China, which is treated as a foreign-invested enterprise under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our WFOE in China to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprise or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to non-affiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency-denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to our WFOE, which may adversely affect our liquidity and our ability to fund and expand our business in China.

28

On October 23, 2019, SAFE issued the Circular on Further Promoting Cross-border Trade and Investment Facilitation, or SAFE Circular 28, which took effect on the same day. SAFE Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to PRC subsidiaries in or future capital contributions by us to our WFOE in China. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We rely on dividends and other distributions on equity paid by our subsidiaries to fund offshore cash and financing requirements and any limitation on the ability of our PRC subsidiaries to transfer cash out of China and/or make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities.

We rely on dividends and other distributions on equity paid by our subsidiaries for our offshore cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, fund inter-company loans, service any debt we may incur outside of China and pay our expenses. The laws, rules and regulations applicable to our PRC subsidiaries permit payments of dividends only out of their retained earnings, if any, determined in accordance with applicable accounting standards and regulations.

Under PRC laws, rules and regulations, each of our subsidiaries incorporated in China is required to set aside at least 10% of its after-tax profits each year, after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of its registered capital. As a result of these laws, rules and regulations, our subsidiaries incorporated in China are restricted in their ability to transfer a portion of their respective net assets to their shareholders as dividends. As of September 30, 2022 and 2021 and March 31, 2023, these restricted net assets are the paid-in-capital of WFOE and Shanyou HVAC, which amounted to $1,935,356, $1,935,356 and $1,942,976, respectively. However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

Limitations on the ability of our PRC subsidiaries to make remittance to pay dividends to us could limit our ability to access cash generated by the operations of those entities, including to make investments or acquisitions that could be beneficial to our businesses, pay dividends to our shareholders or otherwise fund and conduct our business.

Our PRC subsidiary primarily generates all of its revenue in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC subsidiaries to use its Renminbi revenues to pay dividends to us through the WFOE. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting processes may be put forward by the SAFE for cross-border transactions falling under both the current account and the capital account. Any limitation on the ability of our WFOE to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

29

We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008 and were last amended on December 29, 2018, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or the SAT Circular 82, on April 22, 2009. SAT Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by individuals or foreign enterprises, the determining criteria set forth in SAT Circular 82 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. If we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income, and our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. The tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body”.

Dividends payable to our foreign investors and gains on the sale of our ordinary shares by our foreign investors may be subject to PRC tax.

Under the Enterprise Income Tax Law and its implementation regulations issued by the State Council, a 10% PRC withholding tax is applicable to dividends payable to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have such establishment or place of business but the dividends are not effectively connected with such establishment or place of business, to the extent such dividends are derived from sources within the PRC. Any gain realized on the transfer of shares by such investors is also subject to PRC tax at a current rate of 10% which in the case of dividends will be withheld at source if such gain is regarded as income derived from sources within the PRC. If we are deemed a PRC resident enterprise, dividends paid on our ordinary shares, and any gain realized from the transfer of our ordinary shares, may be treated as income derived from sources within the PRC and may as a result be subject to PRC taxation. See “Regulation — Regulations Relating to Taxation.” Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of shares by such investors may be subject to PRC tax at a current rate of 20%. Any PRC tax liability may be reduced under applicable tax treaties. However, it is unclear whether holders of our ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas if we are considered a PRC resident enterprise. If dividends payable to our non-PRC investors, or gains from the transfer of our ordinary shares by such investors are subject to PRC tax, the value of your investment in our ordinary shares may decline significantly.

We and our shareholders face uncertainties with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

On February 3, 2015, the SAT issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or the SAT Circular 7. The SAT Circular 7 extends its tax jurisdiction to transactions involving the transfer of taxable assets through offshore transfer of a foreign intermediate holding company. In addition, SAT Circular 7 has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, which came into effect on December 1, 2017. The SAT Circular 37 further clarifies the practice and procedure of the withholding of non-resident enterprise income tax.

30

Where a non-resident enterprise transfers taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an Indirect Transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such Indirect Transfer to the relevant tax authority. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such Indirect Transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

We face uncertainties as to the reporting and other implications of certain past and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries and investments. Our company may be subject to filing obligations or taxed if our company is transferor in such transactions, and may be subject to withholding obligations if our company is transferee in such transactions, under SAT Circular 7 and/or SAT Circular 37. For transfer of shares in our company that do not qualify for the public securities market safe harbor by investors who are non-PRC resident enterprises, our PRC subsidiaries may be requested to assist in the filing under SAT Circular 7 and/or SAT Circular 37. As a result, we may be required to expend valuable resources to comply with SAT Circular 7 and/or SAT Circular 37 or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that our company should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

Restrictions on currency exchange may limit our ability to utilize our revenues effectively.

All of our revenues are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC and/or transfer cash out of China to pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries. In addition, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition and results of operations.

Fluctuations in exchange rates could result in foreign currency exchange losses to us and may reduce the value of, and amount in U.S. Dollars of dividends payable on, our ordinary shares in foreign currency terms.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. In August 2015, the People’s Bank of China, or PBOC, changed the way it calculates the mid-point price of RMB against the U.S. dollar, requiring the market-makers who submit for reference rates to consider the previous day’s closing spot rate, foreign-exchange demand and supply as well as changes in major currency rates. In 2017, the value of the Renminbi appreciated by approximately 6.3% against the U.S. dollar; and in 2018, the Renminbi depreciated by approximately 5.7% against the U.S. dollar. From the end of 2018 through the end of December 2020, the value of the Renminbi appreciated by approximately 5.10% against the U.S. dollar. It is difficult to predict how market forces or PRC or U.S. government policy, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy,

31

including from the U.S. government, which has threatened to label China as a “currency manipulator,” which could result in greater fluctuation of the RMB against the U.S. dollar. However, the PRC government may still at its discretion restrict access to foreign currencies for current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the U.S. dollar or other currencies in the future. In addition, the PBOC regularly intervenes in the foreign exchange market to limit fluctuations in RMB exchange rates and achieve policy goals. If the exchange rate between RMB and U.S. dollar fluctuates in unanticipated manners, our results of operations and financial condition, and the value of, and dividends payable on, our ordinary shares in U.S. dollar may be adversely affected. We may not be able to pay dividends in U.S. dollar to our shareholders. Appreciation of RMB to U.S dollar will result in exchange loss, while depreciation of RMB to U.S dollar will result in exchange gain.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. As of the date of this prospectus, our PRC subsidiaries provide social security insurance including pension, medical insurance (including maternity insurance), unemployment insurance and on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan for our employees. However, we did not make adequate contributions to such social security insurance plans. As such, our PRC subsidiaries may be subject to late fees and fines in relation to the underpaid employee benefits which may adversely affect our business, operating results and cash flows. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

Our ordinary shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditor. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment. Furthermore, the Accelerating Holding Foreign Companies Accountable Act which was enacted on December 29, 2022 amends the HFCA Act and requires the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit shares of such company from being traded on a national securities exchange or in the over the counter trading market in the U.S.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

32

On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor, ZH CPA, LLC, is headquartered in Denver, Colorado, and is neither headquartered in China nor Hong Kong. Additionally, it was not identified in this report as a firm subject to the PCAOB’s determination.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed the Protocol, governing inspections and investigations of audit firms based in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. Notwithstanding the foregoing, trading in our ordinary shares may be prohibited under the HFCA Act if the PCAOB later determines that it cannot inspect or investigate our auditor completely, and as a result Nasdaq may determine to delist our ordinary shares.

In addition, the Consolidated Appropriations Act which was enacted on December 29, 2022 amends the HFCA Act by decreasing the number of non-inspection years from three years to two.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our ordinary shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor is currently subject to PCAOB inspections. The PCAOB currently has access to inspect the working papers of our auditor. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation in addition to the requirements of the HFCA Act are uncertain. While we understand that there has been dialogue among the CSRC, the SEC and the PCAOB regarding the inspection of PCAOB-registered accounting firms in China, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators. Such uncertainty could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted and prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our ordinary shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our ordinary shares.

Further, new laws and regulations or changes in laws and regulations in both the United States and China could affect our ability to list our ordinary shares on Nasdaq, which could materially impair the market for and market price of our ordinary shares.

33

Risks Related to Our Business and Industry

Our business relies on successful tenders and any failure of ours to secure tender contracts could materially adversely affect our operations and financial results.

We acquire most of our business through the tender process. There always is a risk that we may not succeed in tendering for new projects or there is a significant reduction of new projects we plan to bid in the future. As such, the number and scale of HVAC installation projects awarded to us and the amount of revenue derived from such projects may vary significantly from period to period. If our projects decrease significantly in the future, our revenue will decrease accordingly. In that event, our operations and financial condition would be adversely affected. Moreover, there is no assurance that the terms and conditions of our future projects would be comparable to our existing projects or our tenders would be selected by customers. In a competitive tendering process, we may have to lower our service fees or offer more favorable terms to our customers in order to increase the competitiveness of our tenders. If we are unable to control our costs accordingly and maintain our competitiveness, our results of operations would be adversely affected.

Additionally, most of our customers have maintained an evaluation system to ensure that the service providers meet certain standards in management, industry expertise, financial capability, reputation and regulatory compliance which may change from time to time. After passing our customer’s prequalification review, we become a candidate supplier for the customer. We participate in the tendering process by either open or invited tender. There is no assurance that we will continue to meet our customers’ tendering requirements in the future and in which case we may not be granted new projects and our business operations, financial condition and results of operations may be adversely affected.

As part of our strategy to expand our customer base and lessen our customer concentration, we have been adjusting our project selection strategy to increasingly weigh in customer base diversification and have been expending our efforts in exploring and securing projects from new customers through participation of competitive tendering. Such efforts, however, may negatively affect our tender success rate as we increase our tendering frequency and respond to tender invitations from customers that we may have no prior business relationship. There is no assurance that we could achieve the same or higher tender success rate in the future as we did in the past. It may be difficult to forecast the volume of our future business based on our historical tender success rates.

Error or inaccurate estimation of project duration or costs may result in substantial loss or adversely affect our revenue and profitability.

Our HVAC installation and maintenance projects are normally awarded through a competitive tendering process. We determine a tender price by estimating our costs under the project duration as specified in the tender invitation documents. There is no assurance that tenders submitted by us would contain no mistake and error. Such mistakes and errors may be in the form of inaccurate estimation, oversight of important tender terms, inadvertent typographical errors, errors in calculations, etc. In case of projects awarded to us on terms based on our mistakes or errors in the submitted tender, we may be bound by the contract to undertake the project with consequential loss.

Despite our efforts of controlling potential increase in our costs by taking into account certain amount estimated for material price increase when quoting, inaccurate estimation on project schedule, project costs and technical difficulties in our tender preparation process may result in cost overruns when we actually execute the awarded project. In some cases, customers may request variation in the scope of work which is to be accepted on the basis that the respective variation orders are agreed upon. Therefore, it is crucial for us to estimate and control our costs accurately in each project. Many factors will affect the time taken and the costs actually involved in completing projects undertaken by us, such as shortage and cost escalation of labor and materials, adverse weather conditions, variations to the construction plans instructed by customers, stringent technical requirements, threatened claims and material disputes with main contractors, subcontractors and suppliers, accidents, and changes in the government’s policies. Other unforeseen problems or circumstances may also occur during project execution. If any of such factors arises and remains unresolved, completion of our project works may be delayed, or we may be subject to cost overruns or our customers may even be entitled to unilaterally terminate the contract.

34

As an HVAC service provider, we primarily target customers in the real estate industry. A property development project may be delayed because of delays from obtaining specific permits or approvals from relevant agencies or authorities of the government, significant changes to architectural or layout designs of the property, changes in construction or time-to-market schedule of the property developer and other factors that are exogenous to us which may result in extension of our project timeframe or delay in our project commencement or completion time. Failure to complete our contracted HVAC installation work according to specifications and quality standards may result in disputes, contract termination, liabilities or lower-than-anticipated returns on the project concerned. Such delays or failure to complete or unilateral termination of a contract by customers may cause our revenue or profitability to be lower than we originally expected. We cannot guarantee that we will not encounter cost overruns or delays on our current and future projects. If such cost overruns or delays occur, we may experience increases in costs exceeding our budget or be required to pay liquidated damages, hence reduction in or elimination of the profits on our contracts.

Also, our revenue is recognized on the percentage of completion method, and billing is based on progress claims based on contractual terms. A delay or extension of a project will therefore affect our billings, revenue, operational cash flows and financial performance. We may also experience a significant drop in revenue and profit or even a loss in a given period if our projects are subject to significant delay in commencement or completion, or our project execution timeframe is significantly extended. We could be required to pay our suppliers and subcontractors notwithstanding the delay in the project if the purchase orders have been fulfilled and therefore affecting our operational cash flows. Project delays may also result in conflict of schedules with other project execution and direct labor allocation, where we may have to engage additional subcontractors to supplement such shortage of direct labor which may adversely affect our profit margin.

Our major customers account for a substantial portion of our total revenue.

Our dependence on a small number of major customers poses a significant risk to our business operations and financial performance. In the fiscal years ended September 30, 2022 and September 30, 2021, our top three customers accounted for approximately 74.7% and 54.7% of our total revenue, respectively. In the six months ended March 31, 2023 and 2022, our top two customers accounted for approximately 46.1% and 70.1% of our total revenue, respectively. While we have entered into strategic cooperation agreements with some of these customers, they are under no obligation to continue providing us with business in the future, and the level of business may not be comparable to that in the past, if at all.

If any of our major customers were to reduce the number or size of projects awarded to us or terminate their business relationship with us, and if we fail to secure new contracts of comparable size from other customers as replacement, our business operations and financial performance may be materially and adversely affected. Additionally, if any of our major customers were to experience liquidity problems resulting in delays or defaults in settling progress payments, it could have a significant negative impact on our cash flows and financial condition.

Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could severely adversely restrict their ability to complete existing projects, expand their business, or meet their payment obligations to us, thereby could affect our financial performance and condition.

35

As an HVAC service provider, we primarily target customers in the real estate industry. These real estate developer customers operate in capital intensive business. Until recently, the real estate development companies in China have funded their operations primarily through bank borrowings, proceeds from sales, and pre-sale of properties from their real estate projects, as well as proceeds from the issuance of equity and debt securities. They obtained commercial bank financing for their projects through credit lines extended to them on a case-by-case basis. The ability of the real estate development companies to secure sufficient financing   for land use rights acquisition and property development and repayment of their existing onshore and offshore debt obligations depends on a number of factors that are beyond their control, including lenders’ perceptions of their creditworthiness, sufficiency of collateral, if any, market conditions in the capital markets, investors’ perception of their securities, the PRC economy, and PRC government regulations that affect the availability and cost of financing for real estate companies or property purchasers.

Since 2003, PRC commercial banks have been prohibited, under the guidelines of the People's Bank of China (“PBOC”), from advancing loans to fund the payment of land use rights by the real estate development companies. Significant cash flow is generated through pre-sale, subject to government restrictions. In particular, PRC regulations on the pre-sale of properties generally provide that the proceeds from the pre-sale of a real estate project may only be used for the construction of such project. Any additional potential government restrictions on pre-sale could significantly increase the financing needs of our real estate customers. Moreover, the ability to move cash through inter-company transfers or transfer funds from onshore subsidiaries to offshore parent companies is limited by PRC government regulations, restricting the use of excess cash resources in one subsidiary to fund the obligations of another subsidiary or offshore parent company. In addition, reserve requirements applicable to PRC commercial banks generally limit, and any increases in such reserve requirements could further limit, the amount of commercial bank credit available to businesses in China, including our real estate customers.

Furthermore, various other PRC regulations restrict the ability to raise capital through external financing and other methods, including, without limitation, the following:

●	Real estate customers cannot borrow from a PRC bank for a particular project if they do not have the land use rights certificate for that project.
●	Uncompleted residential units in a project cannot be pre-sold by real estate customers prior to achieving certain development milestones specified in related regulations.
●	Real estate customers cannot borrow from a PRC bank for a particular project unless they fund at least 35% of the total investment amount of that project from their own capital.
●	Property development companies are strictly restricted from using the proceeds from a loan obtained from a local bank to fund property developments outside the region where that bank is located.
●	PRC banks are prohibited from accepting properties that have been vacant for more than three years as collateral for loans.

On February 13, 2017, the Asset Management Association of China issued the Administrative Rules for the Filing of Private Equity and Asset Management Plans by Securities and Futures Institutions No. 4 - Investment in Real Estate Developers and Projects by Private Equity and Asset Management Plans, or Rule 4. Rule 4 provides that the Asset Management Association of China will temporarily suspend accepting any private equity and asset management plan which makes a direct or indirect investment in any ordinary residential property project located in specified cities where the property prices are considered to have risen too fast, including Beijing, Shanghai, Guangzhou, Suzhou, Tianjin, Wuhan, Zhengzhou, Jinan, and Chengdu (where the Company operates). In addition, a private equity and asset management plan may not be used to finance any real estate developer, whether in the form of bank entrusted loans, trust plans, or transfers of beneficial interests in assets, for the purpose of acquiring land use rights or supplementing working capital.

On August 20, 2020, PBOC and Ministry of Housing and Urban-Rural Development, or the MOHURD, jointly held a conference with 12 major real estate development companies in China. At the conference, PBOC and MOHURD proposed a pilot plan to regulate the financing activity of real estate development companies which has been followed since. The pilot plan sets three goals for real estate development companies: the debt asset ratio will not exceed 70% after deducting advance proceeds from projects sold; net debt to equity ratio will not exceed 100%; and the ratio of the balance of cash and cash equivalent to short-term borrowings will be at least 1. Based on the number of goals completed, the upper limit of the annual growth rate of interest-bearing liabilities of a real estate development company varies from 5% to 15%.

36

On December 28, 2020, PBOC and China Banking and Insurance Regulatory Commission, or CBIRC, collectively issued the Notice on the Establishment of a Concentration Administration System for Real Estate Loans from Banking Financial Institutions, or 2021 Notice, which took effect on January 1, 2021. The 2021 Notice divides all Chinese-funded banks into five (5) levels and sets a different limitation on banks in different levels to provide real estate loans. For example, the amount of outstanding real estate loans of a bank in Level 1 must not account for more than 40% of its total outstanding RMB loans, while the amount of outstanding real estate loans of a bank in Level 5 must not account for more than 12.5% of its total outstanding loans denominated in RMB.

The aforementioned government measures significantly impacted the real estate market in the past year. For example, a few real estate developers, such as China Evergrande Group, Kaisa Group Holdings Ltd., and Yango Group Co., have experienced decreasing transaction volumes in the Chinese residential real estate market, closing of certain financing opportunities, and significant challenges and pressure on short-term liquidity in 2021. The crisis has also led to notable bankruptcies, with China’s largest developer, Country Garden, projecting a loss of up to $7.6 billion for the first half of the year 2023, causing investor concerns about potential loan defaults. China Evergrande filed for U.S. bankruptcy in August 2023 while restructuring its debt, having defaulted on a massive $300 billion debt in 2021, signaling early trouble in the real estate sector. It cannot be assured that the PRC government will not adopt additional and more stringent industry policies, regulations, and measures in the future, nor can it be assured when or whether the existing policies and regulations will be eased or reversed, or otherwise enhanced to some extent in their implementations. If the policies remain unchanged or become more restrictive, they may continue affecting the growth rate of the Chinese residential real estate market, some of which may cause a decline in transaction volumes and average selling prices, prevent developers from raising the capital they need, increase developers' costs to start new projects, and increase the burdens on developers to secure financing on favorable terms or at all. In addition, the slowdown of China's economic growth as well as the housing market may result in banks and other financial institutions becoming more cautious in their lending activities, and therefore adversely impact the ability to secure financing for our real estate customers. As a result, the business and results of operations of our customers may be materially and adversely affected.

There can be no assurance that the internally generated cash flow and external financing of our customers will be sufficient for them to meet their contractual and financing obligations in a timely manner. Due to the current measures imposed by the PRC government (as well as other measures that may be imposed in the future) which limit the access to additional capital for our customers, as well as restrictions imposed on their conduct under existing debt arrangements, there can be no assurance that they will be able to obtain sufficient funding to finance intended purchases of land and land use rights and complete their projects. If any of our major customers experience difficulties in obtaining sufficient funds for its projects, they may reduce the number or size of projects awarded to us or terminate their business relationship with us, and if we fail to secure new contracts of comparable size from other customers as replacement, our business operations and financial performance may be materially and adversely affected. Additionally, if any of our major customers were to experience liquidity problems resulting in delays or defaults in settling progress payments, it could have a significant negative impact on our cash flow and financial condition.

Our revenue and profit margin are subject to fluctuations driven by various factors, including but not limited to, variation orders, and our past revenue and profit margin may not be indicative of our future financial performance.

For the fiscal years ended September 30, 2022 and 2021, our revenue amounted to approximately $11.3 million and $15.3 million, respectively, while our gross profit amounted to approximately $1.4 million and $1.5 million (representing gross profit margin of approximately 12.5% and 9.9%, respectively). We generated net loss of approximately $4,000 for the fiscal year ended September 30, 2022 (representing net loss margin of approximately 0.0%) and net income of approximately $0.3 million for the fiscal year ended September 30, 2021 (representing net profit margin of approximately 1.8%), respectively.

During the six months ended March 31, 2023 and 2022, our revenues were approximately $7.5 million and $4.8 million, respectively, while our gross profit amounted to approximately $1.7 million and $0.6 million (representing gross profit margin of approximately 22.4% and 11.9%, respectively). We generated net income of approximately $0.8 million for the six months ended March 31, 2023 (representing net profit margin of approximately 11.2%) and net loss of approximately $0.2 million for the six months ended March 31, 2022 (representing net loss margin of approximately 4.3%), respectively.

Given the nature of our business, our revenue and profit margin are inherently subject to fluctuations driven by the number, size and types of projects we worked on during a given year, the nature of services involved and their respective stage of completion (which affect the timing of recognition of our revenue). Since we secure our projects mostly through competitive tendering, the tender strategy we adopt for different projects (including our targeted profit margin) and the amount of work performed for these projects for a given year would affect our overall profit margin from year to year.

We may also encounter unforeseen business and operational needs or other unanticipated developments which may be beyond our control and that may result in increase in our expenses and may adversely affect our profit margin and financial position. After we become a public company following this offering, we will also incur additional legal, compliance, accounting, and other expenses that we did not incur as a private company, which may increase our operating costs.

37

Regardless, the trend of our historical financial information is a mere analysis of our past performance only and does not have any positive implication or may not necessarily reflect our financial performance in the future which will depend on our capability to secure new business opportunities and to control our costs. Profit margins of our projects may fluctuate from project to project due to factors such as the amount of labor and subcontracting services required, the complexity of technical requirements of our works, our bidding strategy and the competitive bidding environment from time to time.

Our ability to achieve or maintain profitability is also affected by market developments and competition. There is no assurance that the number of HVAC services projects in Chengdu and Sichuan region will not decrease in the future. For instance, an economic downturn in southwestern part of China where we concentrate our services may hold up construction plans in the region. Further, there is no assurance that increasing industry competition will not occur in the property development market which may drive down profit margin of downstream supply-side stakeholders such as suppliers and service providers to property developers, or that competition and downward pricing pressure in the HVAC installation services market will not intensify. Therefore, there is no assurance that our revenue and profit margin in the future will remain at a level comparable to those recorded during fiscal years ended September 30, 2022 and 2021. Our financial condition may be adversely affected by any significant decrease in our revenue and profit margins.

We may not be able to receive the full amount due from customers for our work. If the warranty deposit is not paid to us in full as a result of disputes over our work done, our liquidity position may be adversely affected.

In our construction projects, our customers often withhold 3% to 10% of the contract value as warranty deposit until the end of the warranty period. Once the warranty period ends, the warranty deposit is released to us. Any amount required to perform the warranty services exceeding the warranty deposit is our responsibility to cover, and thus may cause an adverse impact on our financial condition. Additionally, there is no assurance that the warranty deposits will be paid by our customers to us in full at the end of the relevant warranty period. Failure to receive the full amount due from our customers as a result of disputes over our works performed may have an adverse effect on our results of operation, financial position and liquidity position.

Over reliance on our major suppliers and subcontractors may adversely affect our business operation in the event of supply chain disruptions.

We work closely with our major suppliers to ensure smooth business operations. For the six months ended March 31, 2023 and 2022, and the fiscal years ended September 30, 2022 and September 30, 2021, 62.6%, 63.6%, 58.9% and 38.9% of our total purchase for equipment and material was allocated towards purchasing equipment from Toshiba. We take pride in our wholesale distributor qualification status obtained from Toshiba. However, our wholesale distributor contract with Toshiba is subject to early termination if we fail to maintain a certain level of sales performance.

We have not entered into any long-term agreements with our suppliers of HVAC systems or subcontractors. Therefore, we cannot guarantee the stability or quality of the materials, consumables, or subcontracting services from our existing suppliers. If any of our major suppliers cease to operate, we may be forced to find alternative sources, which could impact on our profitability and financial performance. We are developing plans to prepare for any potential disruptions of our supply chain, including, without limitation, developing long-term agreements, improving supplier management and communication, and developing contingency plans for suppliers. However, there is no assurance that we can source from alternative suppliers at similar costs and quality levels.

We rely on third-party subcontractors to perform the installation work for our contracts, under our management and supervision. If a subcontractor is unable to deliver its services according to the negotiated terms for any reason, including the deterioration of its financial condition, we may suffer delays and be required to purchase the services from another source at a higher price or incur other unanticipated costs. This may reduce the profit to be realized, or result in a loss, on a contract.

38

Unsatisfactory performance by our subcontractors or the unavailability of subcontractors may adversely affect our operations and profitability.

We engaged subcontractors as our labor and installation team. For the six months ended March 31, 2023 and 2022, subcontracting fees incurred by us amounted to approximately $5.1 million and $4.5 million, respectively. For the fiscal years ended September 30, 2021 and 2022, subcontracting fees incurred by us amounted to approximately $1.6 million and $4.7 million, respectively. There is no assurance that we would be able to monitor the performance of these subcontractors as directly and efficiently as with our own staff. In addition, our inability to hire qualified subcontractors could hinder our ability to complete a project within the prescribed deadline.

Outsourcing exposes us to risks associated with non-performance, delayed performance or substandard performance by subcontractors or third parties. Accordingly, we may experience deterioration in quality or delay in the completion of our projects. We may also incur additional costs due to delays or a higher price for sourcing the subcontracting services if our subcontractors are in default. We are usually liable for our subcontractors’ default. We may face claims arising from latent defects caused by our subcontractors which we did not discover in the past. These events may have a negative impact on our profitability, financial performance and reputation, as well as result in litigation or damages claims.

Our subcontractors may be exposed to charges in relation to violation of safety, environmental or employment laws and regulations which may affect their renewal of relevant licenses or may even lead to revocation of their licenses. If this happens during our project execution, we may have to appoint another subcontractor for replacement and additional time and costs may be incurred.

If our subcontractors violate any laws, rules or regulations in relation to health and safety matters, we may sometimes be subject to prosecutions as primary defendant by relevant authorities. In addition, we may not be able to engage suitable subcontractors for our new projects in the future. We have not entered into any long-term service agreement with our subcontractors. Our existing subcontractors have no obligation to accept our proposed engagement in the future. If we fail to engage suitable subcontractors to meet our project needs and requirements, our operations and financial position will be adversely affected.

We may be liable to compensate our customers for losses and expenses incurred as a result of our failure to complete work on time.

Our customers normally require us to complete our work within a specified period of time or in accordance with their project schedule. If we fail to do so, we may be liable to compensate our customers at a specified rate on a daily basis unless an extension of time is agreed with our customers.

There is no assurance that such project delays will not happen in the future. Any failure in the completion of a project within the requisite timeframe, whether or not caused by us, could result in us being held liable to pay significant amount of compensation, or in the least harm our reputation in the industry and hinder our ability to win future business. Consequently, our reputation, business and financial performance could be adversely affected.

Personal injuries, property damage or fatal accidents may occur if safety measures are not followed at the construction sites.

In the course of our operations, we require our employees and subcontractors (including their employees) to adhere to and implement all the safety measures and procedures as stipulated in our work and safety policy. However, we cannot guarantee that our employees or subcontractors will not violate the applicable laws, rules or regulations. If any such employees or subcontractors fail to comply with our safety measures at the construction sites, personal injuries, property damage or fatal accidents may occur. These may adversely affect our financial position to the extent not fully recoverable from our and our subcontractors’ insurance policies. As of the date of this prospectus, we have not incurred any accidents or property damages that will have a material impact on our operation.

We depend on key management and technical personnel.

Our success and growth depend on our ability to identify, hire, train and retain suitable, skilled and qualified employees, including management and technical personnel with the requisite experience or industry expertise. If any key personnel, such as members of our management team or technical staff, were to cease working with us in the future and we are unable to find suitable replacements in a timely manner, there could be an adverse impact on our business, results of operation and profitability of our business.

39

We are subject to credit risk in respect of our services and other receivables and we may experience delays or defaults in collecting our receivables.

We face credit risk in relation to our services and other receivables, which may result in delays or defaults in receiving payment. Our customers normally make payments within 30 days when we reach certain billing stages specified in the contracts, such billing stages include but not limited to signing of the contracts, arrival of equipment or proportional equipment installation completed. However, due to the COVID-19 lockdown policy implemented in China, some of our customers have delayed payments, and we have extended payment deadlines by three months or less. As of March 31, 2023, our accounts and notes receivable exclusive of allowance for credit losses was approximately $2.7 million  , and as of July 31, 2023, approximately $0.6 million of this amount remained unpaid. There is no assurance that our customers will settle their invoices promptly and in full. Moreover, our customers may hold a certain percentage of each payment made to us as warranty deposit, depending on the contract terms. It is possible that such warranty deposit may not be released by our customers to us on a timely basis or in full, which could have a significant impact on our cash flow and working capital.

In the event of delayed or defaulted payment or retainage receivables not being released as scheduled, our cash flow and working capital may be materially and adversely affected. We are taking steps to manage these risks proactively, including maintaining close communication with our customers, and taking necessary actions to recover outstanding payments. We are also exploring alternative funding options to support our working capital needs. Nonetheless, difficulties in collecting a significant portion of our services and other receivables could also materially and adversely affect our financial position and cash flow.

It is not uncommon in our industry to have project related disputes and litigation. Our performance may be adversely affected by such disputes and litigation.

It is not uncommon in our industry to have project related disputes and litigation. We may be in disputes with our customers, subcontractors, materials suppliers, workers and other parties in connection with our projects for various reasons. Such disputes may be in connection with late completion of works, delivery of substandard works, personal injuries or labor compensation in relation to the works.

The handling of contractual disputes, litigation and other legal proceedings may sometimes involve a high degree of our management’s attention and input. Handling of legal proceedings and disputes can be both costly and time-consuming and may significantly divert the efforts and resources of our management. As of the date of this prospectus, we are not in material dispute with any of our major customers or major suppliers.

Our performance depends on the amount of the construction projects in China, particularly in Sichuan Province.

Our operations are heavily concentrated in Sichuan Province. The future growth and profitability of the HVAC services industry in this region is heavily dependent on the availability of construction projects. The availability of such projects is subject to a range of factors, including the general economic conditions in Sichuan Province, land supply policies, and the investment plans and strategies of property developers.

If there is a change in the Chinese government’s land supply policy, it could impact property development plans and land acquisition strategies of property developers, which, in turn, could impact the demand for HVAC services in the region. Such a scenario could have an adverse effect on our operations and profitability.

We acknowledge the potential risks posed by these external factors and are taking proactive steps to mitigate them. We are closely monitoring market trends and policy changes that could affect our business, and we are diversifying our service offerings to reduce our dependence on any one sector or geographic region. Despite these efforts, there can be no assurance that external factors beyond our control will not have a material adverse effect on our operations and profitability.

40

Competitive landscape and external factors may adversely affect our business operations and profitability.

Our business operates in a highly competitive environment within the HVAC services industry in China. Some of our competitors have greater resources and may be better positioned than us, with better financing capabilities, more advanced technical expertise, and greater market share. In addition, new participants may enter the industry provided they have the necessary skills, industry knowledge, capital, and regulatory approvals.

This increased competition may result in lower operating margins and loss of market share, which could have an adverse effect on our profitability and operating results. We recognize the potential risks posed by this competitive landscape and are taking proactive measures to stay ahead of the competition. These include investing in research and development to improve our technical capabilities, enhancing our customer service offerings, and exploring opportunities to expand our service offerings to differentiate ourselves from our competitors. We are also focused on maintaining a strong financial position and actively managing our costs to remain competitive in pricing. While we believe that our strategic initiatives will help us to remain competitive, there can be no assurance that we will be successful in doing so, and competition may continue to have a material adverse effect on our business, financial condition, and operating results.

Rising costs of construction workers and shortage of labor may increase our costs and affect our performance.

HVAC installation and maintenance work is generally labor-intensive in nature. However, the HVAC services industry in China is suffering from skilled workers shortage. The increasing aging work force in China further exacerbates the lack of skilled talent. Over the past few years, labor costs in China have significantly increased. If labor costs in China keep increasing, our costs may increase significantly in the future, which could materially and adversely affect our business operations and financial conditions.

Moreover, there is no assurance that the supply of labor will be sufficient during the forthcoming years. All labor-intensive projects are more susceptible to labor shortage, and our subcontracting fees including labor costs of our subcontractors may escalate. If there is a significant increase in the costs of labor and we have to retain our labor (likewise our subcontractors retain their labor) by increasing their wages, our staff cost, and subcontracting cost will increase and thus lower our profitability. On the other hand, if we or our subcontractors fail to retain our existing labor or recruit sufficient labor in a timely manner to cope with our existing or future projects, we may not be able to timely complete our projects, resulting in liquidated damages and financial losses.

Failure to make adequate contributions to various employee benefit plans and withhold individual income tax on employees’ salaries as required by PRC regulations may subject us to penalties.

Companies operating in China are required to participate in various government-mandated employee benefit contribution plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit contribution plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Our PRC subsidiary pays the social insurance premium on a lower basis while no housing funds are paid.  According to the relevant PRC laws and regulations, the social insurance premium collecting authority shall be entitled to order the relevant PRC subsidiaries to make up the difference of the under-payment and an overdue fine of 0.05% will also be imposed. Failing which, a penalty equal to one (1) to three (3) times of the outstanding amount will be imposed. As for the non-payment of the housing funds, the housing fund administration shall be entitled to order the relevant PRC subsidiaries to pay within prescribed terms. Companies operating in China are also required to withhold individual income tax on employees’ salaries based on the actual salary of each employee upon payment. We may be subject to late fees and fines in relation to the underpaid employee benefits and under-withheld individual income tax, our financial condition and results of operations may be adversely affected.

Failure to maintain qualifications and standards for second-level professional contractor status will impact our business operations.

As a second-level professional contractor for construction and installation engineering, we are obligated to maintain certain qualifications and standards set forth by certain qualification standards set by the Chinese government for construction companies to operate legally and engage in construction activities in China. Failure to comply with these standards could result in the loss of our qualifications, including our second-level professional contractor status. Our current qualification standards include meeting the net asset requirements of at least RMB10 million yuan, having a team of key personnel with specific qualifications and experience, and demonstrating successful engineering performance with qualified engineering quality.

41

If we fail to maintain any of these qualification standards, we could lose our second-level professional contractor status and be unable to bid on certain projects or receive certain government contracts, which could have a material adverse effect on our business operations and financial performance. There can be no assurance that we will be able to maintain our qualifications. Any failure to do so could have a significant negative impact on our business and financial results. See “Regulation – Regulations Relating to HVAC Construction and Services” for details.

The engagement of subcontractors to address accident-related damage risks entails potential joint liability if the subcontractor is unable to cover compensation for claims, which could have adverse effects on our business, operations, and profitability.

We engage in contracts with subcontractors to mitigate risks associated with accident-related claims. These contracts stipulate that subcontractors assume responsibility for any claims arising from accidents or damages that may occur during the installation process. The provisions outlining the subcontractors’ liability for construction accidents are enforceable for all parties involved in the contract.

As advised by our PRC counsel, Yuan Tai Law Offices, according to the “Regulations on Safety Production Management of Construction Projects,” contracting and subcontracting parties bear joint liability for ensuring safety during project execution. Consequently, potential liability cannot be exempted through contractual agreements under the relevant statutes.

In the event that an accident-related claim is filed against both the subcontractor and us, and if the subcontractor lacks sufficient financial resources to fulfill the awarded damages, or if we are unsuccessful in pursuing our claim against the subcontractors, we will be held accountable for such claims. This situation could have an adverse impact on our business, operational results, and overall profitability.

We have identified a material weakness in our internal controls over financial reporting. If we do not adequately remediate this material weakness, or if we experience additional material weaknesses in the future or otherwise fail to maintain effective internal controls, we may not be able to accurately or timely report our financial condition or results of operations, or comply with the accounting and reporting requirements applicable to public companies, which may adversely affect investor confidence in us and the market price of our shares.

Prior to this offering, we have been a private company and were never required to evaluate our internal control within a specified period, and, as a result, we may experience difficulty in meeting these reporting requirements in a timely manner. Our management has not completed assessment of the effectiveness of our internal control over U.S. GAAP financial reporting, and our independent registered public accounting firm has not conducted an audit of the effectiveness of our internal control over financial reporting. However, in the course of preparing and auditing our consolidated financial statements included in this prospectus, we and our independent registered public accounting firm respectively identified one material weakness in our internal control over financial reporting as of and for the fiscal years ended September 30, 2021 and 2022. In accordance with reporting requirements set forth by the SEC, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our company’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.

The material weakness identified relates to inadequate segregation of duties resulting from limited accounting staff and resources. As a company with limited accounting resources, a significant amount of management’s time and attention has been and will be diverted from our business to work toward compliance with these regulatory requirements. This diversion of management’s time and attention may have a material adverse effect on our business, financial condition and results of operations. The material weakness, if not timely remedied, may lead to material misstatements in our consolidated financial statements in the future.

42

As of the date of this prospectus, we have taken the following measure to remediate the material weakness:

●	Appointed three independent director nominees who have extensive U.S public company experience and will serve on our board upon effectiveness of the Company’s registration statement on Form F-1 for its initial public offering.

We also plan to remediate the material weakness through the following measures within one year from the completion of this offering:

●	Establish internal audit function and developing accounting policies, manuals and closing procedures.

●	Enhance the established internal audit function by engaging an external consulting firm to assist us with assessment of Sarbanes-Oxley compliance requirements and improvement of overall internal control;

●	Hiring more qualified accounting personnel with relevant U.S. GAAP and SEC reporting experience and qualifications to strengthen the financial reporting function and to set up a financial and system control framework;

●	Implementing regular and continuous U.S. GAAP accounting and financial reporting training programs for our accounting and financial reporting personnel; enhancing accounting policies, manuals and closing procedures to improve the quality and accuracy of our period end financial closing process; and

●	Establishing an audit committee, and strengthening corporate governance upon effectiveness of the Company’s registration statement on Form F-1 for its initial public offering.

Our management, including our Chief Executive Officer and our Chief Financial Officer, does not expect that our disclosure controls and procedures or our internal controls will prevent or detect 100% of all errors and fraud that may occur. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002 will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F beginning with our annual report. In addition, once we cease to be an “emerging growth company” as such term is defined in the JOBS Act and become a “large accelerated filer” or an “accelerated filer” as such term is defined in Rule 12b-2 of the Exchange Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a significant strain on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify other weaknesses and deficiencies in our internal control over financial reporting. In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. If we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our shares.

Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods.

43

Risks Related to this Offering and Ownership of our Ordinary Shares

An active trading market for our ordinary shares or our ordinary shares may not develop and the trading price for our ordinary shares may fluctuate significantly.

We have applied to list our ordinary shares on the Nasdaq. Prior to the completion of this offering, there has been no public market for our ordinary shares, and we cannot assure you that a liquid public market for our ordinary shares will develop. If an active public market for our ordinary shares does not develop following the completion of this offering, the market price and liquidity of our ordinary shares may be materially and adversely affected. The initial public offering price for our ordinary shares was determined by negotiation between us and the underwriters based upon several factors, and we can provide no assurance that the trading price of our ordinary shares after this offering will not decline below the initial public offering price. As a result, investors in our securities may experience a significant decrease in the value of their ordinary shares.

Nasdaq may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of our listed securities.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. Our initial public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities following the consummation of the offering. Nasdaq might apply the additional and more stringent criteria for our initial and continued listing, which might cause delay or even denial of our listing application.

44

The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors.

The trading price of our ordinary shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performance of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our ordinary shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our ordinary shares may be highly volatile for factors specific to our own operations, including the following:

●	regulatory developments affecting us or our industry;

●	actual or anticipated fluctuations in our quarterly results of operations and changes or revisions of our expected results;

●	changes in financial estimates by securities research analysts;

●	conditions in the market for health and wellness products;

●	additions to or departures of our senior management;

●	fluctuations of exchange rates between the Renminbi and the U.S. dollar;

●	release or expiry of lock-up or other transfer restrictions on our outstanding shares; and

●	negative publicity regarding Chinese listed companies.

●	sales or perceived potential sales of additional ordinary shares.

Any of these factors may result in large and sudden changes in the volume and price at which our ordinary shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

45

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our ordinary shares.

In addition to the risks addressed above in “— The trading price of our ordinary shares may be volatile, which could result in substantial losses to investors”, our ordinary shares may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our ordinary shares, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our ordinary shares experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our ordinary shares. In addition, investors in our ordinary shares may experience losses, which may be material, if the price of our ordinary shares declines after this offering or if such investors purchase shares of our ordinary shares prior to any price decline.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our ordinary shares, the market price for our ordinary shares and trading volume could decline.

The trading market for our ordinary shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our ordinary shares, the market price for our ordinary shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume of our ordinary shares to decline.

The sale or availability for sale of substantial amounts of our ordinary shares could adversely affect their market price.

Sales of substantial amounts of our ordinary shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our ordinary shares and could materially impair our ability to raise capital through equity offerings in the future. The ordinary shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 under the Securities Act and the applicable lock-up agreements. Following the consummation of our initial public offering, there will be 7,100,000 ordinary shares outstanding immediately after this offering or 7,340,000 ordinary shares assuming the full exercise of the underwriters’ over-allotment option. In connection with this offering, we and each of our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any ordinary shares for six months from the date of this prospectus without the prior written consent of the representatives, subject to certain exceptions. However, the underwriters may release these securities from these restrictions at any time, subject to applicable regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our ordinary shares. See “Underwriting” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

46

Because we do not expect to pay dividends in the foreseeable future after this offering, you must rely on price appreciation of our ordinary shares for return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our ordinary shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our ordinary shares will likely depend entirely upon any future price appreciation of our ordinary shares. There is no guarantee that our ordinary shares will appreciate in value after this offering or even maintain the price at which you purchased our ordinary shares. You may not realize a return on your investment in our ordinary shares and you may even lose your entire investment.

Because the initial public offering price is substantially higher than the pro forma net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase ordinary shares in this offering, you will pay more for each share than the corresponding amount paid by existing shareholders for their ordinary shares. As a result, you will experience immediate and substantial dilution of $3.36 per share, representing the difference between our net tangible book value per share of $0.37 as of March 31, 2023, after giving effect to this offering and an assumed initial public offering price of $4.375 per share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus). See “Dilution” for a more complete description of how the value of your investment in our ordinary shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily for expanding our manufacturing facilities, pursuing business development opportunities and working capital and other general corporate purposes. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

If we are classified as a passive foreign investment company, United States taxpayers who own our ordinary shares may have adverse United States federal income tax consequences.

A non-U.S. corporation such as us will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produces passive income or which are held for the production of passive income is at least 50%.

47

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our ordinary shares, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, because we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation — Material United States Federal Income Tax Considerations — Passive Foreign Investment Company.”

The amended and restated memorandum and articles of association that we intend to adopt contain anti-takeover provisions that could have a material adverse effect on the rights of holders of our ordinary shares.

Some provisions of our amended and restated memorandum and articles of association may discourage, delay or prevent a change in control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue shares at such times and on such terms and conditions as the board of directors may decide without any further vote or action by our shareholders. Under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our articles of association for what they believe in good faith to be in the best interests of our company and for a proper purpose.

Our director and Chief Executive Officer has substantial influence over our company. Her interests may not be aligned with the interests of our other shareholders, and she could prevent or cause a change of control or other transactions.

As of the date of this prospectus, Ms. Ke Chen, our director and Chief Executive Officer, beneficially owns approximately 70% of our outstanding ordinary shares. Upon the completion of this offering, Ms. Chen will beneficially own approximately 3,850,000 ordinary shares, or approximately 54% of our outstanding ordinary shares.

Accordingly, Ms. Chen could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the appointment of directors and other significant corporate actions. Ms. Chen will also have the power to prevent or cause a change in control. Without the consent of Ms. Chen, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, Ms. Chen could violate her fiduciary duties by diverting business opportunities from us to herself or others. The interests of Ms. Chen may differ from the interests of our other shareholders. The concentration in the ownership of our ordinary shares may cause a material decline in the value of our ordinary shares. For more information regarding Ms. Chen and her affiliated entity, see “Principal Shareholders.”

48

 We will be a “controlled company” as defined under the Nasdaq Listing Rules. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future and you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

We expect that our director and Chief Executive Officer, Ms. Ke Chen will own a majority of our ordinary shares following this offering. Under the Nasdaq Listing Rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company” and is permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our Chief Executive Officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Although we do not intend to rely on the “controlled company” exemption under the Nasdaq Listing Rules, we could elect to rely on this exemption in the future. If we elected to rely on the “controlled company” exemption, the investors will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our status as a controlled company could cause our ordinary shares to look less attractive to certain investors or otherwise harm the trading price of our ordinary shares.

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are a company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our memorandum and articles of association, the Companies Act (As Revised) of the Cayman Islands and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands holding companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association, the register of mortgages and charges and any special resolution passed by shareholders) or to obtain copies of the register of members of these companies. The Registrar of Companies of the Cayman Islands shall make available the list of the names of the current directors of the Company (and where applicable the current alternate directors of the Company) for inspection by any person upon payment of a fee by such person Our directors have discretion under our amended and restated memorandum and articles of association to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make them available to our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder motion or to solicit proxies from other shareholders in connection with a proxy contest.

49

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the U.S. Currently, we do not plan to rely on home country practice with respect to any corporate governance matter. However, if we choose to follow our home country practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the board of directors or controlling shareholders than they would as public shareholders of a company incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act (As Revised) of the Cayman Islands and the laws applicable to companies incorporated in the United States and their shareholders, see “Description of Share Capital— Difference in Corporate Law.”

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our amended and restated memorandum and articles of association allow our shareholders holding shares representing in aggregate not less than 30% of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings, to requisition a general meeting of our shareholders, in which case our directors are obliged to call such meeting, and put the resolutions so requisitioned to vote at such meeting. Advance notice of at least 5 clear days is required for the convening of a general meeting. A quorum required for a general meeting is the holders of one-third of the issued and outstanding share capital being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorized representative or proxy. For these purposes, “clear days” means that period excluding (a) the day when the notice is given or deemed to be given and (b) the day for which it is given or on which it is to take effect. However, our amended and restated memorandum and articles of association do not provide our shareholders with any right to put any proposals before annual general meetings or extraordinary general meetings not called by such shareholders.

50

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands holding company and substantially all of our assets are located outside of the United States. Substantially all of our current operations are conducted in the PRC. In addition, most of our current directors and officers are nationals and residents of countries other than the United States. Substantially all of the assets of these persons are located outside the United States. Specifically, Ms. Ke Chen, our Chief Executive Officer and director, Ms. Jing Zheng, our Chief Financial Officer and our director nominees, Ms. Siqi Chen and Ms. Xiaoyuan Zhang are PRC nationals and all reside within mainland China.  As a result, it may be difficult or impossible for you to bring an action against us or against these individuals in the United States in the event that you believe that your rights have been infringed under the U.S. federal securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands and of the PRC may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands and the PRC, see “Enforceability of Civil Liabilities.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 for so long as we are an emerging growth company.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our results on a semi-annual basis through press releases, distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information, which would be made available to you, were you investing in a U.S. domestic issuer.

51

We will incur significantly increased costs and devote substantial management time as a result of the listing of our ordinary shares.

We will incur additional legal, accounting and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and the Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us and our business may be adversely affected.

If a limited number of participants in this offering purchase a significant percentage of the offering, the effective public float may be smaller than anticipated and the price of our ordinary shares may be volatile which could subject us to securities litigation and make it more difficult for you to sell your ordinary shares.

As a company conducting a relatively small public offering, we are subject to the risk that a small number of investors will purchase a high percentage of the offering. While the underwriters are required to sell shares in this offering to at least 300 round lot shareholders (a round lot shareholder is a shareholder who purchases at least 100 shares) in order to ensure that we meet the Nasdaq initial listing standards, we have not otherwise imposed any obligations on the underwriters as to the maximum number of shares they may place with individual investors. If, in the course of marketing the offering, the underwriters were to determine that demand for our ordinary shares was concentrated in a limited number of investors and such investors determined to hold their shares after the offering rather than trade them in the market, other shareholders could find the trading and price of our ordinary shares affected (positively or negatively) by the limited availability of our ordinary shares. If this were to happen, investors could find our ordinary shares to be more volatile than they might otherwise anticipate. Companies that experience such volatility in their share price may be more likely to be the subject of securities litigation. In addition, if a large portion of our public float were to be held by a few investors, smaller investors may find it more difficult to sell their shares.

52

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Our Business” and “Regulation.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “is/are likely to,” “potential,” “continue” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	the expected or potential impact of the novel coronavirus (COVID-19) pandemic, and the related responses of the government, customers, suppliers and the Company, on our business, financial condition and results of operations;

●	our dependence on growth in the demand for our services;

●	our ability to compete effectively;

●	our dependence on a small number of suppliers for a substantial portion of our supplies;

●	our dependence on a limited number of customers for a substantial portion of our revenues;

●	implementation of our expansion plans and our ability to obtain capital resources for our planned growth;

●	our ability to obtain projects through tenders;

●	our ability to accurately estimate project execution timeframe, project duration or costs;

●	our ability to expand into new businesses, industries or internationally and to undertake mergers, acquisitions, investments or divestments;

●	general economic and political conditions, including those related to the HVAC services industry;

●	possible disruptions in commercial activities caused by events such as natural disasters, terrorist activities;

●	our ability to complete work in accordance with our customers’ project schedules; and

●	other factors in the “Risk Factors” section in this prospectus.

These forward-looking statements are subject to various and significant risks and uncertainties, including those which are beyond our control. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should thoroughly read this prospectus and the documents that we refer to herein with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements. We disclaim any obligation to update our forward-looking statements, except as required by law.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties including, but not limited to, an industry report (“TechNavio Report”) issued by TechNavio, a third-party industry research firm, containing information regarding the HVAC services industry. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. Statistical data in these publications also include projections based on a number of assumptions. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

In addition, the new and rapidly changing nature of the HVAC services industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our industry. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

53

USE OF PROCEEDS

We estimate that we will receive net proceeds from this offering of approximately $5.2 million, after deducting estimated underwriting discounts and commissions and the estimated offering expenses payable by us, and based upon an assumed initial offering price of $4.375 per ordinary share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus) (excluding any exercise of the underwriters’ over-allotment option). A $1.00 increase (decrease) in the assumed initial public offering price would increase (decrease) the net proceeds to us from this offering by approximately $1.4 million, after deducting the estimated underwriting discounts and commissions and estimated aggregate offering expenses payable by us and assuming no change to the number of ordinary shares offered by us as set forth on the cover page of this prospectus.

Net proceeds of this offering in the amount of $300,000 shall be used to fund an escrow account for a period of 18 months following the closing date of this offering, among which, $100,000 shall be released to the Company as of the one-year anniversary following the closing date in accordance with the terms of the escrow agreement, with the remainder that are not subject to any indemnification claim to be returned to the Company on the 18th month anniversary of the closing date. The account shall be used in the event that we have to indemnify the underwriters pursuant to the terms of an underwriting agreement with the underwriters. We plan to use the net proceeds from this offering as follows:

•	approximately 50% for acquisition of companies which possess qualifications as authorized distributors of reputable HVAC brands, although as of the date of this prospectus, we have not identified, or engaged in any material discussions regarding any potential target;

•	approximately 25% for expanding the business on the value chain and development of diverse value-added services;

•	approximately 10% for investing in technology to enhance service quality, improve customer experience, increase customer engagement, and optimize operational efficiency;

•	approximately 5% for attracting, cultivating, and retaining talent to support our development; and

•	approximately 10% for general corporate purposes and working capital.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

In utilizing the proceeds from this offering, we are permitted under PRC laws and regulations to provide funding to PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. The relevant filing and registration processes for capital contributions typically take approximately eight weeks to complete. The filing and registration processes for loans typically take approximately four weeks or longer to complete. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions and loans to PRC subsidiaries, we cannot assure you that we will be able to complete these filings and registrations on a timely basis, or at all. We cannot assure you that we will be able to meet these requirements on a timely basis, if at all. See “Risk Factors—Risks Related to Doing Business in China— PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.”

Pending use of the net proceeds, we intend to hold our net proceeds in short-term, interest-bearing, financial instruments or demand deposits.

54

DIVIDEND POLICY

Our board of directors has discretion regarding whether to declare or pay dividends, subject to the amended and restated memorandum and articles of association of our company and certain requirements of Cayman Islands law. All dividends are subject to certain restrictions under Cayman Islands law, namely that our company may only pay dividends out of profits or share premium, and provided always that we are able to pay our debts as they fall due in the ordinary course of business immediately following the date on which the distribution or dividend is paid. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

We have never declared or paid cash dividends on our ordinary shares. We currently do not have any plans to pay cash dividends. Rather, we currently intend to retain all of our available funds and any future earnings to operate and grow our business.

Cash dividends on our ordinary shares, if any, will be paid in U.S. dollars.

55

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of March 31, 2023 as follows:

●	on an actual basis;

●	on an adjusted basis to reflect the sale of 1,600,000 ordinary shares in this offering (without exercise of over-allotment option), at an assumed initial public offering price of $4.375 per share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us; and

●	on an adjusted basis to reflect the sale of 1,840,000 ordinary shares (with full exercise of over-allotment option) in this offering, at an assumed initial public offering price of $4.375 per share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus), after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

The adjustments reflected below are subject to change and are based upon available information and certain assumptions that we believe are reasonable. Total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing. You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	As of March 31, 2023
	Actual	Pro Forma As Adjusted with No Exercise of Over-Allotment Option (1)	Pro Forma As Adjusted with Full Exercise of Over- Allotment Option (2)
	US$	US$	US$
Debt
Short term borrowings - guaranteed	2,270,107	2,270,107	2,270,107
Long term borrowings - guaranteed	200,216	200,216	200,216
Shareholders’ Equity
Ordinary shares, $0.000001 par value, 49,000,000,000 shares authorized, 5,500,000 ordinary shares issued and outstanding, 7,100,000 ordinary shares issued and outstanding on a pro forma as adjusted basis, and 7,340,000 ordinary shares issued and outstanding on a pro forma adjusted basis with full exercise of over-allotment option	6	7	7
Preference share, $0.000001 par value, 1,000,000,000 shares authorized, no shares issued and outstanding	—	—	—
Additional paid-in capital	2,136,663	7,294,208	8,260,208
Statutory surplus reserves	7,620	7,620	7,620
Accumulated profits	68,584	68,584	68,584
Accumulated other comprehensive loss	(180,955)	(180,955)	(180,955)
Total shareholders’ equity	2,031,918	7,189,464	8,155,464
Total capitalization	4,502,241	9,659,787	10,625,787

(1)	We estimate that such net proceeds will be approximately $5.2 million based on the assumed offering price of $4.375 per ordinary share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus), after deducting the estimated underwriting discounts and estimated offering expenses payable by us.
(2)	If the over-allotment option is exercised in full, based on an assumed initial public offering price of $4.375 per share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus), the net proceeds to us from this offering will be approximately $6.1 million, after deducting the underwriting discounts and estimated offering expenses payable by us.

56

DILUTION

If you invest in our ordinary shares, your interest will be diluted to the extent of the difference between the initial public offering price per ordinary shares and the pro forma net tangible book value per ordinary share after the offering. Dilution results from the fact that the per ordinary share offering price is substantially in excess of the book value per ordinary share attributable to the existing shareholders for our presently outstanding ordinary shares. Our net tangible book value attributable to shareholders as of March 31, 2023 was $2.0 million or approximately $0.37 per ordinary share. Net tangible book value per ordinary share as of March 31, 2023 represents the amount of total assets less total liabilities, divided by the number of ordinary shares outstanding.

We will have 7,100,000 ordinary shares outstanding upon completion of the offering or 7,340,000 ordinary shares assuming the full exercise of the underwriters’ over-allotment option based on the assumed offering price of $4.375 per ordinary share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus). Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after March 31, 2023, will be approximately $1.01 per ordinary share. This would result in dilution to investors in this offering of approximately $3.37 per ordinary share or approximately 77% from the assumed offering price of $4.375 per ordinary share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus). Net tangible book value per ordinary share would increase to the benefit of present shareholders by $0.64 per share attributable to the purchase of the ordinary shares by investors in this offering.

The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to investors purchasing ordinary shares in the offering.

	Offering Without Over- Allotment		Offering With Over- Allotment
Assumed offering price per ordinary share	$		$
Net tangible book value per ordinary share as of March 31, 2023		$0.37		$0.37
Increase per ordinary share attributable to payments by new investors		$0.64		$0.74
Pro forma net tangible book value per ordinary share after the offering		$1.01		$1.11
Dilution per ordinary share to new investors		$3.37		$3.27

Assuming the underwriters’ over-allotment option is not exercised, each $1.00 increase (decrease) in the assumed initial public offering price of $4.375 per ordinary share (the mid-point of the estimated public offering price range shown on the cover page of this prospectus) would increase (decrease) the pro forma as adjusted amount of total capitalization by $1.4 million, assuming that the number of ordinary shares offered by us, as set forth on the cover page of this prospectus, remains the same, and after deducting underwriting discounts and estimated offering expenses payable by us.

57

ENFORCEABILITY OF CIVIL LIABILITIES

We were incorporated in the Cayman Islands in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies may not have the standing to sue before the federal courts of the United States.

Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated. Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. A majority of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. Specifically, Ms. Ke Chen, our Chief Executive Officer and director, Ms. Jing Zheng, our Chief Financial Officer, Ms. Ziyi Liu, our Chief Operating Officer and our director nominees, Ms. Siqi Chen and Ms. Xiaoyuan Zhang are PRC nationals and all reside in mainland China.  As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed Puglisi & Associates, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Maples and Calder (Hong Kong) LLP, our counsel as to Cayman Islands law, and Yuan Tai Law Offices, our counsel as to PRC law, have advised us, respectively, that there is uncertainty as to whether the courts of the Cayman Islands and China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

58

Enforcement of Judgments/Enforcement of Civil Liabilities

We have been advised by our Cayman Islands legal counsel, Maples and Calder (Hong Kong) LLP, that the courts of the Cayman Islands are unlikely (i) to recognize or enforce against us judgments of courts of the United States predicated upon the civil liability provisions of the securities laws of the United States or any State; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against us predicated upon the civil liability provisions of the securities laws of the United States or any State, in so far as the liabilities imposed by those provisions are penal in nature. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), a judgment obtained in such jurisdiction will be recognized and enforced in the courts of the Cayman Islands at common law, without any reexamination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (i) is given by a foreign court of competent jurisdiction, (ii) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (iii) is final and conclusive, (iv) is not in respect of taxes, a fine or a penalty, (v) is not impeachable on the grounds of fraud and was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. A Cayman Islands Court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.

We have been advised by our PRC counsel, Yuan Tai Law Offices, that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between different jurisdictions, and PRC courts will not recognize or enforce these foreign judgments if PRC courts believe the foreign judgments violate the basic principles of PRC laws or national sovereignty, security or public interest after review. However, currently, China does not have treaties or reciprocity arrangement providing for recognition and enforcement of foreign judgments ruled by courts in the United States or the Cayman Islands. Thus, it is uncertain whether a PRC court would enforce a judgment ruled by a court in the United States or the Cayman Islands.

59

CORPORATE HISTORY AND STRUCTURE

Corporate History

WF is a Cayman Islands holding company incorporated on March 2, 2023. Structured as a holding company with no material operations, WF conducts substantially all of its operations in China through its PRC subsidiary, Shanyou HVAC.

We started our business in the HVAC services industry in June 2009 through Shanyou HVAC. With the growth of our business and in order to facilitate international capital investment in us, we started a reorganization as described below involving new offshore and onshore entities in January 2023 and completed it in May 2023.

 On March 22, 2023, Shanyou HK was incorporated as a Hong Kong limited company and a wholly-owned subsidiary of WF. Shanyou HK is a holding company with no business operations. On April 28, 2023, Sichuan Shanyou was incorporated as a limited liability company under the laws of China and a wholly foreign-owned subsidiary of Shanyou HK. Sichuan Shanyou is also a holding company with no business operations.

In May 2023, Sichuan Shanyou acquired the 100% equity interest of Shanyou HVAC from the two shareholders of Shanyou HVAC, Ke Chen and Jinshan Yao.

Corporate Structure

The diagram below shows our corporate structure as of the date of this prospectus:

We are not operating in an industry that prohibits or limits foreign investment. As a result, as advised by our PRC counsel, Yuan Tai Law Offices, other than those requisite for a domestic company in China to engage in the businesses similar to ours, we are not required to obtain any permission from Chinese authorities including the CSRC, the CAC or any other governmental agency that is required to approve our operations. However, if we do not receive or maintain the approvals, or we inadvertently conclude that such approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

As of the date of this prospectus, we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include Business License, Safety Manufacturing License and Construction Industry Enterprises Qualification Certificate. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

60

Company	License/Permission	Issuing Authority	Validity

Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd	Business License	Chengdu Market Supervision and Administration Bureau	Long term

Chengdu Shanyou HVAC Engineering Co., Ltd.	Business License	Chengdu Wuhou District Administrative Examination and Approval Bureau	Long term

	Safety Manufacturing License	Department of Housing and Urban-Rural Development of Sichuan Province	February 27, 2023 to February 27, 2026

	Construction Industry Enterprises Qualification Certificate	Department of Housing and Urban-Rural Development of Sichuan Province	Expiring on December 19, 2023

As advised by our PRC counsel, Yuan Tai Law Offices, except for the overseas listing filing requirements from the CSRC as required by the Trial Measures, neither we nor any of our subsidiaries is currently required to obtain regulatory approval from Chinese authorities before listing in the U.S. under any existing PRC law, regulations or rules, including from the CSRC, CAC, or any other relevant Chinese regulatory agencies that is required to approve our operations in China. However, the PRC government may take actions to exert more oversight and control over offerings by China based issuers conducted overseas and/or foreign investment in such companies, which could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

61

Shanyou HVAC contributed to 100% of our consolidated revenue and accounted for approximately 97.7% of our consolidated total assets and approximately 100% of our consolidated total liabilities for the fiscal years ended September 30, 2022 and September 30, 2021, and for the six months ended March 31, 2023 and 2022, and there was no reconciliation performed between the financial position, cash flows and results of operations of Shanyou HVAC and us. For more information, see our consolidated financial statements and related notes from page F-1 to page F-61 that appear in this prospectus.

 Our Subsidiaries

Our operations are primarily conducted by our subsidiary, Shanyou HVAC, in China. Below is the information regarding our PRC subsidiaries:

Name	Date of Formation	Principal Business

Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd	April 28, 2023	Holding company with no operations

Chengdu Shanyou HVAC Engineering Co., Ltd.	June 3, 2009	Engaged in the provision of supply, installation, fitting-out and/or maintenance services for HVAC system, floor heating systems, and water purification systems

62

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon our current beliefs, plans and expectations that involve risks, uncertainties and assumptions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements. All amounts included herein are derived from our consolidated financial statements included elsewhere in this prospectus. Our financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles, or U.S. GAAP.

Overview

WF is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, it conducts substantially all of its operations through its PRC subsidiaries, primarily Shanyou HVAC, which started its business in Chengdu, China in 2009.

We are principally engaged in the provision of supply, installation, fitting-out and/or maintenance services for HVAC systems and floor heating systems.

We currently solely serve business-to-business commercial clients. We mainly work with property development companies that offer high-end fully furnished homes, providing them with comprehensive HVAC related electromechanical solutions. By offering such comprehensive solutions for HVAC systems and floor heating systems, we have positioned ourselves as an integrated supplier of electromechanical products and installation services.

We, through our subsidiaries, primarily engage in three business lines: HAVC system installation and servicing projects, air conditioner sales, and other customized services. We generate revenues primarily from supply, installation, fitting-out and maintenance services for HAVC systems for commercial residential buildings. However, we were negatively impacted by the implementation of stricter measures by the PRC governments to contain COVID-19 subvariant (omicron) outbreak at the start of 2022 and an overall weakening of the real estate industry as a result of strict financial regulations issued since the second half of 2020. Along with the end of control measures on COVID-19 and a series of measures in supporting real estate financing launched by the PRC governments since the end of 2022, we began experiencing a gradual recovery. In the six months ended March 31, 2023, there was an increase in the number and size of newly initiated projects, and an increase in volume of on-going projects as a result of the aforementioned indicators and the gradual improvement in the real estate companies’ financing situation. See “Regulations – Regulations Relating to Real Estate” for more information on the recent regulations and rules impacting the operations of our company. While the PRC government has adopted and may adjust its measures or adopt new measures in the future seeking to support the healthy development of the real estate market   in China, the government policies significantly impacted the residential real estate market in recent years. Currently, our company primarily serves local real estate developers in the Sichuan-Chongqing region of China. Most of these developer customers have focused on in-depth and long-term developments within a single city as compared to aggressive expansions undertaken by the large real estate developers in China, which have struggled with their financial conditions and some of which have filed for bankruptcy, including the recent one filed by Evergrande Group, one of China’s largest property developers. We are not aware of any financial issues faced by any of our developer clients nor have we experienced any delay or default on payments from these customers. However, in light of the recent developments in the Chinese real estate market, we plan to take more rigorous measures to ensure our developer clients have sound and stable financial conditions to avoid any delay or default on payments to us. In addition, to adapt to the ever-changing regulatory landscape of the real estate industry as well as diversify our business, we actively collaborate with clients outside of the real estate industry. Our engagements include new factory construction ventures for Chengli Automobile, China Energy Construction Group, China Railway Second Bureau, and Tongwei Group. We are also proactively exploring opportunities in public projects such as schools and hospitals. See “Risk Factors—Risks Related to Our Business and Industry— Some of our major customers require access to substantial financing. Their failure to obtain adequate financing in a timely manner could severely adversely restrict their ability to complete existing projects, expand their business, or meet their payment obligations to us, thereby could affect our financial performance and condition” for more information on potential impacts of these recent developments in the Chinese real estate industry, including the bankruptcies of real estate development companies in China may affect our current and future business.

Our total revenues increased by approximately $2.7 million, or 55.7%, to approximately $7.5 million for the six months ended March 31, 2023 as compared to approximately $4.8 million for the six months ended March 31, 2022. Our total revenues decreased by approximately $4.0 million, or 26.1%, to approximately $11.3 million for the fiscal year ended September 30, 2022 as compared to approximately $15.3 million for the fiscal year ended September 30, 2021. We expect that the annual income in 2023 will return to the level before the COVID-19 epidemic, and then maintain a small and stable growth trend, supported by governmental encouragement of multi-channel financing for real estate companies and expected measures taken by local governments in promoting the transformation of urban villages in super large cities. We also believe our future growth in revenues will be supported by our expansion into the retail market, taking advantage of the huge consumer population base and the sales opportunity brought by the renovation of old urban residential areas to improve the quality of living environment, a project led by the Ministry of Housing and Urban-Rural Development of China.

Key Factors Affecting Our Operating Results

Substantially all of our operations and assets are all located in China. Accordingly, our results of operations, financial condition and prospects are affected by China’s economic growth, market competition, and political and regulatory environments.

In addition, our results of operations and financial condition are also affected by factors driving the HVAC market in China, such as the number and scale of new construction activities. Unfavorable changes in any of these general factors could materially and adversely affect our results of operations.

While our business is influenced by general factors affecting our industry, our results of operations are more directly affected by the following specific factors.

63

Construction activities in PRC

Our current focus lies in providing, installing, and servicing HVAC systems for new residential property development projects in the PRC. The size of our projects varies depending on the corresponding scale of our customers’ property development ventures. For the six months ended March 31, 2023 and 2022, a substantial portion of our revenue was generated from HVAC system installation services for real estate property development projects, amounting to approximately $5.8 million and $2.9 million in the six months ended March 31, 2023 and 2022, respectively, representing approximately 77.7% and 59.3% of our total revenue. For the fiscal years ended September 30, 2022 and 2021, our revenue generated from HVAC system installation services for real estate property development projects amounted to approximately $6.2 million and $9.8 million, respectively, representing approximately 55.0% and 64.0% of our total revenue. It is important to note that changes in construction activities, especially in relation to real estate property development in the PRC, can significantly impact the demand for our services and products, thereby affecting our business and financial performance.

Equipment costs and subcontracting fees

Equipment costs are costs of procurement of equipment that is used by us for our HAVC system installation and servicing projects, and air conditioner sales. Depending on project scale, specific technical requirements, required completion timeframe, and our manpower availability, we may engage subcontractors to assist us in completing on-site work. Therefore, our subcontracting fees consist of payments made to those subcontractors and may vary depending on the project size, level of involvement and the complexity of work. Our subcontracting fees constitute a significant portion of our total cost of sales. Fluctuation in equipment costs and subcontracting fees may affect our gross margins. After securing projects, subcontracting fees and equipment costs may fluctuate from initial estimations during the tendering stage. If subcontracting fees or costs for equipment increase unexpectedly to the extent that our Company incurs substantial extra costs without sufficient compensation or an increase in project revenue, our financial performance and profitability will be adversely affected.

Awarding of projects

The acquisition of profitable projects remains a crucial factor in sustaining our growth. Our HVAC system installation and servicing projects are typically executed on a project-by-project basis. As we primarily obtain projects through competitive tendering, if we fail to secure new projects with a satisfactory price, it could have an adverse impact on our revenue and overall financial performance.

Results of Operations for the Six months Ended March 31, 2023 and 2022

The following table sets forth a summary of our results of operations for the six months presented, both in absolute amount and as a percentage of our total revenues for the six months presented. This information should be read together with our unaudited condensed consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

64

	For the Six Months Ended March 31,
				Percentage
	2023	2022	Change	Change
Revenues	$7,505,446	$4,819,647	2,685,799	55.7%
Cost of revenues	(5,827,779)	(4,244,381)	(1,583,398)	37.3%
Gross profit	1,677,667	575,266	1,102,401	191.6%
Selling expenses	(40,685)	(63,025)	22,340	(35.4)%
General and administrative expenses	(376,003)	(662,050)	286,047	(43.2)%
Income (loss) from operations	1,260,979	(149,809)	1,410,788	(941.7)%
Other expense, net	(134,346)	(122,466)	(11,880)	9.7%
Income taxes provision	(284,319)	66,044	(350,363)	(530.5)%
Net income (loss)	$842,314	$(206,231)	1,048,545	(508.4)%

 Revenues

Our revenues are derived from projects, products and services. Total revenues increased by approximately $2.7 million, or 55.7%, to approximately $7.5 million in the six months ended March 31, 2023, compared to approximately $4.8 million in the six months ended March 31, 2022.

Our revenues from our revenue categories are summarized as follows:

	For the Six Months Ended March 31,
	2023	2022	Change	Change (%)
	(Unaudited)	(Unaudited)
Revenues
Revenue - projects	$6,488,918	$2,981,173	$3,507,745	117.7%
Revenue - products	811,433	1,647,781	(836,348)	(50.8)%
Revenue - services	205,095	190,693	14,402	7.6%
Total revenues	$7,505,446	$4,819,647	$2,685,799	55.7%

Revenue from projects

Revenue from HVAC provision, installation and servicing projects in the six months ended March 31, 2023 increased by approximately $3.5 million compared to the six months ended March 31, 2022. The increase was mainly due to an increased working progress of on-going projects in the six months ended March 31, 2023 compared to that of the corresponding period in 2022, as a result of the end of control measures on COVID-19 since the end of 2022, and the increase in the number and scale of newly initiated projects during the six months ended March 31, 2023, which was due to a series of supportive real estate financial regulations as described below.

The implementation of stricter measures by the PRC governments to contain COVID-19 subvariant (omicron) outbreak at the start of 2022, including more travel restrictions orders and longer time of quarantines, led to the delays of the working progress of our projects for the six months ended March 31, 2022. We have not encountered any disruption during our normal operations since the cancellation of above-mentioned measures in December 2022. Therefore, the working progress of our projects was comparatively increased.

Additionally, in November 2022, the People’s Bank of China and the then China Banking and Insurance Regulatory Commission issued a notice regarding taking measures in financial support of a stable and healthy development of the real estate industry, which encouraged multi-channel financing for real estate companies and decreased liquidity risk of real estate industry. In July 2023, the People’s Bank of China and the National Administration of Financial Regulation further issued a notice on extending the policy period of financial support for the stable and healthy development of the real estate industry, which is expected to significantly alleviate short-term debt repayment pressure for real estate companies. As a result of multiple supportive regulations taken effective, the real estate companies’ financing situation is gradually improved. Therefore, we had an increase in the number and size of newly initiated projects during the six months ended March 31, 2023.

65

In summary, the positive impact on our operations can be attributed to a confluence of factors, including the commencement and advancement of previously awarded construction projects, the resumption of regular construction progress for ongoing projects, and a more supportive regulatory environment.

Revenue from sales of products

Revenue from air conditioner sales in the six months ended March 31, 2023 decreased by approximately $0.8 million compared to the six months ended March 31, 2022. The decrease in revenue was mainly due to lower sales volume of air conditioners ordered by one of our major customers in the six months ended March 31, 2023 compared to 2022, which aligned with the work schedule required by this customer.

Revenue from services

Revenue from installation, maintenance and repair services remained stable, increased slightly by approximately $14,000 in the six months ended March 31, 2023 compared to the six months ended March 31, 2022.

Cost of Revenues

Total cost of revenues increased by approximately $1.6 million, or 37.3%, to approximately $5.8 million for the six months ended March 31, 2023, compared to approximately $4.2 million for the six months ended March 31, 2022. The increase in cost of revenues is mainly due to the increase in revenues.

Our cost of revenues for different revenues categories are summarized as follows:

	For the Six Months Ended March 31,
	2023	2022	Change	Change (%)
Cost of Revenues
Cost of revenue - projects	$5,057,662	$2,794,782	$2,262,880	81.0%
Cost of revenue - products	603,779	1,290,403	(686,624)	(53.2)%
Cost of revenue - services	166,338	159,196	7,142	4.5%
Total cost of revenues	$5,827,779	$4,244,381	$1,583,398	37.3%

Our cost of revenues for projects increased by approximately $2.3 million, or 81.0%, from approximately $5.1 million for the six months ended March 31, 2023 to approximately $2.8 million for the six months ended March 31, 2022. The increase in cost of revenue for projects is consistent with the increase in our project revenue.

Our cost of revenues for product sales decreased by approximately $0.7 million, or 53.2%, to approximately $0.6 million for the six months ended March 31, 2023, from approximately $1.3 million for the six months ended March 31, 2022. The decrease in cost of revenues for product sales aligned with the decline in our product sales.

Our cost of revenues for services increased by approximately $7,000, or 4.5%, to approximately $166,000 for the six months ended March 31, 2023 from approximately $159,000 for the six months ended March 31, 2022. The increase in the cost of revenues for services is consistent with the increase in our service revenues.

Gross Profit

Our gross profit increased by approximately $1.1 million, or 191.6%, from approximately $0.6 million for the six months ended March 31, 2022 to approximately $1.7 million for the six months ended March 31, 2023. For the six months ended March 31, 2023 and 2022, our overall gross margin was 22.4% and 11.9%, respectively.

66

Our gross profit and gross profit margin for different revenue categories are summarized as follows:

	For the Six Months ended March 31,
	2023	2022	Change/%
Projects
Gross profit	$1,431,256	$186,391	1,244,865
Gross profit margin	22.1%	6.3%	15.8%

Products
Gross profit	$207,654	$357,378	(149,724)
Gross profit margin	25.6%	21.7%	3.9%

Services
Gross profit	$38,757	$31,497	7,260
Gross profit margin	18.9%	16.5%	2.4%

Total
Gross profit	$1,677,667	$575,266	1,102,401
Gross profit margin	22.4%	11.9%	10.4%

The gross profit for projects increased by approximately $1.2 million during the six months ended March 31, 2023 compared with that during the six months ended March 31, 2022. The gross profit margin for projects for the six months ended March 31, 2023 increased from 6.3% for the six months ended March 31, 2022 to 22.1%. Certain real estate customers encountered liquidity problems, which caused uncertainties in our collection of contract payments, resulting in losses for the projects for these customers. The cost of these projects was fully recognized during the six months ended March 31, 2022. In 2023, we reached an agreement with these customers to recover our outstanding receivables and the corresponding income were recognized for the six months ended March 31, 2023, with little cost of revenue recognized in the same period, leading to a higher gross profit for the six months ended March 31, 2023. Additionally, one major supplier agreed to lower purchase price for equipment and materials purchased for the whole project period during the settlement of such project, leading to much lower actual costs than previously budgeted and thus a higher gross profit margin during the six months ended March 31, 2023 than that of the corresponding period of 2022.

The gross profit for sales of products increased by approximately $0.1 million in the six months ended March 31, 2023 compared with that in the six months ended March 31, 2022. The gross profit margin for products for the six months ended March 31, 2023 increased from 21.7% for the six months ended March 31, 2022 to 25.6%. The main reason is that we focused on the sales of more profitable products and ceased entering into equipment sales contracts that yield marginal profits or losses at the contract acceptance stage during the six months ended March 31, 2023.

The gross profit for services increased by approximately $7,000 in the six months ended March 31, 2023 compared with the six months ended March 31, 2022. The gross profit margin for services for the six months ended March 31, 2023 increased from 16.5% for the six months ended March 31, 2022 to 18.9%. The main reason is that we continue to increase service contract pricing for a long-term customer of ours.

Selling Expenses

Selling expenses decreased by approximately $22,000, or 35.4%, from approximately $63,000 for the six months ended March 31, 2022 to approximately $41,000 for the six months ended March 31, 2023. The decrease was mainly due to the decrease in model house construction expenditures of approximately $31,000 because we optimized our marketing strategies to reduce expenditures in constructing model house and hire more salespersons. The decrease was offset by the increase in salesperson salaries and benefits of approximately $9,000 as we hired more salespersons to promote our products and services and maintain our relationships with major customers.

General and Administrative Expenses

General and administrative expenses decreased by approximately $0.3 million, or 43.2%, from approximately $0.7 million for the six months ended March 31, 2022 to approximately $0.4 million for the six months ended March 31, 2023. The decrease was mainly due to (i) a decrease of approximately $22,000 in employee salaries as the performance-related employee compensation decreased slightly along with the decreased number of new project contracts awarded in the six months ended March 31, 2023; (ii) a decrease of approximately $14,000 in our social insurance and housing fund expenses as a result of the decrease in total salary mentioned above; (iii) a net decrease of approximately $14,000 in depreciation, rent and office expenses mainly relating to the costs spend on our newly renovated office, which was put into use during the six months ended March 31, 2022 while there were no such incremental expenses relating to office renovation during the six months ended March 31, 2023; and (iv) a decrease of approximately $0.3 million in provision of credit losses as our payment collection has improved. The decrease was partially offset by the increase of approximately $19,000 in travel and meals and entertainment expenses, as the Company put in efforts to acquire new projects after the end of actions taken by governmental authorities to mitigate the impact of COVID-19.

67

Other Expenses, Net

Other expenses increased by approximately $12,000, which was mainly attributable to (i) an increase in agent fees to a commercial factoring company for non-recourse factoring, resulting in an exchange for cash flow from accounts receivable for certain project funds in the six months ended March 31, 2023, leading to a net increase in other finance cost of approximately $6,000; and (ii) an increase of approximately $4,000 in interest expenses due to an increase in the principal amount borrowed by the Company.

Income Taxes Provision

Our income tax expense for the six months ended March 31, 2023 increased by approximately $0.4 million compared to the corresponding period in 2022 due to the increase in taxable income and the decrease in deferred expense tax benefit caused by a decrease in provision for credit losses during the six months ended March 31, 2023.

Net Income (Loss)

As a result of the combination of factors discussed above, our net income increased by approximately $1.0 million, or 508.4%, from net loss of approximately $0.2 million for the six months ended March 31, 2022 to net income of approximately $0.8 million for the six months ended March 31, 2023.

Results of Operations for Fiscal Years Ended September 30, 2022 and 2021

The following table sets forth a summary of our results of operations for the fiscal years presented, both in absolute amount and as a percentage of our total revenues for the fiscal years presented. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	For the Fiscal Years Ended September 30,
				Percentage
	2022	2021	Change	Change
Revenues	$11,318,065	$15,309,314	(3,991,249)	(26.1)%
Cost of revenues	(9,900,958)	(13,795,430)	3,894,472	(28.2)%
Gross profit	1,417,107	1,513,884	(96,777)	(6.4)%
Selling expenses	(140,517)	(175,293)	34,776	(19.8)%
General and administrative expenses	(1,039,266)	(664,848)	(374,418)	56.3%
Income from operations	237,324	673,743	(436,419)	(64.8)%
Other expense, net	(237,519)	(302,319)	64,800	(21.4)%
Income taxes provision	(4,027)	(98,911)	94,884	(95.9)%
Net (loss) income	$(4,222)	$272,513	(276,735)	(101.5)%

 Revenues

Our revenues are derived from projects, products and services. Total revenues decreased by approximately $4.0 million, or 26.1%, to approximately $11.3 million in the fiscal year ended September 30, 2022, compared to approximately $15.3 million in the fiscal year ended September 30, 2021.

68

Our revenues from our revenue categories are summarized as follows:

	For the Fiscal Years Ended September 30,
	2022	2021	Change	Change (%)
Revenues
Revenue - projects	$6,894,587	$10,853,017	$(3,958,430)	(36.5)%
Revenue - products	4,166,388	4,305,828	(139,440)	(3.2)%
Revenue - services	257,090	150,469	106,621	70.9%
Total revenues	$11,318,065	$15,309,314	$(3,991,249)	(26.1)%

Revenue from projects

Revenue from HVAC provision, installation and servicing projects in the fiscal year ended September 30, 2022 decreased by approximately $4.0 million compared to the fiscal year ended September 30, 2021. The decrease was mainly due to the delays in the progress of our projects because of the impact of COVID-19 and decrease in the number of projects awarded due to the stricter financial regulations on the real estate industry for the fiscal year ended September 30, 2022 as more fully described below.

The implementation of stricter measures by the PRC governments to contain COVID-19 at the start of 2022, including more travel restrictions orders and longer time of quarantines, had a significant impact on our projects. These measures led to the inability of workers to carry out their tasks, extended transportation times for equipment, disruptions in the delivery of goods by suppliers. As a result, the progress of our projects was delayed.

In the second half of 2020, the People’s Bank of China and the Ministry of Housing and Urban-Rural Development, in collaboration with relevant departments, established financial monitoring and financing management rules for key real estate enterprises, which limit the borrowing capacity of real estate companies. In December 2020, the People’s Bank of China and the China Banking and Insurance Regulatory Commission issued a notice regarding the establishment of a concentration management system for real estate loans in banking financial institutions, which further restricted the channels and scale of loans available to real estate enterprises. As a result of the increased difficulty in financing, real estate companies were unable to sustain a high leverage and high turnover expansion model. Combined with the ongoing economic impact of the pandemic since 2020, some real estate companies experienced financial difficulties and defaults from the second half of 2021 to 2022, leading to an overall weakening of the real estate industry. Consequently, there has been a decrease in the number of new property development projects, halts of construction on existing projects due to funding issues. Additionally, stricter budget control measures have been implemented by real estate companies for new construction projects. In summary, the combination of fewer new projects, construction halts on existing projects, and stricter budget control has had an adverse impact on our revenue.

Revenue from sales of products

Revenue from air conditioner sales in the fiscal year ended September 30, 2022 decreased by approximately $0.1 million compared to the fiscal year ended September 30, 2021. The decrease in revenue was primarily caused by a decrease in sales volume ordered by one of our major customers, compared to the volume they ordered in the previous year. However, this decrease in revenue was offset by an increase in the sales of our products from real estate developers, which aligned with the work schedule required by customers.

Revenue from services

Revenue from installation, maintenance and repair services remained stable, increased slightly by approximately $0.1 million in the fiscal year ended September 30, 2022 compared to the fiscal year ended September 30, 2021.

Cost of Revenues

Total cost of revenues decreased by approximately $3.9 million, or 28.2%, to approximately $9.9 million for the fiscal year ended September 30, 2022, compared to approximately $13.8 million for the fiscal year ended September 30, 2021. The decrease in cost of revenues is mainly due to decrease in revenues.

69

Our cost of revenues for different revenues categories are summarized as follows:

	For the Fiscal Years Ended September 30,
	2022	2021	Change	Change (%)
Cost of Revenues
Cost of revenue - projects	$6,209,976	$9,804,147	$(3,594,171)	(36.7)%
Cost of revenue - products	3,475,607	3,822,577	(346,970)	(9.1)%
Cost of revenue - services	215,375	168,706	46,669	27.7%
Total cost of revenues	$9,900,958	$13,795,430	$(3,894,472)	(28.2)%

Our cost of revenues for projects decreased by approximately $3.6 million, or 36.7%, from approximately $9.8 million for the fiscal year ended September 30, 2021 to approximately $6.2 million for the fiscal year ended September 30, 2022. The decrease in cost of revenue for projects is consistent with the decrease in our project revenue.

Our cost of revenues for product sales decreased by approximately $0.3 million, or 9.1%, to approximately $3.5 million for the fiscal year ended September 30, 2022, from approximately $3.8 million for the fiscal year ended September 30, 2021. The decrease in cost of revenues for product sales aligned with the decline in our product sales.

Our cost of revenues for services increased by approximately $47,000, or 27.7%, to approximately $215,000 for the fiscal year ended September 30, 2022 from approximately $169,000 for the fiscal year ended September 30, 2021. The increase in the cost of revenues for services is consistent with the increase in our service revenues.

Gross Profit

Our gross profit decreased slightly by approximately $97,000, or 6.4%, from approximately $1.5 million for the fiscal year ended September 30, 2021 to approximately $1.4 million for the fiscal year ended September 30, 2022. For the fiscal years ended September 30, 2022 and 2021, our overall gross margin was 12.5% and 9.9%, respectively.

Our gross profit and gross profit margin for different revenue categories are summarized as follows:

	For the Fiscal Years Ended September 30,
	2022	2021	Change/%
Projects
Gross profit	$684,611	$1,048,870	(364,259)
Gross profit margin	9.9%	9.7%	0.2%

Products
Gross profit	$690,781	$483,251	207,530
Gross profit margin	16.6%	11.2%	5.4%

Services
Gross profit	$41,715	$(18,237)	59,952
Gross profit margin	16.2%	(12.1)%	28.3%

Total
Gross profit	$1,417,107	$1,513,884	(96,777)
Gross profit margin	12.5%	9.9%	2.6%

70

The gross profit margin for projects remained stable in the fiscal years ended September 30, 2022 and 2021. The decrease of the gross profit in the fiscal year ended September 30, 2022 by approximately $0.4 million compared with that in the fiscal year ended September 30, 2021, is consistent with the decrease of the revenue from projects.

The gross profit for sales of products increased by approximately $0.2 million in the fiscal year ended September 30, 2022 compared with the fiscal year ended September 30, 2021. The main reason is that in order to expand our customer base, we offered preferential contract terms to certain customers we obtained in the fiscal year ended September 2021 that decreased our gross profit.

The gross profit for services increased by approximately $60,000 in the fiscal year ended September 30, 2022 compared with the fiscal year ended September 30, 2021. The main reason is that in order to establish a cooperative relationship with a major customer, we offered a low price for two consecutive years from the fiscal year ended September 30, 2020 to 2021 to this customer. Then we increased our service prices to the customer in the fiscal year ended September 30, 2022 to achieve profitability. Apart from the gross profit from that customer, the overall gross profit margin of our maintenance and repair services also increased as we increased our profitability for miscellaneous service contracts, leading to an increase in the overall gross profit margin of our service business.

Selling Expenses

Selling expenses decreased by approximately $35,000, or 19.8%, for the fiscal year ended September 30, 2022 compared with the fiscal year ended September 30, 2021. The decrease was mainly due to the decrease of model house construction expenditures of approximately $81,000 because we optimized our marketing strategies to reduce expenditures in constructing model house and hire more salespersons. The decrease was offset by the increase salesperson salaries of approximately $46,000 as we hired more salespersons to promote our products and services and maintain our relationships with major customers.

General and Administrative Expenses

General and administrative expenses increased by approximately $0.4 million, or 56.3%, from approximately $0.6 million for the fiscal year ended September 30, 2021 to approximately $1.0 million for the fiscal year ended September 30, 2022. The increase was mainly due to (i) an increase of approximately $51,000 in employee salaries as the increased number of management personnel and the growth in performance related portion of the salaries of individuals involved in projects, driven by improved project profitability in the fiscal year ended September 30, 2022; (ii) an increase of approximately $29,000 in our social insurance and housing fund expenses as a result of the increase in total salary mentioned above; (iii) an aggregate increase of approximately $69,000 in rent, depreciation and office expenses mainly relating to the cost spend on our newly renovated office, which came into use in the fiscal year ended September 30, 2022; and (iv) an increase of approximately $0.3 million in provision of credit losses as a result of the increased credit risk in real estate industry.

Other Expenses, Net

Other expenses decreased by approximately $65,000, which was mainly attributable to the decrease in financial expenses of approximately $0.1 million. We incurred approximately $117,000 agent fees to a commercial factoring company in exchange for cash flow from accounts receivables for certain project funds in the fiscal year ended September 30, 2021, and this expense decreased in the fiscal year ended September 30, 2022. The decrease was partially offset by the net increase in interest expenses of approximately $50,000 which was mainly due to (i) an increase of $58,000 interest expenses from the longer lending period of the loans borrowed from Huaneng Guicheng Trust and banks other than Standard Chartered Bank in the fiscal year ended September 30, 2022 compared to that in the fiscal year ended September 30, 2021; (ii) a decrease of $8,000 interest expenses of a loan borrowed from Standard Chartered Bank incurred in the fiscal year ended September 30, 2022 compared to that in the fiscal year ended September 30, 2021 due to the decreased principal as a result of the monthly repayment of principal and interest.

Income Taxes Provision

Our income tax expense in the fiscal year ended September 30, 2022 decreased by approximately $95,000 compared to that in the fiscal year ended September 30, 2021 due to the decrease in taxable income and the increase in deferred income tax benefit caused by an increase in provision for credit losses during the fiscal year ended September 30, 2022.

71

Net (Loss) Income

As a result of the combination of factors discussed above, our net income decreased by approximately $0.3 million, or 101.5%, from net income of approximately $0.3 million for the fiscal year ended September 30, 2021 to net loss of approximately $4,000 for the fiscal year ended September 30, 2022.

Liquidity and Capital Resources

As of March 31, 2023, our working capital was approximately $1.1 million and cash and restricted cash amounted to approximately $0.7 million. In assessing our liquidity, we monitor and analyze our cash on-hand and our operating expenditure commitments. Our liquidity needs are to meet our working capital requirements and operating expenses obligations. To date, we have financed our operations primarily through cash flows from operations and borrowings from banks and third parties.

We believe our current working capital is sufficient to support our operations for the next twelve months. We may, however, need additional financial resources in the future if we experience changes in business conditions or other developments or if we find and wish to pursue opportunities for investment, acquisition, capital expenditure, or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to obtain additional debt facilities. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Cash Flows

For Six Months Ended March 31, 2023 and 2022

The following table summarizes the key components of our cash flows for the six months ended March 31, 2023 and 2022.

	For the Six Months ended March 31
	2023	2022

Net cash (used in) provided by operating activities	$(551,654)	$481,272
Net cash provided by (used in) investing activities	116,248	(132,177)
Net cash provided by (used in) financing activities	559,019	(204,981)
Effect of changes of exchange rates on cash and restricted cash	22,476	5,824
Net increase in cash and restricted cash	$146,089	$149,938

Operating Activities

Net cash used in operating activities was approximately $0.6 million for the six months ended March 31, 2023, primarily attributable to an increase of approximately $1.3 million in accounts and notes receivable, which was corresponding to our increase in revenues, an increase in advance to suppliers of approximately $0.4 million, an increase in contract assets of approximately $0.1 million, a decrease in accounts payable of approximately $1.7 million and a decrease in contract liabilities of approximately $0.1 million. The net cash used in operating activities was partially offset by net income of approximately $0.8 million, a decrease in contract fulfilment costs of approximately $1.5 million due to our reduced costs incurred for projects, a decrease in inventories of approximately $0.1 million, an increase in other payables and accrued liabilities of approximately $0.2 million, and an increase in taxes payable of approximately $0.4 million.

72

Net cash provided by operating activities was approximately $0.5 million for the six months ended March 31, 2022, primarily attributable to a non-cash adjustment of provision for credit losses of approximately $0.3 million, a decrease in inventories of approximately $0.2 million, a decrease in other receivables of approximately $0.5 million, a decrease in contract assets of approximately $0.4 million, an increase in accounts payable of approximately $1.3 million due to an increased credit limit granted by one of our major suppliers, and an increase in contract liabilities of approximately $0.7 million. The net cash provided by operating activities was partially offset by a net loss of approximately $0.2 million, an increase in accounts receivable of approximately $1.4 million, an increase in contract fulfilment cots of approximately $1.2 million due to our reduced costs incurred for projects, and a decrease in taxes payable of approximately $0.1 million.

Investing Activities

Net cash provided by investing activities was approximately $0.1 million for the six months ended March 31, 2023, attributable to repayment received from loans to shareholders of approximately $0.2 million and partially offset by purchase of equipment of approximately $28,000.

Net cash used in investing activities was approximately $0.1 million for the six months ended March 31, 2022, attributable to loans to a shareholder of approximately $85,000 and purchase of equipment of approximately $48,000.

Financing Activities

Net cash provided by financing activities was approximately $0.6 million for the six months ended March 31, 2023, primarily attributable to proceeds of loans from banks and a third party of approximately $2.5 million which was partially offset by repayments of loans from banks and a third party of approximately $1.9 million.

Net cash used in financing activities was approximately $0.2 million for the six months ended March 31, 2022, primarily attributable to repayments of loans from banks and a third party of approximately $2.0 million and repayments of loans to shareholder of approximately $0.2 million which was partially offset by proceeds from loans from banks and a third party of approximately $2.0 million.

For the Fiscal Years Ended September 30, 2022 and 2021

The following table summarizes the key components of our cash flows for the fiscal years ended September 30, 2022 and 2021.

	For the Fiscal Years Ended September 30
	2022	2021

Net cash provided by (used in) operating activities	$968,190	$(1,108,366)
Net cash used in investing activities	(447,173)	(42,246)
Net cash (used in) provided by financing activities	(206,394)	1,446,913
Effect of changes of exchange rates on cash and restricted cash	(54,257)	3,632
Net increase in cash and restricted cash	$260,366	$299,933

73

Operating Activities

Net cash provided by operating activities was approximately $1.0 million for the fiscal year ended September 30, 2022, primarily attributable to net loss of approximately $4,000, a non-cash adjustment of provision for credit losses of approximately $0.3 million, a decrease in other receivable of approximately $0.5 million, an increase in accounts payable of approximately $0.7 million due to the increased credit limits offered by suppliers, an increase in contract liabilities of approximately $0.8 million and an increase in other payables and accrued liabilities of approximately $0.2 million. The net cash provided by operating activities was partially offset by an increase in advance to suppliers of approximately $0.1 million as we prepaid third-party contractors to secure the supplies of air conditioners, an increase in contract assets of approximately $0.2 million, and an increase in contract fulfilment costs of approximately $1.2 million as we had incurred costs for newer projects which have not met the performance milestones for billing.

Net cash used in operating activities was approximately $1.1 million for the fiscal year ended September 30, 2021, primarily attributable to an increase in contract fulfilment costs of approximately $2.3 million as we had more costs incurred for projects, an increase in contract assets of approximately $1.2 million as we delivered more air conditioners at the year end, an increase in inventory of approximately $0.2 million, and an increase in other receivables, such as project deposits of approximately $0.5 million which is consistent with our revenue growth. The net cash used in operating activities was offset by net income of approximately $0.3 million, a decrease in accounts receivable of approximately $2.0 million as we collected more payments from customers, an increase in other payables and accrued liabilities of approximately $0.1 million and an increase in contract liabilities of approximately $0.4 million and an increase in taxes payable of approximately $0.2 million.

Investing Activities

Net cash used in investing activities was approximately $0.4 million for the fiscal year ended September 30, 2022, attributable to loans paid to a shareholder of approximately $0.2 million and purchase of equipment of approximately $0.2 million.

Net cash used in investing activities was approximately $42,000 for the fiscal year ended September 30, 2021, attributable to equipment purchases of approximately $26,000 and prepayment of a software purchase in the amount of approximately $16,000.

Financing Activities

Net cash used in financing activities was approximately $0.2 million for the fiscal year ended September 30, 2022, primarily attributable to repayments of loans from banks and a third party of approximately $2.9 million and repayments of shareholder loans of approximately $0.2 million. Net cash used in financing activities was partially offset by proceeds from loans from banks and third parties of approximately $2.9 million.

Net cash provided by financing activities was approximately $1.4 million for the fiscal year ended September 30, 2021, primarily attributable to proceeds from loans from banks and third parties of approximately $2.6 million. Net cash provided by financing activities was offset by repayments of loans from banks and a third party of approximately $1.1 million, and repayments of shareholder loans of approximately $0.1 million.

Analysis of Items with Major Changes on the Consolidated Balance Sheets

As of March 31, 2023 and September 30, 2022

The following table sets forth a breakdown of our assets and liabilities as of the dates indicated.

74

	March 31,	September 30,
	2023	2022
	(Unaudited)
CURRENT ASSETS
Cash	$184,896	$156,538
Restricted cash	454,616	270,192
Accounts and notes receivable, net	2,352,267	1,076,766
Inventories	36,625	168,510
Contract assets, net	788,953	1,066,580
Contract fulfilment costs	2,773,869	4,189,127
Advance to suppliers	572,053	143,105
Due from a shareholder	93,118	238,353
Other receivables, net	188,814	181,400
Deferred IPO costs	201,307	—
Total current assets	7,646,518	7,490,571

Property and equipment, net	187,102	170,404
Right-of-use assets – operating lease	105,229	113,572
Restricted cash - non-current	79,843	146,536
Contract assets, net – non-current	701,065	222,100
Prepayments for software	42,138	33,722
Deferred tax assets	143,685	122,299
Total non-current assets	1,259,062	808,633

Total assets	$8,905,580	$8,299,204

CURRENT LIABILITIES
Short-term bank loans	$2,038,558	$1,405,778
Current portion of long-term loans	231,549	255,207
Operating lease liabilities - current	31,439	28,777
Contract liabilities	1,215,767	1,313,292
Accounts payable	1,304,117	2,893,955
Other payables and accrued liabilities	1,068,929	868,586
Taxes payable	698,813	319,659
Total current liabilities	6,589,172	7,085,254

NON-CURRENT LIABILITIES
Long-term loans	200,216	175,722
Operating lease liabilities – non-current	84,274	96,941
Total non-current liabilities	284,490	272,663

Total liabilities	$6,873,662	$7,357,917

75

Accounts and notes receivable, net

Accounts and notes receivable represented receivables from our customers arising from our contract work. Our accounts and notes receivable increased by approximately $1.3 million, or 118.5%, to approximately $2.4 million as of March 31, 2023 from approximately $1.1 million as of September 30, 2022. The increase was mainly due to the increase of approximately $2.7 million, or 55.7%, in total revenues of the six months ended March 31, 2023 compared to the same period in the fiscal year of 2022.

Contract fulfilment costs

Contract fulfilment costs represented costs incurred to date to fulfill a specific project. Contract fulfilment costs decreased by approximately $1.4 million, or 33.8%, to approximately $2.8 million as of March 31, 2023 from approximately $4.2 million as of September 30, 2022. The decrease was mainly due to the completion of some major projects with the recognition of project costs from contract fulfilment costs of approximately $1.7 million during the six months ended March 31, 2023.

Inventories

Inventories decreased by approximately $0.1 million, or 78.3%, to approximately $40,000 as of March 31, 2023 from approximately $0.2 million as of September 30, 2022. This decrease was attributed to the timely delivery and prompt receipt of payments from customers, leading to a decrease    of inventory-in-transit resulting from sales of products as of March 31, 2023, in comparison to the status as of September 30, 2022.

Contract assets, net

Contract assets include amounts due under retainage provisions and revenue recognized in excess of amounts billed. Contract assets increased by approximately $0.2 million, or 15.6%, to approximately $1.5 million as of March 31, 2023 from approximately $1.3 million as of September 30, 2022. The increase was resulting from the completion of certain major contracts during the six months ended March 31, 2023.

Accounts payable

Accounts payable decreased by approximately $1.6 million, or 54.9%, to approximately $1.3 million as of March 31, 2023 from approximately $2.9 million as of September 30, 2022. In March 2022, one of our major suppliers had granted us a credit limit of RMB7.5 million (approximately $1.1 million) for equipment procurement, with pledges of a real estate owned by an independent individual and the real estate owned by the shareholders of our Company. We have partially paid off the outstanding balance as approaching the due date of such credit limit. The decrease in accounts payable was also due to the payments of settlement with   our subcontractors upon the verification of project completion during the six months ended March 31, 2023.

Contract liabilities

Contract liabilities decreased by approximately $0.1 million, or 7.4%, to approximately $1.2 million as of March 31, 2023 from approximately $1.3 million as of September 30, 2022. The decrease was mainly due to the increase in project milestones reached during the six months ended March 31, 2023, resulting in an increase in revenue recognized that was included in contract liabilities as of October 1, 2022.

Taxes payable

Taxes payable increased by approximately $0.4 million, or 118.6%, to approximately $0.7 million as of March 31, 2023 from approximately $0.3 million as of September 30, 2022. The increase was mainly due to the increase of taxable income during the six months ended March 31, 2023.

As of September 30, 2022 and 2021

The following table sets forth a breakdown of our assets and liabilities as of the dates indicated.

76

	September 30,	September 30,
	2022	2021

CURRENT ASSETS
Cash	$156,538	$279,262
Restricted cash	270,192	—
Accounts receivable, net	1,076,766	1,503,013
Inventories	168,510	200,206
Contract assets, net	1,066,580	1,054,153
Contract fulfilment costs	4,189,127	3,423,441
Advance to suppliers	143,105	56,226
Due from a shareholder	238,353	—
Other receivables, net	181,400	705,293
Total current assets	7,490,571	7,221,594

Property and equipment, net	170,404	26,058
Right-of-use assets – operating lease	113,572	240,183
Restricted cash - non-current	146,536	33,638
Contract assets, net – non-current	222,100	192,696
Prepayments for software	33,722	16,134
Deferred tax assets	122,299	38,454
Total non-current assets	808,633	547,163

Total assets	$8,299,204	$7,768,757

CURRENT LIABILITIES
Short-term bank loans	$1,405,778	$1,551,976
Current portion of long-term loans	255,207	302,650
Operating lease liabilities - current	28,777	28,746
Contract liabilities	1,313,292	685,613
Accounts payable	2,893,955	2,464,420
Other payables and accrued liabilities	868,586	745,303
Due to a shareholder	—	181,659
Taxes payable	319,659	330,609
Total current liabilities	7,085,254	6,290,976

NON-CURRENT LIABILITIES
Long-term loans	175,722	229,827
Operating lease liabilities – non-current	96,941	204,484
Total non-current liabilities	$272,663	$434,311

Total liabilities	$7,357,917	$6,725,287

Accounts receivable, net

Accounts receivable represented receivables from our customers arising from our contract work. Our accounts receivable decreased by approximately $0.4 million, or 28.4%, to approximately $1.1 million as of September 30, 2022 from approximately $1.5 million as of September 30, 2021. The decrease was mainly due to two factors: (i) a decrease of approximately $4.0 million, or 26.1%, in total revenues of the fiscal year ended September 30, 2022 compared to that in the fiscal year ended September 30, 2021, and (ii) allowance for credit loss on accounts receivable increased due to the increased credit risk in real estate industry.

77

Other receivables, net

Other receivables decreased by approximately $0.5 million, or 74.3%, to approximately $0.2 million as of September 30, 2022 from approximately $0.7 million as of September 30, 2021. This decrease was primarily due to the completion of one air conditioning project during the fiscal year ended September 30, 2022, resulting in the recovery of the project deposit of RMB1.6 million (approximately $0.2 million) by us.

Contract fulfilment costs

Contract fulfilment costs represented costs incurred to date to fulfill a specific project. Contract fulfilment costs increased by approximately $0.8 million, or 22.4%, to approximately $4.2 million as of September 30, 2022 from approximately $3.4 million as of September 30, 2021. The increase was mainly due to the increased projects under construction and newly commenced projects in the fiscal year ended September 30, 2022 compared to that in the fiscal year ended September 30, 2021.

Accounts payable

Accounts payable increase by approximately $0.4 million, or 17.4%, to approximately $2.9 million as of September 30, 2022 from approximately $2.5 million as of September 30, 2021. Starting from March 2022, one of our major suppliers has granted us a credit limit of RMB7.5 million (approximately $1.1 million) for equipment procurement, with pledges of a real estate owned by an independent individual and the real estate owned by the shareholders of our Company. The increase in accounts payable was mainly due to outstanding purchases we made from this supplier, because of the increased credit limit granted by it.

Contract liabilities

Contract liabilities increased by approximately $0.6 million, or 91.6%, to approximately $1.3 million as of September 30, 2022 from approximately $0.7 million as of September 30, 2021. The increase was mainly due to the payment received by us from customers in excess of revenue recognized during the fiscal year ended September 30, 2022, as the payment milestone sets in the contract was before the progress of our work performed.

Commitments and Contingencies

In the normal course of business, we are subject to loss contingencies, such as legal proceedings and claims arising out of our business, which cover a wide range of matters, including tax matters. In accordance with FASB ASC No. 450-20, “Loss Contingencies”, we will record accruals for such loss contingencies when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. For the six months ended March 31, 2023 and 2022, we did not record any accruals for loss contingencies.

The following table summarizes our contractual obligations as of March 31, 2023:

	Payments Due by Period
Contractual obligations	Total	Less than 1 Year	1 – 3 years	3 – 5 Years	More than 5 Years
Short-term loans – banks	$2,038,558	$2,038,558	$—	$—	$—
Long-term loans – a bank	334,084	180,585	153,499	—	—
Long-term loans – a third party	97,681	50,964	46,717	—	—
Operating lease obligations	136,292	41,936	83,872	10,484	—
Total	$2,606,615	$2,312,043	$284,088	$10,484	$—

The following table summarizes our contractual obligations as of September 30, 2022:

	Payments Due by Period
Contractual obligations	Total	Less than 1 Year	1 – 3 years	3 – 5 Years	More than 5 Years
Short-term loans – a bank	$1,405,778	$1,405,778	$—	$—	$—
Long-term loan – a bank	44,340	44,340	—	—	—
Long-term loans – a third party	386,589	210,867	175,722	—	—
Operating lease obligations	151,823	40,486	80,972	30,365	—
Total	$1,988,530	$1,701,471	$256,694	$30,365	$—

78

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements including arrangements as of September 30, 2022 and March 31, 2023 that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Critical Accounting Policies and Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities on the balance sheet date and the reported amounts of revenues and expenses during the reporting periods. Accounting estimates reflected in the Company’s consolidated financial statements include the budget cost used for contract fulfillment costs and accrued contract costs calculation, the discount rate used for right-of-use assets and lease liabilities calculation, the useful lives of property and equipment, impairment of long-lived assets, allowance for credit losses for accounts receivables and contract assets, deferred tax assets and uncertain tax position, and other provisions and contingencies. Despite the fact that the Company determined there are no critical accounting estimates, the most significant estimates relate to the budget cost used for contract fulfillment costs and accrued contract costs calculation, and allowance for credit losses for accounts receivables and contract assets.

Budget cost

Budget costs are prepared by the Company based on quotations from time to time provided by the major suppliers and subcontractors involved and the experience of management. In order to keep the budget cost accurate and up-to-date, our management conducts annual reviews of the budget cost by comparing the budget amounts to the actual amounts incurred.

Allowance for credit losses

The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances and the contract assets, credit quality and specific risk characteristics of its customers, current economic conditions, forecasts of future economic conditions, reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company has adopted loss rate method and individual specific valuation method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate. For accounts receivable aged less than one year and non-overdue contract assets, the Company uses the loss rate method, which is a combination of historical rate method and adjustment rate method, to estimate the credit loss. For accounts receivable aged over one year and overdue retainage receivable, the Company uses the individual specific valuation method to estimate the credit loss.

The Company believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

While our significant accounting policies are more fully described in Note 2 – Summary of Significant Accounting Policies to our consolidated financial statements, we believe that there were no critical accounting policies that affect the preparation of financial statements.

79

Quantitative and Qualitative Disclosures about Market Risks

Inflation Risk

Inflationary factors, such as increases in personnel and overhead costs, could impair our operating results. Although we do not believe that inflation has had a material impact on our financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on our ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Interest Rate Risk

We are exposed to interest rate risk while we have short-term and long-term bank and third-party loans outstanding. Although interest rates for our loans are about fixed for the terms of the loans, and interest rates are subject to change upon renewal.

Foreign Exchange Risk

Our operating entity’s functional currency is RMB and our reporting currency is U.S. dollar. As a result, we are exposed to foreign exchange risk as our results of operations may be affected by fluctuations in the exchange rate between U.S. dollar and RMB. If the RMB depreciates against the U.S. dollar, the value of our revenues, earnings, and assets in RMB as expressed in our financial statements in U.S. dollar will decline. We have not entered into any hedging transactions in an effort to reduce our exposure to foreign exchange risk.

Impact of COVID-19

There has been a global pandemic of a novel strain of coronavirus (COVID-19) that first emerged in China in December 2019 and has spread globally. The COVID-19 pandemic has resulted in quarantines, travel restrictions, and the temporary closures of stores and business facilities in China for the first half year of 2020. In March 2020, the World Health Organization declared COVID-19 as a global pandemic. Given the rapidly expanding nature of COVID-19 pandemic, and substantially all of our business operations and our workforces are concentrated in China, we believe that it has impacted and will likely continue to impact our business, results of operations, and financial condition. Although we are currently fully functional, potential impact on our results of operations will also depend on future developments and information that may emerge regarding the duration and severity of COVID-19 and the actions taken by governmental authorities and other entities to contain COVID-19 or to mitigate its impacts, almost all of which are beyond our control.

The impacts of COVID-19 on our business, financial condition, and results of operations include, but are not limited to, the following:

80

●	We have experienced some disruption to our supply chain during the PRC government mandated lockdown, with suppliers delay in delivering materials and equipment, which caused a delay in the progress of our projects. While all our major suppliers are currently fully operational, any future disruption in their operations would impact our ability to deliver our products and services to customers. In addition, reductions in commercial airline and cargo flights, disruptions to ports and other shipping infrastructure resulting from the COVID-19 pandemic resulted in increased transport times to deliver our products to customers. This limited our ability to fulfill orders and we were unable to satisfy all of the demand for our products or service in a timely manner, which adversely affected our revenue and relationships with our customers.

●

In March 2022, a new COVID-19 subvariant (omicron) outbreak hit China and spread faster and more easily than variants of the previous virus. As a result, a new round of lockdown, quarantines or travel restrictions was imposed upon different provinces or cities in China by the relevant local government authorities. Although our product supply returned to normal after initial delays of 7 to 20 days, some customers delayed their payments due to delayed acceptance of the goods or services transferred and stay-at-home orders. We provided extended payment terms of up to 3 months for our customers. As of March 31, 2023, our accounts and notes receivable exclusive of allowance for credit losses was $2.6 million, with approximately $0.6 million of accounts receivable remaining outstanding as of July 31, 2023.   We actively monitor our accounts receivable status and regularly communicate with our customers to ensure timely collection or response to any delays. We do not anticipate difficulties in collecting our accounts receivable, as we have not encountered any major difficulties in collecting payments during the COVID-19 pandemic and are not aware of any issues that may affect our customers’ ability to pay. Notwithstanding the foregoing, except for the temporary labor shortage due to the lockdown, we have not experienced inventory, material shortages or reduced headcount of our employees during the lockdown period in Chengdu City, Sichuan Province.

The World Health Organization (WHO) announced on May 5, 2023 that COVID-19 is no longer a public health emergency of international concern. In the long term, the aftermath of the COVID-19 pandemic is likely to adversely affect the economies and financial markets of many countries and may result in a global economic downturn or a recession. This would likely adversely affect demand for some of our products or services, which may, in turn negatively impact our results of operations.

Holding Company Structure

WF is a holding company with no material operations of its own. We conduct our operations primarily through our PRC subsidiaries in China. As a result, our ability to pay dividends depends upon dividends paid by our PRC subsidiaries. If our existing PRC subsidiaries or any newly formed ones incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends to us. In addition, our wholly foreign-owned subsidiary in China is permitted to pay dividends to us only out of its retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Under PRC law, each of our PRC subsidiaries in China is required to set aside at least 10% of its after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their registered capital. In addition, our wholly foreign-owned subsidiary in China may allocate a portion of its after-tax profits based on PRC accounting standards to enterprise expansion funds and staff bonus and welfare funds at its discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by SAFE. Our PRC subsidiaries have not paid dividends and will not be able to pay dividends until they generate accumulated profits and meet the requirements for statutory reserve funds.

81

INDUSTRY

The HVAC services industry in China has experienced significant growth in recent years. China’s rapid economic development, increasing urbanization, rising disposable incomes, and growing awareness of environmental and health concerns have all contributed to the expansion of the HVAC services market. As a result, the demand for high-quality HVAC services and solutions has soared. According to TechNavio, a provider of market and consumer data, the global HVAC services market was valued at approximately $69.03 billion in 2022 and is estimated to grow to approximately $144.1 billion in 2027, representing a compounded annual growth rate of 15.86% between 2022 and 2027.

Global - HVAC Services Market Size and Forecast 2022-2027

Year	2022	2023	2024	2025	2026	2027
Market size ($ billion)	69.03	75.42	86.00	100.66	118.67	144.10

Source: Developed by TechNavio.

The HVAC services market is further segmented into non-residential and residential markets. According to TechNavio, the residential segment will grow at a compounded annual growth rate of 20.97% between 2022 and 2027. Residential will be the fastest growing segment within the overall market and will grow from approximately $14.66 billion in 2022 to approximately $37.98 billion in 2027. Residential segment will contribute 31.06% of the incremental growth in the overall market between 2022 and 2027. We have been collaborating with property development companies that offer high-end fully furnished homes and anticipate further growth as we continue to capitalize on the opportunities presented by the residential segment of the HVAC services market.

We believe our business will grow together with this booming global market and we are ready to expand with the growth opportunity based on the following factors:

●	China’s HVAC service market has shown strong growth and is expected to continue. According to TechNavio, in 2022, China contributed 28.32% to the global HVAC services market. The global HVAC services market will retain its high growth during the period of 2022 to 2027, owing to the high growth potential of China. The year-on-year growth rate in China during 2022 to 2027 will vary between 9.05% and 21.24%. China is likely to retain its leadership in the market in 2027, estimated to grow at a compounded annual growth rate of 15.66% between 2022 and 2027. The market is experiencing substantial growth, primarily due to increasing construction activities and a rising population.

82

●

HVAC service market is anticipated to thrive with the Chengdu-Chongqing Economic Circle. The master plan for the construction of the Chengdu-Chongqing economic circle issued by the Chinese Central Committee and State Council in October 2021, identifies Chengdu, certain districts in Chongqing, and 14 other Sichuan cities as the “Chengdu-Chongqing Economic Circle”. Covering an area of approximately 45.7 million acres, the Chengdu-Chongqing Economic Circle has a population of over 96 million and a GDP of 6.3 trillion yuan (about 984.7 billion U.S. dollars) as of 2021, creating a huge market in the hinterland of China’s western region. The strong economy in the regions provides a solid foundation for development. The per-capita GDP reached RMB86,879 in Chongqing and RMB94,622 in Chengdu during 2021 (the per-capita GDP of Sichuan Province as a whole was RMB64,326). The economic scale and potential of the Chengdu-Chongqing region will contribute to building a strong domestic market. The strong economy in the regions coupled with the new urbanization plan promoted by the Chinese government will provide a great market opportunity to the construction industry in Chengdu-Chongqing region, which in turn will promote the ancillary services industries, such as HVAC services industry. We have been operating our business in the heart of the Chengdu-Chongqing Economic Circle since 2009 and believe that we are well-positioned to capitalize on this growth opportunity and contribute to the region’s development within the circle.

●	Our chosen brand partner adeptly embraces the green development trend in China. The global warming phenomenon has led to increased demand for HVAC installation services. As temperatures continue to rise, the need for effective climate control solutions becomes imperative. China’s Ministry of Construction and the Ministry of Science and Technology released the “Outline of the 14th Five-Year Plan for National Economic and Social Development of the People’s Republic of China and Vision in 2035”, which has clarified the goal of deeper development for green building and building energy efficiency in China, providing a clear development orientation for the entire country and construction industry. Toshiba air-conditioners have consistently been recognized in China as one of the most energy-saving air conditioning equipment and have won ECCJ Japan Energy Conservation Award 32 times since the Energy Conservation Center in Japan (ECCJ) commenced such award program in 1990. Toshiba air conditioning equipment have become one of the go-to brands in China when it comes to energy-saving air-conditioners. Since 2011, we have been a distributor for Toshiba, we are an authorized dealer of Toshiba air conditioning equipment and are authorized to install Toshiba air conditioners. Our partnership with Toshiba positions us to meet the growing demand for energy-efficient HVAC solutions. By offering Toshiba products and leveraging their reputation for energy savings, we can capture a larger market share and contribute to the sustainable development goals of the industry.

●	Rising awareness of public health in China. The global COVID-19 pandemic has sparked a heightened focus on improving people’s overall health and prioritizing healthy living. Indoor air quality has gained significant attention, as contaminants such as fungi, dust, and bacteria can have detrimental effects on individuals’ health when inhaled. The ventilation and air-conditioning conditions within a building are directly linked to various health issues, including respiratory infections and asthma and have driven the demand for HVAC solutions that ensure clean and healthy indoor air. We are well-positioned to meet this growing demand for improved indoor air quality and health-conscious HVAC solutions because of our expertise in designing and installing the HVAC systems. Our expertise in designing, installing, and maintaining HVAC systems aligns with the changing market landscape. By addressing the rising awareness of public health and hygiene concerns, we provide HVAC services that contribute to healthier living environments for our customers in China.

Challenges

Talent shortage

HVAC services industry relies extensively on labor for operations, and there is a restraint on the growth of the market because of the increased demand of HVAC technicians. Various technical staff are required to conduct HVAC installation and maintenance work, including but not limited to electrical control worker, sheet metal worker, and thermal insulation craftsman. HVAC technicians need to be trained to install, repair, and replace all forms of HVAC systems. Currently, there is a gap between the supply and demand of qualified staff in China. The slow growth of labor supply is a major concern to the HVAC installation and maintenance services market in China and worldwide.

Increase in labor costs

Over the past few years, labor costs in China nearly doubled. Since there is a shortage of manpower in the HVAC services industry and the general average wages of workers in China have increased, the increase in labor costs is one of the challenges faced in the HVAC services industry in China. Companies with relatively low profitability may have difficulties in withstanding the pressure of the increasing labor costs.

83

BUSINESS

Overview

WF International Limited is a holding company incorporated as an exempted company under the laws of the Cayman Islands. As a holding company with no material operations of its own, it conducts substantially all of its operations through its PRC subsidiaries, primarily Shanyou HVAC, which started its business in Chengdu, China in 2009.

We are principally engaged in the provision of supply, installation, fitting-out and maintenance services for HVAC system and floor heating systems. We have provided the supply, installation and fitting-out services for HVAC systems for large-scaled commercial projects consisting of offices, hotels, manufactures, airports and hospitals, such as the International Finance Square HVAC projects across China, Chengdu Vanke Charm City, Chengdu Raffles Plaza, Chengdu Yinshi Plaza, Chengdu Metro No. Ten Line, and Panzhihua Jinhai Hotel. We currently focus on serving commercial real estate development clients that offer high-end fully furnished homes.

Since 2017, we have diversified our range of services or products to encompass heating and water purification solutions. Our offerings now include sales, installation, maintenance, and/or services of HVAC systems, floor heating systems and water purification systems in the high-end fully furnished residential projects.

Notable projects we have undertaken include, but are not limited to, (i) installation of 1,585 Toshiba brand units for the Jibao Ling Yun Feng Ge project (a 7.2 acres real estate development project in Chengdu, China, offering fully furnished units); (ii) 46 Mitsubishi Electric brand units for the B3 Group Air Conditioning Project in Luhu Ecological City (a 1.33 acres real estate development project); (iii) 864 Toshiba brand air-conditioning units for the Y9 Group project (a 5.27 acres real estate development project); (iv) 692 Toshiba brand air-conditioning units and 692 Brolan brand fresh air units for the C13 Group Air Conditioning Project (a 4.0 acres real estate development project); (v) 431 Toshiba brand units for the C20 Group Air Conditioning Project (2.8 acres real estate development project); (vi) 608 Gree brand units and 608 Brolan brand fresh air units for the Guangming Rongfu Air Conditioning and Fresh Air Project (a 3.33 acres real estate development project); (vii) 625 Toshiba brand units for the Phase 1, Section 1 Project of Shoukai Yunzhuming Mansion (a 3.33 acres real estate development project); and (viii) HVAC services for 20,000 square meters with Gree brand units for the Chengdu Longguang Century Center project.

Our current primary focus is on collaborating with property development companies that offer high-end fully furnished homes. We provide these clients with comprehensive electromechanical solutions, including the provision of supply, installation, fitting-out and maintenance services, for HVAC systems and floor heating systems.  This approach has positioned us as an integrated supplier of both electromechanical products and installation services. Generally, we do not keep any inventories as our materials and equipment are purchased and consumed on a project-by-project basis. Suppliers of goods and services to our company mainly include: (i) suppliers of equipment of air-conditioning, fresh air ventilation, floor heating systems and water purification systems and related materials; and (ii) suppliers of subcontract services on our equipment and materials. In executing our projects, we are generally responsible for the planning of the engineering works, arrangement of direct labor and subcontractors, sourcing of materials and equipment, work supervision and quality control, and ensuring compliance with the customers’ requirements. We primarily subcontract the installation and fitting-out works of HVAC systems to our subcontractors, and we rely on the expertise of our in-house project team to ensure work quality that meets customer expectations and prescribed timelines. Our in-house team oversees engineering quality, procures equipment and materials, communicates with clients, handles project settlement, and controls costs. Further details of our suppliers are set out in the paragraphs headed “—Our Suppliers”.

We are driven by an experienced management team. Led by our CEO, Ke Chen, our business operation has formed a strong customer base in Chengdu and has expanded to neighboring cities including Meishan City and Mianyang City in Sichuan Province, China. With the expansion of our customer base, the demand for our services has grown in recent years. We generate revenues primarily through contracting services consisting of sales of products and provision of services. During the fiscal years ended September 30, 2022 and 2021, our revenues were approximately $11.3 million and $15.3 million, respectively. We generated net loss of approximately $4,000 for the fiscal year ended September 30, 2022 and net income of approximately $0.3 million for the fiscal year ended September 30, 2021. During the six months ended March 31, 2023 and 2022, our revenues were approximately $7.5 million and $4.8 million, respectively. We generated net income of approximately $0.8 million for the six months ended March 31, 2023 and net loss of approximately $0.2 million for the six months ended March 31, 2022.

84

Our Strengths

We believe that the following strengths contribute to our growth and differentiate us from our competitors:

●	Long-standing relationships with major customers. We have established long-term relationships with our major customers. For example, two largest customers for the fiscal years ended September 30, 2022 and 2021 have engaged us for service periods ranging from approximately seven years to over ten years. Since 2016, we have signed 79 contracts with two of our top five customers, both of which are real estate developers that focuses on high-end mixed-use real estate development and operation, such as the Chengdu “Luhu Ecological City” project which covers an area of 8,300 acres and has an estimated development cycle of 20 years that has been ongoing for 10 years. We believe that as we consistently serve the customers’ needs to their satisfaction, we have established good relationship with our customers and are therefore often invited to submit tenders. As of the date of this prospectus, we are on the approved list for tender invitations for 44 customers.

●

Stable relationships with our key suppliers and subcontractors. We have established stable business relationships with our key suppliers and subcontractors. Over the years, we have maintained enduring partnerships with our top five suppliers, spanning a period of approximately 2 to 12 years. Maintaining good and longstanding relationships with our suppliers and subcontractors empowers us to negotiate competitive prices effectively and ensure a reliable supply of equipment and materials as well as services. In addition, we have cooperated with our top two subcontractors for a period of approximately two years. By maintaining a stable relationship with our subcontractors, our customers benefit from a consistent quality of service, timely delivery of works and less likely to incur cost overruns.

●	Efficient tendering process and cost control management. Leveraging our years of operating experience and expertise in the HVAC services industry, we have developed an efficient and systematic tender review process. The tender review process involves multiple stages to ensure a correct estimation of the potential costs of the projects, effective distribution of resources and competitive pricing to our customers while maintaining an acceptable profit margin. Our management team is highly experienced in predicting project costs accurately, as it is our practice of providing lump-sum fee quotations. Our cost analysis and accurate predictions allow us to maintain a healthy profit margin and deliver exceptional value to our clients.

●	Competitive advantages brought by well-known brands. Competitive advantages for HVAC service providers are often brought by the brands of the products offered. We utilize our industry knowledge and strong brand relationships to guide our clients, including high-end and mid-end real estate development developer clients and commercial infrastructure project customers, in their brand selection. Our expertise helps them make informed purchase decisions based on their specific project requirements. Since 2011, we have been a distributor for Toshiba, a renowned air conditioning manufacturer; since 2019, we have been a distributor for Gree, another leading air conditioning manufacturer in China; and since 2020, we have been the authorized representative for AO Smith, a well-known brand in engineering projects and the authorized sales dealer for Midea air conditioning. Currently, high-end real estate developers prefer to purchase Toshiba air conditioners due to the brand’s reputation for flexible service mechanisms and high-quality cost-performance ratio. According to a 2021 report published by Aiken Network, an internet publisher on HVAC and home furnishing industry news, sales volume of Toshiba air conditioners increased by more than 50% in the year of 2021 comparing to the year before.

●	Premium works and services, and safety and environmental assurance. We place extensive emphasis on safety and quality control as they can directly affect our reputation, service quality and profitability, which are our customers’ key assessment criteria in selecting their service providers. We have adopted a set of comprehensive occupational health and safety measures to prevent the occurrence of accidents. Our technicians are qualified professionals who hold certifications such as the Registration Certificate of Associate Constructor of the PRC, Safety Production Examination Certificate of Person in Charge of Construction Enterprises, and Special Operating Certificates in Electrical Work, including Low Voltage Electrical Work. These qualifications validate the skills, service quality and expertise of our team members in their respective fields.

85

●	Experienced management team. We have an experienced and passionate management team that has steered the acceleration of our growth and set our strategic direction, all underpinned by a unified purpose of providing integrated quality services to our customers. Our company culture, strategic vision and operational execution are driven by our founder, Ms. Ke Chen. Ms. Chen is an entrepreneur who has been engaged in the HVAC services industry for over a decade and has accumulated extensive experience. We believe that insights and capabilities of our management team can effectively help us understand, analyze and monitor our industry trends and customers’ desires as well as build good business relations, thus cultivating more opportunities for our business growth.

Our Challenges

●

To date, limited access to capital has slowed down our pace to gain additional market share. To expand our presence in more provinces and cities in China, we need a significant amount of capital to support our services expansion. It is common for our customers to require letters of credit or withholding 3% to 10% of the contract prices as security for our due performance and observance of the contract. To date, due to the comparatively complicated and time-consuming bank loan procedures, limited access to sufficient capital has to some extent restricted our business development and tempered our further expansion of market share. We need additional capital to expand our operations.

●

Compliance with regulations is crucial to maintain business reputation and avoid potential penalties. HVAC systems in the PRC are subject to strict environmental regulations aimed at reducing greenhouse gas emissions and improving energy efficiency. The PRC government has established regulations for HVAC system providers that include safety, environmental, and energy efficiency standards, and are designed to promote the use of environmentally friendly and energy-efficient systems while ensuring safety and quality. As a provider of air conditioning systems, we must ensure that our qualifications accurately reflect our compliance with these regulations to maintain our business reputation and avoid potential penalties.

●	Balance of attracting and retaining skilled workers while exploring cost-saving measures is vital to maintain quality standards. The labor costs in HVAC services market of China have been increasing in recent years due to the shortage of HVAC workers. The demand for HVAC services has surged alongside China’s rapid urbanization and growing construction industry. However, the supply of skilled workers has not kept pace with this demand, leading to a significant increase in labor costs. The shortage of HVAC workers has resulted in intensified competition among companies to secure and retain talented individuals, further driving up wages and expenses. To overcome this challenge, we are committed to retaining technical and managerial personnel, continuously optimizing construction processes and techniques, and reducing reliance on workers’ skill levels. We are also exploring cost-saving measures to maintain a balance with quality standards. Additionally, we maintain our dedication to maintaining fair contractual terms with our subcontractors to ensure timely completion of projects and maintain a high level of service quality.

Our Growth Strategies

We intend to grow our business by pursuing the following key strategies:

●	Acquiring reputable brands’ distributor qualifications through the acquisition of companies which possess such qualifications. The HVAC market in China is dominated by a few well-known air-conditioning brands. These well-known brands have established themselves as market leaders, enjoying widespread recognition and consumer trust. Since 2011, we have been a distributor for Toshiba, a renowned air conditioning manufacturer; since 2019, we have been a distributor for Gree, another leading air conditioning manufacturer in China; and since 2020, we have been the authorized representative for AO Smith, a well-known brand in engineering projects. To constantly expand our product offerings, we plan to acquire additional qualifications, including but not limited to Toshiba Control System Solutions wholesale distributor qualification and Mitsubishi Electric wholesale distributor qualification in Sichuan Province, through the acquisition of companies which possess such qualifications. These qualifications offer several benefits, such as priority access to products potentially at a lower cost, exclusive pricing and discounts to increase profit margins, increased credibility and reputation in the market, access to technical support for increased sales and customer satisfaction, and training and development opportunities to improve skills in selling and servicing the brand’s products. To this end, we plan to use a portion of the proceeds from this offering to acquire reputable brands’ distributor qualifications through the acquisition of companies which possess such qualifications. As of the date of this prospectus, we have not identified, or engaged in any material discussions regarding any such potential target.

86

●	Establishing comprehensive sales channels and expanding into the retail market. Our commitment to providing top-quality products and services is reflected in our efforts to establish comprehensive sales channels by integrating secondary and retail market channels. As a wholesaler and a service provider, we provide our channels with comprehensive support services, including product wholesale, system design, installation services, and after-sales maintenance. Additionally, we plan to expand into the retail market by offering integrated home-use product systems that provide comprehensive cooling, heating, and ventilation services. Our goal is to provide our customers with high-quality and seamless home comfort solutions, and we offer comprehensive system integration services that encompass not only product sales but also design and installation to achieve this strategy.

●	Expanding our product and service offerings through a multi-channel approach. We plan to coordinate with the customers’ property management teams before property handover, ensuring seamless installation and positioning ourselves as a premium provider in the market. We will leverage various advertising channels and our sales team to directly reach potential customers, providing comprehensive post-installation services, such as soft furnishings integration and additional services, such as water filtration systems and installation of wall and cabinet systems, to enhance the customer experience. We will also work closely with property developers to create model homes and offer regular system maintenance services, providing a holistic solution that enhances the value of our products and services to customers.

●	Investing in technologies to improve service quality, enhance customer experience and boost operational efficiency. We will continue to develop our business process management (“BPM”) system in collaboration with a third-party software developer. The system will include a mobile app, an open supplier portal, and a proprietary supply chain platform for in-house use. We believe this system can effectively assist us to increase installation efficiency and reduce environmental impact and the integration of new technologies into our operations will differentiate ourselves from our competitors, and lead to increased profitability and a stronger competitive position in the industry.

●	Attracting, developing, and retaining top talent to support our growth. We plan to offer competitive compensation packages and opportunities for career advancement to attract and hire experienced sales managers to support our entry into new markets and services. We will also invest in training programs for all levels, providing ongoing development opportunities for our managers and staff from both management and technical perspectives. Our focus will be on attracting and developing top talent for our sales, technical, and management teams. We believe that by investing in our employees, we can enhance our competitiveness and ensure our long-term success in the market. By investing in our employees, we believe we can build a high-performing team that will drive our success in the market.

87

Our Markets

We participate in two major segments within the HVAC services industry in China, which are the commercial market and the residential market. The commercial market is further segmented into three categories: business projects, infrastructure projects, and industrial projects. Business projects primarily include hotels and commercial complexes, while infrastructure projects mainly involve public transportation facilities such as subway stations, airports, and bus terminals, as well as data centers. Industrial projects refer to factories, cold storage facilities, and warehouses.

The main types of central air conditioning products used in commercial projects are screw compressor, unitary air conditioning system, and modular air conditioning unit. The major brands in this market include Johnson Controls, York, Trane, and McQuay. In comparison, the residential market is divided into retail and engineering projects. Retail projects mainly serve individual customers, while engineering projects can be further subdivided into small-scale projects and high-end fully furnished projects.

The main types of central air conditioning products used in residential projects are unitary machines and multi-linked units, and the leading brands include Daikin, Hitachi, Toshiba, Mitsubishi Electric, Gree, and Midea. In the commercial market, our primary brands are Johnson Controls and York. In the residential market, we primarily use Toshiba as our brand of choice for HVAC equipment installations.

Currently, our main focus is on serving the real estate industry, specifically property development companies, who are our main customers. We primarily focus on commercial and high-end residential projects, with our main product offering being central air conditioning and our main service offering being HVAC system installation.

Our Revenue Models

We provide comprehensive supply, installation, fitting-out, and maintenance services of HVAC systems and floor heating systems in commercial and residential markets.

We derive our income from three main sources: construction projects (including equipment sales and installation services), sale of products, and installation, maintenance and repair services. Our primary sales product is central air conditioning for commercial clients.

Projects

Our primary focus is providing equipment sales and installation services for HVAC systems in construction projects. We have also expanded our services to include installation and maintenance of floor heating systems and our sales of products to include water purification systems. We are able to provide equipment sales and installation services for a variety of premises, including offices, hotels, hospitals, data centers, shopping malls, and educational institutions. Our projects usually consist of three main stages, including pre-sales, sales, and after-sales. During the pre-sales phase, we analyze customers’ actual and potential needs and customize system configuration plans based on their requirements. In the sales phase, we provide product installation services that meet customers’ design needs. During the after-sales phase, we offer maintenance services within the warranty period, leveraging on the warranty provided by products suppliers and subcontractors, if available.

●	HVAC Systems

Generally, an HVAC system, which stands for heating, ventilation, and air conditioning system, is a crucial component of any building’s infrastructure. It provides thermal comfort and acceptable indoor air quality, which is essential for maintaining a healthy and productive environment for building occupants. The function of HVAC systems primarily covers the air-conditioning which controls and maintains the temperature and humidity of air within buildings/spaces. The function of fresh air ventilation system regulates the inflow and outflow of air within buildings/spaces by channeling treated/filtered air into the buildings/spaces while extracting exhaust air out.

88

The design and installation of HVAC systems can have a significant impact on a building’s energy consumption, maintenance costs, and occupant comfort. Energy-efficient HVAC systems can reduce a building’s energy consumption and operating costs, which can result in long-term cost savings. Proper maintenance and regular servicing can also improve the lifespan and reliability of HVAC systems, minimizing the risk of unexpected breakdowns or malfunctions.

The main products used in our central air-conditioning projects include Toshiba central air conditioning, Johnson Controls York, and Gree air conditioning. Our primary focus is on serving the business-to-business market, with a focus on high-end real estate projects. We have established strategic partnerships with leading national real estate developers to provide centralized procurement services for 1-4 years, serving customers in the Southwest region of China. Our air-conditioning projects all together accounted for an aggregate of approximately 58.4% and 70.3%, respectively, of our total revenues for the fiscal years ended September 30, 2022 and 2021, and an aggregate of approximately 76.6% and 59.1%, respectively, of our total revenues for the six months ended March 31, 2023 and 2022.

The main products for our ventilation projects include American Broan and Toshiba full heat exchangers. These products are specifically tailored to meet the needs of our commercial customers involved in various construction projects, such as shopping malls, office buildings, hospitals, and factories, and property developments where the decoration is uniformly done by the property developer. Our ventilation projects accounted for an aggregate of approximately nil and nil, respectively, of our total revenues for the fiscal years ended September 30, 2022 and 2021. Our ventilation projects did not generate any revenue for the six months ended March 31, 2023 and 2022.

●	Floor Heating Systems

We are the exclusive distributor for A.O. Smith (China) Water Heater Co. Ltd. (“A.O. Smith”)’s heating system engineering projects in the Sichuan region. Building upon our existing customer base in HVAC systems, we have successfully expanded our business horizontally by offering procurement and installation services for heating systems to these existing customers. This expansion allows us to cater to the diverse needs of our clients, providing comprehensive solutions for both air conditioning and heating requirements. We are also working on expanding customer bases to include other commercial project contractors and owners. Our heating projects accounted for an aggregate of approximately 2.6% and 0.6%, respectively, of our total revenues for the fiscal years ended September 30, 2022 and 2021 and an aggregate of approximately 9.8% and 2.8%, respectively, of our total revenues for the six months ended March 31, 2023 and 2022.

Product Sales

We also derive income from wholesale and retail sales of equipment, which include, but are not limited to, direct sales of air-conditioning products and water purification products to high-end real estate developers, and customers not in real estate industry, such as schools, office building, canteen and factory, accounting for an aggregate of approximately10.8%, 34.2%, 36.8% and 28.1% respectively, of our total revenues for the six months ended March 31, 2023 and 2022, and for the fiscal years ended September 30, 2022 and 2021.

Installation, Maintenance and Repair Services

We also provide standalone installation, maintenance and repair services. Our customers will provide us with the HVAC systems to be installed, maintained or repaired. Our installation, maintenance and repair services accounted for approximately 2.7%, 4.0%, 2.3% and 1.0%, respectively, of our total revenues for the six months ended March 31, 2023 and 2022, and for the fiscal years ended September 30, 2022 and 2021.

Customers

A strong and reliable customer base is crucial to our success. We attract customers through various channels, such as the tender process and referrals from our current clients. Over the years, we have built a robust brand image by constantly improving our service quality and established a devoted customer base through long-term cooperation.

89

Given our focus on servicing the real estate industry, our customer base is primarily composed of reputable state-owned enterprises, publicly listed companies, and highly regarded private enterprises that are involved in construction projects. As a result, the potential customer base of our company is limited. We have maintained a stable relationship with our major customers.

Our largest customer accounted for approximately 50.9%, and 28.7% of our total revenue for the fiscal years ended September 30, 2022 and 2021and approximately 32.1%, and 54.8% of our total revenue for the six months ended March 31, 2023 and 2022, respectively. Our three largest customers collectively represented approximately 74.7% and 54.7% of our total revenue for the fiscal years ended September 30, 2022, and 2021, respectively. Similarly, our two largest customers accounted for about 46.1% and 70.1% of the revenue for the six months ended March 31, 2023, and 2022, respectively.

We acquire most of our business through the tender process. We participate in tendering through two methods: individual project tendering and joint procurement project tendering, depending on the scope and duration of the projects. During the fiscal years ended September 30, 2022 and 2021, 31.4% and 40.7%, respectively, of our revenue was derived from projects on an individual project tendering basis. During the fiscal year ended September 30, 2022 and 2021, 60.0% and 44.8%, of our revenue came from joint procurement project tendering, respectively. During the six months ended March 31, 2023 and 2022, 47.5% and 23.2%, respectively, of our revenue was derived from projects on an individual project tendering basis and 45.8% and 63.8%, respectively, of our revenue came from joint procurement project tendering.

●	For individual project tendering, we participate in the customer’s tendering process and provide sale of the equipment and/or installation services for the project upon winning the tender.

●	For joint procurement project tendering, the customer releases procurement orders for the next 2-3 years. We will obtain the brand-name manufacturer’s authorization to submit a joint tendering. After winning the tender, the brand-name manufacturer and the customer will sign a strategic cooperation agreement for the next 2-3 years which provides for the purchase of equipment at fixed prices during the term of the strategic cooperation agreement. We will sign sales and installation service contracts with the customer for specific projects for the next 2-3 years. We will also sign procurement contracts with manufacturers to fulfill the sales and installation operations.

After passing our customer’s prequalification review, we become a candidate supplier for the customer, increasing our opportunities to participate in projects given some projects only accept tenders from supplier who has passed the prequalification review.

Suppliers

We rely on two main types of suppliers for our operations. The first type consists of manufacturers of HVAC equipment, particularly air conditioning makers like Toshiba, and companies that provide environmental technology development and air purification equipment sales. We have established partnerships with leading brand manufacturers, including Toshiba Carrier Sales (Shanghai) Co., Ltd. and Chengdu Jiulin Refrigeration Equipment Co., Ltd. Additionally, we work with companies that specialize in integrated solutions for comfortable smart home systems, such as Haoxiangjia Comfortable Smart Home Co., Ltd., and those that produce purification equipment for compressed air, such as Hangzhou Shanli Purification Equipment Co., Ltd. Our partnerships allow us to offer our clients a wide range of options for selecting HVAC systems for their facility. For the fiscal year ended September 30, 2022, we had one major supplier accounting for approximately 49.6% of our total purchase. For the fiscal year ended September 30, 2021, we had two major suppliers accounting for approximately 27.7% and 13.7%, respectively, of our total purchases. For the six months ended March 31, 2023, we had one major supplier accounting for 49.0% of our total purchases. For the six months ended March 31, 2022, we had two major suppliers accounting for 53.2% and 10.4% of our total purchases, respectively.

Subcontractors are also our suppliers. These subcontractors provide specialized services, such as installation, maintenance, and repair work. By partnering with these subcontractors, we are able to expand our capacity and offer a wider range of services to our clients. We carefully select our subcontractors based on their expertise, experience, and reputation in the industry. We conduct a thorough due diligence process to ensure that our subcontractors meet our high standards for quality and safety. Overall, we believe that utilizing subcontractors is a sound risk management strategy. See “Risk Factors—Risks Related to Our Business and Industry—The engagement of subcontractors to address accident-related damage risks entails potential joint liability if the subcontractor is unable to cover compensation for claims, which could have adverse effects on our business, operations, and profitability.” For the fiscal year ended September 30, 2022, we had two major subcontractors accounting for approximately 1.8% and 1.5% of our total purchases, respectively. For the fiscal year ended September 30, 2021, we had one major subcontractor accounting for approximately 15.4% of our total purchases. For the six months ended March 31, 2023, we had one major subcontractor accounting for 3.8% of our total purchases. For the six months ended March 31, 2022, we had one major subcontractor accounting for 2.1% of our total purchases.

90

Overall, we are committed to maintaining strong partnerships with both our equipment manufacturers and subcontractors. We will continue to work with our existing suppliers, including subcontractors, and identify and secure new suppliers, to expand our supply base.

Marketing and Sales

We do not typically engage in extensive advertising efforts. Instead, we place a strong emphasis on building strong relationships with our clients and delivering high-quality services to meet their needs. Satisfied customers often refer us to their peers and share information with us on their upcoming projects, which allows us to stay well-informed and prepared to fulfil their needs for HVAC and other services.

By leveraging our existing customer base, we are able to develop long-term relationships with our clients that are built on trust and a deep understanding of their requirements. We strive to maintain open lines of communication with our clients to stay informed about their upcoming projects and provide them with customized solutions that meet their unique requirements. Our customer-centric approach has enabled us to establish a strong industry reputation and attract new business through word-of-mouth referrals and positive reviews from satisfied customers. The compensation package for our own sales teams includes fixed base salaries and bonuses based on their performance. We provide our sales teams with regular training and internally developed systems to assist them in becoming proficient and productive sales personnel.

As part of our growth strategy, we plan to invest a portion of the proceeds from this offering into hiring more experienced sales professionals with deep knowledge of the HVAC services market. With a larger and more experienced sales team, we will be better equipped to compete with other HVAC providers and develop new business.

Quality Control

As an HVAC systems and service provider, we understand the critical role that quality control plays in ensuring that our systems meet the highest standards for performance, reliability, and safety. To that end, we have established rigorous quality control processes throughout our design, installation, and maintenance operations. Overall, our focus on quality control is a key factor in our success as an HVAC systems and service provider.

Design Phase

Our quality control processes begin with the design phase, where we work closely with our clients to understand their specific needs and requirements. We adhere to industry best practices and guidelines to ensure that our designs are optimized for energy efficiency, comfort, and indoor air/water/heating quality. We also perform detailed quality reviews and testing to verify that our designs meet all relevant regulatory standards and codes for HVAC, water purification systems and floor heating systems.

Installation Phase

During the installation phase, we closely monitor every step of the process to ensure that our services are provided according to the highest standards of workmanship and safety. We work with qualified, experienced installation subcontractor teams who follow legal protocols and procedures to ensure that our systems are installed correctly and safely. Our clients conduct process inspections before each payment is made. All necessary tests done during the inspections are recorded and submitted to the Ministry of Housing and Urban-Rural Development for filing upon project’s completion.

91

Maintenance and Service Operations

Our commitment to quality control extends to our maintenance and service operations, which help to ensure that our systems are performing optimally and efficiently. Our after-sales service is fee-based and completed by experienced technicians who use advanced diagnostic tools to quickly identify and resolve any issues. Our focus on quality ensures that our clients are satisfied with the performance and reliability of the installed systems and our services.

Research and Development

Research and development are a core value that drives our commitment to innovation and continuous improvement. We strive to stay at the forefront of technology and develop innovative HVAC components and devices that enhance the performance, efficiency, and ease of installation of HVAC systems. We have obtained patents on the following technologies:

●	Mobile Infrared Positioning Wiring Device: A device used to accurately position and wire HVAC components using infrared technology.

●	Misaligned Drainage Guide for Air Conditioning Ducts: A component designed to guide condensation from air conditioning ducts away from the building or home in cases where the ducts are not installed in a straight line or are not level.

●	Hydraulic Lift for Air Conditioning Construction: A device used to lift and position heavy HVAC components, such as air conditioning units, in tight or difficult-to-reach spaces during installation or construction.

●	Central Air Conditioning Pipeline Clamp Component: A component used to securely clamp HVAC pipes in a central air conditioning system, reducing the risk of leaks or damage to the system.

●	Central Air Conditioning Condensate Pipe Hoisting Component: A component used to lift and position the condensate pipe in a central air conditioning system, ensuring that it is held securely in place and properly aligned to prevent leaks or damage.

●	Central Air Conditioning Flexible Hose Connection Device: A device used to connect flexible hoses in a central air conditioning system, ensuring that they are securely connected and properly aligned to reduce the risk of leaks or damage.

●	Central Air Conditioning Indoor Unit Limiting Hoisting Component: A component used to limit the height of the indoor unit of a central air conditioning system during installation or construction, ensuring that it is properly positioned and secured to prevent damage to the unit or the building.

For more details on the patents, See “Business — Intellectual Property.”

We have engaged a third party, Chengdu Yixin Technology Co., Ltd. to develop a BPM system to support our own supply chain, including procurement of equipment, materials, and subcontractors for installation. The BPM system was launched and has commenced full operations since June 2023.

92

Environmental Matters

Based on the nature of our business, we do not fall under high-risk or heavy pollution industries. As part of our commitment to environmental responsibility and sustainability, we have made it a priority to design our HVAC systems to be as energy-efficient and environmentally friendly as possible, while still meeting the specific requirements and preferences of our clients. We believe that it is our responsibility to offer HVAC solutions that not only meet our customers’ needs but also minimize their environmental impact. We offer energy-efficient options to help our customers reduce their energy consumption and carbon footprint. We believe we are in compliance with local laws and regulations governing environmental matters. We have not faced any environmental warning, investigations, disputes, claims, or proceedings, nor have we been punished by any government authorities of China.

Competition

We operate in a highly competitive landscape. Some of our competitors have established strong brand recognition and customer loyalty, while others may focus on specific niches or offer lower-priced solutions. We believe that our competitive advantage lies in our ability to offer tailored HVAC solutions that meet the unique needs and preferences of our clients while maintaining high standards of quality and environmental responsibility. We also strive to establish long-term relationships with our customers by providing ongoing maintenance and support services.

Our competitors mainly consist of local players in Sichuan Province, China, such as Sichuan Zhicheng Electromechanical Engineering Co., Ltd., which primarily caters to corporate customers in the central air conditioning market. They offer popular brands such as Gree, Daikin, and York. While Sichuan Zhicheng Mechanical and Electrical also offers firefighting and intelligent systems, they are not involved in the heating or water purification segments, where we plan to expand our presence.

However, we believe we effectively compete with our competitors in terms of the following principal competitive factors in our industry:

●	High-quality, energy-efficient, and eco-friendly HVAC systems

●	Comprehensive solutions catering to different customer needs and budgets

●	Skilled technicians and subcontractor teams for proper installation, maintenance, and repair

●	Use of new technologies to improve performance and energy efficiency

●	Investment in research and development for innovation

●	Strong relationships with long-term customers and suppliers

●	Compliance with environmental laws and regulations for safety and protection.

Through the above competitive factors, we are able to reach a broad consumer base and quickly respond to the competition from our competitors and market changes and disruptions caused by natural disasters, health epidemics and other outbreaks, such as changes caused by the COVID-19 pandemic.

Material Contracts

Set forth below is a summary of all material agreements entered into within the preceding two years from the date hereof to which we or our subsidiaries are a party, excluding the contracts entered into in the ordinary course of our business.

Air Conditioning Installation Project

Shanyou HVAC entered into a construction contract with a real estate development company on April 6, 2022, pursuant to which, Shanyou HVAC agreed to complete the air conditioning installation project by March 31, 2024 for a fixed price of RMB3.4 million (approximately $0.5 million), subject to adjustments to the completion date based on work progresses as determined by the customer. Shanyou HVAC agreed to compensate the customer 0.5% of the total contract price for each day of delay not caused by force majeure events. Shanyou HVAC also provided a performance bond in the amount of RMB101,000 (approximately $14,000) to the customer, which shall be returned to Shanyou HVAC upon completion of the project. The customer is entitled to withhold 5% of the total contract price for a warranty period of two years from the date that it delivers the completed real estate property units to the purchasers as a warranty deposit. Upon expiration of the warranty period, Shanyou HVAC is entitled to the refund of the warranty deposit upon the customer’s confirmation in writing that there are no quality issues and any related claims.

93

Procurement Contracts for Air Conditioning Equipment

Shanyou HVAC entered into two procurement contracts with a construction material distribution company on December 27, 2019 and December 30, 2021 for an aggregate price of approximately RMB57.1 million (approximately $ 8.0 million), pursuant to which, Shanyou HVAC agreed to supply air-conditioning equipment for the Luhu Ecological City project, subject to adjustments based on work progresses as determined by the customer. The customer is entitled to withhold 5% of the total contract price as a warranty deposit, for a warranty period of two years from the date that it delivers the completed real estate property units to the purchasers and completes the filing with the relevant government departments by the customer, as the real estate developer for the project. Upon expiration of the warranty period, Shanyou HVAC is entitled to the refund of the warranty deposit upon the customer’s confirmation in writing that there are no quality issues and any related claims.

Central Air Conditioning Procurement and Installation Contract

Shanyou HVAC entered into a purchase contract with a real estate development company on August 17, 2020 for a fixed price of RMB25.1 million (approximately $3.5 million), pursuant to which, Shanyou HVAC agreed to supply air-conditioning equipment and installation services for the project by June 15, 2021, subject to adjustments based on work progresses as determined by the customer. The customer is entitled to withhold 3% of the total contractual price for a warranty period of two years from the date of inspection as a warranty deposit. Upon expiration of the warranty period, Shanyou HVAC is entitled to the refund of the warranty deposit upon the customer’s confirmation that there are no quality issues and any related claims to offset the warranty deposit. The contract has been substantially performed and is in the final payment stage.

Purchase Agreement with Toshiba Carrier Air Conditioning Sales (Shanghai) Co., Ltd.

Shanyou HVAC entered into a purchase agreement with Toshiba Carrier Air Conditioning Sales (Shanghai) Co., Ltd. (“Toshiba”) on May 9, 2022, pursuant to which, Shanyou HVCA purchased air conditioning related equipment from Toshiba in the amount of RMB12.7million (approximately $1.8 million). Toshiba agreed to provide warranties with terms ranging between two (2) years to ten (10) years, for various parts, free of charge for quality related maintenance needs, including parts replacements.

Procurement Contract for Multi-line Air Conditioning Equipment

Shanyou HVAC entered into a procurement contract to supply air-conditioning equipment to a construction material distribution company on July 6, 2023 for approximately RMB36.8 million (approximately $5.4 million), subject to price adjustments based on actual products supplied and accepted as determined by the customer. The customer is entitled to withhold 3% of the total contract price as a warranty deposit, for a warranty period of two years from January 20, 2026. Upon expiration of the warranty period, Shanyou HVAC is entitled to the refund of the warranty deposit upon the customer’s confirmation in writing that there are no quality issues and any related claims. Shanyou also agreed to provide 2% of the total contract price for the benefit of the customer as a performance bond within 30 days of the effective date of the agreement. Shanyou HVAC agreed to pay 30% of the contract price to the customer in the event of non-performance of the agreement, breach resulting in the termination of the agreement, or its unilateral termination of the agreement.

Seasonality

The provision and installation of HVAC systems are in constant demand throughout the year due to the essential need for heating, ventilation, and air conditioning in both residential and commercial buildings. While there may be variations in the level of demand throughout the year, such as higher demand for cooling in the summer and heating in the winter, the need for HVAC systems is not limited to any particular season. Additionally, regular maintenance and repair further contribute to a steady demand throughout all seasons. As a result, we have consistently experienced a stable demand for our services, with minimal seasonal fluctuations.

Intellectual Property

Our business is dependent on a combination of trademarks, patents, copyrights, one domain name, trade names, trade secrets and other proprietary rights in order to protect our intellectual property rights.

As of the date of this prospectus, our subsidiaries had one pending trademark registration application, seven registered patents in China and one domain name.

We enter into agreements with our employees and consultants who may have access to our proprietary information upon the commencement of an employment or consulting relationship. These agreements generally provide that all inventions, ideas, discoveries, improvements and copyrightable material made or conceived by the individual arising out of the employment or consulting relationship and all confidential information developed or made known to such individuals during the term of the relationship are our exclusive property.

94

Insurance

We provide social security insurance through a PRC government-mandated benefit contribution plan for our employees. We maintain commercial liability insurance for company-owned vehicles. We do not carry any key-man life insurance, product liability and professional liability insurance. Even if we purchase these kinds of insurance, the insurance may not fully protect us from the financial impact of defending against product liability or professional liability claims. We have not purchased any property insurance or business interruption insurance. We have determined that the costs of insuring for related risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical. We consider our insurance coverage to be sufficient for our business operations in the jurisdictions where we operate.

Properties

Our principal executive offices are located in Chengdu City, Sichuan Province, China.

As of the date of this prospectus, we do not own any real property. The following table sets forth certain information relating to our leased facilities as of the date of this prospectus.

Land/Property User	Location	Size (Square Meters)	Term	Primary Use
Chengdu Shanyou HVAC Engineering Co., Ltd	477 Wanxing Road, Building 7, Unit 1, Floors 11-19, Longxi Center, Wuhou District, Chengdu City, Sichuan Province.	485.12 square meters	August 1, 2021 to July 31, 2026	Office

Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd.	477 Wanxing Road, Building 7, Unit 1, Floors 11-19, Longxi Center, Wuhou District, Chengdu City, Sichuan Province.	73.84 square meters	April 20, 2023 to April 19, 2028	Office

We believe the above office is adequate and suitable for our current needs and that, should it be needed, suitable additional or alternative space will be available to accommodate any such expansion of our operations.

Employees

As of September 30, 2022, 2021 and 2020, we had 24, 24, and 16 full-time employees, respectively. The following table provides a breakdown of our employees by function as of the date of this prospectus.

Functions	Number	Percentage
Administration	2	7%
Finance	3	11%
Sales and Marketing	3	11%
Operation	3	11%
Engineering Design Center	16	59%
Total	27	100%

Our success depends on our ability to attract, motivate, train and retain qualified personnel. We believe we offer our employees competitive compensation packages and an environment that encourages self-development and, as a result, have generally been able to attract and retain qualified personnel and maintain a stable core management team.

95

As required by regulations in China, we participate in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

Our employees are not represented by a labor organization or covered by a collective bargaining agreement. We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Legal Proceedings

As of the date of this prospectus, we know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiaries, involved as a plaintiff or defendant in any material proceeding or pending litigation.

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of business. Litigation or any other legal or administrative proceeding, regardless of the outcome, is likely to result in substantial cost and diversion of our resources, including our management’s time and attention.

96

REGULATION

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

Regulations Related to Foreign Investment

The establishment, operation and management of companies in China are mainly governed by the PRC Company Law, as most recently amended in 2018, which applies to both PRC domestic companies and foreign-invested companies. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, and on December 26, 2019, the State Council promulgated the Implementing Rules of the PRC Foreign Investment Law, or the Implementing Rules, to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the Implementing Rules both took effect on January 1, 2020 and replaced three major previous laws on foreign investments in China, namely, the Sino-foreign Equity Joint Venture Law, the Sino-foreign Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their respective implementing rules. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The Implementing Rules introduce a see-through principle and further provide that foreign-invested enterprises that invest in the PRC shall also be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law and the Implementing Rules provide that a system of pre-entry national treatment and negative list shall be applied for the administration of foreign investment, where “pre-entry national treatment” means that the treatment given to foreign investors and their investments at market access stage is no less favorable than that given to domestic investors and their investments, and “negative list” means the special administrative measures for foreign investment’s access to specific fields or industries, which will be proposed by the competent investment department of the State Council in conjunction with the competent commerce department of the State Council and other relevant departments, and be reported to the State Council for promulgation, or be promulgated by the competent investment department or competent commerce department of the State Council after being reported to the State Council for approval. Foreign investment beyond the negative list will be granted national treatment. Foreign investors shall not invest in the prohibited fields as specified in the negative list, and foreign investors who invest in the restricted fields shall comply with the special requirements on the shareholding, senior management personnel, etc. In the meantime, relevant competent government departments will formulate a catalogue of industries for which foreign investments are encouraged according to the needs for national economic and social development, to list the specific industries, fields and regions in which foreign investors are encouraged and guided to invest. The current industry entry clearance requirements governing investment activities in the PRC by foreign investors are set out in two categories, namely the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2021 version), or the 2021 Negative List, promulgated by the National Development and Reform Commission and the Ministry of Commerce, or the MOFCOM, on December 27, 2021 and took effect on January 1, 2022, and the Encouraged Industry Catalogue for Foreign Investment (2022 version), or the 2022 Encouraged Industry Catalogue, promulgated by the MOFCOM on October 26, 2022 and took effect on January 1, 2023.  Industries not listed in these two categories are generally deemed “permitted” for foreign investment unless specifically restricted by other PRC laws. The HVAC services industry is not on the Negative List and therefore we are not subject to any restriction or limitation on foreign ownership.

97

According to the Implementing Rules, the registration of foreign-invested enterprises shall be handled by the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps and deadlines, etc. However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the negative list without satisfying the relevant requirements. In the event that a foreign investor invests in a prohibited field or industry as specified in the negative list, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administration measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Information Reporting Measures for Foreign Investment jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, a foreign investment information reporting system shall be established and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the government through the enterprise registration system and the enterprise credit information publicity system, and the administration for market regulation shall forward the above investment information to the competent commerce departments in a timely manner. In addition, the MOFCOM shall set up a foreign investment information reporting system to receive and handle the investment information and inter-departmentally shared information forwarded by the administration for market regulation in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

Furthermore, the Foreign Investment Law provides that foreign-invested enterprises established according to the previous laws regulating foreign investment prior to the implementation of the Foreign Investment Law may maintain their structure and corporate governance within five years after the implementation of the Foreign Investment Law. The Implementing Rules further clarify that such foreign-invested enterprises established prior to the implementation of the Foreign Investment Law may either adjust their organizational forms or organizational structures pursuant to the Company Law or the Partnership Law, or maintain their current structure and corporate governance within five years upon the implementation of the Foreign Investment Law. Since January 1, 2025, if a foreign-invested enterprise fails to adjust its organizational form or organizational structure in accordance with the laws and go through the applicable registrations for changes, the relevant administration for market regulation shall not handle other registrations for such foreign-invested enterprise and shall publicize the relevant circumstances. However, after the organizational forms or organizational structures of a foreign-invested enterprise have been adjusted, the original parties to the Sino-foreign equity or cooperative joint ventures may continue to process such matters as the equity interest transfer, the distribution of income or surplus assets as agreed by the parties in the relevant contracts.

98

In addition, the Foreign Investment Law and the Implementing Rules also specify other protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local governments shall abide by their commitments to the foreign investors; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; mandatory technology transfer is prohibited, etc.

Sichuan Shanyou Zhiyuan Business Information Consulting Co. Ltd, our wholly foreign owned subsidiary, as a foreign invested entity, and Shanyou HK, as a foreign investor, are required to comply with the information reporting requirements under the Foreign Investment Law the Implementing Rules and the Information Reporting Measures for Foreign Investment and are in full compliance.

Regulations on Dividend Distributions

The principal laws, rule and regulations governing dividends distribution by companies in the PRC are the PRC Company Law, which applies to both PRC domestic companies and foreign-invested companies, and the Foreign Investment Law and its implementing rules, which apply to foreign-invested companies. Under these laws, regulations and rules, both domestic companies and foreign-invested companies in the PRC are required to set aside as general reserves at least 10% of their after-tax profit, until the cumulative amount of their reserves reaches 50% of their registered capital. PRC companies are not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

99

Regulations Relating to HVAC Construction and Services

According to the Construction Law of the PRC, adopted by the SCNPC on November 1, 1997 and latest amended on April 23, 2019, Construction engineering enterprises, prospecting units, design units and project supervisory units are rated into different classes according to their registered capital, professionals and technicians, technical equipment and performance record of completed construction projects, etc. Only when they pass qualification examinations and obtain appropriate qualification certificates may they engage in construction activities commensurate to the scope of their qualification classes. Specialized technical personnel engaging in construction activities shall attain the relevant certificates of professional qualification and conduct building activities within the scope of their certificates of professional qualifications. The project contracting units shall hold legally obtained certificates of qualifications and contract projects within the business scope as allowed by their level of qualification. In accordance with laws and regulations concerning environmental protection and safety in operation, construction enterprises shall adopt measures to control and clear environmental pollution and harm resulting from various kinds of dust, waste gas, wastewater, solid waste materials, noise and vibration at construction sites. Construction enterprises shall, according to law, strengthen the safety in construction operation, enforce the safe operation responsibility system, and prevent casualties and other operation accidents by adopting effective measures. The legal representative of a construction enterprise is responsible for the safety in operation of this enterprise.

The PRC implements qualification supervision and management for construction enterprises (enterprises engaged in the construction, expansion and reconstruction of civil engineering projects, construction projects, and circuit and pipeline equipment installation projects). An enterprise shall apply for the qualification as a construction enterprise on the basis of its assets, major personnel, the construction projects completed, technical equipment, and other conditions, and may engage in construction activities within the licensed scope only after obtaining a qualification certificate upon examination. According to the Provisions on the Administration of Qualifications of Construction Enterprises, promulgated by the Ministry of Housing and Urban-Rural Development and last amended on December 22, 2018, the qualifications of construction enterprises include the general contractor qualification, specialized contractor qualification, and construction labor service qualification. The second-class construction qualification held by Shanyou HVAC (excluding the second-class construction qualification in railway and civil aviation) is licensed by the competent department of housing and urban-rural construction of the government of the province, autonomous region and municipality where it is located. The qualification certificate is valid for 5 years.

Under the Administrative Regulations on the Work Safety of Construction Projects, promulgated by the State Council on November 24, 2003 and implemented as of February 1, 2004, a construction undertaking entity engaged in the activities of construction of new buildings, the expansion, the rebuilding and the demolishment of buildings shall meet the requirements regarding the registered capital, professional technical personnel, technical equipment and work safety as provided for by the state, shall obtain the qualification certificate of corresponding grade, and shall undertake projects within the licensed scope under its qualification grade. The major person-in-charge of a construction undertaking entity shall be responsible for the overall work safety of the entity. A construction undertaking entity shall establish and perfect the work safety responsibility system and the work safety education and training system, shall formulate work safety rules and operational procedures, shall guarantee the investment fund necessary for the work safety of the entity, shall conduct regular and special examinations on the construction projects undertaken by itself, and shall note down the safety check results. The position of the person-in-charge of a project shall be taken by a person with corresponding professional qualifications. He shall be responsible for the work safety of the construction project, implement the work safety responsibility system and the work safety rules and regulations, and the operational procedures, shall eliminate the potential risk of work safety accident, and shall timely and faithfully report the information about any work safety accident. A construction undertaking entity shall establish a work safety management institution and equip it with full-time work safety management personnel. The person-in-charge of the construction undertaking entity, the person-in-charge of a project, the full-time work safety management personnel shall be subject to the evaluation of the administrative department of construction or other relevant departments, only those determined as qualified may take the position. A construction undertaking entity shall buy accidental injury insurance for the employees engaged in dangerous jobs in the construction site.

100

Shanyou HVAC is now holding the qualification of the second-class professional construction of building mechanical and electrical installation engineering. According to the Qualification Standards of Construction Enterprises, The second-class construction qualification criteria are as follows: (1) the net assets of the enterprise shall at least be 10 million renminbi; (2) Main personnel of the enterprise shall include: 1) no less than 8 registered builders in mechanical and electrical engineering, including no less than 2 registered builders in the first class; 2) the technical person in charge has more than 8 years of experience in engineering construction technology management, and has an intermediate or above professional title in mechanical and electrical engineering related majors or a first-class registered construction engineer qualification in mechanical and electrical engineering. There are no less than 10 persons with intermediate or above professional titles in mechanical and electrical engineering related majors, and the majors are complete; 3) no less than 15 construction site management personnel with certificates, and there are complete personnel such as construction personnel, quality personnel, safety personnel, mechanics, material personnel, and data personnel; 4) no less than 30 intermediate or above skilled workers such as mechanical equipment installers, electricians, plumbers, ventilators, welders and other intermediate workers who have passed the assessment or training. (3) Enterprise engineering performance record: In the past 5 years, the enterprise has undertaken 2 construction mechanical and electrical installation projects with a single contract amount of more than 8 million renminbi, and the project quality is qualified.

As prescribed under the Regulation on the Quality Management of Construction Projects, promulgated by the State Council on January 30, 2000 and second amended on April 24, 2019, a construction entity shall obtain the qualification certificate of the corresponding grade and shall undertake projects within the scope licensed by its qualification grade. A construction entity shall be responsible for the construction quality of the construction project. The construction entity shall establish a quality responsibility system. It shall determine the project manager, technical manager and head of construction management of a construction project. If the prime contracting entity contracts out the construction project to another entity in accordance with the law, the subcontracting entity shall, under the contractual stipulations, be responsible for the quality of the project subcontracted by it to the prime contracting entity. The prime contracting entity and the subcontracting entity shall be jointly and severally responsible for the quality of the aforesaid project. A construction entity shall establish a sound educational training system and shall strengthen the educational training of the employees. Any employee who has not undergone education training or fails to pass the evaluation shall not assume his post.

Regulations Relating to Real Estate

According to the Notice of the People’s Bank of China and the China Banking and Insurance Regulatory Commission on Providing Financial Support for the Stable and Healthy Development of the Real Estate Market, the People’s Bank of China (PBOC) and the China Banking and Insurance Regulatory Commission (CBIRC) issued 16 articles on November 11, 2022, covering six aspects, including maintaining steady and orderly growth of real estate financing, supporting completion of pre-sold housing projects, providing support to risk disposal of distressed property developers, protecting the legitimate rights and interests of housing finance consumers in accordance with law, adjusting some financial regulatory policies in stages and increasing financial support for rental properties.

Furthermore, according to the Notice of Extending the Policy Period of Financial Support for the Stable and Healthy Development of the Real Estate Market issued by the PBOC on July 10, 2023, the applicable period of the relevant policies set out in the Notice of Providing Financial Support for the Stable and Healthy Development of the Real Estate Market has been uniformly extended to December 31, 2024.

Regulations Relating to Environmental Protection

On December 24, 2021, the SCNPC adopted the Noise Pollution Prevention and Control Law of the PRC which came into force on June 5, 2022. The construction units shall include the expenses for noise pollution prevention and control in the project cost according to the applicable provisions, and specify the responsibility of the contractor for noise pollution prevention and control in the construction contract. The contractor shall make the plan for noise pollution prevention and control according to the applicable provisions, and take effective measures to reduce vibration and noise. The construction units shall supervise the contractor’s implementation of such plan. Priority shall be given to the use of low-noise construction processes and equipment for the construction operations in areas where noise-sensitive buildings are concentrated.

According to the Prevention and Control of Environment Pollution Caused by Solid Wastes of the PRC, adopted by the SCNPC on April 29, 2020 and came into force on September 1, 2020, a project construction contractor shall prepare a construction waste treatment plan, take pollution prevention and control measures, and make a filing with the environmental health department of the local people’s government at or above the county level. A project construction contractor shall promptly remove and transport construction wastes and other solid wastes produced during the construction of the project and utilize or treat them as required by the environmental health department. A project construction contractor shall not dump, litter or stack construction wastes produced in the process of project construction without authorization.

101

Regulations Relating to Intellectual Property

China has adopted comprehensive legislation governing intellectual property rights, including copyrights, trademarks, patents and domain names. China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the World Trade Organization in December 2001.

Copyright

On September 7, 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China, or the Copyright Law, effective on June 1, 1991 and amended on October 27, 2001, February 26, 2010 and November 11, 2020, respectively. The amended Copyright Law extends copyright protection to internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the Copyright Protection Center of China.

In order to further implement the Regulations on Computer Software Protection, promulgated by the State Council on December 20, 2001 and amended on January 8, 2011 and January 30, 2013, respectively, the National Copyright Administration issued the Measures for the Registration of Computer Software Copyright on February 20, 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights.

102

Trademark

According to the Trademark Law of the People’s Republic of China promulgated by the SCNPC on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019, respectively, the Trademark Office of the SAIC is responsible for the registration and administration of trademarks in China. The SAIC under the State Council has established a Trademark Review and Adjudication Board for resolving trademark disputes. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. On April 29, 2014, the State Council issued the revised the Implementing Regulations of the Trademark Law of the People’s Republic of China, which specified the requirements of applying for trademark registration and renewal.

Patent

According to the Patent Law of the People’s Republic of China, or the Patent Law, promulgated by the SCNPC on March 12, 1984 and amended on September 4, 1992, August 25, 2000, December 27, 2008 and October 17, 2020, respectively, and the Implementation Rules of the Patent Law of the People’s Republic of China, or the Implementation Rules of the Patent Law, promulgated by the State Council on June 15, 2001 and revised on December 28, 2002 and January 9, 2010, the patent administrative department under the State Council is responsible for the administration of patent-related work nationwide and the patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective administrative areas. The Patent Law and Implementation Rules of the Patent Law provide for three types of patents, namely “inventions”, “utility models” and “designs”. Invention patents are valid for twenty years, while utility model patents and design patents are valid for ten years, from the date of application. The Chinese patent system adopts a “first come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. An invention or a utility model must possess novelty, inventiveness and practical applicability to be patentable. Third Parties must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the unauthorized use constitutes an infringement on the patent rights.

Domain Names

 On August 24, 2017, the MIIT promulgated the Administrative Measures for Internet Domain Names, or the Domain Name Measures, which took effect on November 1, 2017. The Domain Name Measures regulate the registration of domain names, such as the China’s national top-level domain name “.CN”. The China Internet Network Information Center, or the CNNIC, issued and implemented a Series of Provisions of the Implementing Rules for the Registration of National Top-level Domain Names on June 18, 2019, pursuant to which, the Implementation Rules for Registration of National Top-level Domain Names stipulates the specific rules for domain name registration; the Dispute Resolution for National Top-level Domain Names and the Procedural Rules for Dispute Resolution for National Top-level Domain Names stipulate that domain name disputes shall be accepted and resolved by the dispute resolution service organizations as accredited by CNNIC.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Administrative Regulations on Foreign Exchange of the People’s Republic of China, or the Foreign Exchange Administrative Regulation, which was promulgated by the State Council on January 29, 1996, which took effect on April 1, 1996 and was subsequently amended on January 14, 1997 and August 5, 2008 and the Administrative Regulations on Foreign Exchange Settlement, Sales and Payment which was promulgated by the People’s Bank of China, or the PBOC, on June 20, 1996 and took effect on July 1, 1996. Under these regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Foreign Exchange Administration of the People’s Republic of China, or the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items such as the repayment of foreign currency-denominated loans, direct investment overseas and investments in securities or derivative products outside of the PRC. FIEs are permitted to convert their after-tax dividends into foreign exchange and to remit such foreign exchange out of their foreign exchange bank accounts in the PRC.

103

On March 30, 2015, SAFE promulgated the Notice on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, which took effect on June 1, 2015. According to SAFE Circular 19, the foreign currency capital contribution to an FIE in its capital account may be converted into RMB on a discretional basis.

On June 9, 2016, the SAFE promulgated the Circular on Reforming and Regulating Policies on the Management of the Settlement of Foreign Exchange of Capital Accounts, or the SAFE Circular 16. The SAFE Circular 16 unifies the discretional foreign exchange settlement for all the domestic institutions. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account which has been confirmed by the relevant policies subject to the discretional foreign exchange settlement (including foreign exchange capital, foreign loans and funds remitted from the proceeds from the overseas listing) can be settled at the banks based on the actual operational needs of the domestic institutions. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital is temporarily determined as 100%. Violations of SAFE Circular 19 or SAFE Circular 16 could result in administrative penalties in accordance with the Foreign Exchange Administrative Regulation and relevant provisions.

Furthermore, SAFE Circular 16 stipulates that the use of foreign exchange incomes of capital accounts by FIEs shall follow the principles of authenticity and self-use within the business scope of the enterprises. The foreign exchange incomes of capital accounts and capital in RMB obtained by the FIE from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or financial schemes other than bank guaranteed products unless otherwise provided by relevant laws and regulations; (iii) used for granting loans to non-affiliated enterprises, unless otherwise permitted by its business scope; and (iv) used for the construction or purchase of real estate that is not for self-use (except for the real estate enterprises).

Regulations Relating to Offshore Special Purpose Companies Held by PRC Residents

SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents on May 10, 2013, which took effect on May 13, 2013 and which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

SAFE promulgated Notice on Issues Relating to Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, on July 4, 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and term of operation), capital increase or capital reduction, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purposes Vehicles.

104

SAFE further enacted the Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment, or the SAFE Circular 13, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfil the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary.

On January 26, 2017, SAFE issued the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations Relating to Private Lending

The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases, or the Provisions on Private Lending Cases, which was issued by the Supreme People’s Court of the People’s Republic of China on August 25, 2015 and amended on August 19, 2020 and December 29, 2020, respectively, to regulate the private lending activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not apply to the disputes arising from relevant financial services such as loan disbursement by financial institutions and their branches established upon approval by the financial regulatory authorities to engage in lending business.

The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations.

In addition, the Provisions on Private Lending Cases set forth that the People’s Court shall support the interest rates not exceeding four times of the market interest rate quoted for one-year loan at the time the private lending contracts were entered into. The Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations.

Regulations Relating to Taxation

Income Tax

According to the Enterprise Income Tax Law of the People’s Republic of China, or the EIT Law, which was promulgated on March 16, 2007, took effect as from January 1, 2008 and amended on February 24, 2017 and December 29, 2018, an enterprise established outside the PRC with de facto management bodies within the PRC is considered as a resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. The Implementing Rules of the Enterprise Income Law of the People’s Republic of China, or the Implementing Rules of the EIT Law, defines a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Non-PRC resident enterprises without any branches in the PRC pay an enterprise income tax in connection with their income originating from the PRC at the tax rate of 10%.

105

On February 3, 2015, the PRC State Administration of Taxation, or the SAT, issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or the SAT Circular 7. The SAT Circular 7 repeals certain provisions in the Notice of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Income from Equity Transfer by Non-Resident Enterprises, or the SAT Circular 698, issued by SAT on December 10, 2009 and the Announcement on Several Issues Relating to the Administration of Income Tax on Non-resident Enterprises issued by SAT on March 28, 2011 and clarifies certain provisions in the SAT Circular 698. The SAT Circular 7 provides comprehensive guidelines relating to, and heightening the Chinese tax authorities’ scrutiny on, indirect transfers by a non-resident enterprise of assets (including assets of organizations and premises in PRC, immovable property in the PRC, equity investments in PRC resident enterprises), or the PRC Taxable Assets. For instance, when a non-resident enterprise transfers equity interests in an overseas holding company that directly or indirectly holds certain PRC Taxable Assets and if the transfer is believed by the Chinese tax authorities to have no reasonable commercial purpose other than to evade enterprise income tax, the SAT Circular 7 allows the Chinese tax authorities to reclassify the indirect transfer of PRC Taxable Assets into a direct transfer and therefore impose a 10% rate of PRC enterprise income tax on the non-resident enterprise. The SAT Circular 7 lists several factors to be taken into consideration by tax authorities in determining if an indirect transfer has a reasonable commercial purpose. However, regardless of these factors, the overall arrangements in relation to an indirect transfer satisfying all the following criteria will be deemed to lack a reasonable commercial purpose: (i) 75% or more of the equity value of the intermediary enterprise being transferred is derived directly or indirectly from PRC Taxable Assets; (ii) at any time during the one year period before the indirect transfer, 90% or more of the asset value of the intermediary enterprise (excluding cash) is comprised directly or indirectly of investments in the PRC, or during the one year period before the indirect transfer, 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the intermediary enterprise and any of its subsidiaries and branches that directly or indirectly hold the PRC Taxable Assets are limited and are insufficient to prove their economic substance; and (iv) the foreign tax payable on the gain derived from the indirect transfer of the PRC Taxable Assets is lower than the potential PRC tax on the direct transfer of those assets. On the other hand, indirect transfers falling into the scope of the safe harbors under the SAT Circular 7 will not be subject to PRC tax under the SAT Circular 7. The safe harbors include qualified group restructurings, public market trades and exemptions under tax treaties or arrangements.

On October 17, 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, which took effect on December 1, 2017 and was amended on June 15, 2018. According to the SAT Circular 37, the balance after deducting the equity net value from the equity transfer income shall be the taxable income amount for equity transfer income. Equity transfer income shall mean the consideration collected by the equity transferor from the equity transfer, including various income in monetary form and non-monetary form. Equity net value shall mean the tax computation basis for obtaining the said equity. The tax computation basis for equity shall be: (i) the capital contribution costs actually paid by the equity transferor to a Chinese resident enterprise at the time of investment and equity participation, or (ii) the equity transfer costs actually paid at the time of acquisition of such equity to the original transferor of the said equity. Where there is reduction or appreciation of value during the equity holding period, and the gains or losses may be confirmed pursuant to the rules of the finance and tax authorities of the State Council, the equity net value shall be adjusted accordingly. When an enterprise computes equity transfer income, it shall not deduct the amount in the shareholders’ retained earnings such as undistributed profits etc. of the investee enterprise, which may be distributed in accordance with the said equity. In the event of partial transfer of equity under multiple investments or acquisitions, the enterprise shall determine the costs corresponding to the transferred equity in accordance with the transfer ratio, out of all costs of the equity.

106

Under the SAT Circular 7 and the Law of the People’s Republic of China on the Administration of Tax Collection promulgated by the SCNPC on September 4, 1992 and newly amended on April 24, 2015, in the case of an indirect transfer, entities or individuals obligated to pay the transfer price to the transferor shall act as withholding agents. If they fail to make withholding or withhold the full amount of tax payable, the transferor of equity shall declare and pay tax to the relevant tax authorities within seven days of the occurrence of tax payment obligation. Where the withholding agent does not make the withholding, and the transferor of the equity does not pay the tax payable amount, the tax authority may impose late payment interest on the transferor. In addition, the tax authority may also hold the withholding agents liable and impose a penalty ranging from 50% to 300% of the unpaid tax on them. The penalty imposed on the withholding agents may be reduced or waived if the withholding agents have submitted the relevant materials in connection with the indirect transfer to the PRC tax authorities in accordance with the SAT Circular 7.

Withholding Tax on Dividend Distribution

The EIT Law prescribes a standard withholding tax rate of 20% on dividends and other China-sourced income of non-PRC resident enterprises which have no establishment or place of business in the PRC, or if established, the relevant dividends or other China-sourced income are in fact not associated with such establishment or place of business in the PRC. However, the Implementing Rules of the EIT Law, effective January 1, 2008, reduced the rate from 20% to 10%. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, for example, pursuant to the Arrangement Between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends that the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from the tax authority in charge.

Based on the Notice on Relevant Issues Relating to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, at their discretion, that a company benefits from such reduced income tax rate due to a structure or an arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement of the State Administration of Taxation on Issues Concerning “Beneficial Owners” in Tax Treaties, which was promulgated on February 3, 2018 and came into effect on April 1, 2018. If the company’s activities do not constitute substantive business activities, it will be analyzed according to the actual situation of the specific case, which may not be conducive to the determination of its “beneficiary owner” capacity, and thus may not enjoy the concessions under the Double Tax Avoidance Arrangement.

Value-Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the People’s Republic of China, which was promulgated by the State Council on December 13, 1993 and amended on November 10, 2008, February 6, 2016 and November 19, 2017, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the People’s Republic of China, which was promulgated by the MOF on December 25, 1993 and amended on December 15, 2008 and October 28, 2011, entities or individuals engaging in sale of goods, provision of processing services, repairs and replacement services or import of goods within the territory of the PRC shall pay value-added tax, or the VAT. Unless provided otherwise, the rate of VAT is 17% on sales and 6% on the services. On April 4, 2018, MOF and SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, or the Circular 32, according to which (i) for VAT taxable sales acts or import of goods originally subject to VAT rates of 17% and 11% respectively, such tax rates shall be adjusted to 16% and 10%, respectively; (ii) for purchase of agricultural products originally subject to tax rate of 11%, such tax rate shall be adjusted to 10%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods subject to tax rate of 16%, such tax shall be calculated at the tax rate of 12%; (iv) for exported goods originally subject to tax rate of 17% and export tax refund rate of 17%, the export tax refund rate shall be adjusted to 16%; and (v) for exported goods and cross-border taxable acts originally subject to tax rate of 11% and export tax refund rate of 11%, the export tax refund rate shall be adjusted to 10%. Circular 32 took effect on May 1, 2018 and shall supersede existing provisions which are inconsistent with Circular 32.

107

Since January 1, 2012, the MOF and the SAT have implemented the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax, or the VAT Pilot Plan, which imposes VAT in lieu of business tax for certain “modern service industries” in certain regions and eventually expanded to nation-wide application in 2013. According to the Implementation Rules for the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax released by the MOF and the SAT on the VAT Pilot Program, the “modern service industries” include research, development and technology services, information technology services, cultural innovation services, logistics support, lease of corporeal properties, attestation and consulting services. The Notice on Comprehensively Promoting the Pilot Plan of the Conversion of Business Tax to Value-Added Tax, which was promulgated on March 23, 2016, took effect on May 1, 2016 and amended on July 11, 2017, sets out that VAT in lieu of business tax be collected in all regions and industries.

On March 20, 2019, MOF, SAT and GAC jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which took effect on April 1, 2019 and provides that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10% respectively, such tax rates shall be adjusted to 13% and 9%, respectively; (ii) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%.

Regulations Relating to Employment

The Labor Contract Law of the People’s Republic of China, or the Labor Contract Law, and its implementation rules provide requirements concerning employment contracts between an employer and its employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. The Labor Contract Law and its implementation rules also require compensation to be paid upon certain terminations. In addition, if an employer intends to enforce a non-compete provision in an employment contract or non-competition agreement with an employee, it has to compensate the employee on a monthly basis during the term of the restriction period after the termination or expiry of the labor contract. Employers in most cases are also required to provide severance payment to their employees after their employment relationships are terminated.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. According to the Social Insurance Law, an employer that fails to make social insurance contributions may be ordered to rectify the non-compliance and pay the required contributions within a stipulated deadline and relevant management in charge or other directly responsible personnel may be fined from RMB1,000 to RMB10,000 for the non-compliance. According to the Regulations on Management of Housing Fund, an enterprise that fails to make housing fund contributions may be ordered to rectify the noncompliance and pay the required contributions within a stipulated deadline; if the enterprise fails to rectify the non-compliance with the stipulated deadline, it may be subject to a fine ranging from RMB10,000 or RMB50,000 and an application may be made to a local court for compulsory enforcement. As of the date of this prospectus, our PRC subsidiaries provide social security insurance including pension, medical insurance (including maternity insurance), unemployment insurance and on-the-job injury insurance and housing fund plans through a PRC government-mandated benefit contribution plan for our employees. However, we did not make adequate contributions to such social security insurance plans. As such, our PRC subsidiaries may be subject to late fees and fines in relation to the underpaid employee benefits which may adversely affect our business, operating results and cash flows.

108

We have not made adequate contributions to employee benefit plans, as required by applicable PRC laws and regulations. See “Risk Factors—Risks Related to Our Business and Industry — Failure to make adequate contributions to certain employee benefit plans as required by PRC regulations may subject us to penalties.”

On December 28, 2012, the Labor Contract Law was amended to impose more stringent requirements on labor dispatch which took effect on July 1, 2013. Pursuant to the amended Labor Contract Law, the dispatched workers shall be entitled to equal pay for equal work as a fulltime employee of an employer, and they shall only be engaged to perform temporary, ancillary or substitute works, and an employer shall strictly control the number of dispatched workers so that they do not exceed certain percentage of total number of employees. “Temporary work” means a position with a term of less than six months; “auxiliary work” means a non-core business position that provides services for the core business of the employer; and “substitute worker” means a position that can be temporarily replaced with a dispatched worker for the period that a regular employee is away from work for vacation, study or for other reasons. According to the Labor Dispatch Interim Provisions, promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which took effect on March 1, 2014, dispatched workers are entitled to equal pay with full-time employees for equal work. Employers are allowed to use dispatched workers for temporary, auxiliary or substitutive positions, and the number of dispatched workers may not exceed 10% of the total number of employees. Any labor dispatching entity or employer in violation of the Labor Dispatch Interim Provisions shall be ordered by the labor administrative authorities to rectify the noncompliance within a prescribed time limit; and if such entity or employer fails to do so within the prescribed time limit, it may be subject to a fine from RMB5,000 to RMB10,000 for each noncompliance dispatched worker, and the labor dispatching entity is subject to revocation of its license for engaging in the labor dispatch business. Where the employer causes any damage to the dispatched worker, the labor dispatch entity and the employer shall assume joint and several liabilities.

Pursuant to the PRC Civil Code, which was promulgated by the National People’s Congress on May 28, 2020 and took effect on January 1, 2021, employers shall bear tortious liability for any injury or damage caused to other people by their employees in the course of their work. Parties that use dispatched labor shall bear tortious liability for any injury or damage caused to other people by dispatched personnel during the course of their work during the labor dispatch period; the labor dispatching party shall bear corresponding supplementary liability where it is at fault.

Regulations Relating to Overseas Listing and M&A

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which took effect on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Although (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to the M&A Rules; and (ii) we established our PRC subsidiary, Sichuan Shanyou, by means of direct investment rather than by merger with or acquisition of PRC domestic companies and at the time of the acquisition of 5% equity interests of Shanyou HVAC by Sichuan Shanyou, Sichuan Shanyou was ultimately owned by an unrelated foreign individual and the acquisition was not an acquisition of a PRC domestic enterprise by an offshore special purpose vehicle defined under the M&A Rules. However, the interpretation and application of the regulations remain unclear, and this offering may ultimately require approval from the CSRC under the M&A Rules. If CSRC approval under the M&A Rules is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining such CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

109

The M&A Rules, and other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

In addition, according to the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council on February 3, 2011 and which took effect 30 days thereafter, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM on August 25, 2011 and which took effect on September 1, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

On July 6, 2021, the State Council and General Office of the CPC Central Committee issued Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. The opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. See “Risk Factors—Risks Relating to Doing Business in China—Any requirement to obtain prior approval under the M&A Rules and/or any other regulations promulgated by relevant PRC regulatory agencies in the future could delay this offering and failure to obtain any such approvals, if required, could have a material adverse effect on our business, operating results and reputation as well as the trading price of our ordinary shares, and could also create uncertainties for this offering and affect our ability to offer or continue to offer securities to investors outside China.”

On February 17, 2023, the CSRC released the Trial Measures, effective March 31, 2023. The Trial Measures apply to overseas securities offerings and/or listings conducted by (i) PRC domestic companies, directly and (ii) indirect offerings. An equity or equity linked securities offering by an overseas company will be deemed an indirect offering if (i) more than 50% of such overseas company’s consolidated revenues, profit, total assets or net assets that are derived from its audited consolidated financial statements for the most recently completed fiscal year are attributable to PRC domestic companies, and (ii) any of the following three circumstances applies: key components of its operations are carried out in the PRC; its principal places of business are located in the PRC; or the majority of the senior management members in charge of operation and management are PRC citizens or residents. The determination will be made on the basis of “substance over form.” The Trial Measures requires (1) the filings of the overseas offering and listing plan by the PRC domestic companies with the CSRC within three business days after the relevant application is submitted overseas regulatory authorities or stock exchanges, and (2) the filing of their underwriters with the CSRC within ten business days after signing its first engagement agreement for such business and the submission of an annual report on its business activities in previous year associated with the overseas securities offering and listing by PRC domestic companies to the CSRC no later than January 31 of each year.

110

On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Overseas Filing, which, among others, clarifies that: (i) on or prior to the effective date of the Trial Measures, the PRC domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and should complete the filing before the completion of their overseas offering and listing; (ii) a six-month transition period will be granted to PRC domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges (such as the completion of registration in the market of the United States), but have not completed the indirect overseas listing; and follow-on offerings of such companies will need to comply with the Trial Measures.

Regulations Relating to Tightening Real Estate Development Company Financing Policy

On February 13, 2017, the Asset Management Association of China or the AMAC released the Administrative Rules for the Filing of Private Equity and Asset Management Plans by Securities and Futures Institutions No. 4 - Investment in Real Estate Developers and Projects by Private Equity and Asset Management Plans, or the No. 4 Filing Rules, to regulate the securities and futures institution’s investment into the real estate area. Among others, the No.4 Filing Rules specify that AMAC will not accept the filing application of private asset management plans or private funds investing in ordinary residential properties in “popular cities”, including Beijing, Shanghai, Guangzhou, Shenzhen, Xiamen, Hefei, Nanjing, Suzhou, Wuxi, Hangzhou, Tianjin, Fuzhou, Wuhan, Zhengzhou, Jinan and Chengdu, by way of debt investment.

On December 28, 2020, the PBOC and the China Banking and Insurance Regulatory Commission (the “CBIRC”) jointly issued the Notice on Establishing a Centralization Management System for Real Estate Loans of Banking Financial Institutions, pursuant to which, the proportion of the real estate loan balance of banking financial institutions (excluding overseas branches) to the institution's loans in RMB balances (hereinafter referred to as the proportion of real estate loans) and the proportion of the personal housing loan balance to the institution's loans in RMB balances ( hereinafter referred to as the proportion of housing loans) shall meet the management requirements determined by the PBOC and the CBIRC, that is, not higher than the upper limit of the proportion of real estate loans and the upper limit of the proportion of personal housing loans determined by the PBOC and the CBIRC. Development banks and policy banks should refer to and implement such requirements. The PBOC and the CBIRC manage the concentration of real estate loans in different stages according to the asset scale and type of banking financial institutions, and comprehensively consider factors such as the development scale and the performance of real estate systemic financial risks to timely adjust the scope of coverage of applicable institutions, grading settings, management requirements and statistical coverage of related indicators. The ratio currently ranges from 12.5% to 40.0%. At the end of December 2020, if the proportion of real estate loans and the proportion of personal housing loans of banking financial institutions exceed the management requirements, to those who exceed within 2%, the business adjustment transition period will be 2 years from the date of implementation of this notice; and to those who exceed 2%and above, the transition period for business adjustment is 4 years from the date of implementation of this notice. The business adjustment transition period for the proportion of real estate loans and the proportion of personal housing loans will be set separately.

111

MANAGEMENT

Directors, Director Nominees and Executive Officers

The following table sets forth information regarding our executive officers, directors and director nominees as of the date of this prospectus. Unless otherwise stated, the business address for our directors and executive officers is that of our principal executive offices at No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road, Chengdu, Sichuan, China, 610041.

Name	Age	Position with our Company
Ni Jiang	34	Chairwoman
Ke Chen	41	Chief Executive Officer and Director
Jing Zheng	34	Chief Financial Officer
Ziyi Liu	43	Chief Operating Officer
Siqi Chen	37	Director Nominee
Xiaoyuan Zhang	35	Director Nominee
Trent D. Davis	55	Director Nominee

Ni Jiang has been serving as our Chairwoman since March 2023. Previously, she served as Managing Partner at China Pinx Investment Group Limited, an investment consulting company, from June 2021 to August 2023, where she provided investment consulting services for companies aiming to list in the U.S. securities market. From March 2016 to September 2020, she worked as an Investment Manager at HNS Investment LLC, a global investment company with a focus on real estate and high-tech enterprises, where she was mainly responsible for the management and operation of locally invested real estate and technology startups in the United States. Furthermore, Ms. Jiang was the General Manager of Hong Sheng LLC, a global real estate development company that covers real estate development, property management, and sales of newly constructed properties, from May 2014 to April 2023, where she was mainly responsible for the development, property management, and home sales of large-scale real estate projects in the Washington state region of the United States. Prior to the experience in investment consulting and real estate, she worked as a TV Host and Journalist at Phoenix TV of Hong Kong, reporting on mainstream news from the West Coast of the United States. Ms. Jiang received her bachelor’s degree in communications from the University of Washington, Seattle.

Ke Chen has been serving as our Chief Executive Officer and Director since June 2023. She has served as Chairman of Shanyou HVAC since March 2013. Prior to that, she served as the Account Manager at Chengdu Jialichen Information Co., Ltd., a network security service provider specializing in value-added internet applications, where she was mainly responsible for business development in the Southwest China region, as well as communicating and coordinating with the technical department. From September 2003 to June 2007, Ms. Chen was the Training Manager of Beijing Global Gangxin Information Co., Ltd., an information company, where she handled the training of sales personnel for the company’s seven branches across China. Ms. Chen received her bachelor’s degree in applied mathematics from the University of Electronic Science and Technology of China.

Jing Zheng has been serving as our Chief Financial Officer since June 2023. She also has served as Chief Financial Officer of Chengdu Liweijia Technology Company, a Chinese furniture company specializing in customized furniture, installation services, and standard furniture, since October 2021. Her key responsibilities include leading equity financing projects, overseeing business operations, and coordinating financial activities across the company’s subsidiaries. Previously, she was the Senior Assurance Manager of Ernst & Young Hua Ming LLP, Chengdu Branch, a consulting, tax and transaction service provider, from September 2016 to August 2021 and September 2011 to September 2015, where she handled accounting matters for Hong Kong listed companies and gained experience in initial public offering in Hong Kong. From September 2015 to August 2016, Ms. Zheng was the Advanced Finance Manager at Chengdu Jingshan Qiyue Technology Company, a vehicle maintenance service provider, where she was responsible for the company’s financial system, accounting policies, and investment business. Ms. Zheng received her bachelor’s degree in business management from Sichuan University, China. She is a Certified Public Accountant of the Chinese Institute of Certified Public Accountants.

Ziyi Liu has been serving as our Chief Operating Officer since October 2023. Previously, from August 2017 to June 2023, she served as the Sales and Key Account Director of Hubei Kelun Pharmaceutical Trading Co., Ltd, a licensed pharmaceutical trading company in China, where she assisted in establishing sales and key customer teams. From September 2014 to August 2016, Ms. Liu served as the Assistant to the President of Hubei Banruijia Pharmaceutical Co., Ltd, a pharmaceutical company in China, where she formulated development strategies for the company, established and standardized the company's management system, and built an external affairs department. From June 2013 to August 2014, Ms. Liu served as the National Development Director of New Products and the Director of the Chairman's Office at Beijing Tide Pharmaceutical Co., Ltd, a pharmaceutical company in China, where she was responsible for setting market positioning and market promotion strategies and improving organizational structure and departmental effectiveness. Prior to that, Ms. Liu also served as Senior District Manager and Senior Regional Manager at Pfizer Investment Co. Ltd., an investments and investments consulting services provider, between January 2005 and June 2013, where she was responsible for overseeing the sales teams and achieving sales targets.   Ms. Liu received her master’s degree in engineering   from the School of Economics and Management at China University of Geosciences (Wuhan).

112

Siqi Chen will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Ms. Chen is currently the deputy general manager of Wuhan Lanyisi Technology Co., Ltd., a medicine and medical equipment supplier, where she is responsible for developing marketing and e-commerce strategies and establishing business development systems. From June 2022 to December 2022, she was a director in the marketing department of the same company, where she developed the marketing department plans and collaborated with the e-commerce operations team. From December 2020 to June 2022, Ms. Chen served as a business development manager of Sichuan Kelun Pharmaceutical Co., Ltd., a pharmaceutical company, overseeing business partner selection and contracts negotiation. From April 2020 to December 2020, she served as the Director of Key Account Managers of Hubei Kelun Pharmaceutical Trade Co., Ltd., a pharmaceutical company, where she oversaw personnel performance and managed departmental project plans and budgets. Prior to that, she was the Key Account Manager there from September 2015 to March 2020, focusing on customer relationship management and brand promotion project design and implementation. From August 2008 to January 2012, she was the Marketing Manager of Hubei Kelun Pharmaceutical Trade Co., Ltd., where she was responsible for product marketing and brand promotion. Ms. Chen received her bachelor’s degree in pharmacy from Sichuan University, China.

Xiaoyuan Zhang will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part. She has served as Chief Financial Officer and Treasurer for Senmiao Technology Limited (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China, since September 2018. She served as a director and the chairperson of the Audit Committee of Color Star Technology Co., Ltd. (Nasdaq: CSCW), a provider of online and offline education services in China, from July 2019 to March 2021. Ms. Zhang previously served as Senior Auditor and Assurance Manager of Ernst & Young Hua Ming LLP, Chengdu Branch, from October 2010 to September 2018 where she participated in audits of several public companies listed in China, Hong Kong and Singapore, as well as large state-owned and foreign investment enterprises. Ms. Zhang received her dual bachelor’s degrees in accounting and law from Southwestern University of Finance and Economics in Chengdu, China. Ms. Zhang is an intermediate accountant and a Certified Public Accountant of the Chinese Institute of Certified Public Accountants.

Trent D. Davis will serve as our director upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part. Mr. Davis has served as a director and a member of the Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee of Senmiao Technology Limited (Nasdaq: AIHS), a financing and servicing company focused on the online ride-hailing industry in China, since March 21, 2018. Mr. Davis is also currently the Chief Executive Officer of Paulson Investment Company, LLC, which is a boutique investment firm specializing in private equity offerings for small to mid-cap markets. Formerly, from December 2014 to December 2018, Mr. Davis was President and Chief Operating Officer of Whitestone Investment Network, Inc., which specializes in providing executive advisory services to small entrepreneurial companies, as well as restructuring, recapitalizing, and making strategic investments in small to midsize companies. Currently, Mr. Davis is a Director for INVO Bioscience (OTC: INVO), which is a medical device company focused on creating simplified, lower cost treatments for patients diagnosed with infertility. Formerly, from September 2016 to August 2019, Mr. Davis was Vice Chairman and Lead Director of Eastside Distilling Inc. (Nasdaq: EAST), a manufacturer of high-quality, master-crafted spirits. As the Lead Independent Director Dataram Corporation (Nasdaq: DRAM), which develops, manufactures, and markets memory products primarily used in enterprise servers and workstations worldwide, from July 2015 to April 2017, Mr. Davis helped the company successfully complete the reverse merger with U.S. Gold Corp (Nasdaq: USAU), a gold exploration and development company. Previously, from December 2014 to July 2015, Mr. Davis was Chairman of the Board for Majesco Entertainment Company (Nasdaq: COOL), an innovative developer, marketer, publisher, and distributor of interactive entertainment for consumers around the world. From November 2013 until July 2014, Mr. Davis served as the President and Director of Paulson Capital Corp. (Nasdaq: PLCC) until he successfully completed the reverse merger of Paulson with VBI Vaccines (Nasdaq: VBIV). He went on to serve as a member of its Board of Directors and Audit Committee until May 2016. Mr. Davis was also the Chief Executive Officer of Paulson Investment Company, Inc., a subsidiary of Paulson Capital Corp, from July 2005 to October 2014, and is credited with overseeing the syndication of approximately $600 million for over 50 client companies in both public and private transactions. In 2003, Mr. Davis served as Chairman of the Board of the National Investment Banking Association. Mr. Davis holds a B.S. in Business and Economics from Linfield College and an M.B.A. from University of Portland. Mr. Davis is qualified to serve on our board of directors because of his deep knowledge of finance and public company issues, capital market, advisory and entrepreneurial experiences, and extensive expertise in operational and executive management.

113

Board of Directors and Committees

Upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part, our board of directors will consist of five directors, including two executive directors and three independent directors. We will also establish an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee upon the effectiveness of our registration statement on Form F-1, of which this prospectus is a part. We will adopt a charter for each of the three committees. Each of the committees of our board of directors shall have the composition and responsibilities described below.

Audit Committee

Ms. Siqi Chen, Ms. Xiaoyuan Zhang and Mr. Trent D. Davis will serve as members of our Audit Committee with Ms. Zhang serving as the chairwoman of the Audit Committee. Each of our Audit Committee members will satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our board of directors has determined that Ms. Zhang possesses accounting or related financial management experience that qualifies him as an “audit committee financial expert” as defined by the rules and regulations of the SEC. Our Audit Committee oversees our accounting and financial reporting processes and the audits of our financial statements. Our Audit Committee will perform several functions, including:

●	evaluating the independence and performance of, and assesses the qualifications of, our independent auditor, and engages such independent auditor;

●	approving the plan and fees for the annual audit, quarterly reviews, tax and other audit-related services, and approves in advance any non-audit service to be provided by the independent auditor;

●	monitoring the independence of the independent auditor and the rotation of partners of the independent auditor on our engagement team as required by law;

●	reviewing the financial statements to be included in our Annual Report on Form 20-F and Current Reports on Form 6-K and reviews with management and the independent auditors the results of the annual audit and reviews of our quarterly financial statements;

●	overseeing all aspects of our systems of internal accounting control and corporate governance functions on behalf of the board;

●	reviewing and approving in advance any proposed related-party transactions and report to the full Board on any approved transactions; and

●	providing oversight assistance in connection with legal, ethical and risk management compliance programs established by management and our board of directors, including Sarbanes-Oxley Act implementation, and makes recommendations to our board of directors regarding corporate governance issues and policy decisions.

Compensation Committee

Ms. Siqi Chen, Ms. Xiaoyuan Zhang and Mr. Trent D. Davis will serve as members of our Compensation Committee with Ms. Chen serving as the chairwoman of the Compensation Committee. All of our Compensation Committee members satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Compensation Committee will be responsible for overseeing and making recommendations to our board of our directors regarding the salaries and other compensation of our executive officers and general employees and providing assistance and recommendations with respect to our compensation policies and practices.

114

Nominating and Corporate Governance Committee

Ms. Siqi Chen, Ms. Xiaoyuan Zhang and Mr. Trent D. Davis will serve as members of our Nominating and Corporate Governance Committee, with Mr. Davis serving as the chairman of the Nominating and Corporate Governance Committee. All of our Nominating and Corporate Governance Committee members will satisfy the “independence” requirements of the Nasdaq listing rules and meet the independence standards under Rule 10A-3 under the Exchange Act. Our Nominating and Corporate Governance Committee will be responsible for identifying and proposing new potential director nominees to the board of directors for consideration and reviewing our corporate governance policies.

Code of Ethics

Upon effectiveness of our registration statement on Form F-1, of which this prospectus is a part, we will adopt a code of ethics that applies to all of our executive officers, directors and employees in accordance with the rules of the Nasdaq and the SEC. The code of ethics codifies the business and ethical principles that govern all aspects of our business. We will file a copy of our Code of Ethics as an exhibit to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s website at www.sec.gov.

Family Relationships

There are no family relationships, or other arrangements or understandings between or among any of the directors, director nominees, executive officers or other person pursuant to which such person was selected to serve as a director or officer.

Duties of Directors

Under Cayman Islands law, directors and officers owe the following fiduciary duties:

(i)	duty to act in good faith in what the director or officer believes to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

(iii)	directors should not improperly fetter the exercise of future discretion;

(iv)	duty to exercise powers fairly as between different classes of shareholders;

(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and

(vi)	duty to exercise independent judgment.

Our directors also owe to our company a duty to exercise the skills they actually possess and such care and diligence that a reasonable prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

115

 Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the aforementioned conflicts will be resolved in our favor. Furthermore, each of our officers and directors has pre-existing fiduciary obligations to other businesses of which they are officers or directors.

 Our company has the right to seek damages if a duty owed by our directors is breached. A shareholder may in certain limited exceptional circumstances have the right to seek damages in our name if a duty owed by our directors is breached. You should refer to “Description of Share Capital — Comparison of Cayman Islands Corporate Law and U.S. Corporate Law” for additional information on our standard of corporate governance under Cayman Islands law.

Terms of Directors and Officers

Our officers are appointed by and serve at the discretion of our board of directors and the shareholders voting by ordinary resolution. Our directors are not subject to a set term of office and hold office until the next general meeting called for the appointment of directors and until their successor is duly appointed or such time as they die, resign or are removed from office by a shareholders’ ordinary resolution. The office of a director will be vacated automatically if, among other things, the director resigns in writing, becomes bankrupt or makes any arrangement or composition with his/her creditors generally or is found to be or becomes of unsound mind.

116

Employment Agreements

We have entered into employment agreements with each of our executive officers. Under these agreements, each of our executive officers is employed for an initial term of two or three years and is subject to successive, automatic one-year extensions unless either party gives notice of non-extension to the other party at least 30 days prior to the end of the applicable term.

The executive officers are entitled to a fixed salary and to participate in our equity incentive plans, if any and other company benefits, each as determined by the Board from time to time.

We may terminate the executive officer’s employment for cause, at any time, without notice or remuneration, for certain acts, such as conviction or plea of guilty to a felony or grossly negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. In such case, the executive officer will not be entitled to receive payment of any severance benefits or other amounts by reason of the termination, and his right to all other benefits will terminate, except as required by any applicable law. We may also terminate the executive officer’s employment without cause immediately and without prior written notice upon the removal of the executive officer pursuant to the exercise of any power contained in the memorandum and articles of association of the Company or upon 30 days’ advance written notice. In such case of termination by us, we are required to provide the following severance payments and benefits to the executive officer: a cash payment of three months of base salary as of the date of such termination.

The executive officer may terminate his or her employment at any time with 30 days’ advance written notice if there is any significant change in his or her duties and responsibilities or a material reduction in his or annual salary. In such case, the executive officer will be entitled to receive compensation equivalent to three months of his or her base salary. In addition, if we or our successor terminates the employment agreements upon a merger, consolidation, or transfer or sale of all or substantially all of our assets with or to any other individual(s) or entity, the executive officer shall be entitled to the following severance payments and benefits upon such termination: (1) a lump sum cash payment equal to three months of base salary at a rate equal to the greater of his or her annual salary in effect immediately prior to the termination, or his or her then current annua1 salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of target annual bonus for the fiscal year immediately preceding the termination; (3) payment of premiums for continued health benefits under our health plans for three months fo1lowing the termination; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by the executive officer. The employment agreements also contain customary restrictive covenants relating to confidentiality, non-competition and non-solicitation, as well as indemnification of the executive officer against certain liabilities and expenses incurred by him or her in connection with claims made by reason of him or her being an officer of our company.

In June 2023, Ke Chen entered into an employment agreement with us. Pursuant to the employment agreement, Ms. Chen serves as our Chief Executive Officer from June 18, 2023 to June 17, 2026. Ms. Chen is entitled to a fixed base salary in the amount of $40,000 per year. In addition, she is entitled to restricted share units with a grant date value of US$20,000 per year. Ms. Chen is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors. Prior to that, in June 2019, Ke Chen entered into a labor contract with one of our subsidiaries, Shanyou HVAC. Pursuant to the labor contract, Ms. Chen serves as the General Manager of Shanyou HVAC starting from June 1, 2019 until May 31, 2024. Ms. Chen is entitled to a fixed salary in the amount of RMB 5,000 per month, supplemented by performance-based bonuses and other allowances. Ms. Chen is also entitled to participate in any benefit plans of Shanyou HVAC required by the PRC laws.

In June 2023, Jing Zheng entered into an employment agreement with us. Pursuant to the employment agreement, Ms. Zheng serves as our Chief Financial Officer from June 18, 2023 to June17, 2026. Commencing on the effective date of the Company’s initial public offering, Ms. Zheng is entitled to a fixed base salary in the amount of $78,000 per year. Ms. Zheng is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors.

In October 2023, Ziyi Liu entered into an employment agreement with us. Pursuant to the employment agreement, Ms. Liu serves as our Chief Operating Officer from October 9, 2023 to October 8, 2026. Ms. Liu is entitled to a fixed base salary in the amount of $78,000 per year. Ms. Liu is also entitled to participate in any of the standard employee benefit plans of us or our subsidiaries, including but not limited to any retirement plan, life insurance plan, health insurance plan and travel/holiday plan, as determined by our board of directors.

 Compensation of Directors and Executive Officers

For the fiscal year ended September 30, 2022, our executive officers have received an aggregate of approximately RMB164,170 from Shanyou HVAC. Our PRC subsidiaries are required by law to make contributions equal to certain percentages of each employee’s salary for his or her pension insurance, medical insurance, unemployment insurance and other statutory benefits and a housing provident fund. As of the date of this prospectus, we are in compliance with all relevant laws and regulations regarding such benefits.

For the fiscal year ended September 30, 2022, no members of our board of directors received compensation in their capacity as directors. Historically, we have not paid our directors. None of the directors are entitled to receive any compensation or benefits upon termination of their directorship with the Company except for those compensation that they have already earned for services so rendered. We will also reimburse all directors for any out-of-pocket expenses incurred by them in connection with their services provided in such capacity.

117

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of the date of this prospectus by our officers, directors, director nominees and 5% or greater beneficial owners of ordinary shares.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

As of the date of this prospectus, we had 5,500,000 ordinary shares outstanding that were held by record holders in the United States. Other than disclosed above, none of our shareholders has informed us that it is affiliated with a registered broker-dealer or is in the business of underwriting securities. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our company.

	Prior to Offering		After Offering
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(2)	Amount and Nature of Beneficial Ownership	Percentage of Outstanding Shares(3)
5% or Greater Shareholders
KeC Holdings Limited (4)	2,805,000	51%	2,805,000	40%
JingshanY Holdings Limited (6)	1,045,000	19%	1,045,000	15%
Emerald Investments International, LLC(5)	1,650,000	30%	1,650,000	23%
Executive Officers, Directors and Director Nominees
Ni Jiang(5)	1,650,000	30%	1,650,000	23%
Ke Chen(4) (7)	3,850,000	70%	3,850,000	54%
Jing Zheng	—	—	—	—
Ziyi Liu	—	—	—	—
Siqi Chen	—	—	—	—
Xiaoyuan Zhang	—	—	—	—
Trent D. Davis	—	—	—	—
All directors, director nominees and executive officers as a group (seven individuals)	5,500,000	100%	5,500,000	77%

*	Less than one percent.
(1)	Except as otherwise indicated below, the business address of our directors and executive officers is No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road, Chengdu, Sichuan, China, 610041.
(2)	Based on 5,500,000 ordinary shares issued and outstanding as of the date of this prospectus.
(3)	Based on 7,100,000 ordinary shares outstanding immediately after the offering, assuming no exercise of underwriters’ over-allotment option.
(4)	Ke Chen, our Chief Executive Officer, is the sole shareholder of KeC Holdings Limited, a British Virgin Islands company and holds the voting and dispositive power over the ordinary shares held by KeC Holdings Limited. The address of KeC Holdings Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.
(5)	Ni Jiang, our Chairwoman, is the sole shareholder of Emerald Investments International, LLC, a Delaware company and holds the voting and dispositive power over the ordinary shares held by Emerald Investments International, LLC. The address of Emerald Investments International, LLC is 251 Little Falls Drive, Wilmington, State of Delaware 19808, USA.
(6)	Jinshan Yao, husband of our Chief Executive Officer, Ke Chen, is the sole shareholder of JingshanY Holdings Limited, a British Virgin Islands company and holds the voting and dispositive power over the 1,045,000ordinary shares held by JingshanY Holdings Limited. The address of JingshanY Holdings Limited is Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. In addition, Jinshan Yao has beneficial ownership of the 2,805,000 ordinary shares held by his wife, our Chief Executive Officer, Ke Chen for purposes of SEC rules, unless Mr. Yao disclaims beneficial ownership of those shares.
(7)	Ke Chen is the wife of Jinshan Yao and accordingly has beneficial ownership of his shares for purposes of SEC rules, unless Ms. Chen disclaims beneficial ownership of those shares.

118

RELATED PARTY TRANSACTIONS

Before the completion of this offering, we intend to adopt an audit committee charter, which will require the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

Set forth below are the related party transactions of our company that occurred since the beginning of our preceding two fiscal years   up to the date of this prospectus.

Related Party Balances

Account receivables - a related party

Name of Related Party	Relationship	Nature	March 31, 2023	September 30, 2022	September 30, 2021
			(Unaudited)
Sichuan Shanyou Electromechanical Co., LTD	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before July 13, 2023, no longer a related party as of July 13, 2023	Sales of products	$47,921	$46,264	$—

Due from a shareholder

Name of Related Party	Relationship	Nature	March 31, 2023	September 30, 2022	September 30, 2021
			(Unaudited)
Ke Chen	Principal shareholder, Chief Executive Officer and director of the Company	Shareholder loans	$93,118 *	$238,353	—

The amounts due from the shareholder were unsecured, interest-free and receivable on demand.

*These receivables are expected to be repaid in full before the public filing of this registration statement, but will be depicted as outstanding in the Company’s unaudited condensed consolidated financial statements through March 31, 2023.

Due to a shareholder

Name of Related Party	Relationship	Nature	March 31, 2023	September 30, 2022	September 30, 2021
			(Unaudited)
Ke Chen	Principal shareholder, Chief Executive Officer and director of the Company	Shareholder loans	$—	$—	$181,659

The amounts due to the shareholder were unsecured, interest-free and repayable on demand.

Lease liability- a related party

Name of Related Party	Relationship	Nature	March 31, 2023	September 30, 2022	September 30, 2021
			(Unaudited)
Ke Chen	Principal shareholder, Chief Executive Officer and director of the Company	Lease	$115,713	$125,718	$145,787

119

Related Party Transactions

Sales to a related party

			March 31, 2023	For the years ended September 30,
Name of Related Party	Relationship	Nature	(Unaudited)	2022	2021
Sichuan Shanyou Electromechanical Co., LTD	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before July 13, 2023, no longer a related party as of July 13, 2023	Provision of service	$—	$48,757	$—
Sichuan Shanyou Electromechanical Co., LTD	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before July 13, 2023, no longer a related party as of July 13, 2023	Sales of products	$—	—	20,679
Total			$—	$48,757	$20,679

Purchase from a related party

			March 31, 2023	For the years ended September 30,
Name of Related Party	Relationship	Nature	(Unaudited)	2022	2021
Wuhan Shanyou Weiye Electromechanical Engineering Co., LTD	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before August 20, 2021, no longer a related party as of August 20, 2021	Provision of service	$—	$—	$3,827

Loan guarantee provided by related parties

As of March 31, 2023, September 30, 2022 and 2021, Ke Chen, Jinshan Yao and their immediate family, and Sichuan Shanyou Electromechanical Co., Ltd. (“Shanyou Electromechanical”) provided guarantees for the Company’s bank loans for up to approximately $1.6 million, $1.5 million and $1.8 million, respectively.

As of March 31, 2023, Ke Chen, Jinshan Yao and their immediate family, Shanyou Electromechanical and Sichuan Kunshunhong Construction Engeering Co., Ltd., a company controlled by Jinshan Yao before August 2, 2023 and no longer a related party since then, counter guaranteed to Chengdu Small Enterprise Financing Guarantee Co., Ltd. in relation to the Company’s bank loans amounted to $1.3 million. As of September 30, 2022 and 2021, Ke Chen, Jinshan Yao and their immediate family, Shanyou Electromechanical counter guaranteed to Chengdu Small Enterprise Financing Guarantee Co., Ltd. in relation to the Company’s bank loans amounted to approximately $1.4 million and $1.6 million, respectively.

As of March 31, 2023, September 30, 2022 and 2021, Ke Chen provided guarantees for the Company’s loans borrowed from an independent third party amounted to approximately $0.1 million, $0.4 million and $0.3 million, respectively.

Pledges provided by related parties

Two real estate properties owned by Jinshan Yao and Ke Chen’s immediate family were pledged to Chengdu Small Enterprise Financing Guarantee Co., Ltd. to counter guarantee the guarantee provided by Chengdu Small Enterprise Financing Guarantee Co., Ltd. in relation to the Company’s bank loans amounted to approximately $0.9 million, $1.4 million and $1.6 million as of March 31, 2023, September 30, 2022 and 2021, respectively.

120

A store owned by Ke Chen was pledged to one of the Company’s major suppliers for a roll-over credit limit amounted to RMB1,000,000 (approximately $141,000) with a period of five years, which can be used during the Company’s purchase transaction.

Lease arrangements with a related party

On August 1, 2021, Shanyou HVAC entered into an operating lease agreement with Ke Chen to rent an office of 485.12 square meters for an annual rent of $40,486 (RMB288,000). The lease term is five years which ends on July 31, 2026.

On April 20, 2023, Sichuan Shanyou entered into a lease agreement with Ke Chen to rent an office of 73.84 square meters for an annual rent of approximately $3,589 (RMB24,000). The lease term is five years which ends on April 19, 2028.

Share Issuances

 See “History of Securities Issuances.”

Employment Agreements

See “Management — Employment Agreements.”

121

DESCRIPTION OF SHARE CAPITAL

We are a Cayman Islands exempted company and our affairs are governed by our memorandum and articles of association, as amended and restated from time to time, and the Companies Act (As Revised) of the Cayman Islands, which we refer to as the Companies Act below.

We intend to adopt an amended and restated memorandum and articles of association (which we refer to as the Articles below) immediately prior to the completion of this offering and will replace our current memorandum and articles of association in its entirety.

Our authorized share capital consists of 49,000,000,000 ordinary shares, par value US$0.000001 per share, and 1,000,000,000 preference shares, par value US$0.000001 per share. As of the date of this prospectus, 5,500,000 ordinary shares were issued and outstanding.

We were incorporated as an exempted company with limited liability under the Companies Act on March 2, 2023. A Cayman Islands exempted company:

●	is a company that conducts its business mainly outside the Cayman Islands;

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to hold an annual general meeting;

●	does not have to make its register of members open to inspection by shareholders of that company;

●	may obtain an undertaking against the imposition of any future taxation;

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

The following are summaries of material provisions of our proposed Articles and the Companies Act insofar as they relate to the material terms of our ordinary shares that we expect will become effective immediately prior to the completion of this offering.

Ordinary Shares

Dividends. Subject to any rights and restrictions of any other class or series of shares, our board of directors may, from time to time, declare dividends on the shares issued and authorize payment of the dividends out of our lawfully available funds. In addition, our shareholders may by ordinary resolution declare dividends in accordance with the respective rights of the shareholders, but no dividend may exceed the amount recommended by our directors. Under the laws of the Cayman Islands, our company may pay a dividend out of either our profit or share premium account; provided that in no circumstances may a dividend be paid if this would result in our company being unable to pay its debts as they fall due in the ordinary course of business immediately following the date which the distribution or dividend is paid.

122

Voting Rights. Holders of our ordinary shares have the right to receive notice of, attend, speak and vote at general meetings of our company. Holders of our ordinary shares shall, at all times, vote together as a single class on all matters submitted to a vote of our shareholders at any such general meeting, except as may otherwise be required by law. At any general meeting a resolution put to the vote of the meeting shall be decided by a poll which shall be taken at such time and in such manner as the chairman of the meeting directs and the result of the poll shall be deemed to be the resolution of the meeting.

As a matter of Cayman Islands law, (i) an ordinary resolution requires the affirmative vote of a simple majority of the votes of the ordinary shares which are cast by those of our shareholders who attend and vote at a general meeting of the company; and (ii) a special resolution requires the affirmative vote of no less than two-thirds of the votes of the ordinary shares which are cast by those of our shareholders who attend and vote at a general meeting of the company.

Under Cayman Islands law, some important matters, such as amending the memorandum and articles of association, changing the name, a reduction of share capital and the winding up of the company, require the approval of shareholders by a special resolution.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Articles on the rights of non-residents or foreign shareholders to hold or exercise voting rights on the ordinary shares of our company. In addition, there are no provisions in our Articles that require our company to disclose shareholder ownership above any particular ownership threshold.

Winding Up; Liquidation. On a return of capital on winding up or otherwise (other than on conversion, redemption or purchase of shares), if the assets available for distribution among the holders of ordinary shares shall be more than sufficient to repay the whole of the share capital, the surplus shall be distributed among the holders of our shares in proportion to the par value of the shares held by them subject to a deduction from those shares in respect of which there are monies due, of all monies payable to our company for unpaid calls or otherwise. If our assets available for distribution are insufficient to repay all of the paid-up capital, the assets shall be distributed so that, as nearly as may be, the losses are borne by our shareholders in proportion to the par value of the shares held by them.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors may from time to time make calls upon shareholders for any amounts unpaid on their ordinary shares in a notice served to such shareholders at least 14 days prior to the specified time and place of payment. Any ordinary shares that have been called upon and remain unpaid are subject to forfeiture.

Redemption. Repurchase and Surrender of Ordinary Shares. We may issue shares that are, or at our option or at the option of the holders are, subject to redemption on such terms and in such manner as may, be determined by our board of directors, and we may also repurchase any of our shares on such terms and in such manner as have been approved by our board of directors or by an ordinary resolution of our shareholders. Under the Companies Act, shares of a Cayman Islands company may be redeemed or repurchased out of profits of the company, out of the proceeds of a fresh issue of shares made for that purpose or out of capital (including share premium account and capital redemption reserve), provided the memorandum and articles of association authorize this and it has the ability to, immediately following such payment, pay its debts as they come due in the ordinary course of business. In addition, under the Companies Act, no such share may be redeemed or repurchased (1) unless it is fully paid up, (2) if such redemption or repurchase would result in there being no shares outstanding, or (3) if the company has commenced liquidation. In addition, under the Companies Act, our Company may accept the surrender of any fully paid share for no consideration unless, as a result of the surrender, the surrender would result in there being no shares outstanding (other than shares held as treasury shares).

No Preemptive Rights. Holders of ordinary shares will have no preemptive or preferential right to purchase any securities of our company.

Variation of Rights Attaching to Shares. If at any time the share capital is divided into different classes of shares or series, the rights attaching to any class or series (unless otherwise provided by the terms of issue of the shares of that class or series) may, subject to the Articles, be varied or abrogated with the consent in writing of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of a resolution passed by a majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or series.

123

Anti-Takeover Provisions. Some provisions of our Articles may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that authorize our board of directors to issue preference shares in one or more series and to designate the price, rights, preferences, privileges and restrictions of such preference shares without any further vote or action by our shareholders.

Special Considerations for Exempted Companies. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies;

●	an exempted company’s register of members is not required to be open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue shares with no par value;

●	an exempted company is prohibited from making any invitation to the public in the Cayman Islands to subscribe for any of its securities;

●	an exempted company may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Preference Shares

The board of directors is empowered to designate and issue from time to time one or more classes or series of preference shares and to fix and determine the relative rights, preferences, designations, qualifications, privileges, options, conversion rights, limitations and other special or relative rights of each such class or series so authorized. Such action could adversely affect the voting power and other rights of the holders of our ordinary shares or could have the effect of discouraging any attempt by a person or group to obtain control of us.

Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

Cayman Islands companies are governed by the Companies Act. The Companies Act is modeled on English Law but does not follow recent English Law statutory enactments, and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the material differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

124

Mergers and Similar Arrangements

The Cayman Islands Companies Act allows for mergers or consolidations between two Cayman Islands companies, or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that is facilitated by the laws of that other jurisdiction). ). For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company.

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan or merger or consolidation must then be authorized by (a) a special resolution (usually a majority of 66 2/3 % in value) of the shareholders of each company; and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and Its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary if a copy of the plan of merger is given to every member of that Cayman subsidiary to be merged unless that member agrees otherwise. For this purpose, a company is a “parent” of a subsidiary if it holds issued shares that together represent at least ninety percent (90%) of the votes at a general meeting of the subsidiary.

The consent of each holder of a fixed or floating security interest of a constituent company must be obtained, unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Act (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign company, the procedure is similar, save that with respect to the foreign company, the director of the Cayman Islands company is required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted or not prohibited by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws and any requirements of those constitutional documents have been or will be complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are and continue to be suspended or restricted.

Where the surviving company is the Cayman Islands company, the director of the Cayman Islands company is further required to make a declaration to the effect that, having made due enquiry, he is of the opinion that the requirements set out below have been met: (i) that the foreign company is able to pay its debts as they fall due and that the merger or consolidated is bona fide and not intended to defraud unsecured creditors of the foreign company; (ii) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by and has been approved in accordance with the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been or will be complied with; (iii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (iv) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

125

Where the above procedures are adopted, the Companies Act provides for a right of dissenting shareholders to be paid a payment of the fair value of his shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows (a) the shareholder must give his written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his intention to dissent including, among other details, a demand for payment of the fair value of his shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his shares at a price that the company determines is the fair value and if the company and the shareholder agree on the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; (e) if the company and the shareholder fail to agree on a price within such 30 day period, within 20 days following the date on which such 30 day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder are not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement” which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedure of which are more rigorous and take longer to complete than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by (a) 75% in value of shareholders, or (b) a majority in number representing 75% in value of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the terms of the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question; and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

If an arrangement and reconstruction by way of scheme of arrangement is thus approved and sanctioned, or if a tender offer is made and accepted, in accordance with the foregoing statutory procedures, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

126

Squeeze-out Provisions

The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholder upon a tender offer. When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offeror may, within a two-month period commencing on the expiration of such four month period., require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may in some circumstances be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to apply and follow the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto, which limits the circumstances in which a shareholder may bring a derivative action on behalf of the company or a personal action to claim loss which is reflective of loss suffered by the company) which permit a minority shareholder to commence a class action against, or derivative actions in the name of, a company to challenge the following:

●	a company is acting, or proposing to act, illegally or beyond the scope of its authority;

●	the act complained of, although not beyond the scope of the authority, could only be effected duly if authorized by more than a simple majority vote that has been obtained; or

●	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against us where the individual rights of that shareholder have been infringed or are about to be infringed.

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our Articles permit indemnification of officers and directors for actions, proceedings, costs, charges, expenses, losses, damages, or liabilities incurred in their capacities as such other than reason of dishonesty or fraud of such directors or officers, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of such person’s duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such indemnified person in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, our offer letters to our independent directors and our employment agreements with our executive officers provide such persons with additional indemnification beyond that provided in our amended and restated memorandum and articles of association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

127

Directors’ Fiduciary Duties

Under Delaware General Corporation Law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company: a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so), a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party, and a duty to exercise powers for the purpose for which such powers were intended. A director of a Cayman Islands company owes to the company a duty to exercise the skills they actually possess and such care and diligence that a reasonably prudent person would exercise in comparable circumstances. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent in its certificate of incorporation. Our Articles provide that shareholders may not approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual general meeting, provided it complies with the notice provisions in the governing documents. An extraordinary general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles allow our shareholders holding in aggregate not less than 30% of all votes attaching to the issued and outstanding shares of our company entitled to vote at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a general meeting, our current articles of association do not provide our shareholders other rights to put a proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call annual general meetings.

128

Cumulative Voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Articles do not provide for cumulative voting. As a result, our shareholders are not afforded any fewer protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles, directors may be removed with or without cause, by an ordinary resolution as a matter of Cayman Islands law (which requires the affirmative vote of a simple majority of the votes of the ordinary shares which are cast by those of our shareholders who attend and vote at a general meeting of the company). An appointment of a director may be for such term of office as may be agreed between our company and the director; but no such term shall be implied in the absence of express provision. In addition, a director's office shall be vacated if the director (i) becomes bankrupt or makes any arrangement or composition with his creditors; (ii) dies or is found to be or becomes of unsound mind; (iii) resigns his office by notice in writing; (iv) without special leave of absence from our board, is absent from meetings of our board for three consecutive meetings and our board resolves that his office be vacated; or (v) is removed from office pursuant to any other provision of our Articles.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute in its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Restructuring.

A company may present a petition to the Grand Court of the Cayman Islands for the appointment of a restructuring officer on the grounds that the company:

(a) is or is likely to become unable to pay its debts; and

(b) intends to present a compromise or arrangement to its creditors (or classes thereof) either pursuant to the Companies Act, the law of a foreign country or by way of a consensual restructuring.

129

The Grand Court may, among other things, make an order appointing a restructuring officer upon hearing of such petition, with such powers and to carry out such functions as the court may order. At any time (i) after the presentation of a petition for the appointment of a restructuring officer but before an order for the appointment of a restructuring officer has been made, and (ii) when an order for the appointment of a restructuring officer is made, until such order has been discharged, no suit, action or other proceedings (other than criminal proceedings) shall be proceeded with or commenced against the company, no resolution to wind up the company shall be passed, and no winding up petition may be presented against the company, except with the leave of the court. However, notwithstanding the presentation of a petition for the appointment of a restructuring officer or the appointment of a restructuring officer, a creditor who has security over the whole or part of the assets of the company is entitled to enforce the security without the leave of the court and without reference to the restructuring officer appointed.

Dissolution; Winding up

Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under the Companies Act, a Cayman Islands company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act, our company may be wound up, liquidated or dissolved by a special resolution of our shareholders or, if we are unable to pay our debts as they fall due, by an ordinary resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under Cayman Islands law and our Articles, if our share capital is divided into more than one class or series of shares, we may vary the rights attached to any class or series with the written consent of the holders of at least two-thirds of the issued shares of that class or series or with the sanction of a resolution passed by majority of two-thirds of the votes cast at a separate meeting of the holders of the shares of that class or series.

Amendment of Governing Documents

Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Articles, our memorandum and articles of association may only be amended with a special resolution of our shareholders.

Anti-Money Laundering—Cayman Islands

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (As Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the Financial Reporting Authority, pursuant to the Terrorism Act (As Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (As Revised) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

130

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer or retain personal data to the extent legitimately required to conduct our activities of on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store and use personal data for lawful purposes, including, in particular:

a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;

b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering and FATCA/CRS requirements); and/or

c)	where this is necessary for the purposes of our legitimate interests and such interests are not overridden by your interests, fundamental rights or freedoms.

Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

131

Why We May Transfer Your Personal Data

In certain circumstances we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data, and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

132

History of Securities Issuances

The following is a summary of our securities issuances since our incorporation:

On March 2, 2023, we issued 1 ordinary share to Ogier Global Subscriber (Cayman) Limited as subscriber share. On the same date, such subscriber share was transferred to Emerald Investments International, LLC. On March 2, 2023, we issued 9,999 ordinary shares to Emerald Investments International, LLC. On May 22, 2023, we issued 20,000 ordinary shares, 51,000 ordinary shares, and 19,000 ordinary shares to Emerald Investments International, LLC, KeC Holdings Limited, and JingshanY Holdings Limited, respectively.

In November 2023, each of our issued and unissued ordinary shares of par value $0.0001 was subdivided into 100 ordinary shares of par value $0.000001 each (the “Share Subdivision”), such that immediately following the Share Subdivision, our authorized share capital became $50,000 divided into 50,000,000,000 ordinary shares of par value $0.000001 each, and we had an aggregate of 10,000,000 ordinary shares with a par value of $0.000001 issued and outstanding. Upon completion of the Share Subdivision, 1,000,000,000 authorized but unissued ordinary shares with a par value of $0.000001 each were re-designated and re-classified as 1,000,000,000 preference shares with a par value of $0.000001 each (the "Re-designation"), such that immediately following the Re-designation, the authorized share capital of the Company became $50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each. Following the Subdivision and Re-designation, the shareholders surrendered a total of 4,500,000 ordinary shares for no consideration, with the shareholding ratio among the shareholders remaining unchanged. After the Surrender, and as of the date of this prospectus, we have an aggregate of 5,500,000 ordinary shares with a par value of $0.000001 each issued and outstanding. Unless otherwise provided in this prospectus, all share and per share numbers relating to our ordinary shares prior to the effectiveness of the Share Subdivision and the Surrender have been adjusted to give effect to the Share Subdivision and the Surrender.

Listing

We have applied to have our ordinary shares listed on the Nasdaq Capital Market under the symbol “WXM”. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Transfer Agent and Registrar

The transfer agent and registrar for our ordinary shares is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598.

133

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, we will have ordinary shares outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional ordinary shares. All of the ordinary shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our ordinary shares in the public market could adversely affect prevailing market prices of our ordinary shares. Prior to this offering, there has been no public market for our ordinary shares. We have applied to list our ordinary shares on the Nasdaq Capital Market, but we cannot assure you that a regular trading market will develop. We cannot guarantee that we will be successful in listing our ordinary shares on the Nasdaq Capital Market; however, we will not complete this offering unless we are so listed.

Lock-up Agreements

We have agreed not to, for a period of six months from the effectiveness of our registration statement on Form F-1, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale, lend or otherwise dispose of, except in this offering, any of our ordinary shares or securities that are substantially similar to our ordinary shares, including but not limited to any options to purchase our ordinary shares, or any securities that are convertible into or exchangeable for, or that represent the right to receive, our ordinary shares or any such substantially similar securities (other than pursuant to employee share option plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date such lock-up agreement was executed), without the prior written consent of the Representatives.

Furthermore, each of our directors, executive officers and shareholders of 5% or more of our ordinary shares has also entered into a similar lock-up agreement for a period of six months from the date of this prospectus, subject to certain exceptions, with respect to our ordinary shares and securities that are substantially similar to our ordinary shares. These parties collectively own all of our outstanding ordinary shares, without giving effect to this offering.

Rule 144

All of our ordinary shares that will be outstanding upon the completion of this offering, other than those ordinary shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 and Rule 701 promulgated under the Securities Act. In general, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to, beginning 90 days after the date of this prospectus, sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then outstanding ordinary shares which will equal 71,000 ordinary shares, assuming the underwriters do not exercise their over-allotment option; or

●	the average weekly trading volume of our ordinary shares during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our ordinary shares from us in connection with a compensatory share plan or other written agreement executed prior to the completion of this offering is eligible to resell those ordinary shares in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

134

TAXATION

The following discussion of material Cayman Islands, PRC and United States federal income tax consequences of an investment in our ordinary shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This discussion does not deal with all possible tax consequences relating to an investment in our ordinary shares, such as the tax consequences under state, local and other tax laws. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Maples and Calder (Hong Kong) LLP, our Cayman Islands counsel. To the extent that the discussion relates to matters of PRC tax law, it represents the opinion of Yuan Tai Law Offices, our PRC counsel. To the extent the discussion relates to the matters of U.S. tax law, it represents the opinion of Ellenoff Grossman & Schole LLP.

The following summary contains a description of certain Cayman Islands, PRC, and U.S. federal income tax consequences of the acquisition, ownership and disposition of ordinary shares, but it does not purport to be a comprehensive description of all the tax considerations that may be relevant to a decision to purchase ordinary shares. The summary is based upon the tax laws of the Cayman Islands and regulations thereunder and on the tax laws of the United States and regulations thereunder as of the date hereof, which are subject to change.

Prospective investors should consult their professional advisers on the possible tax consequences of buying, holding or selling any Shares under the laws of their country of citizenship, residence or domicile.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to investors us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. There are no exchange control regulations or currency restrictions in the Cayman Islands.

Payments of dividends and capital in respect of our ordinary shares will not be subject to taxation in the Cayman Islands and no withholding will be required under Cayman Islands laws on the payment of a dividend or capital to any holder of ordinary shares, nor will gains derived from the disposal of our ordinary shares be subject to Cayman Islands income or corporation tax.

No stamp duty is payable in the Cayman Islands in respect of the issue of our ordinary shares or on an instrument of transfer in respect of our ordinary shares, unless the relevant instruments are executed in, or after execution brought within, the jurisdiction of the Cayman Islands or our company holds interests in land in the Cayman Islands.

People’s Republic of China Taxation

Under the Enterprise Income Tax Law, an enterprise established outside the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income as well as tax reporting obligations. Under the Implementation Rules, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances and properties of an enterprise.

In addition, State Administration of Taxation (SAT) Circular 82 issued in April 2009 specifies that certain offshore-incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if all of the following conditions are met: (a) senior management personnel and core management departments in charge of the daily operations of the enterprises have their presence mainly in the PRC; (b) their financial and human resources decisions are subject to determination or approval by persons or bodies in the PRC; (c) major assets, accounting books and company seals of the enterprises, and minutes and files of their board’s and shareholders’ meetings are located or kept in the PRC; and (d) half or more of the enterprises’ directors or senior management personnel with voting rights habitually reside in the PRC. Further to SAT Circular 82, the

135

SAT issued Announcement of the State Administration of Taxation on Printing and Distributing the Administrative Measures for Income Tax on Chinese-controlled Resident Enterprises Incorporated Overseas (Trial Implementation) (the “SAT Bulletin 45”) on July 27, 2011, which took effect on September 1, 2011, to provide more guidance on the implementation of SAT Circular 82. SAT Bulletin 45 provides for procedures and administration details of determination on PRC resident enterprise status and administration on post-determination matters. If the PRC tax authorities determine that WF International Limited is a PRC resident enterprise for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. For example, WF International Limited may be subject to enterprise income tax at a rate of 25% with respect to its worldwide taxable income. Also, a 10% withholding tax would be imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our ordinary shares or ordinary shares and potentially a 20% of withholding tax would be imposed on dividends we pay to our non-PRC individual shareholders and with respect to gains derived by our non-PRC individual shareholders from transferring our ordinary shares or ordinary shares.

It is unclear whether, if we are considered a PRC resident enterprise, holders of our ordinary shares or ordinary shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas. See “Risk Factors — Risk Factors Related to Doing Business in China — If we are classified as a PRC resident enterprise for PRC enterprise income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.”

The SAT and the Ministry of Finance issued the Notice of Ministry of Finance and State Administration of Taxation on Several Issues relating to Treatment of Corporate Income Tax Pertaining to Restructured Business Operations of Enterprises (the “SAT Circular 59”) in April 2009, which took effect on January 1, 2008. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, which took effect on December 1, 2017 and was amended on June 15, 2018 (the “SAT Circular 37”). By promulgating and implementing the SAT Circular 59 and the SAT Circular 37, the PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of equity interests in a PRC resident enterprise by a non-PRC resident enterprise.

Pursuant to the Arrangement between the Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, or the Tax Arrangement, where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise directly holds at least 25% of a PRC enterprise, the withholding tax rate in respect of the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority.

Pursuant to the Circular of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“Circular 81”), a resident enterprise of the counter-party to such Tax Arrangement should meet all of the following conditions, among others, in order to enjoy the reduced withholding tax under the Tax Arrangement: (i) it must take the form of a company; (ii) it must directly own the required percentage of equity interests and voting rights in such PRC resident enterprise; and (iii) it should directly own such percentage of capital in the PRC resident enterprise anytime in the 12 consecutive months prior to receiving the dividends. Furthermore, the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Treaties, or the Administrative Measures, which took effect on January 1, 2020, requires that the non-resident  taxpayer shall determine whether it may enjoy the treatments under relevant tax treaties and file the tax return or withholding declaration subject to further monitoring and oversight by the tax authorities. Accordingly, WF International Limited may be able to enjoy the 5% withholding tax rate for the dividends it receives from WFOE, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

136

Material United States Federal Income Tax Considerations

The following is a discussion of certain material United States federal income tax considerations relating to the acquisition, ownership, and disposition of our ordinary shares by a U.S. Holder, as defined below, that acquires our ordinary shares in this offering and holds our ordinary shares as “capital assets” (generally, property held for investment) under the Code. This discussion is based on existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service (the “IRS”) with respect to any United States federal income tax consequences described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be important to particular investors in light of their individual circumstances, including investors subject to special tax rules (such as, for example, certain financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, traders in securities that elect mark-to-market treatment, partnerships (or other entities treated as partnerships for United States federal income tax purposes) and their partners, tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors that own (directly, indirectly, or constructively) 5% or more of our voting shares, investors that hold their ordinary shares as part of a straddle, hedge, conversion, constructive sale or other integrated transaction), or investors that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not address any tax laws other than the United States federal income tax laws, including any state, local, alternative minimum tax or non-United States tax considerations, or the Medicare tax on unearned income. Each potential investor is urged to consult its tax advisor regarding the United States federal, state, local and non-United States income and other tax considerations of an investment in our ordinary shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our ordinary shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise elected to be treated as a United States person under the Code.

If a partnership (or other entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of our ordinary shares, the tax treatment of a partner in the partnership will depend upon the status of the partner and the activities of the partnership. Partnerships and partners of a partnership holding our ordinary shares are urged to consult their tax advisors regarding an investment in our ordinary shares.

The discussion set forth below is addressed only to U.S. Holders that purchase ordinary shares in this offering. Prospective purchasers are urged to consult their own tax advisors about the application of U.S. federal income tax law to their particular circumstances as well as the state, local, foreign and other tax consequences to them of the purchase, ownership and disposition of our ordinary shares.

Taxation of Dividends and Other Distributions on our Ordinary Shares

Subject to the passive foreign investment company rules discussed below, distributions of cash or other property made by us to you with respect to the ordinary shares (including the amount of any taxes withheld therefrom) will generally be includable in your gross income as dividend income on the date of receipt by you, but only to the extent that the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). With respect to corporate U.S. Holders, the dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations.

With respect to non-corporate U.S. Holders, including individual U.S. Holders, dividends will be taxed at the lower capital gains rate applicable to qualified dividend income, provided that (1) the ordinary shares are readily tradable on an established securities market in the United States, or we are eligible for the benefits of an approved qualifying income tax treaty with the United States that includes an exchange of information program, (2) we are not a passive foreign investment company (as discussed below) for either our taxable year in which the dividend is paid or the preceding taxable year, and (3) certain holding period requirements are met. You are urged to consult your tax advisors regarding the availability of the lower rate for dividends paid with respect to our ordinary shares, including the effects of any change in law after the date of this prospectus.

137

To the extent that the amount of the distribution exceeds our current and accumulated earnings and profits (as determined under U.S. federal income tax principles), it will be treated first as a tax-free return of your tax basis in your ordinary shares, and to the extent the amount of the distribution exceeds your tax basis, the excess will be taxed as capital gain. We do not intend to calculate our earnings and profits under U.S. federal income tax principles. Therefore, a U.S. Holder should expect that a distribution will be treated as a dividend even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above.

Taxation of Dispositions of Ordinary Shares

Subject to the passive foreign investment company rules discussed below, you will recognize taxable gain or loss on any sale, exchange or other taxable disposition of a share equal to the difference between the amount realized (in U.S. dollars) for the share and your tax basis (in U.S. dollars) in the ordinary shares. The gain or loss will be capital gain or loss. If you are a non-corporate U.S. Holder, including an individual U.S. Holder, who has held the ordinary shares for more than one year, you may be eligible for reduced tax rates on any such capital gains. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company

A non-U.S. corporation is considered a PFIC for any taxable year if either:

●	at least 75% of its gross income for such taxable year is passive income; or

●	at least 50% of the value of its assets (based on an average of the quarterly values of the assets during a taxable year) is attributable to assets that produce or are held for the production of passive income (the “asset test”).

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. We will be treated as owning our proportionate share of the assets and earning our proportionate share of the income of any other corporation in which we own, directly or indirectly, at least 25% (by value) of the shares. In determining the value and composition of our assets for purposes of the PFIC asset test, (1) the cash we raise in this offering will generally be considered to be held for the production of passive income and (2) the value of our assets must be determined based on the market value of our ordinary shares from time to time, which could cause the value of our non-passive assets to be less than 50% of the value of all of our assets (including the cash raised in this offering) on any particular quarterly testing date for purposes of the asset test.

We must make a separate determination each year as to whether we are a PFIC. Depending on the amount of cash we raise in this offering, together with any other assets held for the production of passive income, it is possible that, for our current taxable year or for any subsequent taxable year, more than 50% of our assets may be assets held for the production of passive income. We will make this determination following the end of any particular tax year. Although the law in this regard is unclear, we treat our consolidated affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. In particular, because the value of our assets for purposes of the asset test will generally be determined based on the market price of our ordinary shares and because cash is generally considered to be an asset held for the production of passive income, our PFIC status will depend in large part on the market price of our ordinary shares and the amount of cash we raise in this offering. Accordingly, fluctuations in the market price of the ordinary shares may cause us to become a PFIC. In addition, the application of the PFIC rules is subject to uncertainty in several respects and the composition of our income and assets will be affected by how, and how quickly, we spend the cash we raise in this offering. We are under no obligation to take steps to reduce the risk of our being classified as a PFIC, and as stated above, the determination of the value of our assets will depend upon material facts (including the market price of our ordinary shares from time to time and the amount of cash we raise in this offering) that may not be within our control. If we are a PFIC for any year during which you hold ordinary shares, we will continue to be treated as a PFIC for all succeeding years during which you hold ordinary shares. However, if we cease to be a PFIC and you did not previously make a timely “mark-to-market” election as described below, you may avoid some of the adverse effects of the PFIC regime by making a “purging election” (as described below) with respect to the ordinary shares.

138

If we are a PFIC for your taxable year(s) during which you hold ordinary shares, you will be subject to special tax rules with respect to any “excess distribution” that you receive and any gain you realize from a sale or other disposition (including a pledge) of the ordinary shares, unless you make a “mark-to-market” election as discussed below. Distributions you receive in a taxable year that are greater than 125% of the average annual distributions you received during the shorter of the three preceding taxable years or your holding period for the ordinary shares will be treated as an excess distribution. Under these special tax rules:

●	the excess distribution or gain will be allocated ratably over your holding period for the ordinary shares;

●	the amount allocated to your current taxable year, and any amount allocated to any of your taxable year(s) prior to the first taxable year in which we were a PFIC, will be treated as ordinary income, and

●	the amount allocated to each of your other taxable year(s) will be subject to the highest tax rate in effect for that year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

The tax liability for amounts allocated to years prior to the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the ordinary shares cannot be treated as capital, even if you hold the ordinary shares as capital assets.

A U.S. Holder of “marketable stock” (as defined below) in a PFIC may make a mark-to-market election for such stock to elect out of the tax treatment discussed above. If you make a mark-to-market election for the first taxable year during which you hold (or are deemed to hold) ordinary shares and for which we are determined to be a PFIC, you will include in your income each year an amount equal to the excess, if any, of the fair market value of the ordinary shares as of the close of such taxable year over your adjusted basis in such ordinary shares, which excess will be treated as ordinary income and not capital gain. You are allowed an ordinary loss for the excess, if any, of the adjusted basis of the ordinary shares over their fair market value as of the close of the taxable year. However, such ordinary loss is allowable only to the extent of any net mark-to-market gains on the ordinary shares included in your income for prior taxable years. Amounts included in your income under a mark-to-market election, as well as gain on the actual sale or other disposition of the ordinary shares, are treated as ordinary income. Ordinary loss treatment also applies to any loss realized on the actual sale or disposition of the ordinary shares, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included for such ordinary shares. Your basis in the ordinary shares will be adjusted to reflect any such income or loss amounts. If you make a valid mark-to-market election, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by us, except that the lower applicable capital gains rate for qualified dividend income discussed above under “— Taxation of Dividends and Other Distributions on our ordinary shares” generally would not apply.

The mark-to-market election is available only for “marketable stock”, which is stock that is traded in other than de minimis quantities on at least 15 days during each calendar quarter (“regularly traded”) on a qualified exchange or other market (as defined in applicable U.S. Treasury regulations), including Nasdaq. If the ordinary shares are regularly traded on Nasdaq and if you are a holder of ordinary shares, the mark-to-market election would be available to you were we to be or become a PFIC.

Alternatively, a U.S. Holder of stock in a PFIC may make a “qualified electing fund” election with respect to such PFIC to elect out of the tax treatment discussed above. A U.S. Holder who makes a valid qualified electing fund election with respect to a PFIC will generally include in gross income for a taxable year such holder’s pro rata share of the corporation’s earnings and profits for the taxable year. However, the qualified electing fund election is available only if such PFIC provides such U.S. Holder with certain information regarding its earnings and profits as required under applicable U.S. Treasury regulations. We do not currently intend to prepare or provide the information that would enable you to make a qualified electing fund election. If you hold ordinary shares in any taxable year in which we are a PFIC, you will be required to file IRS Form 8621 in each such year and provide certain annual information regarding such ordinary shares, including regarding distributions received on the ordinary shares and any gain realized on the disposition of the ordinary shares.

139

If you do not make a timely “mark-to-market” election (as described above), and if we were a PFIC at any time during the period you hold our ordinary shares, then such ordinary shares will continue to be treated as stock of a PFIC with respect to you even if we cease to be a PFIC in a future year, unless you make a “purging election” for the year we cease to be a PFIC. A “purging election” creates a deemed sale of such ordinary shares at their fair market value on the last day of the last year in which we are treated as a PFIC. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, you will have a new basis (equal to the fair market value of the ordinary shares on the last day of the last year in which we are treated as a PFIC) and holding period (which new holding period will begin the day after such last day) in your ordinary shares for tax purposes.

You are urged to consult your tax advisors regarding the application of the PFIC rules to your investment in our ordinary shares and the elections discussed above.

Information Reporting and Backup Withholding

Dividend payments with respect to our ordinary shares and proceeds from the sale, exchange or redemption of our ordinary shares may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

Under the Hiring Incentives to Restore Employment Act of 2010, certain U.S. Holders are required to report information relating to our ordinary shares, subject to certain exceptions (including an exception for ordinary shares held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return for each year in which they hold ordinary shares.

140

UNDERWRITING

The Benchmark Company LLC and Axiom Capital Management, Inc. (collectively, the “Representatives”) are serving as the joint bookrunners and representatives of the underwriters named below. Subject to the terms and conditions of the underwriting agreement, the underwriters named below have severally agreed to purchase from us on a firm commitment basis the following respective number of ordinary shares at the public price less the underwriting discounts set forth on the cover page of this prospectus:

Underwriter	Number of Ordinary Shares
The Benchmark Company LLC	[●]
Axiom Capital Management, Inc.	[●]
Total	1,600,000

The underwriting agreement provides that the obligations of the underwriters to purchase the ordinary shares included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all of the ordinary shares (other than those covered by the over-allotment option described below) if they purchase any of the shares.

Ordinary shares sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover page of this prospectus. Any ordinary shares sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price not to exceed $[•] per share. If all of the shares are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The Representatives have advised us that the underwriters do not intend to make sales to discretionary accounts.

Certain of the underwriters are expected to make offers and sales both inside and outside the U.S. through their respective selling agents. Any offers or sales in the U.S. will be conducted by broker-dealers registered with the SEC.

We have granted to the underwriters an option, exercisable for 30 days from the date of this prospectus, to purchase up to 240,000 additional ordinary shares at the public offering price less the underwriting discount set forth on the cover page of this prospectus. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, in connection with this offering. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter’s initial purchase commitment. Any ordinary shares issued or sold under the option will be issued and sold on the same terms and conditions as the other ordinary shares that are the subject of this offering.

Discounts, Commissions and Expenses

The following table shows the underwriting discounts payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option that we have granted to the underwriters):

	Per Share	Total Without Exercise of Over- Allotment Option	Total With Exercise of Over- Allotment Option
Public offering price	$4.375	$7,000,000	$8,050,000
Underwriting discounts (1)	$0.306	$490,000	$563,500

141

(1)	Does not include non-accountable expenses equal to 1.0% of the gross proceeds received by us from the sale of our ordinary shares or the reimbursement of certain expenses of the underwriters.

We have agreed to reimburse the underwriters for its expenses in connection with this offering, up to $175,000, and to be responsible for the costs of background checks in an amount not to exceed $7,500. We have also agreed to pay the underwriters a non-accountable expense allowance equal to 1.00% of the gross proceeds of this offering. We estimate the total expenses of this offering which will be payable by us, excluding the underwriting discount and the underwriter’s expenses payable by us, will be approximately $ 1.1 million.

We have advanced $30,000 to the Representatives to partially cover its out-of-pocket expenses. The advance will be returned to us to the extent such out-of-pocket accountable expenses are not actually incurred, or are less than the advances in accordance with FINRA Rule 5110(g)(4)(A).

Representatives’ Warrants

We have also agreed to issue to the Representatives a warrant to purchase a number of securities equal to 5% of the securities sold in this offering. The Representatives’ warrant will have an exercise price equal to 100% of the public offering price of the ordinary shares and may be exercised on a cashless basis. The Representatives’ warrant will be exercisable at any time, and from time to time, in whole or in part, during the period commencing from the closing of this offering, and expiring five years from the commencement date of sales in this offering. The Representatives’ warrant is not redeemable by us. This prospectus also covers the sale of the Representatives’ warrant and the ordinary shares underlying such warrant.

The Representatives’ warrant and the underlying securities have been deemed compensation by FINRA, and are therefore subject to FINRA Rule 5110. In accordance with FINRA Rule 5110, neither the Representatives’ warrant nor any securities issued upon exercise of the Representatives’ warrant may be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of commencement of sales of the offering pursuant to which the Representatives’ warrant is being issued, subject to certain exceptions permitted by FINRA Rule 5110(e)(2).

Lock-Up Agreements

We, each of our directors and officers and holders of our ordinary shares as of the effective date of the registration statement of which this prospectus forms a part, have agreed or are otherwise contractually restricted for a period of six months after the effective date of this prospectus, without the prior written consent of the Representatives not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right to purchase, lend or otherwise transfer or dispose of any shares of our ordinary share or other capital stock or any securities convertible into or exercisable or exchangeable for our ordinary share or other capital stock;

●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of ordinary share or other capital stock or any securities convertible into or exercisable or exchangeable for ordinary share or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our ordinary share or other capital stock or any securities convertible into or exercisable or exchangeable for ordinary share or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our ordinary share or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

142

Right of First Refusal

We have granted to the Representatives the right to act as lead or joint investment bankers, lead or joint book-runners, lead or joint placement agents and/or investment banker/advisor, for each and every future public and private equity and debt offering, including all equity-linked financings as well as for each M&A transactions effected by us, or any successor and any subsidiary on customary terms for a period of 12 months following the closing of this offering.

Indemnification Escrow Agreement

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Concurrently with the execution and delivery of the underwriting agreement, we will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $300,000 from this offering that may be utilized by the underwriters to fund any bona fide indemnification claims of the underwriters arising during an 18-month period following the offering, among which, $100,000 shall be released to the Company as of the one-year anniversary following the closing date of this offering, in accordance with the terms of the escrow agreement. The escrow account will be interest bearing, and we will be free to invest the assets in securities. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. We will pay the reasonable fees and expenses of the escrow agent.

Determination of Offering Price

Prior to this offering, there has been no public market for the ordinary shares. The initial public offering price will be determined by negotiations between us and the underwriters. In determining the initial public offering price, we and the underwriters expect to consider a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the underwriter;

●	our prospects and the history and prospects for the industries in which we compete;

●	an assessment of our management;

●	our prospects for future earnings;

●	the general condition of the securities markets at the time of this offering;

●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and

●	other factors deemed relevant by the underwriters and us.

The estimated initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the underwriters can assure investors that an active trading market will develop for our ordinary shares, or that the shares will trade in the public market at or above the initial public offering price.

Stabilization

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making in accordance with Regulation M under the Exchange Act.

143

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriter of the ordinary share in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

●	Syndicate covering transactions involve purchases of shares in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of our ordinary share available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

●	Penalty bids permit the representatives to reclaim a selling concession from a syndicate member when the ordinary share originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

●	In passive market making, market makers in the shares who are the underwriters or prospective underwriter may, subject to limitations, make bids for or purchases of our ordinary share until the time, if any, at which a stabilizing bid is made.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of the ordinary shares or preventing or retarding a decline in the market price of ordinary shares. As a result, the price of ordinary shares may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the Nasdaq or otherwise, and, if commenced, may be discontinued at any time.

Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans and/or credit default swaps) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Offer, Sale and Distribution of Ordinary Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters. In addition, ordinary shares may be sold by the underwriters to securities dealers who resell ordinary shares to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

144

Notice to Investors

Notice to Prospective Investors in the European Economic Area

In relation to each member state of the European Economic Area, an offer of ordinary shares described in this prospectus may not be made to the public in that member state unless the prospectus has been approved by the competent authority in such member state or, where appropriate, approved in another member state and notified to the competent authority in that member state, all in accordance with the Prospectus Regulation, except that an offer to the public in that member state of any ordinary shares may be made at any time under the following exemptions under the Prospectus Regulation:

●	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

●	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of ordinary shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For purposes of this provision, the expression an “offer of securities to the public” in any member state means the communication in any form and by any means of sufficient information on the terms of the offer and the ordinary shares to be offered so as to enable an investor to decide to purchase or subscribe for the ordinary shares and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

The sellers of the ordinary shares have not authorized and do not authorize the making of any offer of ordinary shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the ordinary shares as contemplated in this prospectus. Accordingly, no purchaser of the ordinary shares, other than the underwriters, is authorized to make any further offer of the ordinary shares on behalf of the sellers or the underwriters.

Notice to Prospective Investors in the United Kingdom

This prospectus is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors as defined in the Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or Order, or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a “relevant person”). This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

Notice to Prospective Investors in France

Neither this prospectus nor any other offering material relating to the ordinary shares described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the ordinary shares has been or will be:

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

145

●	used in connection with any offer for subscription or sale of the ordinary shares to the public in France.

Such offers, sales and distributions will be made in France only:

●

to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1° -or-2° -or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The ordinary shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Notice to Prospective Investors in Switzerland

This document, as well as any other offering or marketing material relating to the ordinary shares which are the subject of the offering contemplated by this prospectus, neither constitutes a prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations nor a simplified prospectus as such term is understood pursuant to article 5 of the Swiss Federal Act on Collective Investment Schemes. Neither the ordinary shares nor the shares underlying the ordinary shares will be listed on the SIX Swiss Exchange and, therefore, the documents relating to the ordinary shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SIX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SIX Swiss Exchange.

The ordinary shares are being offered in Switzerland by way of a private placement, i.e., to a small number of selected investors only, without any public offer and only to investors who do not purchase the ordinary shares with the intention to distribute them to the public. The investors will be individually approached from time to time. This document, as well as any other offering or marketing material relating to the ordinary shares, is confidential and it is exclusively for the use of the individually addressed investors in connection with the offer of the ordinary shares in Switzerland and it does not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without our express consent. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in or from Switzerland.

Notice to Prospective Investors in Australia

This prospectus is not a formal disclosure document and has not been, nor will be, lodged with the Australian Securities and Investments Commission. It does not purport to contain all information that an investor or their professional advisers would expect to find in a prospectus or other disclosure document (as defined in the Corporations Act 2001 (Australia)) for the purposes of Part 6D.2 of the Corporations Act 2001 (Australia) or in a product disclosure statement for the purposes of Part 7.9 of the Corporations Act 2001 (Australia), in either case, in relation to the ordinary shares.

The ordinary shares are not being offered in Australia to “retail clients” as defined in sections 761G and 761GA of the Corporations Act 2001 (Australia). This offering is being made in Australia solely to “wholesale clients” for the purposes of section 761G of the Corporations Act 2001 (Australia) and, as such, no prospectus, product disclosure statement or other disclosure document in relation to the securities has been, or will be, prepared.

146

This prospectus does not constitute an offer in Australia other than to wholesale clients. By submitting an application for the ordinary shares, you represent and warrant to us that you are a wholesale client for the purposes of section 761G of the Corporations Act 2001 (Australia). If any recipient of this prospectus is not a wholesale client, no offer of, or invitation to apply for, the ordinary shares shall be deemed to be made to such recipient and no applications for the ordinary shares will be accepted from such recipient. Any offer to a recipient in Australia, and any agreement arising from acceptance of such offer, is personal and may only be accepted by the recipient. In addition, by applying for the ordinary shares you undertake to us that, for a period of 12 months from the date of issue of the ordinary shares, you will not transfer any interest in the ordinary shares to any person in Australia other than to a wholesale client.

Notice to Prospective Investors in Hong Kong

The ordinary shares may not be offered or sold in Hong Kong by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong) and no advertisement, invitation or document relating to the ordinary shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to ordinary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Japan

The ordinary shares offered in this prospectus have not been and will not be registered under the Financial Instruments and Exchange Law of Japan. The ordinary shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan (including any corporation or other entity organized under the laws of Japan), except (i) pursuant to an exemption from the registration requirements of the Financial Instruments and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the ordinary shares may not be circulated or distributed, nor may the ordinary shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to compliance with conditions set forth in the SFA.

Where the ordinary shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

147

shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the ordinary shares pursuant to an offer made under Section 275 of the SFA except:

●	to an institutional investor (for corporations, under Section 274 of the SFA) or to a relevant person defined in Section 275(2) of the SFA, or to any person pursuant to an offer that is made on terms that such shares, debentures and units of shares and debentures of that corporation or such rights and interest in that trust are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction, whether such amount is to be paid for in cash or by exchange of securities or other assets, and further for corporations, in accordance with the conditions specified in Section 275 of the SFA;

●	where no consideration is or will be given for the transfer; or

●	where the transfer is by operation of law.

Notice to Prospective Investors in Canada

The ordinary shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the ordinary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the Cayman Islands

This prospectus does not constitute a public offer, or invitation for purchase or sale, of the ordinary shares, whether by way of sale or subscription, in the Cayman Islands. Ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the Cayman Islands.

Notice to Prospective Investors in the PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and our ordinary shares may not be offered or sold, and will not be offered or sold to any person for re-offering or resale, directly or indirectly, to any residents of the PRC except pursuant to applicable laws and regulations of the PRC. For the purposes of this paragraph, the PRC does not include Taiwan, Hong Kong or Macau.

Notice to Prospective Investors in Taiwan

The ordinary shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the ordinary shares in Taiwan.

148

Notice to Prospective Investors in Qatar

In the State of Qatar, the offer contained herein is made on an exclusive basis to the specifically intended recipient thereof, upon that person’s request and initiative, for personal use only and shall in no way be construed as a general offer for the sale of securities to the public or an attempt to do business as a bank, an investment company or otherwise in the State of Qatar. This prospectus and the underlying securities have not been approved or licensed by the Qatar Central Bank or the Qatar Financial Centre Regulatory Authority or any other regulator in the State of Qatar. The information contained in this prospectus shall only be shared with any third parties in Qatar on a need to know basis for the purpose of evaluating the contained offer. Any distribution of this prospectus by the recipient to third parties in Qatar beyond the terms hereof is not permitted and shall be at the liability of such recipient.

Notice to Prospective Investors in Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the ordinary shares, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait. Investors in Kuwait who approach us or any of the underwriters to obtain copies of this prospectus are required by us and the underwriters to keep such prospectus confidential and not to make copies thereof nor distribute the same to any other person in Kuwait and are also required to observe the restrictions provided for in all jurisdictions with respect to offering, marketing and the sale of the ordinary shares.

Notice to Prospective Investors in the United Arab Emirates

The ordinary shares have not been offered or sold, and will not be offered or sold, directly or indirectly, in the United Arab Emirates, except: (1) in compliance with all applicable laws and regulations of the United Arab Emirates; and (2) through persons or corporate entities authorized and licensed to provide investment advice and/or engage in brokerage activity and/or trade in respect of foreign securities in the United Arab Emirates. The information contained in this prospectus does not constitute a public offer of securities in the United Arab Emirates in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 (as amended)) or otherwise and is not intended to be a public offer and is addressed only to persons who are sophisticated investors.

Notice to Investors in the Dubai International Financial Centre

This document relates to an Exempt Offer, as defined in the Offered Securities Rules module of the DFSA Rulebook, or the OSR, in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to Persons, as defined in the OSR, of a type specified in those rules. It must not be delivered to, or relied on by, any other Person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The ordinary shares to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the ordinary shares offered should conduct their own due diligence on the ordinary shares. If you do not understand the contents of this document you should consult an authorized financial adviser.

Notice to Prospective Investors in Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

149

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, Nasdaq listing fee and the FINRA filing fee, all amounts are estimates.

SEC Registration Fee	$1,355
Nasdaq Listing Fee	50,000
FINRA Filing Fee	2,375
Legal Fees and Expenses	520,000
Accounting Fees and Expenses	495,000
Printing and Engraving Expenses	18,000
Transfer Agent Fee	3,000
Miscellaneous Expenses	10,223
Total	$1,099,953

LEGAL MATTERS

We are being represented by Ellenoff Grossman & Schole LLP with respect to certain legal matters as to United States federal securities and New York State law. The underwriters are being represented by ArentFox Schiff LLP with respect to certain legal matters as to United States federal securities and New York State law. The validity of the ordinary shares offered in this offering will be passed upon for us by Maples and Calder (Hong Kong) LLP. Certain legal matters as to PRC law will be passed upon for us by Yuan Tai Law Offices and for the underwriter(s) by PacGate Law Group. Ellenoff Grossman & Schole LLP may rely upon Maples and Calder (Hong Kong) LLP with respect to matters governed by Cayman Islands law and Yuan Tai Law Offices with respect to matters governed by PRC law. ArentFox Schiff LLP may rely upon PacGate Law Group with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements of our company as of September 30, 2022 and 2021, and for each of the fiscal years then ended included in this prospectus have been so included in reliance on the report of ZH CPA, LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The offices of ZH CPA, LLC are located at 1600 Broadway, Suite 1600, Denver, Colorado, 80202 USA.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to underlying ordinary shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our ordinary shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also request a copy of these filings, at no cost, by writing to us at No. 1110, 11th Floor, Unit 1, Building 7, No. 477, Wanxing Road, Chengdu, Sichuan, China 610041, or call us at +86 (28) 86210882.

150

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, unless stated otherwise)

	March 31, 2023	September 30, 2022
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash	$184,896	$156,538
Restricted cash	454,616	270,192
Accounts and notes receivable, net	2,352,267	1,076,766
Inventories	36,625	168,510
Contract assets, net	788,953	1,066,580
Contract fulfilment costs	2,773,869	4,189,127
Advance to suppliers	572,053	143,105
Due from a shareholder	93,118	238,353
Other receivables, net	188,814	181,400
Deferred IPO costs	201,307	—
TOTAL CURRENT ASSETS	7,646,518	7,490,571

Property and equipment, net	187,102	170,404
Right-of-use assets – operating leases	105,229	113,572
Restricted cash - non-current	79,843	146,536
Contract assets, net - non-current	701,065	222,100
Prepayments for software	42,138	33,722
Deferred tax assets	143,685	122,299
TOTAL NON-CURRENT ASSETS	1,259,062	808,633
TOTAL ASSETS	8,905,580	8,299,204

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term bank loans	2,038,558	1,405,778
Current portion of long-term loans	231,549	255,207
Operating lease liabilities – current	31,439	28,777
Contract liabilities	1,215,767	1,313,292
Accounts payable	1,304,117	2,893,955
Other payables and accrued liabilities	1,068,929	868,586
Taxes payable	698,813	319,659
TOTAL CURRENT LIABILITIES	6,589,172	7,085,254

NON-CURRENT LIABILITIES
Long-term loans	200,216	175,722
Operating lease liabilities - non-current	84,274	96,941
TOTAL NON-CURRENT LIABILITIES	284,490	272,663
TOTAL LIABILITIES	6,873,662	7,357,917

SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.000001 par value, 49,000,000,000 shares authorized, 5,500,000 shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively*	6	6
Preference shares, $0.000001 par value, 1,000,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively*	—	—
Additional paid in capital	2,136,663	1,935,356
Statutory reserves	7,620	—
Accumulated profits (deficits)	68,584	(766,110)
Accumulated other comprehensive loss	(180,955)	(227,965)
TOTAL SHAREHOLDERS’ EQUITY	2,031,918	941,287

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,905,580	$8,299,204

* Shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1) and the Share Subdivision, Re-designation and the share surrender effected on November 3, 2023 (Note 11).

The accompanying notes are an integral part of these condensed consolidated financial statements.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(In U.S. dollars, unless stated otherwise)

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Revenues	$7,505,446	$4,819,647
Cost of revenues	(5,827,779)	(4,244,381)
GROSS PROFIT	1,677,667	575,266

OPERATING EXPENSES
Selling expenses	(40,685)	(63,025)
General and administrative expenses	(376,003)	(662,050)
TOTAL OPERATING EXPENSES	(416,688)	(725,075)

INCOME (LOSS) FROM OPERATIONS	1,260,979	(149,809)

OTHER INCOME (EXPENSE)
Interest expenses, net of interest income	(75,265)	(71,133)
Other finance cost	(58,867)	(53,057)
Other (expense) income, net	(214)	1,724
Total other expense, net	(134,346)	(122,466)

INCOME (LOSS) BEFORE INCOME TAXES	1,126,633	(272,275)

INCOME TAXES (PROVISION) BENEFIT	(284,319)	66,044

NET INCOME (LOSS)	842,314	(206,231)

OTHER COMPREHENSIVE INCOME
Foreign currency translation adjustment	47,010	16,160

COMPREHENSIVE INCOME (LOSS)	$889,324	$(190,071)

Earnings (Loss) per share
Basic and diluted*	$0.15	$(0.04)

Weighted average number of shares outstanding
Basic and diluted*	5,500,000	5,500,000

* Shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1) and the Share Subdivision, Re-designation and the share surrender effected on November 3, 2023 (Note 11).

The accompanying notes are an integral part of these condensed consolidated financial statements.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF

CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. dollars, unless stated otherwise)

						Accumulated
	Ordinary		Additional		Accumulated	Other
	Shares		Paid	Statutory	Profits	Comprehensive
	Shares*	Amount	in Capital	Reserve	(Deficits)	Income (Loss)	Total
Balance as of September 30, 2021	5,500,000	$6	$1,935,356	$—	$(761,888)	$(130,004)	$1,043,470

Net loss for the period	—	—	—	—	(206,231)	—	(206,231)
Foreign currency translation adjustments	—	—	—	—	—	16,160	16,160
Balance as of March 31, 2022 (unaudited)	5,500,000	$6	$1,935,356	$—	$(968,119)	$(113,844)	$853,399

						Accumulated
	Ordinary		Additional		Accumulated	Other
	Shares		Paid	Statutory	Profits	Comprehensive
	Shares*	Amount	in Capital	Reserve	(Deficits)	Income (Loss)	Total
Balance at of September 30, 2022	5,500,000	$6	$1,935,356	$—	(766,110)	(227,965)	941,287

Shareholder's contribution	—	—	201,307	—	—	—	201,307
Net income for the period	—	—	—	—	842,314	—	842,314
Appropriation to statutory reserve	—	—	—	7,620	(7,620)	—	—
Foreign currency translation adjustments	—	—	—	—	—	47,010	47,010
Balance as of March 31, 2023 (unaudited)	5,500,000	$6	$2,136,663	$7,620	$68,584	$(180,955)	$2,031,918

 * Shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1) and the Share Subdivision, Re-designation and the share surrender effected on November 3, 2023 (Note 11).

The accompanying notes are an integral part of these condensed consolidated financial statements.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars, unless stated otherwise)

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$842,314	$(206,231)
Adjustments to reconcile net income (loss) to net cash (used in) provided by operating activities:
Depreciation	17,601	478
Provision for credit losses	32,987	287,400
Deferred tax provision	(16,742)	(82,322)
Non-cash operating lease expense	18,578	35,419
Changes in operating assets and liabilities:
Accounts and notes receivable	(1,259,618)	(1,390,857)
Contract fulfilment costs	1,528,500	(1,172,385)
Inventories	135,774	189,884
Contract assets	(131,450)	447,911
Other receivables	(904)	521,407
Advance to suppliers	(417,232)	15,475
Operating lease liabilities	(20,642)	(15,072)
Accounts payable	(1,667,120)	1,345,888
Contract liabilities	(142,301)	650,806
Other payables and accrued liabilities	166,611	(66,965)
Taxes payable	361,990	(79,564)
NET CASH (USDED IN) PROVIDED BY OPERATING ACTIVITIES	(551,654)	481,272

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans to a shareholder	—	(84,506)
Repayment received from shareholder loans	151,377	—
Purchases of property and equipment	(28,033)	(47,671)
Prepayment of purchases of software	(7,096)	—
NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	116,248	(132,177)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of shareholder loans	—	(183,769)
Proceeds from bank loans and third-party loans	2,436,892	2,038,968
Repayments of bank loans and third-party loans	(1,877,873)	(2,060,180)
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	559,019	(204,981)

EFFECT OF CHANGES OF FOREIGN EXCHANGE RATES ON CASH AND RESTRICTED CASH	22,476	5,824
NET INCREASE IN CASH AND RESTRICTED CASH	146,089	149,938
CASH AND RESTRICTED CASH, BEGINNING OF YEAR	573,266	312,900
CASH AND RESTRICTED CASH, END OF YEAR	$719,355	$462,838

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income tax	$2,073	$—
Cash paid for interests	$75,265	$71,133

SUPPLEMENTAL NON-CASH FINANCING INFORMATION:
Capital contributed by shareholders*	$201,307	$—
Deferred costs related to initial public offering*	$(201,307)	$—

* Pursuant to a share subscription agreement entered into by the Company and Emerald Investments International, LLC, the payment of capital contribution will be settled by waiver of shareholder loans provided by Emerald Investments International, LLC to the Company for its IPO cost.

The accompanying notes are an integral part of these condensed consolidated financial statements.

Note 1– Nature of business and organization

WF International Limited (“WF”), an exempted company with limited liability, was incorporated on March 2, 2023, under the laws of the Cayman Islands. WF has no substantive operations other than holding all of the outstanding shares of its subsidiaries. WF and its subsidiaries are hereafter referred as the “Company”.

The Company, through its wholly owned subsidiaries in the People’s Republic of China (“China” or the “PRC”), engages in the provision of supply, installation, fitting-out and maintenance services for heating, ventilation, and air conditioning (“HVAC”) system, fresh air ventilation system, and floor heating systems for large-scaled commercial projects and commercial real estate development clients that offer high-end fully furnished homes.

Organization and Reorganization

WF completed the following organization and reorganization under common control of it then existing shareholders, who collectively owned majority of the share capital of WF prior to the reorganization.

On March 22, 2023, WF established Shan You International Group Limited (“Shanyou HK”) under the laws of the Hong Kong. Shanyou HK is a holding company and has no substantive operations.

On April 28, 2023, Shanyou HK established Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd. (“WFOE” or “Sichuan Shanyou”) under the laws of the PRC. WFOE is also a holding company and has no substantive operations.

On May 8, 2023, WFOE completed the acquisition of 5% of the equity interests in Chengdu Shanyou HVAC Engineering Co., Ltd. (“Shanyou HVAC”) in a consideration of approximately RMB 0.5 million (approximately $68,000) pursuant to an equity transfer agreement. The consideration for the above transfer was determined with reference to the net asset value of Shanyou HVAC as of March 31, 2023. Shanyou HVAC was established on June 3, 2009 under the laws of the PRC and conducts substantially all of the Company’s operations.

On May 22, 2023, the Company entered into a share subscription agreement with the then existing shareholders of Shanyou HVAC, pursuant to which WF issue an aggregate of 70,000 ordinary shares to the then existing shareholders in a consideration of RMB12.1 million (approximately $1.7 million). The consideration was determined with reference to the net asset value of Shanyou HVAC as of May 22, 2023.

On May 22, 2023, the Company entered into a share subscription agreement, pursuant to which WF issue an aggregate of 30,000 ordinary shares to Emerald Investments International, LLC in a consideration of $816,000. The consideration for the above transfer was agreed upon between the parties on an arm’s length basis and determined with reference to the net asset value of the Company as of September 30, 2022. The payment of consideration will be settled by waiver of shareholder loans provided by Emerald Investments International, LLC to the Company for its IPO cost.

On May 29, 2023, WFOE completed the acquisition of 95% of the equity interests in Chengdu Shanyou HVAC in a consideration of RMB11.6 million (approximately $1.6 million) pursuant to an equity transfer agreement. The consideration was determined with reference to the net asset value of Shanyou HVAC as of May 22, 2023. Upon completion of the acquisition, Shanyou HVAC became the wholly owned subsidiary of WFOE.

Before and after reorganization, the Company, together with its subsidiaries (as indicated above), was effectively controlled by the majority shareholders, and therefore the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying unaudited condensed consolidated financial statements in accordance with ASC 805-50-45-5.

As part of the reorganization which took place for the purposes of the offering, in November, 2023, the shareholders of the Company and the Board of Directors of the Company approved a subdivision of each of the issued and unissued shares with a par value of US$0.0001 each into 100 shares with a par value of US$0.000001 each, such that immediately following the Share Subdivision, the authorized share capital of the Company became US$50,000 divided into 50,000,000,000 ordinary shares of par value US$0.000001 each, and the issued and outstanding number of ordinary shares became 10,000,000. Upon completion of the Share Subdivision, 1,000,000,000 authorized but unissued ordinary shares with a par value of US$0.000001 each were re-designated and re-classified as 1,000,000,000 preference shares with a par value of US$0.000001 each (the "Re-designation"), such that immediately following the Re-designation, the authorized share capital of the Company became US$50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each.

Following the Share Subdivision and Re-designation and on the same day, the shareholders of the Company surrendered an aggregate of 4,500,000 ordinary shares with a par value of US$0.000001 to the Company for no consideration. Following the share surrender, the issued and outstanding number of ordinary shares became 5,500,000.

The accompanying unaudited condensed consolidated financial statements reflect the activities of WF and each of the following entities:

Name	Background	Ownership
Shan You International Group Limited	· A Hong Kong company · Incorporated on March 22, 2023 · A holding company	100% owned by WF
Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd.	· A PRC limited liability company · Incorporated on April 28, 2023 · Registered capital of RMB1,000,000 (approximately $0.2 million) · A holding company	100% owned by Shanyou HK
Chengdu Shanyou HVAC Engineering Co., Ltd.	· A PRC limited liability company
· Incorporated on June 3, 2009
· Registered capital of RMB12,000,000 (approximately $1.9 million)
	· Supply, installation, fitting-out and maintenance services for HVAC systems, fresh air ventilation systems, floor heating systems and water purification systems	100% owned by WFOE

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the Securities Exchange Commission (the “SEC”) and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results. In the opinion of management, all adjustments consisting of normal recurring adjustments considered necessary for a fair presentation of the financial statements, have been included. Interim results are not necessarily indicative of results to be expected for the full year. The interim information included in this Form F-1 should be read in conjunction with the annual information included in this Form F-1 for the years ended September 30, 2022 and 2021.

Principles of consolidation

The unaudited condensed consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All transactions and balances among WF and its subsidiaries have been eliminated upon consolidation.

Subsidiaries are those entities in which WF directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities on the balance sheet date and the reported amounts of revenues and expenses during the reporting periods. Accounting estimates reflected in the Company’s consolidated financial statements include the budget cost used for contract fulfillment costs and accrued contract costs calculation, the discount rate used for right-of-use assets and lease liabilities calculation, the useful lives of property and equipment, impairment of long-lived assets, allowance for credit losses for accounts receivables and contract assets, deferred tax assets and uncertain tax position, and other provisions and contingencies. Despite the fact that the Company determined there are no critical accounting estimates, the most significant estimates relate to the budget cost used for contract fulfillment costs and accrued contract costs calculation, and allowance for credit losses for accounts receivables and contract assets.

Budget cost

Budget costs are prepared by the Company on the basis of quotations from time to time provided by the major suppliers and subcontractors involved and the experience of management. In order to keep the budget cost accurate and up-to-date, our management conducts annual reviews of the budget cost by comparing the budget amounts to the actual amounts incurred.

Allowance for credit losses

The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances and the contract assets, credit quality and specific risk characteristics of its customers, current economic conditions, forecasts of future economic conditions, reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company have adopted loss rate method and individual specific valuation method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate. For accounts receivable aged less than one year and non-overdue contract assets, the Company uses the loss rate method, which is a combination of historical rate method and adjustment rate method, to estimate the credit loss. For accounts receivable aged over one year and overdue retainage receivable, the Company uses the individual specific valuation method to estimate the credit loss.

The Company believes that the estimates utilized in preparing its unaudited condensed consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company’s subsidiaries in China conducts their businesses in the local currency, Renminbi (RMB), as its functional currency. The Company’s subsidiary in Hong Kong conducts its business in the local currency, Hong Kong dollar, as its functional currency. In general, for consolidation purposes, assets and liabilities of the Company’s subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) with in the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation adjustments included in accumulated other comprehensive loss amounted to $180,955 and $227,965 as of March 31, 2023 and September 30, 2022, respectively. The balance sheet amounts, with the exception of shareholders’ equity on March 31, 2023 and September 30, 2022 were translated at 6.8676 RMB and 7.1135 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to statement of income accounts for the six months ended March 31, 2023 and 2022 were 6.9761 RMB and 6.3694 RMB to $1.00, respectively.

Cash

Cash comprises cash at banks and on hand, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in PRC. Cash balances in bank accounts in PRC are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to RMB500,000 per depositor per Scheme member, including both principal and interest.

Restricted cash

Restricted cash represents required cash deposits as collateral for letter of guarantee issued by a bank to secure performance-related contingent obligations, such as quality claim deductibles. The Company is required to keep amounts equal to 5%-10% of the total amounts of the contracts to be performed on deposits that are subject to withdrawal restriction with a fixed maturity period of 3-33 months.

Accounts and notes receivable, net

Accounts receivable includes receivables mainly from customers that represent processing revenues earned but not yet collected. Accounts receivable, net are initially measured at fair value and subsequently measured at their amortized cost less allowance for expected credit losses. Notes receivable represents trade accounts receivable due from a customer. The notes are non-interest bearing and paid within twelve months.

Contract assets and contract liabilities

Contract assets include amounts due under retainage provisions and revenue recognized in excess of amounts billed.

Retainage receivable represents amounts invoiced to customers where payments have been partially withheld pending the completion of certain milestones, satisfaction of other contractual conditions or the completion of the project. Retainage agreements vary from project to project and balances could be outstanding for up to five years depending on a number of circumstances, such as contract-specific terms, project performance and other variables that may arise as the Company makes progress toward completion.

Revenue recognized in excess of amounts billed represents the excess of contract revenue over the amount of cumulative contract billings to date. Certain of our contracts contain provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities consist of payment received from customers in excess of revenue recognized.

Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period.

As of March 31, 2023 and September 30, 2022, the contract liabilities balance is classified as current based on the timing of when we expect to complete the tasks required for the recognition of revenue.

Contract fulfilment costs

Contract fulfilment costs related directly to costs to fulfill a specific project incurred to date. When determining the appropriate accounting treatment for the costs incurred to fulfil a contract, the Company applies the following criteria which, if met, result in capitalization: (1) the costs directly relate to a contract or to a specifically identifiable anticipated contracts; (ii) the cots generate or enhance resources of the entity that will be used in satisfying (or in continuing to satisfy) performance obligations in the future; (iii) the costs are expected to be recovered. The assessment of this criteria requires the application of judgment, in particular when considering if costs generate or enhance resources to be used to satisfy future performance obligations and whether costs are expected to be recoverable. The Company has determined that, where the relevant specific criteria are met, the costs directly relate to system installation projects are likely to qualify to be capitalized as contract fulfilment costs.

The Company utilizes contract fulfilment costs to cost of revenue over the expected contract period using a systematic basis that mirrors the pattern in which the Company transfers control of the services to the customers.

A contract fulfilment costs is derecognized either when it is disposed of or when no further economic benefits are expected to flow from its use or disposal.

At each reporting date, the Company determines whether or not the contract fulfilment costs are impaired by comparing the carrying amount of the assets to the remaining amount of consideration that the Company expects to receive less the costs that relate to providing services under the relevant contract.

As of March 31, 2023 and September 30, 2022, the contract fulfilment costs were $2,773,869 and $4,189,127, respectively. During the six months ended March 31, 2023 and 2022, cost of revenues recognized that was included in contract fulfilment costs as of October 1, 2022 and 2021 were amounted to $2,792,221 and $1,261,585, respectively.

Allowance for credit loss

Allowance for credit loss represents management’s best estimate of probable losses inherent in the portfolio. Commencing October 1, 2020, the Company adopted ASC 326, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Under ASU 2016-13, the Company has exposure to credit losses for financial assets including accounts receivable and contract assets. The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances and the contract assets, credit quality and specific risk characteristics of its customers, current economic conditions, forecasts of future economic conditions, reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company have adopted loss rate method and individual specific valuation method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate. For accounts receivable aged less than one year and non-overdue contract assets, the Company uses the loss rate method, which is a combination of historical rate method and adjustment rate method, to estimate the credit loss. For accounts receivable aged over one year and overdue retainage receivable, the Company uses the individual specific valuation method to estimate the credit loss.

Financial assets are presented net of the allowance for credit losses in the Consolidated Balance Sheets. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the consolidated statements of operations and comprehensive income (loss). Write-offs are recorded in the period in which the asset is deemed to be uncollectible. As of March 31, 2023 and September 30, 2022, the allowance for accounts receivable was $324,341 and $272,029, respectively, and the allowance of contract assets was $32,573 and $52,366, respectively.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Inventories

Inventories, primarily consisting of the equipment procured by the Company for direct sale or provision of maintenance and repair service, are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the specific identification method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Useful Life
Automobiles	10 years
Leasehold improvement	Over shorter of the lease term and the remining useful life

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive income (loss). Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The retirements or disposition of property and equipment, the cost and related accumulated depreciation are removed any resulting gain or loss is recognized in consolidated statements of operations and comprehensive income (loss).

Deferred IPO costs

The Company complies with the requirements of FASB ASC Topic 340-10-S99-1, “Other Assets and Deferred Costs – SEC Materials” (“ASC 340-10-S99”) and SEC Staff Accounting Bulletin Topic 5A, “Expenses of Offering”. Deferred IPO costs consist of underwriting, legal, accounting and other professional expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholders’ equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses to be incurred, will be charged to operations.

Impairment for long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of March 31, 2023 and September 30, 2022, no impairment of long-lived assets was recognized.

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s financial instruments include cash, restricted cash, accounts and notes receivable, other receivables excluding security deposits, contract assets and liabilities, amounts due from a shareholder, accounts payable, other payables and accrued liabilities, bank and third-party loans, amounts due to a shareholder, and lease liabilities. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the period/year end as the interest rates used to discount the contracts approximate market rates. The carrying amount of the long-term bank and third-party loan approximates its fair value due to the fact that the related interest rate approximates the interest rates currently offered by financial institutions for similar debt instruments of comparable maturities.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring nor non-recurring basis as of March 31, 2023 and September 30, 2022.

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company accounts for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration is probable of substantially collection.

Performance obligations satisfied over time

The duration of the Company’s system installation project contracts ranges from one year to three years. Revenue of system installation project contracts are generally recognized based on direct measurements of the value transferred to the customer because of continuous transfer of control to the customer and the Company has the right to bill the customer as costs are incurred. The performance obligation includes the HAVC system, heating system and equipment that the Company sells as well as the continuous system installation to be performed. Typically, revenue is recognized over time using an output method to measure progress. Output method recognizes revenues on the basis of direct measurements of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised according to the contract milestones. Any expected losses on construction-type contracts in progress are charged to earnings, in total, in the period the losses are identified. Contract costs include all direct equipment, materials and labor costs and those indirect costs related to contract performance, such as indirect labor and supplies. Contract modifications that extend or revise contract terms are generally result in recognizing the impact of the revised terms prospectively over the remaining life of the modified contract (i.e., effectively like a new contract).

Part of the Company’s process of identifying whether there is a contract with a customer is to assess whether it is probable that the Company will collect substantially all the consideration to which it will be entitled in exchange for goods or services that will be transferred to the customer. In assessing it is probable that the Company will collect substantially all the consideration, the Company considered the following:

1)	Customary business practice and its knowledge of the customer

The Company procures contracts from large construction companies or government-owned construction companies that are responsible for constructing HAVC or heating systems projects. Historically, the collections from government-owned companies or large construction companies of their accounts receivable for such services did not result in any significant write-down. As a result, the Company believes it will collect substantially all its considerations.

2)	Payment terms

The Company’s contract with the customer has payment terms specified based upon completion of certain conditions. The payment terms usually include, but are not limited to, the following billing stages: 1) signing of the purchase and installation contract, 2) arrival of purchased equipment, 3) equipment acceptance, 4) proportional equipment installation completed, 5) project completion, and 6) expiration of warranty. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all the consideration gradually at different stages.

The installation revenues and sales of HVAC and heating systems are combined and considered as one performance obligation. The promises to transfer the equipment and installation are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into one system for which the customer has contracted. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within the Company’s sales and installation contracts in the performance obligation of the Company’s equipment and system component and installation revenues.

The Company recognized its costs using the percentage of completion method (output method) of accounting in accordance with the ASC 606-10-55-17. Output method recognizes revenues on the basis of direct measurements of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised according to the contract milestones. The Company has a long history in air conditioning installation and therefore has the ability to reasonably estimate the costs incurred and those expected to be incurred based on the progress of the works completed to date relative to the total progress.

Furthermore, the system installation projects normally include assurance-type warranties that the Company’s performance is free from material defect and consistent with the specifications of the Company’s contracts, which do not give rise to a separate performance obligation. To the extent the warranty terms provide the customer with an additional service, such as extended maintenance services, such warranty is accounted for as a separate performance obligation even though it is embedded in the system and installation sale contract, which is generally between one to five years after installation.

The Company has no obligations for returns, refund or similar obligations of its system installation projects.

Performance obligations satisfied at a point in time

Revenue from sales of products requires the Company to deliver equipment on a one-time basis or based upon customers’ delivery notice during a contingent specified period, which is generally one year or less. The sales contracts are with one obligation to perform which is satisfied at a point in time. It is the point in time when the equipment is delivered and accepted by customers. The control of equipment, which include air-conditioners (equipment in HVAC systems) and water heating boilers (equipment in floor heating systems) are transferred to the customers at the point that customers accept the products in accordance with ASC 606-10-25:27 for the following reasons: (1) the customers do not control the products during the shipping process; (2) the customers could not receive and consume the benefits provided by the products until they are accepted by the customer, also the customers do specify certain elements of the products, but there do not create a practical or contractual restriction on the Company’s ability to transfer the products to another customer. The Company is able to redirect the products to another customers at little or no additional cost and therefore it has an alternative use to the Company; (3) the Company does not have an enforceable right to payment for performance completed to date.

In general, the Company controls the products as it has the obligation to (i) fulfill the products delivery and (ii) bear any inventory risk as legal owners. In addition, when establishing the selling prices for delivery of the resale products, the Company has control to set its selling price to ensure it would generate profit for the products delivery arrangements. The Company believes that all these factors indicate that the Company is acting as a principal in this transaction. As a result, revenue from the sales of products is presented on a gross basis.

Revenue is presented in the consolidated statements of operations and comprehensive (loss) income net of sales taxes. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return after acceptance or price protection. Provisions for estimated losses, if any, on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. Costs of equipment are expensed in the period in which they are incurred.

Revenue from other services mainly include installation, maintenance and repair services which are outside of the contract of system installation projects or products sales. The duration of the service is usually less than one month. The Company recognizes the revenue from services at the point of time when the service is completed and accepted by the customers. Historically, the revenue from these services has been immaterial.

The Company’s disaggregate revenue streams are summarized and disclosed in Note 14.

The Company has no material incremental costs of obtaining contracts with customers and did not have any amortization expense.

Value added taxes (“VAT”)

Revenue represents the invoiced value of products or service, net of VAT. The VAT is based on gross sales price and VAT rates range from 3% to 13% depending on the type of products sold or services provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income taxes in accordance with ASC 740. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. Income tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2021 to 2022 are subject to examination by any applicable tax authorities.

Other finance costs

Other finance costs represented costs directly associated with the Company’s loans and factoring activities, including guarantee fees, agent fees for factorings and service fees charged by banks. All other finance costs are expensed as incurred.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income. Other comprehensive income refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase earnings per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended March 31, 2023 and 2022, there were no dilutive shares.

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were $56,573 and $63,938 for the six months ended March 31, 2023 and 2022, respectively.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable, and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Lease

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Company adopted this ASU and related amendments as of October 1, 2020 under the modified retrospective approach and elected to early adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less, the Company has elected not to recognize ROU asset and lease obligations for these short-term leases; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to October 1, 2020 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

The Company determines whether an arrangement constitutes a lease at inception and records lease liabilities and right-of-use assets on its consolidated balance sheets at the lease commencement. The Company measures its lease liabilities based on the present value of the total lease payments not yet paid discounted based on its incremental borrowing rate, as the rates implicit in its leases are not determinable. The Company's incremental borrowing rate is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease. The Company measures right-of-use assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Company begins recognizing rent expense when the lessor makes the underlying asset available to the Company.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected to take advantage of the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. The adoption of this ASU on October 1, 2021 did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, which add section ASC 326-20-S99, Accounting for loan losses by registrants engaged in lending activities to ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), and amend paragraph 842-10-S65-1, to provide transition and open effective date information on ASU No. 2016-02, Leases (Topic 842). At the December 2019 AICPA National Conference on Current SEC and PCAOB Developments, the SEC staff announced that it would not object to a public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting Topic 842, Leases, for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Those dates are consistent with the effective dates for Topic 842 as amended in Accounting Standards Update No. 2019-10, Financial Instruments— Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates. The adoption of this ASU 326 on October 1, 2020 did not have a material effect on the Company’s unaudited condensed consolidated financial statements.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive (loss) income and statements of cash flows.

Note 3 – Accounts and notes receivable, net

Accounts and notes receivable, net, consist of the following:

	March 31, 2023	September30, 2022
	(Unaudited)
Accounts receivable - third parties	$2,599,565	$1,302,531
Accounts receivable - a related party	47,921	46,264
Notes receivable	29,122	—
Less: allowance for credit losses	(324,341)	(272,029)
Total accounts and notes receivable, net	$2,352,267	$1,076,766

Movements of allowance for credit losses are as follows:

	March 31, 2023	September30, 2022
	(Unaudited)
Beginning balance	$272,029	$61,706
Addition	41,910	234,616
Exchange rate effect	10,402	(24,293)
Ending balance	$324,341	$272,029

Note 4 – Contract assets/(liabilities)

The Company’s contract assets are divided into two parts, including retainage receivables and revenue recognized in excess of amounts billed.

Contract liabilities represent payment received from customers in excess of revenue. Contract liabilities increase as the Company advanced payments from customers on certain contracts. Contract liabilities decrease as the Company recognize revenue from the satisfaction of the related performance obligation. The changes in contract liabilities relate to fluctuations in the timing of customer payment and completion of performance obligations.

The amounts as included in contract assets/(liabilities) consisted of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
Contract assets:
Retainage receivables	$801,623	$296,853
Revenue recognized in excess of amounts billed	720,968	1,044,193
Total contract assets	1,522,591	1,341,046

Less: allowance for credit losses	(32,573)	(52,366)
Total contract assets, net	1,490,018	1,288,680
Contract assets, current	788,953	1,066,580
Contract assets, non-current	$701,065	$222,100

Contract liabilities:
Payment received from customers in excess of revenue recognized	$(1,215,767)	$(1,313,292)

Information about revenue recognized that was included in contract liabilities as of October 1, 2022 and 2021:

	For the Six Months Ended March 31
	2023	2022
	(Unaudited)	(Unaudited)

Payment received from customers in excess of revenue recognized	$(1,295,334)	$(66,983)

Note 5 – Property and equipment, net

Property and equipment, net, consist of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
Automobiles	$50,225	$48,488
Leasehold improvement	163,165	130,034
Subtotal	213,390	178,522
Less: accumulated depreciation	(26,288)	(8,118)
Property and equipment, net	$187,102	$170,404

Depreciation expenses for the six months ended March 31, 2023 and 2022 amounted to $17,601 and $478, respectively.

Note 6 – Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
Refundable deposits received from vendors	$128,575	$385,464
Accrued contract costs	54,686	67,338
Other payables	631,475	226,205
Salary payables	254,193	189,579
Total other payables and accrued liabilities	$1,068,929	$868,586

Note 7 – Related party balances and transactions

Related party balances

Account receivables – a related party

Name of Related Party	Relationship	Nature of Transaction	March 31, 2023	September 30, 2022
			(Unaudited)
Sichuan Shanyou Electromechanical Co., Ltd.	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before July 13, 2023, no longer a related party as of July 13, 2023	Sales of products	$47,921	$46,264

Due from a shareholder

Name of Related Party	Relationship	Nature of Transaction	March 31, 2023	September 30, 2022
			(Unaudited)
Ke Chen	Principal shareholder, Chief Executive Officer and director of the Company	Shareholder loans	$93,118 *	$238,353

The amounts due from the shareholder were unsecured, interest-free and receivable on demand.

*These receivables are expected to be repaid in full before the public filing of this registration statement, but will be depicted as outstanding in the Company’s unaudited condensed consolidated financial statements through March 31, 2023.

Lease liability- a related party

Name of Related Party	Relationship	Nature of Transaction	March 31, 2023	September 30, 2022
			(Unaudited)
Ke Chen	Principal shareholder, Chief Executive Officer and director of the Company	Lease	$115,713	$125,718

Related party transactions

Sales to a related party

			For the Six Months Ended March 31,
Name of Related Party	Relationship	Nature of Transaction	2023	2022
			(Unaudited)	(Unaudited)
Sichuan Shanyou Electromechanical Co., Ltd.	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before July 13, 2023, no longer a related party as of July 13, 2023	Provision of service	$—	$41,781

Loan guarantee provided by related parties

As of March 31, 2023 and September 30, 2022, Ke Chen, Jinshan Yao and their immediate family, and Sichuan Shanyou Electromechanical Co., Ltd. (“Shanyou Electromechanical”) provided guarantees for the Company’s bank loans for up to $1,644,586 and $1,450,118, respectively.

As of March 31, 2023 and September 30, 2022, Ke Chen, Jinshan Yao and their immediate family, Shanyou Electromechanical and Sichuan Kunshunhong Construction Engeering Co., Ltd., a company controlled by Jinshan Yao before August 2, 2023 and no longer a related party since then, counter guaranteed to Chengdu Small Enterprise Financing Guarantee Co., Ltd. in relation to the Company’s bank loans amounted to $1,310,502 and $1,405,778, respectively.

As of March 31, 2023 and September 30, 2022, Ke Chen provided guarantees for the Company’s loans borrowed from an independent third party amounted to $97,681 and $386,589, respectively.

Pledges provided by related parties

Two real estate properties owned by Jinshan Yao and Ke Chen’s immediate family were pledged to Chengdu Small Enterprise Financing Guarantee Co., Ltd. to counter guarantee the guarantee provided by Chengdu Small Enterprise Financing Guarantee Co., Ltd. in relation to the Company’s bank loans amounted to $873,668 and $1,405,778 as of March 31, 2023 and September 30, 2022, respectively.

A store owned by Ke Chen was pledged to one of the Company’s major suppliers for a roll-over credit limit amounted to RMB1,000,000 (approximately $141,000) with a period of five years, that can be used during the Company’s purchase transaction.

A lease arrangement with a related party

On August 1, 2021, the Company entered into an operating lease agreement with Ke Chen to rent an office of 485.12 square meters for annual rent of $40,486 (RMB288,000). The lease term is five years which ends on July 31, 2026.

Note 8 – Credit facilities

Short-term loans – a bank

Outstanding balances on short-term bank loans consist of the following as of March 31, 2023:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount
				(Unaudited)
Rural Commercial Bank of China	November 21, 2023	4.15%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	$436,834
Rural Commercial Bank of China	November 21, 2023	5.4%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	873,668
Bank of China	November 29, 2023	3.85%	Unsecured	728,056
Total				$2,038,558

Outstanding balances on short-term bank loans consist of the following as of September 30, 2022:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Rural Commercial Bank of China	January 18, 2023 (Fully repaid in January 2023)	4.35%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	$421,734
Rural Commercial Bank of China	December 13, 2022 (Fully repaid in December 2022)	5.4%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	632,600
Rural Commercial Bank of China	December 16, 2022 (Fully repaid in December 2022)	5.40%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	351,444
Total				$1,405,778

 Long-term loans – banks

Outstanding balances on long-term bank loans consist of the following as of March 31, 2023:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount
				(Unaudited)
Standard Chartered Bank	May 5, 2023 (Fully repaid in May 2023)	16.50%	Guaranteed by Ke Chen and an immediate family of Ke Chen	$13,132
Weizhong Bank	February 23,2025	18.00%	Guaranteed by Ke Chen	320,952
Total				$334,084

Outstanding balances on long-term bank loans consist of the following as of September 30, 2022:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Standard Chartered Bank	May 5, 2023 (Fully repaid in May 2023)	16.50%	Guaranteed by Ke Chen and an immediate family of Ke Chen	$44,340

 Long-term loans – a third party

Outstanding balances on long-term third-party loans consist of the following as of March 31, 2023:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount
				(Unaudited)
Huaneng Guicheng Trust	February 23, 2025	18.00%	Guaranteed by Ke Chen	$97,681

Outstanding balances on long-term third-party loans consist of the following as of September 30, 2022:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Huaneng Guicheng Trust	July 23, 2024 (Fully repaid in February 2023)	18.00%	Guaranteed by Ke Chen	$128,863
Huaneng Guicheng Trust	July 23, 2024 (Fully repaid in February 2023)	18.00%	Guaranteed by Ke Chen	128,863
Huaneng Guicheng Trust	July 23, 2024 (Fully repaid in February 2023)	18.00%	Guaranteed by Ke Chen	128,863
Total				$386,589

Interest expense pertaining to the above loans for the six months ended March 31, 2023 and 2022 amounted to $75,265 and $71,133, respectively.

Note 9 – Taxes

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, companies are subject to 16.5% income tax or on its taxable income generated from operations in Hong Kong. On December 29, 2017, Hong Kong government announced a two-tiered profit tax rate regime. Under the two-tiered tax rate regime, the Company’s Hong Kong subsidiary, Shanyou HK, the first HK$2.0 million assessable profits will be subject to an 8.25% lower tax rate and the remaining taxable income will continue to be taxed at the existing 16.5% tax rate. The two-tiered tax regime becomes effective from the assessment year of 2018 and 2019, which is on or after April 1, 2018. The application of the two-tiered rates is restricted to only one nominated enterprise among connected entities. Shanyou HK is nominated by the Company as the entity to apply the two-tiered rates among the group for the assessment years of 2022 and 2021.

PRC

WFOE and its subsidiary Shanyou HVAC are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Significant components of the provision for income taxes are as follows:

	For the Six Months Ended
	March 31
	2023	2022
	(Unaudited)	(Unaudited)
Current	$301,061	$16,278
Deferred	(16,742)	(82,322)
Provision for income taxes	$284,319	$(66,044)

Income tax expense reconciliation are as follows:

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Income (loss) before income tax	$1,126,633	$(272,275)
Cayman Islands statutory income tax rate	0%	0%
Income tax calculated at statutory rate	—	—
Decrease (increase) in income tax expense resulting from:
Rate differences in various jurisdictions	281,658	(68,069)
Tax effect of non-deductible expenditure	19,403	84,347
Deferred income tax expense	(16,742)	(82,322)
Income tax expense	$284,319	$(66,044)

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of the date as stated therein:

Deferred tax assets – China

Significant components of deferred tax assets were as follows:

	March 31, 2023	September 30, 2022
	(Unaudited)
Allowance for credit losses	$100,494	$88,932
Accrued expenses	43,191	33,367
Deferred tax assets, net	$143,685	$122,299

Allowance for credit losses must be approved by the Chinese tax authority prior to being deducted as an expense item on the tax return. Accrued expenses also caused the temporary difference and can be deducted as an expense item on the tax return when actually paid by the Company.

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of March 31, 2023 and September 30, 2022, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consist of the following:

	March 31, 2023	September 30, 2022
	(Unaudited)
VAT taxes payable	$180,642	$114,883
Income taxes payable	514,491	203,493
Other taxes payable	3,680	1,283
Totals	$698,813	$319,659

Note 10 – Concentration and risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In China, the insurance coverage for cash deposits of each bank is RMB500,000. As of March 31, 2023, cash and restricted cash balance of RMB4,940,244 ($719,355) was deposited with financial institutions located in China, of which RMB3,883,889 ($565,538) was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is also exposed to risk from its accounts and notes receivable, contract assets, amounts due from a shareholder and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Foreign exchange risk

Substantially all of the Company’s expense transactions are denominated in RMB and substantially all of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions to obtain short-term funding or commercial factoring companies in exchange for cash flow from accounts receivables for certain project, or obtain financial support from the Company’s related parties and shareholders to resolve the liquidity shortage.

Interest rate risk

The Company is exposed to interest rate risk as there were short-term and long-term loans outstanding. Although interest rates for the Company’s loans are about fixed for the terms of the loans, and interest rates are subject to change upon renewal.

Customer concentration risk

For the six months ended March 31, 2023, two customers accounted for 32.1% and 14.0% of the Company’s total revenues. For the six months ended March 31, 2022, two customers accounted for 54.8% and 15.3% of the Company’s total revenues.

As of March 31, 2023, four customers accounted for 24.9%, 14.9%, 11.3% and 10.6% of total balance of accounts receivable. As of September 30, 2022, three customers accounted for 22.2%, 19.7% and 10.1% of total balance of accounts receivable.

Vendor concentration risk

For the six months ended March 31, 2023, one vendor accounted for 49.0% of the Company’s total purchases. For the six months ended March 31, 2022, two vendors accounted for 53.2% and 10.4% of the Company’s total purchases.

As of March 31, 2023, two vendors accounted for 45.9% and 13.1% of the total balance of accounts payable. As of September 30, 2022, two vendors accounted for 33.6% and 14.5% of the total balance of accounts payable.

Note 11 – Shareholders’ equity

Ordinary shares

WF was established under the laws of Cayman Islands on March 2, 2023. The authorized number of ordinary shares is 500,000,000 with a par value of US$0.0001. The issued and outstanding number of ordinary shares is 100,000.

In November, 2023, the shareholders of the Company and the Board of Directors of the Company approved a subdivision of each of the issued and unissued shares with a par value of US$0.0001 each into 100 shares with a par value of US$0.000001 each (the "Share Subdivision"), such that immediately following the Share Subdivision, the authorized share capital of the Company became US$50,000 divided into 50,000,000,000 ordinary shares of par value US$0.000001 each, and the issued and outstanding number of ordinary shares became 10,000,000. Upon completion of the Share Subdivision, 1,000,000,000 authorized but unissued ordinary shares with a par value of US$0.000001 each were re-designated and re-classified as 1,000,000,000 preference shares with a par value of US$0.000001 each (the "Re-designation"), such that immediately following the Re-designation, the authorized share capital of the Company became US$50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each.

Following the Share Subdivision and Re-designation and on the same day, the shareholders of the Company surrendered an aggregate of 4,500,000 ordinary shares with a par value of US$0.000001 to the Company for no consideration. Following the share surrender, the issued and outstanding number of ordinary shares became 5,500,000.

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by WFOE and its subsidiary Shanyou HVAC (collectively, the “Shanyou PRC Subsidiaries”) only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Shanyou PRC Subsidiaries.

Shanyou PRC Subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their respective registered capital. In addition, Shanyou PRC Subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at their discretion. Shanyou PRC Subsidiaries may allocate a portion of their respective after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange. As of March 31, 2023 and September 30, 2022, the Company collectively attributed $7,620 and nil of retained earnings for their statutory reserves, respectively.

As a result of the foregoing restrictions, Shanyou PRC Subsidiaries are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulation in the PRC may further restrict Shanyou PRC Subsidiaries from transferring funds to the Company in the form of dividends, loans and advances. As of March 31, 2023 and September 30, 2022, amounts restricted are the paid-in-capital and statutory reserve of Shanyou PRC Subsidiaries, which amounted to $1,942,976 and $1,935,356, respectively.

Note 12 – Leases

Lease commitments

The Company has entered into one non-cancellable operating lease agreement for one office space with a related party expiring on July 31, 2026. The Company accounts for the office leases in accordance with ASC 842. This office lease was classified as operating at inception of the lease. Operating leases result in recognition of right-of-use assets and lease liabilities on the balance sheet. right-of-use assets and operating lease liabilities are recognized based on the present value of lease payments over the lease terms of the adoption date of October 1, 2020 or commencement date, whichever is earlier. The leases did not provide an explicit or implicit rate of return, the Company determined incremental borrowing rate based on the local banks in PRC at the commencement date in determining the present value of lease payments on the individual lease basis. The incremental borrowing rate for a lease was the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments for the asset under similar term. The lease does not contain any residual value guarantees or material restrictive covenants. Lease expense for the lease is recognized on the straight-line basis over the lease term which this Company estimated to be 5 years.

The Company’s commitment for minimum lease payments under these operating leases as of March 31, 2023 for the next five years is as follow:

Operating lease expenses consist of the following:

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Operating lease cost	$18,578	$35,419

Other information about the Company’s leases is as follows:

	March 31, 2023	September 30, 2022
	(Unaudited)
Weighted-average remaining term
Operating leases	3.34	3.83
Weighted-average discount rate
Operating leases	10.80%	10.80%
Right-of-use assets derecognized for termination of operating lease liabilities	$—	$(74,416)

 The following table sets forth the Company’s minimum lease payments in future periods as of March 31, 2023:

Twelve months ending March 31,	Lease payment

2024	$41,936
2025	41,936
2026	41,936
2027	10,484
Thereafter	—
Total lease payments	136,292
Less: discount	(20,579)
Present value of lease liabilities	$115,713

As of March 31, 2023, the Company’s minimum short term lease payments due within one year amounted to $41,936.

Note 13 – Commitments and contingencies

Contingencies

Legal

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and un-asserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the unaudited condensed consolidated financial statements.

COVID-19

The outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world since early 2020. Despite the on-going COVID-19 and due to the effective control of the pandemic in China, the Company has resumed normal business operations since March 2020. The resurgence of Omicron variant had resulted in quarantines requirement, travel restrictions, and the temporary closure of stores and business facilities in many parts of China for the first few months in 2022. Operations of the Company had been significantly disrupted due to the resurgence of COVID-19 pandemic, especially the system installation project revenues and collection process of accounts receivable. In the long term, the aftermath of the COVID-19 pandemic is likely to adversely affect the economies and financial markets of many countries and may result in a global economic downturn or a recession. This would likely adversely affect demand on some of our products or services, which may, in turn negatively impact our results of operations.

Inflation

Inflationary factors, such as increases in personnel and overhead costs, could impair the Company’s operating results. Although the Company does not believe that inflation has had a material impact on the Company’s financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on the Company’s ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Note 14 – Segment information

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. The Company’s chief operating decision-makers (i.e., the Company’s chief executive officer and her direct reports, including the Company’s chief financial officer) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues, cost of revenues, and gross profit by business lines for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. In addition, all of the Company’s revenues are derived solely from the PRC. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

Disaggregated information of revenues, cost of revenues and gross profit by business lines are as follows:

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Revenue - projects	$6,488,918	$2,981,173
Revenue - products	811,433	1,647,781
Revenue - services	205,095	190,693
Total revenues	$7,505,446	$4,819,647

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Cost of revenue – projects	$5,057,662	$2,794,782
Cost of revenue – products	603,779	1,290,403
Cost of revenue – services	166,338	159,196
Total cost of revenues	$5,827,779	$4,244,381

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Gross profit - projects	$1,431,256	$186,391
Gross profit - products	207,654	357,378
Gross profit - services	38,757	31,497
Total gross profit	$1,677,667	$575,266

Note 15 – Subsequent events

The Company has evaluated the impact of events that have occurred subsequent to March 31, 2023, through the date the consolidated financial statements were available to issue, and concluded that apart from the Share Subdivision, Re-designation and the share surrender disclosed in Note 1 and Note 11, no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

Note 16 – Condensed financial information of the parent company

The Company performed a test on the restricted net assets of the consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the condensed financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the periods presented herein. For the purpose of presenting parent-only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of March 31, 2023 and September 30, 2022.

PARENT COMPANY BALANCE SHEETS

	March 31, 2023	September 30, 2022
	(Unaudited)
ASSETS
OTHER ASSETS
Investment in subsidiaries	$1,830,611	$941,287
Deferred IPO costs	201,307

Total assets	2,031,918	941,287

LIABILITIES AND SHAREHOLDERS’ EQUITY

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.000001 par value, 49,000,000,000 shares authorized, 5,500,000 shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively*	6	6
Preference shares, $0.000001 par value, 1,000,000,000 shares authorized, no shares issued and outstanding as of March 31, 2023 and September 30, 2022, respectively*	—	—
Additional paid-in capital	2,136,663	1,935,356
Statutory reserves	7,620	—
Accumulated profits (deficits)	68,584	(766,110)
Accumulated other comprehensive loss	(180,955)	(227,965)
Total shareholders’ equity	2,031,918	941,287

Total liabilities and shareholders’ equity	$2,031,918	$941,287

* Shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1) and the Share Subdivision, Re-designation and the share surrender effected on November 3, 2023 (Note 11).

PARENT COMPANY STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
OTHER INCOME (EXPENSE)
Equity income (loss) of subsidiaries	$842,314	$(206,231)
Total other income (expense), net	842,314	(206,231)

NET INCOME (LOSS)	842,314	(206,231)
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	47,010	16,160
COMPREHENSIVE INCOME (LOSS)	$889,324	$(190,071)

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Six Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$842,314	$(206,231)
Adjustments to reconcile net income to net cash used in operating activities:
Equity (income) loss of subsidiaries	(842,314)	206,231
Net cash used in operating activities	—	—

CHANGES IN CASH	—	—

CASH AND RESTRICTED CASH, beginning of period	—	—

CASH AND RESTRICTED CASH, end of period	$—	$—

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

WF International Limited

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of WF International Limited and its subsidiaries (the “Company”) as of September 30, 2022 and 2021, and the related consolidated statements of operations and comprehensive (loss) income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended September 30, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended September 30, 2022 in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Other Matter

As discussed in Note 1, Note 11, Note 15 and Note 16 to the consolidated financial statements, the number of shares were retroactively adjusted to reflect the share subdivision, re-designation and the share surrender on November 3, 2023. The related number of shares issued and outstanding and earnings per share presented on the Company’s consolidated financial statements were also adjusted accordingly.

/s/ ZH CPA, LLC

We have served as the Company’s auditor since 2023.

Denver, Colorado

June 30, 2023 (except for the effects of the share subdivision, re-designation and the share surrender disclosed in Note 1, Note 11, Note 15 and Note 16 as to which the date is November 7, 2023)

1600 Broadway, Suite 1600, Denver, CO, 80202, USA. Phone: 1.303.386.7224 Fax: 1.303.386.7101 Email: admin@zhcpa.us

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars, unless stated otherwise)

	September 30, 2022	September 30, 2021
ASSETS
CURRENT ASSETS:
Cash	$156,538	$279,262
Restricted cash	270,192	—
Accounts receivable, net	1,076,766	1,503,013
Inventories	168,510	200,206
Contract assets, net	1,066,580	1,054,153
Contract fulfilment costs	4,189,127	3,423,441
Advance to suppliers	143,105	56,226
Due from a shareholder	238,353	—
Other receivables, net	181,400	705,293
TOTAL CURRENT ASSETS	7,490,571	7,221,594

Property and equipment, net	170,404	26,058
Right-of-use assets – operating leases	113,572	240,183
Restricted cash - non-current	146,536	33,638
Contract assets, net - non-current	222,100	192,696
Prepayments for software	33,722	16,134
Deferred tax assets	122,299	38,454
TOTAL NON-CURRENT ASSETS	808,633	547,163
TOTAL ASSETS	8,299,204	7,768,757

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Short-term bank loans	1,405,778	1,551,976
Current portion of long-term loans	255,207	302,650
Operating lease liabilities – current	28,777	28,746
Contract liabilities	1,313,292	685,613
Accounts payable	2,893,955	2,464,420
Other payables and accrued liabilities	868,586	745,303
Due to a shareholder	—	181,659
Taxes payable	319,659	330,609
TOTAL CURRENT LIABILITIES	7,085,254	6,290,976

NON-CURRENT LIABILITIES
Long-term loans	175,722	229,827
Operating lease liabilities - non-current	96,941	204,484
TOTAL NON-CURRENT LIABILITIES	272,663	434,311
TOTAL LIABILITIES	7,357,917	6,725,287

SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.000001 par value, 49,000,000,000 shares authorized, 5,500,000 shares issued and outstanding as of September 30, 2022 and 2021, respectively*	6	6
Preference shares, $0.000001 par value, 1,000,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and 2021, respectively*	—	—
Additional paid in capital	1,935,356	1,935,356
Accumulated deficits	(766,110)	(761,888)
Accumulated other comprehensive loss	(227,965)	(130,004)
TOTAL SHAREHOLDERS’ EQUITY	941,287	1,043,470

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,299,204	$7,768,757

* Shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1) and the Share Subdivision, Re-designation and the share surrender effected on November 3, 2023 (Note 11).

The accompanying notes are an integral part of these consolidated financial statements.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(In U.S. dollars, unless stated otherwise)

	For the Fiscal Years Ended September 30,
	2022	2021

Revenues	$11,318,065	$15,309,314
Cost of revenues	(9,900,958)	(13,795,430)
GROSS PROFIT	1,417,107	1,513,884

OPERATING EXPENSES
Selling expenses	(140,517)	(175,293)
General and administrative expenses	(1,039,266)	(664,848)
TOTAL OPERATING EXPENSES	(1,179,783)	(840,141)

INCOME FROM OPERATIONS	237,324	673,743

OTHER INCOME (EXPENSE)
Interest expenses, net of interest income	(146,295)	(96,611)
Other finance cost	(89,732)	(206,964)
Other (expense) income, net	(1,492)	1,256
Total other expense, net	(237,519)	(302,319)

(LOSS) INCOME BEFORE INCOME TAXES	(195)	371,424

INCOME TAXES PROVISION	(4,027)	(98,911)

NET (LOSS) INCOME	(4,222)	272,513

OTHER COMPREHENSIVE (LOSS) INCOME
Foreign currency translation adjustment	(97,961)	41,871

COMPREHENSIVE (LOSS) INCOME	$(102,183)	$314,384

(Loss) Earnings per share
Basic and diluted*	$(0.00)	$0.05

Weighted average number of shares outstanding
Basic and diluted*	5,500,000	5,500,000

* Shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1) and the Share Subdivision, Re-designation and the share surrender effected on November 3, 2023 (Note 11).

The accompanying notes are an integral part of these consolidated financial statements.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. dollars, unless stated otherwise)

					Accumulated
			Additional		Other
	Ordinary Shares*		Paid	Accumulated	Comprehensive
	Shares*	Amount	in Capital	Deficits	Income (Loss)	Total
Balance as of September 30, 2020	5,500,000	$6	$1,935,356	$(1,034,401)	$(171,875)	$729,086

Net income for the fiscal year	—	—	—	272,513	—	272,513
Foreign currency translation adjustments	—	—	—	—	41,871	41,871
Balance as of September 30, 2021	5,500,000	6	1,935,356	(761,888)	(130,004)	1,043,470

Net loss for the fiscal year	—	—	—	(4,222)	—	(4,222)
Foreign currency translation adjustments	—	—	—	—	(97,961)	(97,961)
Balance as of September 30, 2022	5,500,000	$6	$1,935,356	$(766,110)	$(227,965)	$941,287

 * Shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1) and the Share Subdivision, Re-designation and the share surrender effected on November 3, 2023 (Note 11).

The accompanying notes are an integral part of these consolidated financial statements.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars, unless stated otherwise)

	For the Fiscal Years Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,222)	$272,513
Adjustments to reconcile net (loss) income to net cash (used in) provided by operating activities:
Depreciation	8,348	468
Provision for credit losses	298,354	33,520
Deferred tax provision	(94,946)	(24,354)
Non-cash operating lease expense	59,086	36,145
Changes in operating assets and liabilities:
Accounts receivable	74,385	2,084,840
Contract fulfilment costs	(1,193,547)	(2,285,571)
Inventories	13,934	(191,957)
Contract assets	(217,829)	(1,153,595)
Other receivables	487,639	(496,537)
Advance to suppliers	(100,056)	(55,675)
Operating lease liabilities	(36,623)	(40,570)
Accounts payable	718,260	56,125
Contract liabilities	751,453	383,033
Other payables and accrued liabilities	182,034	105,001
Taxes payable	21,920	168,248
NET CASH PROVIDED BY (USDED IN) OPERATING ACTIVITIES	968,190	(1,108,366)

CASH FLOWS FROM INVESTING ACTIVITIES:
Loans to a shareholder	(258,732)	—
Purchases of property and equipment	(167,700)	(26,270)
Prepayment of purchases of software	(20,741)	(15,976)
NET CASH USED IN INVESTING ACTIVITIES	(447,173)	(42,246)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments of shareholder loans	(178,615)	(136,814)
Proceeds from bank loans and third-party loans	2,925,365	2,632,929
Repayments of bank loans and third-party loans	(2,953,144)	(1,049,202)
NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES	(206,394)	1,446,913

EFFECT OF CHANGES OF FOREIGN EXCHANGE RATES ON CASH AND RESTRICTED CASH	(54,257)	3,632
NET INCREASE IN CASH AND RESTRICTED CASH	260,366	299,933
CASH AND RESTRICTED CASH, BEGINNING OF YEAR	312,900	12,967
CASH AND RESTRICTED CASH, END OF YEAR	$573,266	$312,900

SUPPLEMENTAL CASH FLOW DISCLOSURES:
Cash paid for income tax	$—	$484
Cash paid for interests	$146,295	$96,611

SUPPLEMENTAL NON-CASH INVESTING INFORMATION:
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$152,869
Right-of-use assets derecognized for termination of operating lease liabilities	$(74,416)	$—

The following table provides a reconciliation of cash and restricted cash reported within the Consolidated Balance Sheets that sum to the total of the same amounts shown in the Consolidated Statements of Cash Flows:
Cash	$156,538	$279,262
Restricted cash	416,728	33,638
Total cash and restricted cash shown in the Consolidated Statements of Cash Flows	$573,266	$312,900

The accompanying notes are an integral part of these consolidated financial statements.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 1– Nature of business and organization

WF International Limited (“WF”), an exempted company with limited liability, was incorporated on March 2, 2023, under the laws of the Cayman Islands. WF has no substantive operations other than holding all of the outstanding shares of its subsidiaries. WF and its subsidiaries are hereafter referred as the “Company”.

The Company, through its wholly owned subsidiaries in the People’s Republic of China (“China” or the “PRC”), engages in the provision of supply, installation, fitting-out and maintenance services for heating, ventilation, and air conditioning (“HVAC”) system, fresh air ventilation system, and floor heating systems for large-scaled commercial projects and commercial real estate development clients that offer high-end fully furnished homes.

Organization and Reorganization

WF completed the following organization and reorganization under common control of it then existing shareholders, who collectively owned majority of the share capital of WF prior to the reorganization.

On March 22, 2023, WF established Shan You International Group Limited (“Shanyou HK”) under the laws of the Hong Kong. Shanyou HK is a holding company and has no substantive operations.

On April 28, 2023, Shanyou HK established Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd. (“WFOE” or “Sichuan Shanyou”) under the laws of the PRC. WFOE is also a holding company and has no substantive operations.

On May 8, 2023, WFOE completed the acquisition of 5% of the equity interests in Chengdu Shanyou HVAC Engineering Co., Ltd. (“Shanyou HVAC”) in a consideration of approximately RMB 0.5 million (approximately $68,000) pursuant to an equity transfer agreement. The consideration for the above transfer was determined with reference to the net asset value of Shanyou HVAC as of March 31, 2023. Shanyou HVAC was established on June 3, 2009 under the laws of the PRC and conducts substantially all of the Company’s operations.

On May 22, 2023, the Company entered into a share subscription agreement with the then existing shareholders of Shanyou HVAC, pursuant to which WF issue an aggregate of 70,000 ordinary shares to the then existing shareholders in a consideration of RMB12.1 million (approximately $1.7 million). The consideration was determined with reference to the net asset value of Shanyou HVAC as of May 22, 2023.

On May 22, 2023, the Company entered into a share subscription agreement, pursuant to which WF issue an aggregate of 30,000 ordinary shares to Emerald Investments International, LLC in a consideration of $816,000. The consideration for the above transfer was agreed between the parties on an arm’s length basis and determined with reference to the net asset value of the Company as of September 30, 2022. The payment of consideration will be settled by waiver of shareholder loans provided by Emerald Investments International, LLC to the Company for its IPO cost.

On May 29, 2023, WFOE completed the acquisition of 95% of the equity interests in Chengdu Shanyou HVAC in a consideration of RMB11.6 million (approximately $1.6 million) pursuant to an equity transfer agreement. The consideration was determined with reference to the net asset value of Shanyou HVAC as of May 22, 2023. Upon completion of the acquisition, Shanyou HVAC became the wholly owned subsidiary of WFOE.

Before and after reorganization, the Company, together with its subsidiaries (as indicated above), was effectively controlled by the majority shareholders, and therefore the reorganization is considered as a recapitalization of entities under common control in accordance with Accounting Standards Codification (“ASC”) 805-50-25. The consolidation of the Company and its subsidiaries have been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC 805-50-45-5.

As part of the reorganization which took place for the purposes of the offering, in November, 2023, the shareholders of the Company and the Board of Directors of the Company approved a subdivision of each of the issued and unissued shares with a par value of US$0.0001 each into 100 shares with a par value of US$0.000001 each (the "Share Subdivision"), such that immediately following the Share Subdivision, the authorized share capital of the Company became US$50,000 divided into 50,000,000,000 ordinary shares of par value US$0.000001 each, and the issued and outstanding number of ordinary shares became 10,000,000. Upon completion of the Share Subdivision, 1,000,000,000 authorized but unissued ordinary shares with a par value of US$0.000001 each were re-designated and re-classified as 1,000,000,000 preference shares with a par value of US$0.000001 each (the "Re-designation"), such that immediately following the Re-designation, the authorized share capital of the Company became US$50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each.

Following the Share Subdivision and Re-designation and on the same day, the shareholders of the Company surrendered an aggregate of 4,500,000 ordinary shares with a par value of US$0.000001 to the Company for no consideration. Following the share surrender, the issued and outstanding number of ordinary shares became 5,500,000.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The accompanying consolidated financial statements reflect the activities of WF and each of the following entities:

Name	Background	Ownership
Shan You International Group Limited	· A Hong Kong company · Incorporated on March 22, 2023 · A holding company	100% owned by WF
Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd.	· A PRC limited liability company · Incorporated on April 28, 2023 · Registered capital of RMB1,000,000 (approximately $0.2 million) · A holding company	100% owned by Shanyou HK
Chengdu Shanyou HVAC Engineering Co., Ltd.	· A PRC limited liability company
· Incorporated on June 3, 2009
· Registered capital of RMB12,000,000 (approximately $1.9 million)
	· Supply, installation, fitting-out and maintenance services for HVAC systems, fresh air ventilation systems, floor heating systems and water purification systems	100% owned by WFOE

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to   the rules and regulations of the Securities Exchange Commission (the “SEC”) and include all normal and recurring adjustments that management of the Company considers necessary for a fair presentation of its financial position and operation results.

Principles of consolidation

The consolidated financial statements include the financial statements of the Company and its wholly owned subsidiaries. All transactions and balances among WF and its subsidiaries have been eliminated upon consolidation.

Subsidiaries are those entities in which WF directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities on the balance sheet date and the reported amounts of revenues and expenses during the reporting periods. Accounting estimates reflected in the Company’s consolidated financial statements include the budget cost used for contract fulfillment costs and accrued contract costs calculation, the discount rate used for right-of-use assets and lease liabilities calculation, the useful lives of property and equipment, impairment of long-lived assets, allowance for credit losses for accounts receivables and contract assets, deferred tax assets and uncertain tax position, and other provisions and contingencies. Despite the fact that the Company determined there are no critical accounting estimates, the most significant estimates relate to the budget cost used for contract fulfillment costs and accrued contract costs calculation, and allowance for credit losses for accounts receivables and contract assets.

Budget cost

Budget costs are prepared by the Company on the basis of quotations from time to time provided by the major suppliers and subcontractors involved and the experience of management. In order to keep the budget cost accurate and up-to-date, our management conducts annual reviews of the budget cost by comparing the budget amounts to the actual amounts incurred.

Allowance for credit losses

The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances and the contract assets, credit quality and specific risk characteristics of its customers, current economic conditions, forecasts of future economic conditions, reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company have adopted loss rate method and individual specific valuation method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate. For accounts receivable aged less than one year and non-overdue contract assets, the Company uses the loss rate method, which is a combination of historical rate method and adjustment rate method, to estimate the credit loss. For accounts receivable aged over one year and overdue retainage receivable, the Company uses the individual specific valuation method to estimate the credit loss.

The Company believes that the estimates utilized in preparing its consolidated financial statements are reasonable and prudent. Actual results could differ from these estimates. To the extent that there are material differences between these estimates and the actual results, future financial statements will be affected.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company’s subsidiaries in China conducts their businesses in the local currency, Renminbi (RMB), as its functional currency. The Company’s subsidiary in Hong Kong conducts its business in the local currency, Hong Kong dollar, as its functional currency. In general, for consolidation purposes, assets and liabilities of the Company’s subsidiaries whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income (loss) with in the statements of shareholders’ equity. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Translation adjustments included in accumulated other comprehensive loss amounted to $227,965 and $130,004 as of September 30, 2022 and 2021, respectively. The balance sheet amounts, with the exception of shareholders’ equity on September 30, 2022 and 2021 were translated at 7.1135 RMB and 6.4434 RMB to $1.00, respectively. The shareholders’ equity accounts were stated at their historical rate. The average translation rates applied to statement of income accounts for the fiscal years ended September 30, 2022 and 2021 were 6.5532 RMB and 6.5072 RMB to $1.00, respectively.

Cash

Cash comprises cash at banks and on hand, which are highly liquid and have original maturities of three months or less and are unrestricted as to withdrawal or use. The Company maintains all bank accounts in PRC. Cash balances in bank accounts in PRC are protected under Deposit Protection Scheme in accordance with the Deposit Protection Scheme Ordinance. The maximum protection is up to RMB500,000 per depositor per Scheme member, including both principal and interest.

Restricted cash

Restricted cash represents required cash deposits as collateral for letter of guarantee issued by a bank to secure performance-related contingent obligations, such as quality claim deductibles. The Company is required to keep amounts equal to 5%-10% of the total amounts of the contracts to be performed on deposits that are subject to withdrawal restriction with a fixed maturity period of 8-33 months.

Accounts receivable, net

Accounts receivable includes receivables mainly from customers that represent processing revenues earned but not yet collected. Accounts receivable, net are initially measured at fair value and subsequently measured at their amortized cost less allowance for expected credit losses.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Contract assets and contract liabilities

Contract assets include amounts due under retainage provisions and revenue recognized in excess of amounts billed.

Retainage receivable represents amounts invoiced to customers where payments have been partially withheld pending the completion of certain milestones, satisfaction of other contractual conditions or the completion of the project. Retainage agreements vary from project to project and balances could be outstanding for up to five years depending on a number of circumstances, such as contract-specific terms, project performance and other variables that may arise as the Company makes progress toward completion.

Revenue recognized in excess of amounts billed represents the excess of contract revenue over the amount of cumulative contract billings to date. Certain of our contracts contain provisions whereby a portion of the revenue earned is withheld from payment as a form of security until contractual provisions are satisfied.

Contract assets have billing term with unconditional right to be billed beyond one year are classified as non-current assets.

Contract liabilities consist of payment received from customers in excess of revenue recognized.

Contract assets and liabilities are reported in a net position on a contract-by-contract basis at the end of each reporting period.

As of September 30, 2022 and 2021, the contract liabilities balance is classified as current based on the timing of when we expect to complete the tasks required for the recognition of revenue.

Contract fulfilment costs

Contract fulfilment costs related directly to costs to fulfill a specific project incurred to date. When determining the appropriate accounting treatment for the costs incurred to fulfil a contract, the Company applies the following criteria which, if met, result in capitalization: (1) the costs directly relate to a contract or to a specifically identifiable anticipated contracts; (ii) the cots generate or enhance resources of the entity that will be used in satisfying (or in continuing to satisfy) performance obligations in the future; (iii) the costs are expected to be recovered. The assessment of this criteria requires the application of judgment, in particular when considering if costs generate or enhance resources to be used to satisfy future performance obligations and whether costs are expected to be recoverable. The Company has determined that, where the relevant specific criteria are met, the costs directly relate to system installation projects are likely to qualify to be capitalized as contract fulfilment costs.

The Company utilizes contract fulfilment costs to cost of revenue over the expected contract period using a systematic basis that mirrors the pattern in which the Company transfers control of the services to the customers.

A contract fulfilment costs is derecognized either when it is disposed of or when no further economic benefits are expected to flow from its use or disposal.

At each reporting date, the Company determines whether or not the contract fulfilment costs are impaired by comparing the carrying amount of the assets to the remaining amount of consideration that the Company expects to receive less the costs that relate to providing services under the relevant contract.

As of September 30, 2022 and 2021, the contract fulfilment costs were $4,189,127 and $3,423,441, respectively. During the fiscal years ended September 30, 2022 and 2021, cost of revenues recognized that was included in contract fulfilment costs as of October 1, 2021 and 2020 were amounted to $1,544,042 and $1,007,477, respectively.

Allowance for credit loss

Allowance for credit loss represents management’s best estimate of probable losses inherent in the portfolio. Commencing October 1, 2020, the Company adopted ASC 326, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This guidance replaced the “incurred loss” impairment methodology with an approach based on “expected losses” to estimate credit losses on certain types of financial instruments and requires consideration of a broader range of reasonable and supportable information to inform credit loss estimates. The guidance requires financial assets to be presented at the net amount expected to be collected. The allowance for credit losses is a valuation account that is deducted from the cost of the financial asset to present the net carrying value at the amount expected to be collected on the financial asset.

Under ASU 2016-13, the Company has exposure to credit losses for financial assets including accounts receivable and contract assets. The Company considered various factors, including nature, historical collection experience, the age of the accounts receivable balances and the contract assets, credit quality and specific risk characteristics of its customers, current economic conditions, forecasts of future economic conditions, reversion period, and qualitative and quantitative adjustments to develop an estimate of credit losses. The Company have adopted loss rate method and individual specific valuation method to calculate the credit loss and considered the reverent factors of the historical and future conditions of the Company to make reasonable estimation of the risk rate. For accounts receivable aged less than one year and non-overdue contract assets, the Company uses the loss rate method, which is a combination of historical rate method and adjustment rate method, to estimate the credit loss. For accounts receivable aged over one year and overdue retainage receivable, the Company uses the individual specific valuation method to estimate the credit loss.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Financial assets are presented net of the allowance for credit losses in the Consolidated Balance Sheets. The measurement of the allowance for credit losses is recognized through current expected credit loss expense. Current expected credit loss expense is included as a component of general and administrative expenses in the consolidated statements of operations and comprehensive (loss) income. Write-offs are recorded in the period in which the asset is deemed to be uncollectible. As of September 30, 2022 and 2021, the allowance for accounts receivable was $272,029 and $61,706, respectively, and the allowance of contract assets was $52,366 and $12,123, respectively.

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

Inventories

Inventories, primarily consisting of the equipment procured by the Company for direct sale or provision of maintenance and repair service, are stated at the lower of cost or net realizable value. The cost of inventories is calculated using the specific identification method. Any excess of the cost over the net realizable value of each item of inventories is recognized as a provision for diminution in the value of inventories. Net realizable value is estimated using selling price in the normal course of business less any costs to complete and sell products.

Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

Useful Life
Automobiles	10 years
Leasehold improvement	Over shorter of the lease term and the remining useful life

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of operations and comprehensive (loss) income. Expenditures for maintenance and repairs are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the periods of depreciation to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

The retirements or disposition of property and equipment, the cost and related accumulated depreciation are removed any resulting gain or loss is recognized in consolidated statements of operations and comprehensive (loss) income.

Impairment for long-lived assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of September 30, 2022 and 2021, no impairment of long-lived assets was recognized.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Fair value measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s financial instruments include cash, restricted cash, accounts receivable, other receivables excluding security deposits, contract assets and liabilities, amounts due from a shareholder, accounts payable, other payables and accrued liabilities, bank and third-party loans, amounts due to a shareholder, and lease liabilities. The carrying amounts of these financial instruments approximate their fair values due to the short-term nature of these instruments. For lease liabilities, fair value approximates their carrying value at the year end as the interest rates used to discount the contracts approximate market rates. The carrying amount of the long-term bank and third-party loan approximates its fair value due to the fact that the related interest rate approximates the interest rates currently offered by financial institutions for similar debt instruments of comparable maturities.

The Company noted no transfers between levels during any of the periods presented. The Company did not have any instruments that were measured at fair value on a recurring or non-recurring basis as of September 30, 2022 and 2021.

Revenue recognition

The Company follows the revenue accounting requirements of Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“Accounting Standards Codification (“ASC”) 606”). The core principle underlying the revenue recognition of this ASU allows the Company to recognize revenue that represents the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This will require the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

To achieve that core principle, the Company applies five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies the performance obligation.

The Company accounts for a contract with a customer when the contract is committed in writing, the rights of the parties, including payment terms, are identified, the contract has commercial substance and consideration is probable of substantially collection.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Performance obligations satisfied over time

The duration of the Company’s system installation project contracts ranges from one year to three years. Revenue of system installation project contracts are generally recognized based on direct measurements of the value transferred to the customer because of continuous transfer of control to the customer and the Company has the right to bill the customer as costs are incurred. The performance obligation includes the HAVC system, heating system and equipment that the Company sells as well as the continuous system installation to be performed. Typically, revenue is recognized over time using an output method to measure progress. Output method recognizes revenues on the basis of direct measurements of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised according to the contract milestones. Any expected losses on construction-type contracts in progress are charged to earnings, in total, in the period the losses are identified. Contract costs include all direct equipment, materials and labor costs and those indirect costs related to contract performance, such as indirect labor and supplies. Contract modifications that extend or revise contract terms generally result in recognizing the impact of the revised terms prospectively over the remaining life of the modified contract (i.e., effectively like a new contract).

Part of the Company’s process of identifying whether there is a contract with a customer is to assess whether it is probable that the Company will collect substantially all the consideration to which it will be entitled in exchange for goods or services that will be transferred to the customer. In assessing it is probable that the Company will collect substantially all the consideration, the Company considered the following:

1)	Customary business practice and its knowledge of the customer

The Company procures contracts from large construction companies or government-owned construction companies that are responsible for constructing HAVC or heating systems projects. Historically, the collections from government-owned companies or large construction companies of their accounts receivable for such services did not result in any significant write-down. As a result, the Company believes it will collect substantially all its considerations.

2)	Payment terms

The Company’s contract with the customer has payment terms specified based upon completion of certain conditions. The payment terms usually include, but are not limited to, the following billing stages: 1) signing of the purchase and installation contract, 2) arrival of purchased equipment, 3) equipment acceptance, 4) proportional equipment installation completed, 5) project completion, and 6) expiration of warranty. As the Company’s customers are required to pay the Company at different billing stages over the contract period, as such, the Company believes the progress payments limit the Company’s exposure to credit risk and that the Company would be able to collect substantially all the consideration gradually at different stages.

The installation revenues and sales of HVAC and heating systems are combined and considered as one performance obligation. The promises to transfer the equipment and installation are not separately identifiable, which is evidencing by the fact that the Company provides a significant service of integrating the goods and services into one system for which the customer has contracted. The Company currently does not have any modification of contract and the contract currently does not have any variable consideration. The transaction price is clearly identifiable within the Company’s sales and installation contracts in the performance obligation of the Company’s equipment and system component and installation revenues.

The Company recognized its costs using the percentage of completion method (output method) of accounting in accordance with the ASC 606-10-55-17. Output method recognizes revenues on the basis of direct measurements of the value to the customer of the goods or services transferred to date relative to the remaining goods or services promised according to the contract milestones. The Company has a long history in air conditioning installation and therefore has the ability to reasonably estimate the costs incurred and those expected to be incurred based on the progress of the works completed to date relative to the total progress.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Furthermore, the system installation projects normally include assurance-type warranties that the Company’s performance is free from material defect and consistent with the specifications of the Company’s contracts, which do not give rise to a separate performance obligation. To the extent the warranty terms provide the customer with an additional service, such as extended maintenance services, such warranty is accounted for as a separate performance obligation even though it is embedded in the system and installation sale contract, which is generally between one to five years after installation.

The Company has no obligations for returns, refunds or similar obligations of its system installation projects.

Performance obligations satisfied at a point in time

Revenue from sales of products requires the Company to deliver equipment on a one-time basis or based upon customers’ delivery notice during a contingent specified period, which is generally one year or less. The sales contracts are with one obligation to perform which is satisfied at a point in time. It is the point in time when the equipment is delivered and accepted by customers. The control of equipment, which include air-conditioners (equipment in HVAC systems) and water heating boilers (equipment in floor heating systems) are transferred to the customers at the point that customers accept the products in accordance with ASC 606-10-25:27 for the following reasons: (1) the customers do not control the products during the shipping process; (2) the customers could not receive and consume the benefits provided by the products until they are accepted by the customer, also the customers do specify certain elements of the products, but there do not create a practical or contractual restriction on the Company’s ability to transfer the products to another customer. The Company is able to redirect the products to another customers at little or no additional cost and therefore it has an alternative use to the Company; (3) the Company does not have an enforceable right to payment for performance completed to date.

In general, the Company controls the products as it has the obligation to (i) fulfill the products delivery and (ii) bear any inventory risk as legal owners. In addition, when establishing the selling prices for delivery of the resale products, the Company has control to set its selling price to ensure it would generate profit for the products delivery arrangements. The Company believes that all these factors indicate that the Company is acting as a principal in this transaction. As a result, revenue from the sales of products is presented on a gross basis.

Revenue is presented in the consolidated statements of operations and comprehensive (loss) income net of sales taxes. The Company does not offer rights of refund of previously paid or delivered amounts, rebates, rights of return after acceptance or price protection. Provisions for estimated losses, if any, on uncompleted contracts are recorded in the period in which such losses become probable based on the current contract estimates. Costs of equipment are expensed in the period in which they are incurred.

Revenue from other services mainly include installation, maintenance and repair services which are outside of the contract of system installation projects or products sales. The duration of the service is usually less than one month. The Company recognizes the revenue from services at the point of time when the service is completed and accepted by the customers. Historically, the revenue from these services has been immaterial.

The Company’s disaggregate revenue streams are summarized and disclosed in Note 14.

The Company has no material incremental costs of obtaining contracts with customers and did not have any amortization expense.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Value added taxes (“VAT”)

Revenue represents the invoiced value of products or service, net of VAT. The VAT is based on gross sales price and VAT rates range from 3% to 13% between October 1, 2020 and September 30, 2022 depending on the type of products sold or services provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in taxes payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Income taxes

The Company accounts for income taxes in accordance with ASC 740. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. Income tax is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant tax authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. PRC tax returns filed in 2020 to 2022 are subject to examination by any applicable tax authorities.

Other finance costs

Other finance costs represented costs directly associated with the Company’s loans and factoring activities, including guarantee fees, agent fees for factorings and service fees charged by banks. All other finance costs are expensed as incurred.

Comprehensive (loss) income

Comprehensive (loss) income consists of two components, net (loss) income and other comprehensive (loss) income. Other comprehensive (loss) income refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive (loss) income consists of a foreign currency translation adjustment resulting from the Company not using the U.S. dollar as its functional currencies.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net (loss) income divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase earnings per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the fiscal years ended September 30, 2022 and 2021, there were no dilutive shares.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were $124,082 and $94,973 for the fiscal years ended September 30, 2022 and 2021, respectively.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated losses from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

Contingencies

From time to time, the Company is a party to various legal actions arising in the ordinary course of business. The Company accrues costs associated with these matters when they become probable, and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. The Company’s management does not expect any liability from the disposition of such claims and litigation individually or in the aggregate would have a material adverse impact on the Company’s consolidated financial position, results of operations and cash flows.

Related party transactions

A related party is generally defined as (i) any person and or their immediate family hold 10% or more of the Company’s securities (ii) the Company’s management and or their immediate family, (iii) someone that directly or indirectly controls, is controlled by or is under common control with the Company, or (iv) anyone who can significantly influence the financial and operating decisions of the Company. A transaction is considered to be a related party transaction when there is a transfer of resources or obligations between related parties. Related parties may be individuals or corporate entities. Transactions involving related parties cannot be presumed to be carried out on an arm’s length basis, as the requisite conditions of competitive, free market dealings may not exist. Representations about transactions with related parties, if made, shall not imply that the related party transactions were consummated on terms equivalent to those that prevail in arm’s-length transactions unless such representations can be substantiated.

Lease

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which requires lease assets and liabilities to be recorded on the balance sheet. The Company adopted this ASU and related amendments as of October 1, 2020 under the modified retrospective approach and elected to early adopt the following lease policies in conjunction with the adoption of ASU 2016-02: (i) for leases that have lease terms of 12 months or less, the Company also elected to apply ASC 842 recognition requirements; and (ii) the Company elected to apply the package of practical expedients for existing arrangements entered into prior to October 1, 2020 to not reassess (a) whether an arrangement is or contains a lease, (b) the lease classification applied to existing leases, and (c) initial direct costs.

The Company determines whether an arrangement constitutes a lease at inception and records lease liabilities and right-of-use assets on its consolidated balance sheets at the lease commencement. The Company measures its lease liabilities based on the present value of the total lease payments not yet paid discounted based on its incremental borrowing rate, as the rates implicit in its leases are not determinable. The Company's incremental borrowing rate is the estimated rate the Company would be required to pay for a collateralized borrowing equal to the total lease payments over the term of the lease. The Company measures right-of-use assets based on the corresponding lease liability adjusted for payments made to the lessor at or before the commencement date, and initial direct costs it incurs under the lease. The Company begins recognizing rent expense when the lessor makes the underlying asset available to the Company.

Reclassification

As of September 30, 2022 and 2021, the Company reclassified $4,189,127 and $3,423,441, respectively, from contract assets to contract fulfilment costs. For the fiscal years ended September 30, 2022 and 2021, the Company reclassified cash outflow of $1,193,547 and $2,285,571, respectively, from changes in contract assets to changes in contract fulfilment costs.

As of September 30, 2022 and 2021, the Company reclassified $67,338 and $169,984, respectively, from contract liabilities to accrued liabilities. For the fiscal years ended September 30, 2022 and 2021, the Company reclassified cash inflow of $94,041 and $222,996, respectively, from changes in contract liabilities to changes in accrued liabilities.

These reclassifications have no effect on the reported total assets, total labilities, revenues, net (loss) income or total cash flows.

Recently issued accounting pronouncements

The Company considers the applicability and impact of all accounting standards updates (“ASUs”). Management periodically reviews new accounting standards that are issued. Under the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), the Company meets the definition of an emerging growth company and has elected to take advantage of the extended transition period for complying with new or revised accounting standards, which delays the adoption of these accounting standards until they would apply to private companies.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”. The amendments in this Update simplify the accounting for income taxes by removing certain exceptions to the general principles in Topic 740. The amendments also improve consistent application of and simplify GAAP for other areas of Topic 740 by clarifying and amending existing guidance. For public business entities, the amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2021, and interim periods within fiscal years beginning after December 15, 2022. Early adoption of the amendments is permitted, including adoption in any interim period for (1) public business entities for periods for which financial statements have not yet been issued and (2) all other entities for periods for which financial statements have not yet been made available for issuance. The adoption of this ASU on October 1, 2021 did not have a material effect on the Company’s consolidated financial statements.

In February 2020, the FASB issued ASU 2020-02, which add section ASC 326-20-S99, Accounting for loan losses by registrants engaged in lending activities to ASU No. 2016-13, Financial Instruments—Credit Losses (Topic 326), and amend paragraph 842-10-S65-1, to provide transition and open effective date information on ASU No. 2016-02, Leases (Topic 842). At the December 2019 AICPA National Conference on Current SEC and PCAOB Developments, the SEC staff announced that it would not object to a public business entity that otherwise would not meet the definition of a public business entity except for a requirement to include or the inclusion of its financial statements or financial information in another entity’s filing with the SEC adopting Topic 842, Leases, for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. Those dates are consistent with the effective dates for Topic 842 as amended in Accounting Standards Update No. 2019-10, Financial Instruments— Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842): Effective Dates. The adoption of this ASU 326 on October 1, 2020 did not have a material effect on the Company’s consolidated financial statements.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Except as mentioned above, the Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of operations and comprehensive (loss) income and statements of cash flows.

Note 3 – Accounts receivable, net

Accounts receivable, net, consist of the following:

	September 30, 2022	September 30, 2021

Accounts receivable - third parties	$1,302,531	$1,564,719
Accounts receivable - a related party	46,264	—
Less: allowance for credit losses	(272,029)	(61,706)
Total accounts receivable, net	$1,076,766	$1,503,013

Movements of allowance for credit losses are as follows:

	September 30, 2022	September 30, 2021

Beginning balance	$61,706	$27,868
Addition	234,616	32,023
Exchange rate effect	(24,293)	1,815
Ending balance	$272,029	$61,706

Note 4 – Contract assets/(liabilities)

The Company’s contract assets are divided into two parts, including retainage receivables and revenue recognized in excess of amounts billed.

Contract liabilities represent payment received from customers in excess of revenue. Contract liabilities increase as the Company advanced payments from customers on certain contracts. Contract liabilities decrease as the Company recognizes revenue from the satisfaction of the related performance obligation. The changes in contract liabilities relate to fluctuations in the timing of customer payment and completion of performance obligations.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

The amounts as included in contract assets/(liabilities) consisted of the following:

	September 30, 2022	September 30, 2021

Contract assets:
Retainage receivables	$296,853	$222,491
Revenue recognized in excess of amounts billed	1,044,193	1,036,481
Total contract assets	1,341,046	1,258,972

Less: allowance for credit losses	(52,366)	(12,123)
Total contract assets, net	1,288,680	1,246,849
Contract assets, current	1,066,580	1,054,153
Contract assets, non-current	$222,100	$192,696

Contract liabilities:
Payment received from customers in excess of revenue recognized	$(1,313,292)	$(685,613)

Information about revenue recognized that was included in contract liabilities as of October 1, 2021 and 2020:

	For the Fiscal Years Ended September 30
	2022	2021

Payment received from customers in excess of revenue recognized	$(335,447)	$(284,173)

Note 5 – Property and equipment, net

Property and equipment, net, consist of the following:

	September 30, 2022	September 30, 2021

Automobiles	$48,488	$9,449
Leasehold improvement	130,034	17,081
Subtotal	178,522	26,530
Less: accumulated depreciation	(8,118)	(472)
Property and equipment, net	$170,404	$26,058

Depreciation expense for the fiscal years ended September 30, 2022 and 2021 amounted to $8,348 and $468, respectively.

Note 6 – Other payables and accrued liabilities

Other payables and accrued liabilities consist of the following:

	September 30, 2022	September 30, 2021

Refundable deposits received from vendors	$385,464	$255,455
Accrued contract costs	67,338	169,984
Other payables	226,205	225,037
Salary payables	189,579	94,827
Total other payables and accrued liabilities	$868,586	$745,303

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 7 – Related party balances and transactions

Related party balances

Account receivables – a related party

Name of Related Party	Relationship	Nature of Transaction	September 30, 2022	September 30, 2021
Sichuan Shanyou Electromechanical Co., Ltd.	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before July 13, 2023, no longer a related party as of July 13, 2023	Sales of products	$46,264	$—

Due from a shareholder

Name of Related Party	Relationship	Nature of Transaction	September 30, 2022		September 30, 2021

Ke Chen	Principal shareholder, Chief Executive Officer and director of the Company	Shareholder loans	$238,353	*	$—

The amounts due from the shareholder were unsecured, interest-free and receivable on demand.

*These receivables are expected to be repaid in full before the public filing of this registration statement, but will be depicted as outstanding in the Company’s consolidated financial statements through September 30, 2022.

Due to a shareholder

Name of Related Party	Relationship	Nature of Transaction	September 30, 2022	September 30, 2021

Ke Chen	Principal shareholder, Chief Executive Officer and director of the Company	Shareholder loans	$—	$181,659

The amounts due to the shareholder were unsecured, interest-free and repayable on demand.

Lease liability- a related party

Name of Related Party	Relationship	Nature of Transaction	September 30, 2022	September 30, 2021
Ke Chen	Principal shareholder, Chief Executive Officer and director of the Company	Lease	$125,718	$145,787

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Related party transactions

Sales to a related party

			For the Fiscal Years Ended September 30,
Name of Related Party	Relationship	Nature of Transaction	2022	2021
Sichuan Shanyou Electromechanical Co., Ltd.	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before July 13, 2023, no longer a related party as of July 13, 2023	Provision of service	$48,757	$—
Sichuan Shanyou Electromechanical Co., Ltd.	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before July 13, 2023, no longer a related party as of July 13, 2023	Sales of products	—	20,679
Total			$48,757	$20,679

Purchase from a related party

			For the Fiscal Years Ended September 30,
Name of Related Party	Relationship	Nature of Transaction	2022	2021
Wuhan Shanyou Weiye Electromechanical Engineering Co., Ltd.	Controlled by Jinshan Yao (one of the Company’s principal shareholders) before August 20, 2021, no longer a related party as of August 20, 2021	Provision of service	$—	$3,827

Loan guarantee provided by related parties

As of September 30, 2022 and 2021, Ke Chen, Jinshan Yao and their immediate family, and Sichuan Shanyou Electromechanical Co., Ltd. (“Shanyou Electromechanical”) provided guarantees for the Company’s bank loans for up to $1,450,118 and $1,814,215, respectively, and for counter guarantee to Chengdu Small Enterprise Financing Guarantee Co., Ltd. in relation to the Company’s bank loans amounted to $1,405,778 and $1,551,976, respectively.

As of September 30, 2022 and 2021, Ke Chen provided guarantees for the Company’s loans borrowed from an independent third party amounted to $386,589 and $270,238, respectively.

Pledges provided by related parties

Two real estate properties owned by Jinshan Yao and Ke Chen’s immediate family were pledged to Chengdu Small Enterprise Financing Guarantee Co., Ltd. to counter guarantee the guarantee provided by Chengdu Small Enterprise Financing Guarantee Co., Ltd. in relation to the Company’s bank loans amounted to $1,405,778 and $1,551,976 as of September 30, 2022 and 2021, respectively.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

A store owned by Ke Chen was pledged to one of the Company’s major suppliers for a roll-over credit limit amounted to RMB1,000,000 (approximately $141,000) with a period of five years, that can be used during the Company’s purchase transaction.

A lease arrangement with a related party

On August 1, 2021, the Company entered into an operating lease agreement with Ke Chen to rent an office of 485.12 square meters for annual rent of $40,486 (RMB288,000). The lease term is five years which ends on July 31, 2026.

Note 8 – Credit facilities

Short-term loans – a bank

Outstanding balances on short-term bank loans consist of the following as of September 30, 2022:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Rural Commercial Bank of China	January 18, 2023 (Fully repaid in January 2023)	4.35%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	$421,734
Rural Commercial Bank of China	December 13, 2022 (Fully repaid in December 2022)	5.4%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	632,600
Rural Commercial Bank of China	December 16, 2022 (Fully repaid in December 2022)	5.40%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	351,444
Total				$1,405,778

Outstanding balances on short-term bank loans consist of the following as of September 30, 2021:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Rural Commercial Bank of China	January 26, 2022 (Fully repaid in December 2021)	4.35%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	$465,593
Rural Commercial Bank of China	January 26, 2022 (Fully repaid in January 2022)	5.40%	Guaranteed by Shanyou Electromechanical, Ke Chen, Jinshan Yao and Chengdu Small Enterprise Financing Guarantee Co., Ltd.	1,086,383
Total				$1,551,976

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

 Long-term loans – banks

Outstanding balances on long-term bank loans consist of the following as of September 30, 2022:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Standard Chartered Bank	May 5, 2023 (Fully repaid in May 2023)	16.50%	Guaranteed by Ke Chen and an immediate family of Ke Chen	$44,340

Outstanding balances on long-term bank loans consist of the following as of September 30, 2021:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Standard Chartered Bank	May 5, 2023 (Fully repaid in May 2023)	16.50%	Guaranteed by Ke Chen and an immediate family of Ke Chen	$119,548
Weizhong Bank	July 23, 2023 (Fully repaid in October 2021)	9.18%	Guaranteed by Ke Chen	142,691
Total				$262,239

 Long-term loans – an independent third party

Outstanding balances on long-term third-party loans consist of the following as of September 30, 2022:

Bank Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Huaneng Guicheng Trust	July 23, 2024 (Fully repaid in February 2023)	18.00%	Guaranteed by Ke Chen	$128,863
Huaneng Guicheng Trust	July 23, 2024 (Fully repaid in February 2023)	18.00%	Guaranteed by Ke Chen	128,863
Huaneng Guicheng Trust	July 23, 2024 (Fully repaid in February 2023)	18.00%	Guaranteed by Ke Chen	128,863
Total				$386,589

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Outstanding balances on long-term third-party loans consist of the following as of September 30, 2021:

Borrower’s Name	Maturities	Interest Rate	Collateral/Guarantee	Amount

Huaneng Guicheng Trust	June 23, 2023 (Fully repaid in October 2021)	10.80%	Guaranteed by Ke Chen	$134,440
Huaneng Guicheng Trust	June 23, 2023 (Fully repaid in October 2021)	10.80%	Guaranteed by Ke Chen	135,798
Total				$270,238

Interest expense pertaining to the above loans for the fiscal years ended September 30, 2022 and 2021 amounted to $146,295 and $96,611, respectively.

Note 9 – Taxes

Income tax

Cayman Islands

Under the current laws of the Cayman Islands, the Company is not subject to tax on income or capital gain. Additionally, upon payments of dividends to the shareholders, no Cayman Islands withholding tax will be imposed.

Hong Kong

Under the current Hong Kong Inland Revenue Ordinance, companies are subject to 16.5% income tax or on its taxable income generated from operations in Hong Kong. On December 29, 2017, Hong Kong government announced a two-tiered profit tax rate regime. Under the two-tiered tax rate regime, the Company’s Hong Kong subsidiary, Shanyou HK, the first HK$2.0 million assessable profits will be subject to an 8.25% lower tax rate and the remaining taxable income will continue to be taxed at the existing 16.5% tax rate. The two-tiered tax regime becomes effective from the assessment year of 2018 and 2019, which is on or after April 1, 2018. The application of the two-tiered rates is restricted to only one nominated enterprise among connected entities. Shanyou HK is nominated by the Company as the entity to apply the two-tiered rates among the group for the assessment years of 2022 and 2021.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

PRC

WFOE and its subsidiary Shanyou HVAC are governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Significant components of the provision for income taxes are as follows:

	For the Fiscal Years Ended
	September 30
	2022	2021

Current	$98,973	$123,265
Deferred	(94,946)	(24,354)
Provision for income taxes	$4,027	$98,911

Income tax expense reconciliation are as follows:

	For the Fiscal Years Ended September 30,
	2022	2021

(Loss) income before income tax	$(195)	$371,424
Cayman Islands statutory income tax rate	0%	0%
Income tax calculated at statutory rate	—	—
(Increase) decrease in income tax expense resulting from:
Rate differences in various jurisdictions	(49)	92,856
Tax effect of non-deductible expenditure	99,022	30,409
Deferred income tax expense	(94,946)	(24,354)
Income tax expense	$4,027	$98,911

The following table sets forth the significant components of the aggregate deferred tax assets and liabilities of the Company as of the date as stated therein:

Deferred tax assets – China

Significant components of deferred tax assets were as follows:

	September 30, 2022	September 30, 2021

Allowance for credit losses	$88,932	$22,322
Accrued expenses	33,367	16,132
Deferred tax assets, net	$122,299	$38,454

Allowance for credit losses must be approved by the Chinese tax authority prior to being deducted as an expense item on the tax return. Accrued expenses also caused the temporary difference and can be deducted as an expense item on the tax return when actually paid by the Company.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred. The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of September 30, 2022 and 2021, the Company did not have any significant unrecognized uncertain tax positions.

Taxes payable consist of the following:

	September 30, 2022	September 30, 2021

VAT taxes payable	$114,883	$201,101
Income taxes payable	203,493	123,997
Other taxes payable	1,283	5,511
Totals	$319,659	$330,609

Note 10 – Concentration and risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash. In China, the insurance coverage for cash deposits of each bank is RMB500,000. As of September 30, 2022, cash and restricted cash balance of RMB4,077,924 ($573,266) was deposited with financial institutions located in China, of which RMB 3,071,194 ($431,742) was subject to credit risk. While management believes that these financial institutions are of high credit quality, it also continually monitors their credit worthiness.

The Company is also exposed to risk from its accounts receivable, contract assets, amounts due from a shareholder and other receivables. These assets are subjected to credit evaluations. An allowance has been made for estimated unrecoverable amounts which have been determined by reference to past default experience and the current economic environment.

Foreign exchange risk

Substantially all of the Company’s expense transactions are denominated in RMB and substantially all of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in meeting the obligations associated with its financial liabilities that are settled by delivering cash or another financial asset. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, the Company will turn to other financial institutions to obtain short-term funding or commercial factoring companies in exchange for cash flow from accounts receivables for certain project, or obtain financial support from the Company’s related parties and shareholders to resolve the liquidity shortage.

Interest rate risk

The Company is exposed to interest rate risk as there were short-term and long-term loans outstanding. Although interest rates for the Company’s loans are about fixed for the terms of the loans, and interest rates are subject to change upon renewal.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Customer concentration risk

For the fiscal year ended September 30, 2022, three customers accounted for 50.9%, 13.1% and 10.7% of the Company’s total revenues. For the fiscal year ended September 30, 2021, three customers accounted for 28.7%, 14.6% and 11.4% of the Company’s total revenues.

As of September 30, 2022, three customers accounted for 22.2%, 19.7% and 10.1% of total balance of accounts receivable. As of September 30, 2021, two customers accounted for 40.9% and 10.1% of total balance of accounts receivable.

Vendor concentration risk

For the fiscal year ended September 30, 2022, one vendor accounted for 49.6% of the Company’s total purchases. For the fiscal year ended September 30, 2021, three vendors accounted for 27.7%, 15.4% and 13.7% of the Company’s total purchases.

As of September 30, 2022, two vendors accounted for 33.6% and 14.5% of the total balance of accounts payable. As of September 30, 2021, three vendors accounted for 25.8%, 19.9% and 11.7% of the total balance of accounts payable.

Note 11 – Shareholders’ equity

Ordinary shares

WF was established under the laws of Cayman Islands on March 2, 2023. The authorized number of ordinary shares is 500,000,000 with a par value of US$0.0001. The issued and outstanding number of ordinary shares is 100,000.

In November, 2023, the shareholders of the Company and the Board of Directors of the Company approved a subdivision of each of the issued and unissued shares with a par value of US$0.0001 each into 100 shares with a par value of US$0.000001 each (the "Share Subdivision"), such that immediately following the Share Subdivision, the authorized share capital of the Company became US$50,000 divided into 50,000,000,000 ordinary shares of par value US$0.000001 each, and the issued and outstanding number of ordinary shares became 10,000,000. Upon completion of the Share Subdivision, 1,000,000,000 authorized but unissued ordinary shares with a par value of US$0.000001 each were re-designated and re-classified as 1,000,000,000 preference shares with a par value of US$0.000001 each (the "Re-designation"), such that immediately following the Re-designation, the authorized share capital of the Company became US$50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each.

Following the Share Subdivision and Re-designation and on the same day, the shareholders of the Company surrendered an aggregate of 4,500,000 ordinary shares with a par value of US$0.000001 to the Company for no consideration. Following the share surrender, the issued and outstanding number of ordinary shares became 5,500,000.

Restricted net assets

The Company’s ability to pay dividends is primarily dependent on the Company receiving distributions of funds from its subsidiary. Relevant PRC statutory laws and regulations permit payments of dividends by WFOE and its subsidiary Shanyou HVAC (collectively, the “Shanyou PRC Subsidiaries”) only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the accompanying consolidated financial statements prepared in accordance with U.S. GAAP differ from those reflected in the statutory financial statements of the Shanyou PRC Subsidiaries.

Shanyou PRC Subsidiaries are required to set aside at least 10% of their after-tax profits each year, if any, to fund certain statutory reserve funds until such reserve funds reach 50% of their respective registered capital. In addition, Shanyou PRC Subsidiaries may allocate a portion of their after-tax profits based on PRC accounting standards to enterprise expansion fund and staff bonus and welfare fund at their discretion. Shanyou PRC Subsidiaries may allocate a portion of their respective after-tax profits based on PRC accounting standards to a discretionary surplus fund at their discretion. The statutory reserve funds and the discretionary funds are not distributable as cash dividends. Remittance of dividends by a wholly foreign-owned company out of China is subject to examination by the banks designated by State Administration of Foreign Exchange. As of September 30, 2022 and 2021, the Company collectively attributed nil and nil of retained earnings for their statutory reserves, respectively.

As a result of the foregoing restrictions, Shanyou PRC Subsidiaries are restricted in their ability to transfer their assets to the Company. Foreign exchange and other regulations in the PRC may further restrict Shanyou PRC Subsidiaries from transferring funds to the Company in the form of dividends, loans and advances. As of September 30, 2022 and 2021, amounts restricted are the paid-in-capital of Shanyou PRC Subsidiaries, which amounted to $1,935,356 and $1,935,356, respectively.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Note 12 – Leases

Lease commitments

The Company has entered into one non-cancellable operating lease agreement for one office space with a related party expiring on July 31, 2026 and another non-cancellable operating lease agreement for one office space with an independent third-party which will expire on May 10, 2025 (contract terminated in May 2022). The Company accounts for the office leases in accordance with ASC 842. These office leases were classified as operating at inception of the leases. Operating leases result in recognition of right-of-use assets and lease liabilities on the balance sheet. right-of-use assets and operating lease liabilities are recognized based on the present value of lease payments over the lease terms of the adoption date of October 1, 2020 or commencement date, whichever is earlier. The leases did not provide an explicit or implicit rate of return, the Company determined incremental borrowing rate based on the local banks in PRC at the commencement date in determining the present value of lease payments on the individual lease basis. The incremental borrowing rate for a lease was the rate of interest the Company would have to pay on a collateralized basis to borrow an amount equal to the lease payments for the asset under similar term. The lease does not contain any residual value guarantees or material restrictive covenants. Lease expense for the lease is recognized on the straight-line basis over the lease term which this Company estimated to be 5 years.

The Company’s commitment for minimum lease payments under these operating leases as of September 30, 2022 for the next five years is as follow:

Operating lease expenses consist of the following:

	For the Fiscal Years Ended September 30,
	2022	2021

Operating lease cost	$59,086	$36,145

Other information about the Company’s leases is as follows:

	September 30, 2022	September 30, 2021

Weighted-average remaining term
Operating leases	3.83	4.36
Weighted-average discount rate
Operating leases	10.80%	10.80%
Right-of-use assets obtained in exchange for new operating lease liabilities	$—	$152,869
Right-of-use assets derecognized for termination of operating lease liabilities	$(74,416)	$—

 The following table sets forth the Company’s minimum lease payments in future periods as of September 30, 2022:

Twelve months ending September 30,	Lease payment

2023	$40,486
2024	40,486
2025	40,486
2026	30,365
Thereafter	—
Total lease payments	151,823
Less: discount	(26,105)
Present value of lease liabilities	$125,718

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

As of September 30, 2022, the Company’s minimum short term lease payments due within one year amounted to $40,486.

Note 13 – Commitments and contingencies

Contingencies

Legal

From time to time, the Company is party to certain legal proceedings, as well as certain asserted and unasserted claims. Amounts accrued, as well as the total amount of reasonably possible losses with respect to such matters, individually and in the aggregate, are not deemed to be material to the consolidated financial statements.

COVID-19

The outbreak of the novel coronavirus (COVID-19) has spread rapidly to many parts of the world since early 2020. Despite the on-going COVID-19 and due to the effective control of the pandemic in China, the Company has resumed normal business operations since March 2020. The resurgence of Omicron variant had resulted in quarantines requirement, travel restrictions, and the temporary closure of stores and business facilities in many parts of China for the first few months in 2022. Operations of the Company had been significantly disrupted due to the resurgence of COVID-19 pandemic, especially the system installation project revenues and collection process of accounts receivable. In the long term, the aftermath of the COVID-19 pandemic is likely to adversely affect the economies and financial markets of many countries and may result in a global economic downturn or a recession. This would likely adversely affect demand for some of our products or services, which may, in turn negatively impact our results of operations.

Inflation

Inflationary factors, such as increases in personnel and overhead costs, could impair the Company’s operating results. Although the Company does not believe that inflation has had a material impact on the Company’s financial position or results of operations to date, a high rate of inflation in the future may have an adverse effect on the Company’s ability to maintain current levels of gross margin and operating expenses as a percentage of sales revenue if the revenues do not increase with such increased costs.

Note 14 – Segment information

The Company follows ASC 280, Segment Reporting, which requires companies to disclose segment data based on how management makes decisions about allocating resources to each segment and evaluating their performances. The Company’s chief operating decision-makers (i.e., the Company’s chief executive officer and her direct reports, including the Company’s chief financial officer) review financial information presented on a consolidated basis, accompanied by disaggregated information about revenues, cost of revenues, and gross profit by business lines for purposes of allocating resources and evaluating financial performance. There are no segment managers who are held accountable for operations, operating results and plans for levels or components below the consolidated unit level. In addition, all of the Company’s revenues are derived solely from the PRC. Based on qualitative and quantitative criteria established by ASC 280, the Company considers itself to be operating within one reportable segment.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

Disaggregated information of revenues, cost of revenues and gross profit by business lines are as follows:

	For the Fiscal Years Ended September 30,
	2022	2021

Revenue - projects	$6,894,587	$10,853,017
Revenue - products	4,166,388	4,305,828
Revenue - services	257,090	150,469
Total revenues	$11,318,065	$15,309,314

	For the Fiscal Years Ended September 30,
	2022	2021

Cost of revenue – projects	$6,209,976	$9,804,147
Cost of revenue – products	3,475,607	3,822,577
Cost of revenue – services	215,375	168,706
Total cost of revenues	$9,900,958	$13,795,430

	For the Fiscal Years Ended September 30,
	2022	2021

Gross profit - projects	$684,611	$1,048,870
Gross profit - products	690,781	483,251
Gross profit (loss) - services	41,715	(18,237)
Total gross profit	$1,417,107	$1,513,884

Note 15 – Subsequent events

The Company has evaluated the impact of events that have occurred subsequent to September 30, 2022, through the date the consolidated financial statements were available to issue, and concluded that apart from the Share Subdivision, Re-designation and the share surrender disclosed in Note 1 and Note 11, no subsequent events have occurred that would require recognition in the consolidated financial statements or disclosure in the notes to the consolidated financial statements.

Note 16 – Condensed financial information of the parent company

The Company performed a test on the restricted net assets of the consolidated subsidiary in accordance with Securities and Exchange Commission Regulation S-X Rule 4-08 (e) (3), “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the financial statements for the parent company.

The subsidiary did not pay any dividend to the Company for the periods presented herein. For the purpose of presenting parent-only financial information, the Company records its investment in its subsidiary under the equity method of accounting. Such investment is presented on the separate condensed balance sheets of the Company as “Investment in subsidiary” and the income of the subsidiary is presented as “share of income of subsidiary”. Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

The Company did not have significant capital and other commitments, long-term obligations, or guarantees as of September 30, 2022 and 2021.

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

PARENT COMPANY BALANCE SHEETS

	September 30, 2022	September 30, 2021
ASSETS
OTHER ASSETS
Investment in subsidiaries	$941,287	$1,043,470

Total assets	941,287	1,043,470

LIABILITIES AND SHAREHOLDERS’ EQUITY

COMMITMENTS AND CONTINGENCIES	—	—

SHAREHOLDERS’ EQUITY
Ordinary shares, $0.000001 par value, 49,000,000,000 shares authorized, 5,500,000 shares issued and outstanding as of September 30, 2022 and 2021, respectively*	6	6
Preference shares, $0.000001 par value, 1,000,000,000 shares authorized, no shares issued and outstanding as of September 30, 2022 and 2021, respectively*	—	—
Additional paid-in capital	1,935,356	1,935,356
Accumulative deficit	(766,110)	(761,888)
Accumulated other comprehensive loss	(227,965)	(130,004)
Total shareholders’ equity	941,287	1,043,470

Total liabilities and shareholders’ equity	$941,287	$1,043,470

* Shares and per share data are presented on a retroactive basis to reflect the reorganization (Note 1) and the Share Subdivision, Re-designation and the share surrender effected on November 3, 2023 (Note 11).

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

PARENT COMPANY STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

	For the Fiscal Years Ended September 30,
	2022	2021
OTHER INCOME (EXPENSE)
Equity (loss) income of subsidiaries	$(4,222)	$272,513
Total other (expense) income, net	(4,222)	272,513

NET (LOSS) INCOME	(4,222)	272,513
FOREIGN CURRENCY TRANSLATION ADJUSTMENT	(97,961)	41,871
COMPREHENSIVE (LOSS) INCOME	$(102,183)	$314,384

WF INTERNATIONAL LIMITED AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(In U.S. dollars, unless stated otherwise)

PARENT COMPANY STATEMENTS OF CASH FLOWS

	For the Fiscal Years Ended September 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(4,222)	$272,513
Adjustments to reconcile net income to net cash used in operating activities:
Equity loss (income) of subsidiaries	4,222	(272,513)
Net cash used in operating activities	—	—

CHANGES IN CASH	—	—

CASH AND RESTRICTED CASH, beginning of year	—	—

CASH AND RESTRICTED CASH, end of year	$—	$—

1,600,000 Ordinary Shares

WF INTERNATIONAL LIMITED

PROSPECTUS

THE BENCHMARK COMPANY LLC            AXIOM CAPITAL MANAGEMENT, INC.

Joint Book-Running Managers

[●], 2023

Until [●], 2023 (25 days after the date of this prospectus), all dealers that buy, sell or trade our ordinary shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to its unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against fraud or the consequences of committing a crime. Our amended and restated memorandum and articles of association, which will become effective upon or before completion of this offering, provide that, to the extent permitted by law, we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty, willful default or fraud.

To the extent permitted by law, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

Pursuant to our offer letters to directors and employment agreements with executive officers, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or executive officer.

The form of underwriting agreement filed as Exhibit 1.1 to this registration statement will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following ordinary shares. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. No underwriters were involved in these issuances of ordinary shares.

On March 2, 2023, we issued:

(i)	one ordinary share to Ogier Global Subscriber (Cayman) Limited as subscriber share; and

(ii)	9,999 ordinary shares to Emerald Investments International, LLC (as detailed below).

On May 22, 2023, we entered into a share subscription agreement with our shareholders with key terms of the agreement as follows:

(i)	We issued an aggregate of 30,000 ordinary shares to Emerald Investments International, LLC, among which 9,999 ordinary shares has been issued on March 2, 2023, one ordinary share had been transferred from Ogier Global Subscriber (Cayman) Limited, and the other 20,000 ordinary shares were issued to Emerald Investments International, LLC on May 22, 2023. The consideration for the 30,000 ordinary shares was $816,000, as agreed between the parties on an arm’s length basis and determined with reference to the net asset value of the Company as of September 30, 2022. The payment of consideration will be settled by waiver of shareholder loans provided by Emerald Investments International, LLC to the Company for its IPO cost.

(ii)	We issued an aggregate of 51,000 ordinary shares to KeC Holdings Limited in a consideration of approximately $1.2 million. The consideration was determined with reference to the net asset value of Shanyou HVAC as of May 22, 2023.

(i)	we issued an aggregate of 19,000 ordinary shares to JingshanY Holdings Limited in a consideration of approximately $466,000. The consideration was determined with reference to the net asset value of Shanyou HVAC as of May 22, 2023.

In November, 2023, the shareholders of the Company and the Board of Directors of the Company approved a subdivision of each of the issued and unissued shares with a par value of US$0.0001 each into 100 shares with a par value of US$0.000001 each, such that immediately following the Share Subdivision, the authorized share capital of the Company became US$50,000 divided into 50,000,000,000 ordinary shares of par value US$0.000001 each, and the issued and outstanding number of ordinary shares became 10,000,000. Upon completion of the Share Subdivision, 1,000,000,000 authorized but unissued ordinary shares with a par value of US$0.000001 each were re-designated and re-classified as 1,000,000,000 preference shares with a par value of US$0.000001 each (the "Re-designation"), such that immediately following the Re-designation, the authorized share capital of the Company became US$50,000 divided into (i) 49,000,000,000 ordinary shares of a par value of US$0.000001 each and (ii) 1,000,000,000 preference shares of a par value of US$0.000001 each.

Following the Share Subdivision and Re-designation and on the same day, the shareholders of the Company surrendered an aggregate of 4,500,000 ordinary shares with a par value of US$0.000001 to the Company for no consideration. Following the share surrender, the issued and outstanding number of ordinary shares became 5,500,000.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

a) Exhibits

See Exhibit Index beginning on page II-5 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosure that was made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosure of material information regarding material contractual provisions is required to make the statements in this registration statement not misleading.

b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in our consolidated financial statements or the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chengdu, China, on [•], 2023.

WF International Limited

By:	/s/ Ke Chen
	Name:	Ke Chen
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Ke Chen and Jing Zheng, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-1 (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ni Jiang	Chairwoman	November 7, 2023
Ni Jiang

/s/ Ke Chen	Chief Executive Officer and Director	November 7, 2023
Ke Chen	(Principal executive officer)

/s/ Jing Zheng	Chief Financial Officer	November 7, 2023
Jing Zheng	(Principal financial and accounting officer)

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of WF International Limited, has signed this registration statement or amendment thereto in Newark, Delaware on November 7, 2023.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement
3.1	Memorandum and Articles of Association of the Registrant, as currently in effect
3.2	Form of Amended and Restated Memorandum and Articles of Association of the Registrant, as effective immediately prior to the completion of this offering
4.1	Registrant’s Specimen Certificate for Ordinary Shares
4.2	Form of Representative’s Warrant
5.1	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of the ordinary shares being registered
5.2	Opinion of Ellenoff Grossman & Schole LLP regarding the validity of warrants being registered
8.1	Opinion of Maples and Calder (Hong Kong) LLP regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2	Opinion of Ellenoff Grossman & Schole LLP regarding certain U.S. tax matters
10.1^+	English translation of a construction contract dated April 6, 2022, by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and a real estate development company.
10.2	English translation of Form of Procurement Contract
10.3^+	English translation of a purchase contract dated August 17, 2020 by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and a real estate development company.
10.4^+	English translation of a purchase agreement dated on May 9, 2022 by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and Toshiba Carrier Air Conditioning Sales (Shanghai) Co., Ltd.
10.5	Form of Indemnification Escrow Agreement
10.6#	Employment Agreement, dated June 18, 2023, by and between the Registrant and Ke Chen
10.7#	Employment Agreement, dated June 18, 2023, by and between the Registrant and Jing Zheng
10.8#	Employment Agreement, dated October 9, 2023, by and between the Registrant and Ziyi Liu
10.9#	Form of Director Offer Letter
10.10#^	English translation of Labor Contract, dated June 1, 2019, by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and Ke Chen
10.11^	English translation of Lease Agreement, dated August 1, 2021, by and between Chengdu Shanyou HVAC Engineering Co., Ltd. and Ke Chen
10.12	English translation of Lease Agreement, dated April 20, 2023, by and between Sichuan Shanyou Zhiyuan Business Information Consulting Co., Ltd. and Ke Chen
21.1	List of Subsidiaries
23.1	Consent of ZH CPA, LLC
23.2	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)
23.3	Consent of Yuan Tai Law Offices (included in Exhibit 99.2)
23.4	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.2)
24.1	Powers of Attorney (included on signature page to Registration Statement on Form F-1)
99.1	Code of Business Conduct and Ethics
99.2	Opinion of Yuan Tai Law Offices regarding certain PRC law matters
99.3	Consent of Siqi Chen
99.4	Consent of Xiaoyuan Zhang
99.5	Consent of Trent D. Davis.
99.6	Form of Audit Committee Charter
99.7	Form of Compensation Committee Charter
99.8	Form of Nominating and Corporate Governance Committee Charter
99.9	Request for Waivers and Representation under Item 8.A.4 of Form 20-F
107	Filing Fee Table

#	Indicates a management contract or any compensatory plan, contract or arrangement.

^	Portions of the exhibit have been omitted pursuant to Item 601(a)(6) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

+	Portions of the exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted portion to the SEC upon request.